  As filed with the Securities and Exchange Commission on June 25, 1999.
                                                     Registration No. 333-63787
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             Amendment No. 3
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                --------------
                         OnePoint Communications Corp.
                     OnePoint Communications Holdings, LLC
                     OnePoint Communications--Georgia, LLC
                    OnePoint Communications--Illinois, LLC
                    OnePoint Communications--Colorado, LLC
                               VIC-RMTS-DC, LLC
     (Exact name of registrants as specified in their charter or operating agreement)
         Delaware                    4813                    36-4225811
         Delaware                    4813                    36-4152762
         Delaware                    4813                    36-4141380
         Delaware                    4813                    36-4115274
         Delaware                    4813                    36-4149806
         Delaware                    4813                    36-4134906
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of              Industrial            Identification No.)
     incorporation or       Classification Number)
      organization)             --------------
          2201 Waukegan Road, Suite E200, Bannockburn, Illinois 60015
                           Telephone: (847) 374-3700
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                --------------
                                John D. Stavig
          2201 Waukegan Road, Suite E200, Bannockburn, Illinois 60015
                           Telephone: (847) 374-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copy to:
                               Laurie T. Gunther
                               Kirkland & Ellis
               200 East Randolph Drive, Chicago, Illinois 60601
                           Telephone: (312) 861-2000
  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
  If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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                                                                                  Proposed
                                                                   Proposed       Maximum
                                                                   Maximum       Aggregate      Amount of
                    Title of                       Amount to    Offering Price    Offering     Registration
          Securities to be Registered            be Registered   Per Unit(1)      Price(1)        Fee(2)
-----------------------------------------------------------------------------------------------------------
14 1/2% Senior Notes due 2008, Series B.........  $82,750,000        100%       $82,750,000      $23,005
-----------------------------------------------------------------------------------------------------------
Guarantees of 14 1/2% Senior Notes due 2008,
 Series B.......................................  $82,750,000        (3)            (3)            None
-----------------------------------------------------------------------------------------------------------

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)

(2) A fee of $51,625 was paid on September 19, 1998.

(3) No further fee is payable pursuant to Rule 457(n).

                                --------------
  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 25, 1999

PRELIMINARY PROSPECTUS
        , 1999

                         OnePoint Communications Corp.

         Offer to Exchange its 14 1/2% Senior Notes due 2008, Series B for any and all of its outstanding 14 1/2% Senior Notes due 2008.

 The Exchange Offer will expire at 5:00 p.m., New York City time, on          ,
                             1999, unless extended.

  OnePoint Communications Corp., a Delaware corporation ( the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 14 1/2% Senior Notes due 2008, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 14 1/2% Senior Notes due 2008 (the "Old Notes"), of which $82,750,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Old Notes except that (i) the Exchange Notes will bear a Series B designation and a different CUSIP number than the Old Notes, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreements (as defined). The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of May 21, 1998 (the "Indenture") by and among the Company, the Subsidiary Guarantors (as defined) and Harris Trust and Savings Bank, as trustee, governing the Old Notes. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on         , 1999,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

  Interest on the Notes will accrue from their date of original issuance and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing June 1, 1999, at the rate of 14 1/2% per annum. The Notes will mature on June 1, 2008. The Notes are redeemable, in whole or in part, at the option of the Company on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to June 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more public or private public or private offerings of Common Stock by the Company generating net cash proceeds to the Company in excess of $20.0 million at a redemption price equal to 114.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding following such redemption. See "Description of the Notes."

  In the event of a Change of Control, the holders of the Notes have the right to require the Company to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurances that, in the event of a Change of Control, the Company will have or will have access to adequate funds to repurchase the Notes.

  The Exchange Notes will be, as the Old Notes (which they replace) are, senior obligations of the Company, and will, as the Old Notes (which they replace), rank pari passu in right of payment with all existing and future unsubordinated Indebtedness (as defined herein) of the Company and senior in right of payment to any

                                             (cover continued on following page)

                                  -----------

  See "Risk Factors" beginning on page 12 for a description of certain risks to be considered by holders who tender their Old Notes in the Exchange Offer.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE COMMIS-
   SION OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCURACY OR ADE-
     QUACY OF  THIS PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A
      CRIMINAL OFFENSE.

(cover page continued)

subordinated Indebtedness of the Company. As of March 31, 1999, the Company had $110.4 million senior Indebtedness (as defined), including the Notes. The Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") by all Restricted Subsidiaries (as defined) of the Company (together, the "Subsidiary Guarantors"). The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank senior in right of payment to any subordinated Indebtedness of the Subsidiary Guarantors and pari passu with any unsubordinated Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors currently have no Indebtedness outstanding. See "Description of Notes."

  $175.0 million of the Old Notes were sold by the Company on May 21, 1998 to Bear Stearns & Co. Inc. and NationsBanc Montgomery Securities LLC (the "Initial Purchasers") pursuant to the offering (the "Initial Offering") of Units (the "Units"), each consisting of $1,000 principal amount of Old Notes and a Warrant to purchase 0.635 shares of the common stock of the Company (a "Warrant"). The Initial Offering was made in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreements entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreements"). See "The Exchange Offer."

  Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." The Company has not, and does not plan to, submit a request for its own no-action letter. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreements, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  Holder of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of the Old Notes and the Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK--ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTES (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF EUROCLEAR SYSTEM AND CEDEL, SOCIETE ANONYME, ITS NOMINEES. BENEFICIAL INTERESTS IN THE GLOBAL NOTES REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTES, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTES ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK--ENTRY; DELIVERY AND FORM."

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE SUBSIDIARY GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. The material provisions of all relevant contracts, agreements or other documents are summarized herein. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60601. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  As a result of the Exchange Offer Registration Statement being declared effective by the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of such Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available upon request to securities analysts and any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  The Company, a corporation organized under the laws of the state of Delaware, has its principal executive office located at 2201 Waukegan Road, Suite E200, Bannockburn, Illinois; telephone number is (847) 374-3700.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should carefully consider the factors set forth in "Risk Factors." As the context requires, references in this Prospectus to the "Company" or "OnePoint" shall mean OnePoint Communications, LLC or OnePoint Communications Corp., its successor by merger, and the subsidiaries in which the Company has a greater than 50% interest. Unless otherwise indicated, all information contained in this Prospectus has been adjusted to give effect to the Recapitalization (as defined below).

                                  The Company

  OnePoint Communications Corp. is a rapidly growing provider of bundled telephony and video services to residents of multi-dwelling unit buildings ("MDUs") in high growth, densely populated urban and suburban markets. The Company offers MDU residents bundled telephony and video services at moderate to significant discounts to prices charged by incumbent local exchange carriers ("ILECs"), interexchange carriers ("IXCs") or franchise cable providers with the convenience of "one point" of contact and a single integrated bill for such multiple services. OnePoint seeks to offer bundled telephony and video services by entering into long-term contracts providing preferential rights for on-site marketing of telephony and video services (with respect to each service, a "Right of Entry" for the MDU and a "passing" for each residential unit therein) with national real estate investment trusts ("REITs") and other MDU property owners, developers and managers (each, an "MDU Manager") and, where appropriate, by acquiring private cable television operators having exclusive video Rights of Entry for MDUs.

  Through March 1999, the Company had entered into long term contracts providing for approximately 219,300 telephony passings and 29,600 video passings in the Company's 6 targeted markets. The Company also holds an approximate 41.4% equity interest in Mid-Atlantic Telcom Plus, LLC ("Mid-Atlantic"), a large private cable television operator in the Washington/Baltimore/ Philadelphia metropolitan area. The Company is an authorized competitive local exchange carrier ("CLEC") and has obtained authority for the resale of local exchange services in eleven states (Colorado, Delaware, Florida, Georgia, Illinois, Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia) and the District of Columbia. Additionally, it has applied for CLEC status in Arizona and is permitted to provide telecommunications services there while its application is pending.

  The Company offers a wide range of services, including local telephony, domestic and international long distance telephony and cable and Direct Broadcast Satellite ("DBS") television. The Company also enhanced its bundled product offering by offering high-speed Internet access service on a trial basis during 1998. The Company currently delivers telephony services exclusively through resale of services offered by ILECs and an IXC. During 1999, the Company expects to begin selectively replacing its resale platform with higher margin facilities-based services as warranted by subscriber traffic levels. Video services are delivered through Satellite Master Antenna Television ("SMATV") or DBS systems and point-to-point 18GHz microwave links. See "Business--The Company".

                          Key Strategic Relationships

  The Company has several relationships and agreements which management believes offer significant advantages, including:

  . its relationship with Southwestern Bell Communications Inc. ("SBC"), which invested $35 million in the Company at its inception in 1996 and has continued to provide support to the Company,

  . its investment in Mid-Atlantic, which enables the Company to market local and long distance telephony services to Mid-Atlantic's video passings in the Washington/Baltimore/Philadelphia metropolitan area, and

  . its relationships with national REITs, which the Company believes will be a competitive advantage in obtaining Rights of Entry.

See "Business--Key Strategic Relationships."

                               Business Strategy

  OnePoint's objective is to be a leading provider of bundled telephony and video services to MDU residents in selected markets. The key elements of the Company's strategy are as follows:

  .focus on dense concentrations of demographically diverse customers,

  .utilize a "smart-build" strategy to expedite customer acquisition and minimize initial investment,

  .leverage SBC affiliation,

  .build customer base through long-term contracts,

  .build customer base through acquisitions,

  . increase revenue through bundling, creative marketing and cross-promotions, and

  .  provide superior customer care.

See "Business--Business Strategy."

                              Management Expertise

  OnePoint believes that its management and operations team is a critical component of its initial success and will continue to be a key element of differentiation for the Company. The Company has built an aggressive and experienced management team with extensive prior experience at ILECs, CLECs, IXCs and cable television companies, including MFS Communications Company, MCI WorldCom, Inc. ("MCI WorldCom"), Sprint Communications Co. ("Sprint") and AT&T Corp. ("AT&T"), among others. See "Business--Management Expertise" and "Management."

                               Financing Strategy

  The Company used approximately $80.5 million of the net proceeds from the Initial Offering to fund the purchase of a portfolio of U.S. government securities (the "Pledged Securities"), which is intended to provide funds sufficient to pay in full when due the first seven scheduled interest payments on the Notes. The Pledged Securities are pledged as security for the repayment of principal of and interest on the Notes, Liquidated Damages, if any, and all other obligations under the Indenture. See "Use of Proceeds" and "Description of the Exchange Notes--Interest Reserve." Other proceeds have been, or will be, used to acquire private cable television operators or their assets, to invest in video infrastructure, to invest selectively in a facilities-based platform for telephony services, to repay borrowings under the Credit Facility (which were reborrowed on December 14, 1998), to fund future capital calls by Mid-Atlantic, to fund working capital, to repurchase Notes and for general corporate purposes, including operating losses. There can be no assurance that the Company will be successful in raising sufficient additional debt or equity capital if necessary, or of the terms of any such capital. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the telephony and video industry.

                              Recent Developments

  In June 1998, the Company, through a wholly owned subsidiary, entered into a definitive agreement to acquire substantially all of the assets used by People's Choice TV Corp. ("PCTV") and Preferred Entertainment, Inc. to provide video service to MDUs in Chicago. Pursuant to the agreement, the Company acquired approximately 28,000 video passings in 160 properties in July through October (the "PCTV Acquisition").

  On November 6, 1998, the Warrants were separated from the Notes.

  Between November 9, 1998 and June 10, 1999, the Company repurchased $92.25 million in principal amount of Notes in the open market (the "Note Repurchases") for an aggregate total cost of $47.9 million. The Company recognized extraordinary gains on the early extinguishment of this debt of $19.8 million in the fourth quarter of 1998 and $12.4 million in the first quarter of 1999. The Company expects to recognize an extraordinary gain of $8.1 million in the second quarter of 1999. Pursuant to the restricted securities agreement entered into in connection with the issuance of the Notes, the trustee of the Pledged Securities released approximately $26.7 million of such securities on February 24, 1999 upon request by the Company. The Company expects to request the release of an additional $11.3 million of such securities.

  On November 18, 1998, the Notes began accruing Liquidated Damages as a result of the failure of the Exchange Offer Registration Statement to be declared effective by the SEC.

  In December, 1998 the Company borrowed $8.75 million and a $250,000 letter of credit was issued on its behalf under the Credit Agreement.

  The Company is at various stages of discussion with respect to other potential acquisitions in its targeted markets but is not a party to a purchase agreement or letter of intent with respect thereto. The Company is also negotiating letters of intent with franchise cable television operators in its targeted markets providing for co-marketing of local and long distance telephony services to residents of the MDU passings served by these franchise cable television operators.

                              The Recapitalization

  The Company is the successor to OnePoint Communications, LLC (the "Predecessor"). The Predecessor was originally formed in 1996 by Ventures in Communications, L.L.C. ("VIC"), and AMI-VCOM2, Inc. ("AMI2"). Through a series of transactions from the fourth quarter of 1997 through April 1998, VenCom, L.L.C. acquired an equity interest in the Predecessor, and the Predecessor was recapitalized and merged with the Company in order to become a corporation. See "The Recapitalization."

                                  Risk Factors

  See "Risk Factors" for a discussion of certain factors relating to the Company and its business that should be carefully considered before tendering Old Notes in exchange for Exchange Notes.

                              The Initial Offering

Old Notes...................  The Old Notes were sold by the Company on May
                              21, 1998 to the Initial Purchasers as part of the Units pursuant to a Purchase Agreement dated May 15, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Units, including the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights           Pursuant to the Purchase Agreement, the
Agreement...................  Company, the Subsidiary Guarantors and the
                              Initial Purchasers entered into a
                              Registration Rights Agreement dated as of May
                              21, 1998 (the "Registration Rights
                              Agreements"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               The Exchange Offer

Securities Offered..........
                              $82,750,000 aggregate principal amount of 14
                              1/2% Senior Notes due 2008, Series B.

The Exchange Offer..........
                              $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $82,750,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. The Company has not, and does not plan to, submit a request for its own no-action letter.

                              Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............  5:00 p.m., New York City time, on        ,
                              1999 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Exchange  Notes and the Old
Notes.......................
                              Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the Company. See "The Exchange Offer--
                              Conditions."

Procedures for Tendering      Each holder of Old Notes wishing to accept
Old Notes...................  the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent
                              (as defined) at the address set forth herein.
                              By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and
                              Effect of the Exchange Offer" and "--
                              Procedures for Tendering."

Untendered Old Notes........  Following the consummation of the Exchange
                              Offer, holders of Old Notes eligible to
                              participate but who do not tender their Old
                              Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
 Exchange...................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer-- Holders Who Fail to Exchange Will Be Subject to Restrictions on Transfer."

Shelf Registration            If any holder of the Old Notes (other than
Statement...................  any such holder which is an "affiliate" of the Company or a Subsidiary Guarantor within the meaning of Rule 405 under the Securities
                              Act) is not eligible under applicable
                              securities laws to participate in the
                              Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Subsidiary
                              Guarantors have agreed to register the Old
                              Notes on a
                              shelf registration statement (the "Shelf
                              Registration Statement") and use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange
                              Offer. The Company and the Subsidiary
                              Guarantors have agreed to maintain the
                              effectiveness of the Shelf Registration
                              Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
Beneficial  Owners..........
                              Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery           Holders of Old Notes who wish to tender their
Procedures..................  Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery
                              Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the
                              Expiration Date.

Acceptance of Old Notes and
Delivery  of Exchange
Notes.......................  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange
                              Offer.

Exchange Agent..............  Harris Trust and Savings Bank (the "Exchange
                              Agent") is serving as Exchange Agent in
                              connection with the exchange offer of
                              Exchange Notes for Old Notes.

                               The Exchange Notes

General.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old
                              Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP number than the Old Notes, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                              (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures. See "Description of Exchange Notes."

Maturity....................  June 1, 2008.

Interest....................  The Exchange Notes will bear interest at the rate of 14 1/2% per annum, payable semi-annually in arrears on June 1 and December 1, commencing June 1, 1999.

Ranking.....................
                              The Exchange Notes will be general
                              obligations of the Company, will rank pari passu in right of payment with all existing or future unsubordinated Indebtedness of the Company, and will rank senior in right of payment to any subordinated Indebtedness of the Company. As of March 31, 1999, the Company had $110.4 million of senior Indebtedness, including the Notes.

Interest Reserve............  The Company used approximately $80.5 million of the net proceeds from the Initial Offering to purchase the Pledged Securities, which were pledged to the Trustee for the benefit of the holders of the Notes, and which are in an amount intended to be sufficient upon receipt of scheduled interest and principal payments, to provide for payment in full when due of the first seven scheduled interest payments on the Notes. When each of the first seven interest payments is due, the Trustee will apply the proceeds of a sufficient amount of Pledged Securities to pay the interest then due. As a result of the Note Repurchases, on February 24, 1999 upon request by the Company, the trustee of the Pledged Securities released approximately $26.7 million of such securities to the Company which are available to the Company for general corporate purposes.

                              Upon the acceleration of the maturity of the Notes or upon certain redemptions and repurchases of the Notes, the Pledge Agreement provides that the Trustee will apply the proceeds of a sufficient amount of Pledged Securities to pay the amounts owed by the Company to holders of the Notes at such time. Immediately following the earlier of
                              (i) the payment in full of the seventh
                              scheduled interest payment on the Notes and
                              (ii) the day on which all of the Notes have been repurchased, redeemed or defeased, if no Default or Event of Default is then continuing, the remaining Pledged Securities, if any, will be released from the pledge and the outstanding Notes (if any) will be unsecured obligations of the Company.

Subsidiary Guarantees.......  The Company's obligations under the Notes are jointly and severally, fully and
                              unconditionally, guaranteed by the Subsidiary Guarantors. The Subsidiary Guarantees will rank senior in right of payment to any subordinated Indebtedness of the Subsidiary Guarantors and pari passu with any unsubordinated Indebtedness of the Subsidiary Guarantors. See "Description of the Notes-- Subsidiary Guarantees."

Sinking Fund................  None.

Optional Redemption.........  The Notes may be redeemed at the option of the Company, in whole or in part, on or after June 1, 2003, at a premium declining to par in 2006, plus accrued and unpaid interest and Liquidated Damages, if any, through the redemption date.

                              In addition, the Company will be entitled, at any time on or before June 1, 2001 to redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more public or private offerings of Common Stock by the Company generating net cash proceeds to the Company in excess of $20.0 million at a redemption price equal to 114.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date; provided at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after giving effect to such redemption. See "Description of the Notes--Optional Redemption."

Change of Control...........  In the event of a Change of Control, the holders of the Notes have the right to
                              require the Company to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of the Notes--Repurchase at the Option of the Holders--Change of Control."

Covenants...................  The Indenture contains certain covenants that, among other things, limits the ability of the Company and its Restricted Subsidiaries to make certain restricted payments, incur additional Indebtedness and issue Disqualified Stock (as defined herein), pay dividends or make other distributions, repurchase equity interests or subordinated Indebtedness, engage in sale or leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, conduct certain lines of business, issue or sell equity interests of the Subsidiary Guarantors or enter into certain mergers and consolidations. In addition, under certain circumstances, the Company is required to offer to purchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain asset sales. See "Description of Notes--Certain Covenants."

  For additional information concerning the Notes and the definitions of certain capitalized terms used above, see "Description of Notes."

         Summary Historical and Pro Forma Financial Data of the Company

  The following table sets forth selected historical and pro forma financial and other data of the Company. The selected consolidated statement of operations and balance sheet data set forth below as of December 31, 1996, 1997 and 1998 and for the periods then ended are derived from the financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The unaudited consolidated financial data at March 31, 1999 and for the three months ended March 31, 1998 and 1999 include all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of the financial information for those unaudited periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations that may be expected for the full fiscal year ending December 31, 1999. The Company was formed in 1996 and has generated operating losses and negative cash flow from its limited operating activities to date. As a result of the Company's limited operating history, prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and the decision to tender Old Notes in exchange for Exchange Notes. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements, including the notes thereto and the Pro Forma Unaudited Condensed Balance Sheet and Statement of Operations, contained elsewhere in this Prospectus.

                                                                                            Unaudited
                          Period from                             Unaudited                 Pro Forma
                           March 14,                              Pro Forma   Three Months Three Months
                            1996 to     Year Ended   Year Ended   Year Ended     Ended        Ended
                          December 31, December 31, December 31, December 31,  March 31,    March 31,
                              1996         1997         1998       1998(1)        1999       1999(1)
                          ------------ ------------ ------------ ------------ ------------ ------------
                                                     (Dollars in thousands)
Statement of Operations
 Data:
 Net revenue............    $   --       $     43     $  6,953     $  9,585     $ 4,419      $ 4,419
 Cost of revenue........        --             83        8,765       10,550       4,177        4,177
 Selling, general and
  administrative
  expenses..............      2,021        12,788       27,873       28,852      10,118       10,118
 Depreciation and
  amortization..........         19           235        1,455        2,842         587          587
 Loss from operations...     (2,040)      (13,063)     (31,140)     (32,659)    (10,463)     (10,463)
 Interest expense.......        --            (11)     (15,846)     (13,154)     (4,242)      (3,292)
 Other income (expense).          4            55        6,059        6,059         473          473
 Income tax provision
  (2)(3)................        --            --           --           --          --           --
 Loss on equity
  investments...........        --         (3,072)      (3,698)      (3,698)       (870)        (870)
 Extraordinary item.....        --            --        19,799       19,799      12,427       12,427
 Net loss...............     (2,036)      (16,091)     (24,826)     (23,653)     (2,675)      (1,725)

                                        As of December 31,    As of March 31,
                                               1998                 1999
                                        -------------------  -------------------
                                         Actual   Pro Forma   Actual   Pro Forma
                                        --------  ---------  --------  ---------
                                               (Dollars in thousands)
Balance sheet data:
 Cash and cash equivalents............  $  5,730  $  5,462   $  6,103  $  6,013
 Working capital......................    15,199     1,813     14,906     5,451
 Total assets.........................   149,307   120,054    117,054   106,682
 Long term debt.......................   138,503    88,995    107,233    88,773
 Redeemable preferred stock...........    35,000    35,000     35,000    35,000
 Unitholders' equity..................       --        --         --        --
 Stockholder's equity.................   (36,872)  (16,367)   (40,228)  (32,140)

                                           Period from                                                       Pro Forma
                                            March 14,                              Pro Forma   Three Months Three Months
                                             1996 to     Year Ended   Year ended   Year Ended     Ended        Ended
                                           December 31, December 31, December 31, December 31,   March 31,   March 31,
                                               1996         1997         1998       1998(1)        1999         1999
                                           ------------ ------------ ------------ ------------ ------------ ------------
                                                                        (Dollars in thousands)
Other Financial Data:
Pro forma income tax provision (3).....      $    --      $    --     $     --     $     --      $    --      $    --
Adjusted EBITDA (4)....................        (2,021)     (12,845)     (29,685)     (29,817)       9,876        9,876
Net cash used in operating activities..        (2,020)     (11,427)     (37,672)     (37,672)     (11,639)     (11,639)
Net cash used in investing activities
 (5)...................................       (13,517)      (2,573)    (118,372)    (125,614)      30,029       30,029
Net cash from financing activities.....        15,640       19,360      156,511      121,532      (18,107)     (18,107)
Capital expenditures...................           517        2,441        9,374        9,374       (2,619)      (2,619)
Ratio of losses to fixed charges (6)...           --           --           --           --           --           --
Other Data:
Passings:
Telephony passings under contract......           --        71,034      207,500      207,500      219,300      219,300
Telephony passings actively marketed (7).         --        17,536      150,000      150,000      165,600      165,600
Video passings under contract..........           --           184       30,000       30,000       29,600       29,600
Video passings actively marketed (7)...           --           --        30,000       30,000       29,600       29,600
Telephony subscribers..................           --           365       17,067       17,067       20,755       20,755
Telephony Penetration Rate.............           --           2.1%        11.4%        11.4%        12.5%        12.5%
Video subscribers......................           --           --        17,347       17,347       17,208       17,208
Video Penetration Rate.................           --           --          57.8%        57.8%        58.1%        58.1%

-------

(1) Gives effect to (i) the issuance of $175.0 million aggregate principal amount of Notes and recognition of (a) the related interest expense thereon with an interest rate of 14 1/2% per annum; (b) amortization of deferred debt issuance costs and (c) amortization of the discount on debt resulting from the issuance of warrants for 111,125 shares of common stock; (ii) the repurchase of $92.25 million aggregate principal amount of Notes from November 1998 through June 1999 as if such repurchase had occurred at the beginning of each period presented or as of December 31, 1998 and March 31, 1999; (iii) the change in tax status from a limited liability company to a "C" corporation; and (iv) the PCTV Acquisition.

(2) Prior to the merger with OnePoint Communications Corp. in April 1998 the Company was treated as a partnership for income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements, as taxable income or loss passed through to unitholders individually.

(3) See pro forma tax discussion in the notes to the Pro Forma Unaudited Statement of Operations.

(4) Adjusted EBITDA is defined as net income (loss) before income taxes and depreciation, amortization and equity investment income (loss). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, Adjusted EBITDA should not be considered in isolation as a substitute for net loss or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Further, funds depicted by Adjusted EBITDA may not be available for management's discretionary use (due to legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties). In addition, this measure of Adjusted EBITDA may not be comparable to similar measures reported by other companies.

(5) Cash flows from investing activities included the changes in the Company's restricted cash balances on deposit in an escrow account pending investment in Mid-Atlantic. Cash and cash equivalents as of December 31, 1996 includes $13 million of restricted cash.

(6) For the purpose of the ratio of losses to fixed charges, (i) losses are calculated as net loss before fixed charges and (ii) fixed charges include interest on all Indebtedness, and operating lease expense. Fixed charges for the period from March 14, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998 were approximately $79,000, $629,000 and $1,107,000, respectively. For the period from March 14, 1996 to December 31, 1996, the years ended December 31, 1997 and 1998, the Company's deficiency of earnings to cover fixed charges was approximately $2.0 million and $16.1 million and $24.8 million, respectively. Fixed Charges for the three months ended March 31, 1999 were approximately $4.8 million. The Company's deficiency of earnings to cover fixed charges was approximately $2.7 million for the three months ended March 31, 1999.

(7) Passings actively marketed are passings in an MDU in which the Company had one or more subscribers at the end of the relevant period.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, holders of Old Notes should consider carefully the following information relating to the Company and the Notes before tendering their Old Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

Holders Who Fail to Exchange Will Be Subject to Restrictions on Transfer

  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1988) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter"), and similar letters, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such Holder has no arrangement with any person to participate in the distribution of such Exchange Notes.

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on the Morgan Stanley Letter or similar letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer."

Absence of a Public Market Could Adversely Affect the Value of the Old Notes and the Exchange Notes

  The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Between November 9, 1998 and June 10, 1999, the Company repurchased $92.25 million in principal amount of Old Notes in open market purchases, thus decreasing the number of beneficial owners of the Notes. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. To the extent Old Notes are tendered and accepted in the Exchange Offer, the already small number of beneficial owners of Old Notes would be decreased, and the trading market for Old Notes would be adversely affected.

  The Exchange Notes will constitute new issues of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

A Holder's Failure to Follow Exchange Offer Procedures Could Invalidate Its Exchange

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Holders of the Old Notes should complete these documents carefully and allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will continue to be subject to the existing restrictions upon transfer. Upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate.

  Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Limited History and Early Stage of Operations

  The Company was formed in 1996 and has generated operating losses and negative cash flow from its limited operating activities to date. Until January 1998, the Company's primary activities consisted of the procurement of governmental authorizations, the negotiation of telephony and video Rights of Entry for MDUs, the hiring of management and other key personnel, the raising of capital, the development, acquisition and integration of customer service, billing and other back office systems, the identification of potential acquisition targets and the negotiation of resale agreements.

  As a result of the Company's limited operating history, prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and a decision to tender Old Notes in exchange for Exchange Notes. The Company's ability to provide bundled telephony and video services in its six targeted markets and to generate operating profits and positive operating cash flow will depend on its ability to, among other things: (i) attract and retain an adequate customer base; (ii) attract and retain qualified personnel; (iii) implement and manage interconnection arrangements with ILECs; (iv) obtain additional state authorizations to operate as a CLEC and any other required governmental authorizations; (v) obtain necessary video programming on satisfactory terms and (vi) expand its customer service, billing and other back office systems. There can be no assurance that it will be able to achieve any of these objectives or generate sufficient cash flow to make principal and interest payments on the Notes or any other existing or future Indebtedness.

Negative Cash Flow and Operating Losses

  The Company has had negative cash flow from operations and has generated operating losses since its inception.

  The Company expects to continue to generate negative cash flow from operations while it develops and expands its telephony and video services business. Revenues to date have been minimal and may be slow in growing due to start-up and other delays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that the Company will achieve or sustain profitability or generate sufficient cash flow from operations to meet its working capital and debt service requirements, which could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. See "--Substantial Leverage; Possible Inability to Service Indebtedness."

The Company's Substantial Leverage Could Adversely Affect its Financial Health

  As a result of the Initial Offering, the Company will be highly leveraged. At December 31, 1998 and March 31, 1999, the Company's aggregate outstanding Indebtedness was $138.753 million and $107.483 million, respectively, and the Company's stockholder's equity was $(36.9) million and $(40.2) million, respectively. See "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of the Notes." The Indenture limits, but does not prohibit, the incurrence of additional Indebtedness by the Company. See "Description of the Notes--Certain Covenants."

  The Company's high degree of leverage could, among other things, (i) impair its ability to obtain additional financing; (ii) leave little, if any, cash flow after payment of principal and interest for the Company's operations and growth; (iii) place it at a competitive disadvantage; (iv) impair its ability to adjust rapidly to changing market conditions; and (v) make it more vulnerable to changes in economic conditions or in its business.

The Company's Ability to Service its Debt is Dependent on Many Factors Beyond its Control

  There can be no assurance that the Company will be able to meet its debt service obligations. If the Company is unable to make required payments or if it fails to comply with the other covenants in its debt obligations, it would be in default under the terms thereof, which would permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness and could cause defaults under the terms of the Company's other Indebtedness. The Company's ability to repay or to refinance its Indebtedness will depend on its financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond the Company's control. These factors could include operating difficulties, increased operating costs, pricing pressures, the response of competitors, regulatory developments and delays in implementing strategic projects.

  The successful implementation of the Company's business strategy and significant and sustained growth in the Company's cash flow are necessary for the Company to be able to meet its debt service and working capital requirements. There can be no assurance that the Company will successfully implement its business strategy, that the anticipated results of its strategy will be realized, or that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. See "Business--Business Strategy."

  If the Company does not achieve sufficient cash flow and capital resources there can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of principal of, and premium, if any, and interest on, its Indebtedness (including the Notes) and it may be forced to reduce or delay product development or capital expenditures, sell assets, seek to obtain additional capital, or to refinance or restructure its debt or employ other measures to enhance liquidity, none of which may prove successful. There can be no assurance that any asset sale would generate the highest price for such assets. The Company's Obligations under its Credit Facility bear interest at floating rates, so an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service requirements. See "Description of Certain Indebtedness."

The Company Has Significant Capital Requirements and May Not Be Able to Obtain Additional Financing

  The expansion and development of the Company's business will require significant capital to finance investment in billing and customer care capabilities, investment in video infrastructure, including capacity upgrades or customer equipment, acquisitions of private cable television operators, selective investment in a facilities-based platform for telephony services, repayment of borrowings under the Company's Credit Facility and the funding of working capital and general corporate purposes, including operating losses.

  The Company is negotiating with Northern Trust Company and SBC to obtain an additional $16 million credit facility from Northern Trust, which would be guaranteed by SBC. The Company expects that its current financing, together with the additional financing from Northern Trust, would be sufficient to meet its current capital plans. There can be no assurance that the Company will be able to obtain the additional financing from Northern Trust, however, and the actual amount and timing of the Company's future capital requirements may differ materially from the Company's estimates as a result of, among other things, the demand for the Company's services and regulatory, technological and competitive developments (including additional market developments and new opportunities) in the Company's industry. The Company's revenues and costs are dependent upon factors that are not within the Company's control, such as regulatory changes, changes in technology and increased competition. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect the Company's future capital requirements. The Company also expects that it will require additional financing (or require financing sooner than anticipated) if: (i) its development plans or projections change or prove to be inaccurate, (ii) it is unable to continue to take advantage of the pricing provided for in certain SBC-negotiated contracts for any reason, (iii) it engages in acquisitions (iv) it achieves market penetration for its services at different rates or stages than management estimates, (v) it achieves lower than expected pricing for its services, (vi) it enters additional markets, or (vii) it encounters higher than expected costs to purchase or upgrade telephony, cable or DBS services, equipment or facilities. Sources of additional financing may include commercial bank borrowings, vendor financing, or the private or public sale of equity or debt securities.

  There can be no assurance that the Company will be successful in raising sufficient additional capital at all or on terms that it will consider acceptable, that the terms of any additional Indebtedness will be within the limitations contained in the Company's financing agreements, including the Indenture, or that the terms of such Indebtedness will not impair the Company's ability to develop its business. See "--Restrictive Covenants." The Company's ability to raise equity capital may be constrained by its desire to retain its status as an SBC affiliate. Failure to raise sufficient funds may require the Company to modify, delay or abandon elements of its planned future expansion or expenditures, which could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

The Company Has No Operations and is Dependent Upon Funds From its
Subsidiaries

  The Company is a holding company. Its principal assets consist of equity interests in its operating subsidiaries and an equity interest in Mid-Atlantic. The Company is dependent upon funds from its subsidiaries. Mid-Atlantic has not paid dividends in the past, and its current agreements with its lenders prohibit payment of dividends. The Company does not anticipate that Mid-Atlantic will pay dividends for the foreseeable future. Accordingly, the Company will rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The subsidiaries, however, are legally distinct from the Company. The ability of the Company's subsidiaries to make such payments to the Company will be subject to, among other things, the availability of funds, the terms of such subsidiaries' Indebtedness and applicable state laws. As a result of the Company's holding company structure, the Notes are effectively subordinated to obligations of the Company's subsidiaries.

The Notes are Effectively Subordinated to the Company's Secured Indebtedness

  The Notes will not be secured by any of the Company's or its subsidiaries' assets. The Company's obligations under its Credit Facility are secured by a security interest in certain of the assets of the Company, including its accounts, leases, contract rights, general intangibles (including intellectual property rights), inventory, goods other than inventory, funds on deposit with the lender, books and records, documents of title and proceeds and products of the foregoing. In the event that a default were to occur with respect to any secured Indebtedness of the Company (including the Credit Facility) and the holders thereof were to foreclose on the collateral, or in the event of a bankruptcy, liquidation or reorganization of the Company, the holders of such Indebtedness would be entitled to payment out of the proceeds of their collateral prior to any holders of general unsecured Indebtedness, including the Notes, notwithstanding the existence of an event of default with respect to the Notes. Also, to the extent that the value of such collateral is insufficient to satisfy such secured Indebtedness, holders of amounts remaining outstanding on such secured Indebtedness would be entitled to share pari passu with holders of the Notes with respect to any other assets of the Company. Such assets may not be sufficient to pay amounts due on any or all of the Notes then outstanding. See "Description of Certain Indebtedness." In addition, the Indenture permits the Company to incur additional secured Indebtedness, and such secured Indebtedness would have a prior claim over the Notes to the assets of the Company that secure such Indebtedness. See "Description of the Notes--Certain Covenants" and "Description of Certain Indebtedness."

Dependence on SBC Affiliation for Favorable Contracts

  The Company is dependent upon its status as an affiliate of SBC for its ability to purchase services and equipment on terms available to and negotiated by SBC. The Company believes that terms available to SBC are more favorable than those that would otherwise be available to the Company. In particular, the Company believes that its long distance telephony contract is a significant competitive advantage because it permits the Company to obtain long distance service at costs which are significantly less than those which would otherwise be available to the Company. As the Company invests selectively in a facilities-based telephony strategy, management believes the Company may be able to obtain cost advantages in the purchase of telephony infrastructure based on similar arrangements with equipment vendors.

  The Company's ability to purchase services and equipment pursuant to SBC-negotiated contracts is dependent upon SBC's continued ownership, directly or indirectly, of an equity interest in the Company which meets or exceeds the definition of "affiliate" in any SBC contract and whether such contract provides SBC "affiliates" opportunities to purchase thereunder. The definition of "affiliate" varies in such contracts. Although SBC has an incentive to keep the definition broad, its negotiation of vendor contracts is typically based on considerations other than the inclusiveness of the definition of affiliate and the interests of potential affiliates in the availability of such contracts.

  There can be no assurance that future SBC contracts or amendments or renewals of existing SBC contracts will contain provisions which have the effect of permitting the Company to purchase services or equipment pursuant thereto. If the Company is not able to continue to enjoy the advantageous prices on services and equipment derived from its relationship with SBC, its results of operations and financial condition would be materially adversely affected, which would in turn affect the Company's ability to meet its obligations under the Notes. The Company has received no indication or assurance from SBC that it will retain its indirect ownership interest in the Company for any period of time. SBC has guaranteed the Company's $9 million Credit Facility and the Company's obligations under two of its leases for office space. Management believes that the Company would have been unable to obtain the Credit Facility of such leases absent the SBC guarantee. Any repudiation or unenforceability of the SBC guarantee or the lender's otherwise deeming itself insecure constitutes an event of default under the Credit Facility. Any such event of default could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  From time to time, at the Company's request, SBC has provided material assistance to the Company with regard to systems evaluation and procurement, technical due diligence, corporate development and regulatory filings and other matters. In addition, SBC has seconded employees to the Company, in some cases for extended periods of time. There can be no assurance that SBC will continue to provide similar assistance in the future on terms acceptable to the Company, or at all. See "Certain Relationships and Related Transactions-- SBC Affiliation and Related Contracts."

The Company's Ability to Provide Service in SBC Region is Restricted

  As an affiliate of SBC for regulatory purposes, the Company may be prohibited from providing long distance service to customers in Arkansas, California, Kansas, Missouri, Nevada, Oklahoma and Texas (the "SBC Region"). As a result of the potential restrictions, the Company does not expect to enter the markets in the SBC Region while current regulatory conditions persist. Accordingly, the Company's competitors may obtain MDU Rights of Entry in the SBC Region that would either preclude the Company from subsequently competing in such markets or make it more costly to do so. Difficulty in obtaining MDU Rights of Entry could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  The area which constitutes the SBC Region may change due to other transactions entered into by SBC or regulatory changes. Expansion of the SBC Region, through a business combination between SBC and another regional Bell operating company ("RBOC") or otherwise, could have a material adverse effect on the Company's results of the operations and financial condition and its ability to meet its obligations under the Notes. There can be no assurance that the SBC Region, in which the Company is currently prohibited from providing long distance telephony and interLATA Internet service will not expand, or that any such expansions will not include areas currently served, or targeted to be served, by the Company.

SBC's Proposed Merger with Ameritech May Restrict the Company's Ability to Provide Services

  SBC has announced that it has agreed to merge with Ameritech Corporation ("Ameritech") to create a telecommunications company with a "national-local" focus to compete against ILECs, CLECs, long distance companies and global competitors. If Ameritech has not received approval to provide long distance service and interLATA Internet services in Illinois prior to the consummation of the merger, the Company may be prohibited from continuing to provide long distance and interLATA Internet services in Chicago following consummation of the merger, and similarly, if Ameritech has not received approval to provide long distance service in Indiana, Michigan, Ohio and Wisconsin (together with Illinois, the "Ameritech Region"), the Company could be prohibited from providing long distance service and interLATA Internet services in such states following consummation of the merger. There can be no assurance that the Company would be able to restructure its Illinois operations to avoid such prohibition, or of other amendments or consents that might be required in connection therewith. The inability to provide long distance service in the Ameritech Region could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

The Company May be Unable to Repurchase Notes Upon a Change of Control

  In the event of a Change of Control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. There can be no assurance that the Company will have sufficient funds to make such repurchases.

  A Change of Control is defined in the Indenture to include, among other things:

  . the first day on which SBC fails to hold, whether directly or indirectly, 9.9% or more of the total Voting Stock (as defined herein) of the Company or

  . the first day on which the Company's long distance telephony contract in place on the Closing Date (or any replacement thereof) terminates and is not replaced by a contract having no less favorable economic terms than the Company's long distance telephony contract in existence as of the Closing Date, and a term (assuming exercise of any renewal options) ending after the maturity date of the Notes.

  SBC currently holds a 19.7% indirect equity ownership interest in OnePoint. There can be no assurance that SBC will retain its equity ownership interest for any period of time.

  At the Closing Date, the Company purchased long-distance telephony service under a contract negotiated by SBC by virtue of its affiliate relationship with SBC. SBC terminated the contract effective March 17, 1999.

  The Company and the long-distance provider have agreed to continue the underlying agreement while the Company determines whether it will (i) negotiate a new agreement directly with the long-distance provider, (ii) continue operating under the terms of the current contract until January 1, 2002 or (iii) notify the long-distance provider of its desire to terminate the service agreement.

  There can be no assurance that the Company will be able to obtain a replacement contract that does not constitute a Change of Control under the Indenture, or that the terms of the current contract are not less favorable than those the Company could obtain under such a replacement contract. See "Description of the Notes--Change of Control."

Dependence on MDU Rights of Entry That May Be Determined to be Unenforceable

  The Company's business depends upon its ability to obtain, capitalize upon and renew Rights of Entry. The Company enters into long-term contracts with national REITs and other MDU Managers providing telephony and video Rights of Entry. The Company also seeks to acquire private cable television operators which have video Rights of Entry for MDUs or to acquire assets from such operators. The Company's success in entering into and capitalizing on such contracts may be affected by a number of factors, including (i) the extent of competition in the provision of telephony and video services, (ii) the Company's ability to identify suitable MDUs and obtain Rights of Entry, (iii) the demographics of the markets in which the Company has chosen to focus its business, (iv) occupancy rates in the MDUs that the Company serves, (v) the quality of customer service the Company provides, (vi) regulatory developments and (vii) the enforceability of the material terms of its contracts, including exclusivity provisions. See "Business--Competition," "--Federal Regulation" and "--State Regulation."

  The Company's telephony Right of Entry contracts typically grant the Company the exclusive rights to market on-site and the right to provide voice telecommunications services to the residents of applicable MDUs, subject to the legal right of ILECs and other third parties to provide telephony services where specifically requested by a resident. The Company's video Right of Entry contracts typically grant the Company the exclusive rights to market on-site and the right to provide video services to residents of applicable MDUs, subject to the legal rights of franchise cable providers to offer services to residents. There can be no assurance that the enforceability of these provisions will not be successfully challenged, as suggested by a number of developments at the federal, state and local levels. See "Business--Government Regulation."

  If the FCC concludes that exclusive contracts should be limited, the Company's ability to market its bundled services could be adversely affected, which could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. If the FCC does not grant MDU Managers the rights to take a "fresh look" at incumbent cable operator exclusive contracts, the addressable market for the Company's services could be sharply diminished, which could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Broad mandatory access requirements would likely increase the Company's capital costs associated with new video Rights of Entry if construction of duplicative video infrastructure (or "overbuilding") were required. It should also be noted that in a number of instances video Rights of Entry are subordinate by their terms to indebtedness secured by the MDU, with the effect that enforcement of the security interest or default under the indebtedness could result in termination of the Right of Entry. Bankruptcy of an MDU owner could also result in rejection of the agreement as an "executory contract."

  The FCC recently adopted a notice of proposed rulemaking regarding access to rights of way located on rooftops and riser cable in MDUs, including whether building owners should be forced to offer access to all telecommunications and cable providers on a nondiscriminatory basis. The results of this rulemaking may adversely affect the Company to the extent they impede the Company's exclusive rights to provide telecommunications and video services in MDUs.

Dependence on Products and Services of Others

  The Company's success requires that the Company effectively market its products to MDU residents and provide reliable service to its subscribers. The Company relies to a significant extent on face-to-face marketing efforts of on-site leasing staff. Although these leasing consultants receive commissions from the Company for their sales of the Company's services, they are not employees of the Company, and there can be no assurances that leasing consultants will market the Company's services to MDU residents effectively, or at all.

  The Company currently resells telephony services offered by the ILECs and an IXC, and provides video programming provided by others. Such services and the ultimate service providers are subject to power loss, capacity limitations, signal interference, software defects, network outages and other factors, certain of which have caused in the past, and will continue to cause, interruptions in service or reduced capacity for the Company's customers. Such problems, whether they are the result of actions or inactions by the Company or others, can result in dissatisfaction among the Company's customers with the services provided by the Company. The Company's success will depend in part on customer satisfaction with its services, and any dissatisfaction with such services could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Difficulties in Implementing Local Exchange and Long Distance Telephony
Services

  The Company is a recent entrant into the newly created competitive local telephony services industry. The local exchange telephony services market in most states was only recently opened to competition due to the passage of the Telecommunications Act of 1996 (the "Telecommunications Act") and related regulatory rulings. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives to sell these services. The inability to overcome any of these operating complexities could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. In addition, the Company's local exchange telephony services may not be profitable due to, among other factors, attempts by local governments to impose franchise fees on CLECs, attempts by property owners to obtain unreasonable access payments, lack of customer demand, difficulties initiating service and competition and pricing pressure from the ILECs and other CLECs. There can be no assurance that the Company will be able to implement its services strategy successfully.

  The Company currently resells local telephony services provided by ILECs. Although the Telecommunications Act requires all ILECs to permit resale of their telephony services without unreasonable restrictions or conditions, and requires ILECs to offer their retail telecommunications services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the ILEC in such offering, there can be no assurance that the Company will be able to initiate or provide service in a timely manner or at competitive prices. The Company's ability to expand its services to new markets will require the negotiation of additional resale agreements with the ILECs, which can require considerable time, effort and expense and are subject to federal, state and local regulation. As long as the Company is considered to be an affiliate of SBC for regulatory purposes it is prohibited from providing long distance telephony and interLATA Internet services to customers in the SBC Region until SBC has obtained regulatory authority to do so and is also subject to certain other restrictions, including regulations regarding provision of other services in the SBC Region.

  The Company plans to replace selectively its resale platform with higher margin facilities-based services as warranted by subscriber traffic levels and the availability of alternative network facilities within each market. The Telecommunications Act requires ILECs to permit their competitors to interconnect with the ILECs' facilities on nondiscriminatory terms, and permits competitors to purchase from the ILECs only the origination and termination services needed (thereby decreasing the competitors' operating expenses). There can be no assurance that this "unbundling" will be effected in a timely manner or that it will result in prices favorable to the Company.

  Migration to facilities-based services will also require the Company to face increased operational complexity and risks as it takes over functions performed by the ILECs under existing resale arrangements. In particular, the Company will become responsible for designing, constructing, operating and maintaining key elements of its own network and providing for required resident services such as 911, operator services and directory assistance. Building the capabilities to provide such services will require the recruiting, selection, and hiring of significant numbers of skilled engineers and technicians, as well as the purchase and successful installation of complex network equipment. There can be no assurance that the Company will be able to effect this migration to facilities-based services efficiently and without temporary service interruptions. In addition, the Company's ability to migrate to facilities-based services will require the negotiation of interconnection agreements with ILECs, which can take considerable time, effort and expense and are subject to federal, state and local regulation.

Available Transmission Sites Are Limited

  The Company's microwave network expansion plans require the Company to lease or otherwise obtain permission to install equipment at rooftop and tower transmission sites in substantially all of its markets. The availability of these sites is subject to market conditions and may be subject to zoning and other municipal restrictions. The Company believes that as additional wireless video services and telecommunications providers emerge, competition for such transmission sites will continue to increase. There can be no assurance that the Company will be able to obtain or maintain the necessary rights to implement its microwave network expansion plan on acceptable terms, in a timely manner, or at all. The Company's inability to obtain such rights could preclude it from providing video services at a reasonable cost, and could therefore have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Higher Subscriber Turnover at MDU Units May Adversely Affect the Company

  Many of the MDU units served by the Company are apartments, which generally have significantly higher turnover rates than businesses and other types of residences. As a result, the Company's potential subscriber base is likely to have a higher rate of turnover than other types of subscribers. Higher turnover rates typically result in increased administrative and promotional expenses. The Company has had, and expects to continue to have, a higher Penetration Rate among residents moving into a served building than among existing residents. Management believes that a majority of apartment turnover occurs between the months of April and October. Should the Company fail to maximize its subscription of new customers for any reason during these critical months, such a failure could have a material adverse effect on the Company's results of operations and financial condition and ability to meet its obligations under the Notes. Moreover, although management believes the Company's resources, including its customer care facility and billing systems, are adequate to handle a large increase in customer volume, there can be no assurances that they will perform adequately under such circumstances.

Dependence on Ability to Expand and to Manage Growth

  The Company began actively marketing its services in January 1998. Management expects that the Company will need to increase its number of employees rapidly as it obtains new Rights of Entry and adds subscribers. The need for installation and repair technicians and customer care representatives is expected to be particularly acute. The Company's success will depend upon, among other things, its ability to provide timely, courteous service to its customers, and difficulties in hiring a sufficient number of qualified employees could result in delays in installation and repair calls and lower levels of customer care, particularly during any periods of rapid growth.

  The Company's ability to market its services effectively in MDUs will be dependent upon the Company's training and support of third party on-site leasing agents. The Company anticipates that it will need to increase its training and marketing resources as its business expands. Delay or failure in providing such training or support may affect the Company's ability to achieve its revenue and Penetration Rate targets. Failure by the Company to train and support leasing agents, to meet the demands of customers or to manage the expansion of its business and operations could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes.

  The Company's success will also depend on its ability to assess potential markets, obtain additional required governmental authorizations, franchises and permits, secure financing, provision new customers, implement resale and interconnection arrangements with ILECs, develop and implement a facilities-based platform, including obtaining capacity and equipment (either through the leasing of existing facilities or the installation of new switches, digital loop carrier equipment, fiber optic cable or other similar facilities), implement efficient customer service, billing and other back office systems and develop a sufficient customer base. In addition, as the Company implements a facilities-based platform, it may be subject to more extensive regulation.

  The successful implementation of the Company's business plan will result in rapid expansion of its operations and the provision of bundled telephony and video services on a widespread basis. The Company's ability to manage such future growth, should it occur, will depend upon its ability to develop efficient customer service, billing and other back office systems, monitor operations, control costs, maintain regulatory compliance, maintain effective quality controls and significantly expand the Company's internal management, technical, information and accounting systems and to attract, assimilate and retain additional qualified personnel. See "--Dependence on Key Personnel." Failure of the Company to manage its future growth effectively could adversely affect the expansion of the Company's customer base and service offerings. There can be no assurance that the Company will successfully implement and maintain such operational and financial systems or successfully obtain, integrate and utilize the employees and management, operational and financial resources necessary to manage a developing and expanding business in an evolving, highly regulated and increasingly competitive industry. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Risks Related to Market Acceptance and Value of Bundled Service Offering

  The Company is providing services which have historically been provided by the ILECs, and the OnePoint brand is not well known. The Company's success will depend upon, among other things, the willingness of customers to accept the Company as an alternate provider of local and long distance telephony service and/or video service. There can be no assurance that such acceptance will occur, and the lack of such acceptance could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Management believes that the Company's ability to offer bundled services in MDUs will result in increased market penetration leading to additional revenues, reduced subscriber churn and reduced operating and other expenses. There can be no assurance that the Company will be successful in creating or marketing its bundled service offering, or that it will be able to realize incremental revenue and cost savings from its bundled offerings. Failure to market bundled services successfully or to realize incremental revenue and cost savings in connection therewith could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Risks Relating to Internet Business

  With respect to its planned Internet offerings, the Company believes that it is not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. To date, the FCC has not actively sought to regulate the provision of Internet access and related services although the FCC has determined that Internet services are interstate in nature, and thus potentially subject to FCC jurisdiction. The FCC recently announced its intention to determine on a case-by-case basis whether to require Internet telephony services to contribute financially to universal service support mechanisms which could also subject these services to other forms of regulation.

  Due to the increase in Internet use and publicity, it is possible that new laws and regulations may be adopted, and that changes in laws or regulations may be made, with respect to the Internet, including laws regarding privacy, pricing, and characteristics of services or products. Certain other legislative initiatives, including those involving taxation of Internet services and transactions, and payment of access charges by Internet providers have also been proposed. Any legislation or regulation regarding the Internet could impact adversely the Company's ability to provide various planned services and have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. See "Business--Federal Regulation--Internet Regulation."

  In addition, federal and state laws and regulations relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks are currently unsettled. Several private lawsuits seeking to impose such liability upon online services companies and Internet access providers are currently pending. In addition, legislation has been enacted and new legislation has been proposed that imposes liability for the transmission of or prohibits the transmission of certain types of information on the Internet, including sexually explicit and gambling information. The imposition of potential liability on the Company as an Internet access provider for information carried on or disseminated through its systems could require the Company to implement measures to reduce its exposure to such liability, which may require the Company to expend substantial resources or to discontinue certain service or product offerings and could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Dependence on Billing, Customer Care and Information Systems

  Sophisticated back office information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. The Company's right to use these systems is dependent upon license agreements with third party vendors. Certain of such agreements may be cancelable by the vendor and the cancellation or nonrenewal of these agreements could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. The Company's employees input customer information into the systems and interface with the ILECs to provision services. Columbia Services Group Inc. ("CSG") processes, prints and mails the Company's billing statements, however. The Company has been using its customer information systems for less than eighteen months and only with respect to a limited number of subscribers. The failure of the Company's customer care, billing and information systems to perform as expected, or failure of CSG to perform bill processing and distribution in a timely and effective manner could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. The Company's customer care facility and billing systems have never been tested with large numbers of subscribers and although management believes such resources are adequate to handle a large increase in customer volume, there can be no assurances that they will perform adequately under such circumstances. Portions of the customer care facility are currently operated jointly with Mid-Atlantic. See "--Risks Related to Mid-Atlantic Joint Ventures."

Dependence on Key Personnel

  The Company's performance is dependent upon the performance of its officers and key employees. Given the early stage of deployment, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management, which currently consists of a small number of key executive officers, most notably James A. Otterbeck, the Company's Chairman and Chief Executive Officer, William F. Wallace, the Company's President and Chief Operating Officer and John Stavig, the Company's Chief Financial Officer. Mr. Otterbeck is President of The VenCom Group, Inc., a venture capital company ("VenCom"), and devotes a portion of his time and attention to the affairs of VenCom. Mr. Otterbeck does not currently receive any compensation as an employee of OnePoint. See "Management" and "Certain Relationships and Related Transactions." The loss of services of one or more of these key individuals could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. The Company believes that its success will depend in large part on its ability to develop large and effective sales and service forces and its ability to attract and retain highly skilled and qualified personnel. The Company maintains key person life insurance only for its Chairman and Chief Executive Officer. Competition for qualified managers in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel in the future.

Control by Investors; Potential Conflicts of Interest

  Mr. Otterbeck and SBC (collectively, the "Equity Investors"), own indirectly 91% of the common stock of the Company on a fully diluted basis after giving effect to the exercise of the Warrants. Accordingly, the Equity Investors are able to control the management policy of the Company and all fundamental corporate actions, including mergers, substantial acquisitions and divestitures and other agreements and the election of the Board of Directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

  Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Equity Investors and the holders of the Notes. For example, if the Company encountered financial difficulties or were unable to pay its debts as they matured, the interests of the Equity Investors might conflict with those of the holders of Notes. In addition, the Equity Investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their investment in the Company, even though such transactions might involve increased risk to the holders of the Notes. In addition to their investment in the Company, the Equity Investors and their affiliates currently have significant investments in other telecommunications companies and may in the future invest in other entities engaged in the telecommunications business or in related business (including entities engaged in the business and in areas in which the Company operates). As a result, the Equity Investors have, and may develop additional, relationships with businesses that are or may be competitive with the Company. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by the Company and entities in which these investors have an interest.

The Company May be Unable to Complete Acquisitions

  The Company expects to acquire other businesses that management believes will complement its existing business. Management is unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. The Company's ability to finance acquisitions may be constrained by, among other things, its high degree of leverage and the terms of the Indenture. There can be no assurance the Company will be able to obtain financing for acquisitions. The inability of the Company to effect such transactions will limit its ability to achieve rapid market penetration and execute its strategy and thus have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes.

The Company May be Unable to Integrate Acquired Businesses

  Acquisitions are likely to involve certain risks, including, among other things: the difficulty of assimilating the acquired operations and personnel; the potential disruption of the Company's ongoing business and diversion of resources and management time; the possible inability of management to maintain uniform standards, controls, procedures and policies; the risks of entering markets in which the Company has little or no direct prior experience; and the potential impairment of relationships with employees or customers as a result of changes in management. There can be no assurance that the Company will be able to successfully integrate acquired businesses into the Company's operations or that acquired business will perform as expected.

Joint Ventures May Subject the Company to Joint Venture Partners' Obligations

  The Company may also enter into joint venture transactions. See "--Risks Related to Mid-Atlantic Joint Ventures." These transactions present many of the same risks involved in acquisitions and may also involve the risk that other joint venture partners have economic, business or legal interests or objectives that are inconsistent with those of the Company. Joint venture partners may also be unable to meet their economic or other obligations, thereby forcing the Company to fulfill these obligations. The inability of any joint venture partners to meet their obligations could have a material adverse effect on the Company's results of operations or financial condition and its ability to meet its obligations under the Notes.

The Company Does Not Control Mid-Atlantic

  From February to June 1997, the Company made investments totalling approximately $12.0 million to acquire a 50% ownership interest in Mid-Atlantic. The Company elected not to meet capital calls in February and June of 1998, and as a result it currently holds an approximately 41% equity interest in Mid-Atlantic. Pursuant to the terms of Mid-Atlantic's operating agreement, the joint venture is not managed by the Company and the Company's consent is required for a limited number of actions by Mid-Atlantic. As a consequence, the Company has limited ability to control Mid-Atlantic and may be unable to prevent actions by Mid-Atlantic which might be adverse to the interests of the Company, and which might result in a material adverse change in the value of the Company's interest in Mid-Atlantic.

Mid-Atlantic's High Degree of Leverage Could Affect the Value of the Joint
Venture

  Mid-Atlantic is highly leveraged. The degree of leverage of Mid-Atlantic could affect, among other things, the ability of Mid-Atlantic to fulfill its obligations under its agreements, the frequency and amount of capital calls by Mid-Atlantic, the value of the Company's equity in Mid-Atlantic and the likelihood that the Company will be able to recoup its investment in the future. Although the Company is not required to make additional capital contributions to Mid-Atlantic, its failure to do so on a pro rata basis will result in a decline in the Company's percentage ownership of Mid-Atlantic, and could affect the value of the Company's investment in Mid-Atlantic. There can be no assurance that a reduction in the Company's percentage ownership of Mid-Atlantic would not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. Mid-Atlantic's agreements with its lenders prohibit the payment of dividends by Mid-Atlantic.

  On August 6, 1998 OnePoint made a demand for arbitration of certain disputes under the Mid-Atlantic operating agreement. The arbitration demand seeked the resolution of several disputes between the parties, including among other things, whether OnePoint was entitled to disclose Mid-Atlantic's financial results in connection with the Exchange Offer. On January 15, 1999 the Company, Mid-Atlantic and other related parties entered into a Settlement Agreement (the "Settlement Agreement") which resolved the disputes covered by the arbitration demand. See "Business--Mid-Atlantic Joint Venture."

  There can be no assurances that further disputes between the Company and Mid-Atlantic will not arise, or of the effects of any such disputes on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes.

  The Company contributed $5 million to form VIC-RMTS-DC, LLC, the company that provides telephony services in the Mid-Atlantic region, and Mid-Atlantic RMTS Holdings, LLC ("Mid-Atlantic Holdings"), an affiliate of the other owners of equity in Mid-Atlantic, was to contribute a like amount of assets or cash. Upon review, however, the Company believes that the value of the assets contributed by Mid-Atlantic Holdings was sufficient to give Mid-Atlantic Holdings only an approximate 5% interest based upon capital contributions through December 31, 1998. The Manager of Mid-Atlantic Holdings has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC. OnePoint has also made additional capital contributions to VIC-RMTS-DC, LLC which to date have not been matched by Mid-Atlantic Holdings. On March 30, 1999, the Company filed a decree for arbitration seeking a declaratory ruling on the equity ownership at VIC-RMTS-DC, LLC. On April 5th, 1999 the Company's joint venture partner in VIC-RMTS-DC, LLC filed its own decree for arbitration to resolve issues of equity ownership of VIC-RMTS-DC, LLC. OnePoint will be entitled only to that portion of any distributions made by VIC-RMTS-DC, LLC corresponding to its percentage ownership therein.

  Portions of the Company's customer care facility are currently operated jointly with Mid-Atlantic. The billing and operating support system is operated pursuant to a contract between the Company and a third party, and Mid-Atlantic reimburses the Company for a portion of the variable expenses related to the system, based on usage. Both the Company and Mid-Atlantic utilize the facility to perform services for their customers, and data relating to both companies' customers are integrated into the billing and operating support systems. The PBX/ACD telephone equipment used at the facility is leased by Mid-Atlantic and the Company reimburses Mid-Atlantic for half of the expenses related to such equipment. In certain circumstances, the Company relies on Mid-Atlantic's employees to answer the Company's inbound phone calls. The Company also reimburses Mid-Atlantic for certain payroll and other expenses with respect to shared employees. Any event that required the separation of Mid-Atlantic and OnePoint customer care and billing operations could result in a disruption in the Company's ability to provide adequate service to its customers. There can be no assurance that such occurrence would not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. In addition, the Company is a co-tenant with Mid-Atlantic with respect to both companies' offices in Washington, D.C., and is jointly and severally liable for lease payments with respect to space used by Mid-Atlantic.

Risks Related to the Mid-Atlantic Joint Venture Non-Competition Agreements

  In connection with the Mid-Atlantic joint venture, the Company, its co-joint venturer and certain of their affiliates entered into a series of Non-Competition Agreements. Such agreements restrict the rights of such parties (other than Mid-Atlantic and VIC-RMTS-DC, LLC, the telephony joint venture company controlled by the Company) to provide cable and telephony services, respectively, under certain circumstances in either (i) the "D.C. Metro" area, defined to include Washington D.C., Baltimore, Maryland and certain areas of Virginia, or (ii) the "Territory," defined to include the States of Delaware, Maryland, New Jersey, Pennsylvania and Virginia and Washington, D.C.

  The agreements restrict parties other than Mid-Atlantic from pursuing any opportunity related to, or providing, any private cable service or any franchise cable service with less than 75,000 dwelling units passed or available to be passed anywhere in the Territory unless such opportunity has been offered first to Mid-Atlantic, and then to VIC-RMTS-DC, LLC and, within the D.C. Metro area, only if Mid-Atlantic has ceased to develop cable opportunities therein for not less than six consecutive months.

  The agreements restrict parties other than VIC-RMTS-DC, LLC from pursuing any opportunity related to, or providing any, telephony services in the Territory unless such opportunity has been offered first to VIC-RMTS-DC, LLC, and then to Mid-Atlantic and, within the DC Metro area, only if VIC-RMTS-DC, LLC has ceased to develop telephony opportunities therein for not less than six consecutive months.

  In the event that any proposed telephony or cable acquisition would provide a legal or regulatory conflict for SBC such that neither VIC-RMTS-DC, LLC nor Mid-Atlantic could pursue such acquisition, there is no offer requirement.

  Each party to the agreements is restricted from providing a bundled service offering consisting of telephony and cable services (other than pursuant to the joint venture) within the D.C. Metro area. The agreements prohibit the recruiting or solicitation of any employees, customers, subscribers or suppliers of either of the joint venture companies who perform services in the Territory. The duration of such agreements with respect to any party is dependent on such party's continued equity ownership in the joint venture entities, and the continued operation of the joint venture entities, but last in no event longer than one year following the end of such party's affiliation with the joint venture entities.

The Company Faces Significant Competition, Often From Larger Competitors

  The Company faces significant competition for each of the services it offers, in each of the markets in which it offers services. Most of the Company's competitors are larger than the Company, and have greater financial resources and more experience than the Company in offering telecommunications services. Several of the Company's competitors are among the largest corporations in the world, and a number of the Company's competitors are incumbent providers that have historically dominated their respective local markets. These competitors may be able to use their superior resources to develop their service offerings and infrastructures more rapidly and more efficiently than OnePoint. They may be able to react more quickly and more appropriately to changes in regulation, technology or the marketplace. Additionally, these competitors may be able to improve their competitive positions through mergers and acquisitions. The Company may also face increased competition as a result of new technologies and changes in the marketplace and regulatory and legislative environment.

  In addition, SBC has announced that in connection with its planned merger with Ameritech, the company resulting from the merger (the "'Combined Company") would provide an integrated mix of local, long distance, Internet and high-speed data services to consumers and businesses in 30 additional U.S. markets outside of its region, including certain of the Company's targeted markets. The Company cannot predict the effect on OnePoint of entry of the Combined Company into such markets, including the effect on OnePoint's ability to compete in such markets and its ability to continue to purchase certain services and equipment on favorable terms pursuant to SBC agreements, and there can be no assurance that such competition from the Combined Company would not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. See "--Dependence on SBC Affiliation for Favorable Contracts."

 Local Telephony

  With respect to local telephony services, the Company competes with the ILECs, which currently dominate their local telephony markets, and with alternative service providers including CLECs and cellular and other wireless telephony service providers. AT&T, MCI WorldCom, Sprint and other IXCs have announced their intention to offer local services in major U.S. markets. ILECs generally have greater resources than the Company to devote to the implementation of new product offerings, enhanced customer service and pricing alternatives.

 Long Distance Telephony

  With respect to long distance telephony services, the Company faces, and expects to continue to face, significant competition from IXCs, including AT&T, Sprint and MCI WorldCom, which account for the majority of all long distance revenue. The long distance business is highly competitive and prices have declined substantially in recent years and are expected to continue to decline. There can be no assurance that the Company's contract for long distance will be at competitive rates. See "--Limitations on the Company's Ability to Repurchase Notes Upon a Change of Control." In addition, the long distance industry has historically had a high average churn rate, and customers continue to change long distance providers frequently, and, increasingly, to use multiple long distance providers in response to rate offerings and promotional incentives. See "--Government Regulation."

  The ILECs have begun to expand the amount of fiber facilities in their networks and to prepare to enter the long distance telephony services market and, in addition, have long-standing relationships with their customers. ILECs other than RBOCs already may provide in-region long distance telephony service, and all ILECs may provide out-of-region long distance telephony service. The Company expects that the increased competition made possible by regulatory reform will result in certain pricing and margin pressures in the telecommunications services business.

 Video

  The Telecommunications Act permits the ILECs and others to provide a wide variety of video services directly to subscribers in competition with the Company. Various ILECs, including certain subsidiaries of SBC, currently are providing video services within and outside their telephony service areas through a variety of distribution methods, including the deployment of broadband wire facilities and the use of wireless transmission facilities. The Company cannot predict the likelihood of success of video service ventures by ILECs or the impact on the Company of such competitive ventures.

  Certain of the Company's video service businesses compete with incumbent franchise cable companies in their respective service areas. In particular, OnePoint's wireless satellite systems (DBS and SMATV) compete for cable subscribers with the major franchise cable operators. The Company also competes with home satellite dish earth stations and wireless program distribution services such as multi-channel multipoint distribution service systems. The Company expects that its video service will face growing competition from current and new DBS service providers.

 Internet

  The market for most Internet-related services is extremely competitive and the number of competitors in the Internet-related services market is likely to increase steadily. In addition, the FCC recently adopted rules that allow so-called "wireless cable" licensees (which includes "multipoint distribution service" ("MDS"), "multichannel multipoint distribution service" ("MMDS") and "instructional television fixed service" ("ITFS") licensees) to offer two-way digital services, including high-speed and high capacity data transmission services, Internet service, and video-conferencing and various other telephony services. As a result of this expanded authority granted to MDS/MMDS/ITFS operators, it is reasonable to anticipate that the Company may experience greater competition from the wireless cable service sector in the areas of data transmission services, Internet service, and various telephony services. There are few barriers to entry in many Internet-related markets, and new competitors, such as computer hardware or software manufacturers, other telecommunications providers, and foreign entities, may enter the market with considerable resources. Furthermore, competitors currently devoting only a small part of their resources to Internet-related services may expand their presence in the marketplace. Regulatory changes may allow telecommunications providers to improve their competitive position by permitting service bundling that will create attractive new one-stop-shopping marketing opportunities. For additional information on the competitive environment in which the Company operates, see "Business--Competition."

The Company is Subject to Substantial Government Regulation That Governs its Operations

  The Company's networks and the provision of telecommunications services are subject to significant regulation at the federal, state and local levels. See "Business--Federal Regulations," "--State Regulation" and "--Local Regulation." Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect upon the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

 Tariffs

  The FCC exercises jurisdiction over the Company with respect to interstate and international telecommunications services. Additionally, the Company files tariffs with the FCC for long distance services. The continuation of tariff filing requirements is in dispute. If tariffs are no longer required, telecommunications carriers such as the Company will no longer be able to rely on the filing of tariffs with the FCC as a means of providing notice to customers of prices, terms, and conditions on which they offer interstate services. Tariffs also allow the Company to limit its liability to its customers, including in connection with service interruptions. If tariffs are eliminated, the Company may become subject to significantly increased liability risks, and there can be no assurance that such liabilities will not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

 CPNI

  In February 1998, the FCC adopted rules implementing Section 222 of the Communications Act of 1934, as amended (the "Communications Act"), which governs the use of customer proprietary network information ("CPNI") by telecommunications carriers. CPNI generally includes any information regarding a subscriber's use of a telecommunications service, where it is obtained by a carrier solely by virtue of the carrier-customer relationship. These rules, either as adopted or as requested to be modified, may impede the Company's ability to effectively market integrated packages of services and to expand existing customers' use of the Company's services.

 State Regulation

  All states in which the Company operates require a certification or other authorization from the state regulatory commission to offer intrastate telecommunications services. Many of the states in which the Company operates are in the process of addressing issues relating to the regulation of CLECs. Some states may require authorization to provide enhanced services.

  In states where the Company operates, numerous state rulemaking proceedings and arbitrations that may affect the Company's ability to compete with ILECs are now underway or may be instituted in the future. These rulemaking proceedings and arbitrations involve numerous telecommunications issues. To the extent the Company decides in the future to install its own transmission facilities, other state rulemaking proceedings and arbitrations may also affect the Company's ability to compete with ILECs.

 Local Regulation

  The Company's networks are subject to numerous local regulations, including those relating to building codes and licensing. Such regulations vary on a city by city and county by county basis. To the extent the Company decides in the future to install its own transmission facilities, it will need to obtain rights-of-way over private and publicly owned land. There can be no assurance that such rights-of-way will be available to the Company on economically reasonable or advantageous terms.

 Long Distance and InterLATA Internet Restrictions

  The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the local exchange, long distance and cable television industries. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on the Company and its operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding the telecommunications industry. There can be no assurance that these changes will not have a material adverse effect upon the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Due to SBC's indirect ownership of 19.7% of the sole stockholder of the Company, the Company is considered to be an affiliate of SBC for regulatory purposes and is, therefore, prohibited from providing long distance telephony and InterLATA Internet service to customers in the SBC Region. The Company is also subject to certain other restrictions, including regulations regarding the provision of other services in the SBC Region. Under current regulatory conditions, such restrictions would hamper the Company's ability to enter into and compete in the SBC Region. As a result, the Company does not expect to enter the markets in the SBC Region while current regulatory conditions persist. Accordingly, the Company's competitors may enter such regions and obtain MDU Rights of Entry that would either preclude the Company from subsequently competing in such regions or make it more costly to do so. The area which constitutes the SBC Region may change due to transactions entered into by SBC or regulatory changes. Expansion of the SBC Region, through a business combination between SBC and another RBOC or otherwise, could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

There can be no assurance that the SBC Region, in which the Company is currently prohibited from providing long distance telephony service, will not expand, or that any such expansion will not include areas currently served, or targeted to be served by the Company.

 Local Exchange Requirements

  In addition to requirements placed on ILECs, the Telecommunications Act subjects the Company to certain federal regulatory requirements relating to the provision of local exchange service in a market. In addition, the FCC's rules require that the Company contribute to universal service funds, the Telecommunications Relay Services fund and the North American Numbering Plan Administrator fund. Compliance with these obligations, individually and in the aggregate, may cause the Company to incur substantial expenses. There can be no assurance that these expenses will not have a material adverse effect upon the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  In addition, the Company might incur significant expenses to assure that its networks comply with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"), which requires telecommunications carriers to provide law enforcement officials with call content and call identifying information ("assistance capability requirements") and to reserve circuits for use by law enforcement officials in executing court authorized electronic surveillance ("capacity requirements").

 Universal Service

  On May 8, 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime. Providers of interstate telecommunications services, such as the Company, as well as certain other entities, must pay for these programs. The Company's share of these federal subsidy funds will be calculated based on end-user revenues. The Company is currently unable to quantify the amount of subsidy payments that it will be required to make in future years and the effect that these required payments will have on its financial condition.

 Access Charges

  To the extent the Company provides interexchange telecommunications service, it is required to pay access charges to ILECs when it uses the facilities of those companies to originate or terminate interexchange calls. Also, as a CLEC, the Company provides access services to other interexchange service providers. With limited exceptions, the current policy of the FCC for most interstate access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to some customers without also lowering charges for the same service to all similarly situated customers in the same geographic area. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to certain customers, as it has done in a few cases, or permit other forms of rate flexibility. Further FCC action is expected during 1999 that may grant ILECs subject to the FCC's price cap rules ("price cap LECs") increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC implements this approach to lowering access charge levels could have a material adverse effect on the Company's ability to compete in providing interstate access services.

 Reciprocal Compensation

  All ILECs and CLECs must complete calls originated by other carriers under reciprocal compensation arrangements. That is, the LEC terminating a local call is entitled to payment from the LEC originating a call. Charges assessed by the ILECs for terminating calls originated on a CLEC's network must be based on a reasonable approximation of additional cost or through mutual exchange of traffic without explicit payment. The FCC recently determined that Internet traffic is interstate in nature, not local, and has initiated a proceeding to determine appropriate carrier-to-carrier compensation. At the same time, the FCC declined to overturn a multitude of state decisions requiring ILECs to pay CLECs compensation for delivering Internet traffic to ISPs.

The FCC's decision is on appeal, and ILECs are expected to ask state or federal courts to reverse the existing state determinations. The outcome of those challenges and the compensation scheme ultimately adopted by the FCC could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

 Video Regulation

  A number of recent and on-going developments in Congress, at the FCC, and at the United States Copyright Office are likely to have an impact on the extent to which governmental regulations burden the entertainment component of the Company's business and on its ability to compete with other MVPDs.

  Access to Property. Franchise cable operators must rely on state or local access laws to obtain the right to compete for MDU subscribers for which private cable systems hold exclusive rights. These statutes, referred to as "mandatory access" provisions, typically empower only franchise cable operators to gain access to an MDU in order to provide service to the residents regardless of whether the MDU owner objects or has entered into a contract with an alternative provider of video services such as the Company. Thus, in jurisdictions where a mandatory access provision has been enacted, a franchise operator might be able to access an MDU and provide service in competition with the Company despite any exclusive Rights of Entry contract that the company might have entered into with the owner. The ability of franchise operators to force access to an MDU may create additional competition for a limited subscriber base and poses a potential threat to the Company's operating margin at the property in question. A number of jurisdictions in which the Company's targeted markets are located have enacted mandatory access provisions, including the states of Illinois and Pennsylvania and the District of Columbia. While the state of Virginia has not enacted a mandatory access statute, its laws prohibit landlords from accepting payment from a video services provider in exchange for access to an MDU. The inability of video service providers such as the Company to include compensation provisions in video Rights of Entry contracts for properties located in Virginia may limit their ability to induce property owners to enter into these contracts. There can be no assurance that existing or future mandatory access provisions will not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Inside Wiring. In some instances, a new provider such as the Company faces difficulty in taking over a property because the ownership of the wiring is uncertain or contested and the property owner is hesitant to allow installation of additional wiring. In late 1997, the FCC issued new rules that address such problems and impose conditions on the sale, removal or abandonment of wiring and govern shared use of space by competing providers. The new rules are being challenged, however, and there can be no assurance that uncertainty regarding ownership or use of inside wiring will not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Competitive Networks Rulemaking. The FCC recently began a new rulemaking proceeding on whether to grant telecommunications providers and cable TV companies competitive access to rooftops and riser cable. There is no assurance that the rules adopted in this proceeding would protect the Company's exclusive rights to provide services in MDUs.

  Regulation of DBS Providers. Congress is considering several pieces of DBS legislation that could enhance the ability of DBS providers to compete with traditional franchise cable systems or private cable operators like the Company. In addition, the FCC has adopted rules that prohibit MDU Managers from imposing certain restrictions that might impair reception by viewers who do not own the affected property, including MDU residents. This could adversely affect the value of the Company's present and future Rights of Entry, which could have a material effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  The foregoing discussion of regulatory considerations does not review all laws or regulations under consideration by federal and state governmental bodies that may affect the Company's operations. It is possible that present and future laws and regulations not discussed here could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Year 2000 Problems May Disrupt Our Operations

  The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  The Company has undertaken a program to address the Year 2000 issue with respect to the following: (i) the Company's information technology and operating and support systems (including its customer care, trouble tracking, billing and provisioning systems); (ii) the Company's non-information technology systems; and (iii) certain systems of the Company's major suppliers and material service providers (insofar as such systems relate to the Company's business activities with such parties). The Company's Year 2000 program involves (i) an assessment of the Year 2000 problems that may affect the Company, (ii) the development of remedies to address the problems discovered in the assessment phase, (iii) the testing of such remedies and
(iv) the preparation of contingency plans to deal with worst case scenarios.

  Although the Company's Year 2000 efforts are intended to minimize the adverse effects of the Year 2000 issue on the Company's business and operations, the actual effects of the issue and the success or failure of the Company's efforts described above cannot be known until the Year 2000. Failure by the Company or its major suppliers to address adequately their respective Year 2000 issues in a timely manner (insofar as such issues relate to the Company's business) could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of the Year 2000 Issue."

Rapid Technological Changes and Uncertain Market Development

  The telephony and video industries are subject to rapid and significant changes in technology and frequent service innovations. The effect on the business of the Company of future technological changes, such as changes relating to emerging transmission technologies, cannot be predicted. The Company believes that its future success will depend on its ability, as to which no assurance can be given, to enhance its existing systems or implement new systems to respond to new technologies and to develop and introduce in a timely fashion new products and services on a competitive basis.

  The markets in which the Company competes are constantly evolving. The convergence of traditional telephony services and video services is a recent trend in the industry in which the Company competes. As part of this trend, many telephony and video services providers are attempting to integrate network components. For example, multi-channel television distribution equipment is being considered for voice and data telecommunications and vice versa. The convergence of these traditional services towards integrated multimedia services presents both opportunity and material risk to companies such as OnePoint. The Company will face enhanced competition from competitors with much greater financial, technical, marketing and other resources. Many of these competitors may offer packages of services that are more extensive than the services which the Company plans to offer. There can be no assurance that the Company will be able to predict accurately the direction of this evolving market or be able to respond effectively to the highly competitive environment. See "--Competition."

Antitakeover Provisions

  The Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law contain certain provisions that may have the effect of discouraging, delaying or making more difficult a change in control of the Company or preventing the removal of incumbent directors. The existence of these provisions may have a negative impact on the price of the Common Stock and may discourage third-party bidders from making a bid for the Company or may reduce any premiums paid to stockholders for their Common Stock. Pursuant to the Operating Agreement of the Company's sole stockholder, the consent of VIC is required for the sale of all or substantially all of the Company's assets.

Absence of Public Market

  The Notes are a new issue of securities for which there presently is no active trading market and none may develop. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the financial condition and prospects of the Company and other factors beyond the control of the Company, including general economic conditions. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Notes, the Initial Purchasers are not obligated to do so and any such market-making may be discontinued at any time without notice, at the sole discretion of the Initial Purchasers. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. See "Plan of Distribution."

Fraudulent Conveyance Risks

  Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer law, if the Company, at the time of issuance of, or making any payment in respect of, the Notes, (a)(i) was or was rendered insolvent thereby, was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured and (ii) the Company received less than reasonably equivalent value or fair consideration for such issuance or (b) the Company issued the Notes or made any payment thereunder with intent to hinder, defraud or delay any of its creditors, the obligations of the Company under some or all of the Notes could be voided or held to be unenforceable by a court, the obligations of the Company under the Notes could be subordinated to claims of other subordinated creditors, or the holders of Notes could be required to return payments already received. In particular, if the Company were to cause a subsidiary to pay a dividend in order to enable the Company to make payments in respect of the Notes, and such transfer were deemed a fraudulent transfer, the holders of Notes could be required to return the payment. In any of the foregoing cases, there could be no assurance that the holders would ultimately recover the amounts owing under the Notes.

  The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in any such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, if it had unreasonably small capital to conduct its business, or if the present fair salable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. The Company believes that it was not insolvent at the time of or as a result of the Initial Offering, that it has not engaged in a business or transaction for which its remaining assets constituted unreasonably small capital and that it did not and does not intend to incur or believe that it will incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's analysis.

  The Indenture provides that certain subsidiaries of the Company will be required to guarantee the obligations of the Company under the Indenture and the Notes. When any subsidiary enters into such a guarantee, if bankruptcy or insolvency proceedings were initiated by or against that subsidiary within 90 days (or, possibly, one year) after that subsidiary issued a guarantee, or if that subsidiary incurred obligations under its guarantee in anticipation of insolvency, all or a portion of the guarantee could be avoided as a preferential transfer under federal bankruptcy or applicable state law. In addition, a court could require holders of the Notes to return all payments made within any such 90 day (or, possibly, one year) period as preferential transfers.

Original Issue Discount; Possible Unfavorable Tax and Other Legal Consequences for Holders of Notes and the Company

  The Notes are deemed to have been initially issued at a discount equal to the sum of the estimated value of the Warrants and the amount, if any, by which the principal amount of the Notes exceeds the issue price of the Units. Consequently, for federal income tax purposes, original issue discount (that is, the difference between the stated redemption price at maturity and the deemed issue price of the Notes) may accrue from the issue date of the Notes and may be includable in a holder's gross income as it accrues. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion regarding the federal income tax consequences of the purchase, ownership and disposition of the Notes.

  The "yield to maturity" on the Notes exceeds the sum of 5% and the "applicable federal rate" (a rate based on the yield on Treasury Securities with similar maturity) in effect for the month in which the Notes were issued. Accordingly, if the Notes have "significant" OID, the Notes will be considered "applicable high yield discount obligations." A debt instrument has "significant" OID if the aggregate amount of unpaid interest (including OID) as of the close of any accrual period ending after the date five years after the date of issue exceeds the product of the issue price of such instrument and its yield to maturity.

  If the Notes are "applicable high yield discount obligations," the Company will not be permitted to deduct for United States federal income tax purposes OID accrued on the Notes until such time as the Company actually pays such OID in cash or in property other than stock or debt of the Company (or persons related to the Company). Moreover, to the extent that the yield to maturity of the Notes exceeds the sum of 6% and the applicable federal rate, such excess (the "Dividend-Equivalent Interest") will not be deductible at any time by the Company for United States federal income tax purposes (regardless of whether the Company actually pays such Dividend-Equivalent Interest in cash or in other property). Such Dividend-Equivalent Interest would be treated as a dividend to the extent it is deemed to have been paid out of the Company's current or accumulated earnings and profits. Accordingly, a holder of Notes that is a domestic corporation may be entitled to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by such corporate holder on the Note.

  If a bankruptcy case under the U.S. Bankruptcy Code were to be commenced by or against the Company after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the time of any such bankruptcy filing would constitute "unmatured interest."

Corporate Acquisition Indebtedness--Possible Limitation of Federal Tax Deduction for Interest Expense on the Notes

  Interest on a debt obligation issued as part of an investment unit (such as the Notes) may not be deductible for federal income tax purposes to the extent such interest exceeds $5 million (subject to certain reductions) for a tax year if, among other things, the proceeds of such debt are used to make certain asset or stock acquisitions and the debt is expressly subordinated or is subordinated to trade creditors (determined on a group basis). While the Company believes that the federal tax deduction for interest on the Notes should not be subject to such limitation due to, among other things, the presence of the Subsidiary Guarantees (resulting in the Notes being ranked pari passu with the trade creditors of such Subsidiaries), no assurances can be given in this regard and a ruling from the Internal Revenue Service has not been sought.

Restrictive Covenants

  The Indenture contains a number of covenants that will limit the discretion of the Company's management with respect to certain business matters. These covenants, among other things, restrict the ability of the Company to incur additional Indebtedness, pay dividends and make other distributions, prepay subordinated Indebtedness, make Investments and other restricted payments, enter into sale and leaseback transactions, create liens, sell assets, and engage in certain transactions with affiliates. See "Certain Relationships and Related Transactions," "Description of Certain Indebtedness" and "Description of the Notes."

  A failure to comply with the covenants and restrictions contained in the Indenture or agreements relating to any subsequent financing could result in an event of default under such agreements which could permit acceleration of the related debt and acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions, and the commitments of the lenders to make further extensions under such other agreements could be terminated.

Classification as an Investment Company

  Until the proceeds of the Initial Offering are deployed in the Company's business, the Company will have substantial short-term investments and other investment securities. See "Capitalization," "Use of Proceeds" and the consolidated financial statements, including the notes thereto. This may result in the Company being treated as an "investment company" under the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act requires the registration of, and imposes various substantive restrictions on, certain companies ("investment companies") that are, or hold themselves out as being, engaged primarily, or propose to engage primarily in, the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding composition of assets and sources of income and are not primarily engaged in businesses other than investing, reinvesting, owning, holding or trading securities.

  The Company believes that it is primarily engaged in a business other than investing, reinvesting, owning, holding or trading securities and, therefore, is not an investment company within the meaning of the 1940 Act. If the Company were to be an investment company, the Company currently would intend to rely upon a one year safe harbor exemption from the 1940 Act for certain "transient" or temporary investment companies.

  If the Company were required to register as an investment company under the 1940 Act, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliated persons (as defined in the 1940 Act) and other matters. Application of the provisions of the 1940 Act to the Company would have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

                             THE RECAPITALIZATION

  The Predecessor was initially formed in 1996 by VIC, which initially owned 99% of the equity interests in the Predecessor, and AMI2, which owned the remaining 1% equity interest in the Predecessor. VIC is an affiliate of SBC, and 99% of the equity of VIC is owned indirectly by SBC. The remaining 1% of the equity of VIC is owned by The VenCom Group, Inc., which is, in turn, owned by James A. Otterbeck, the Company's Chairman and Chief Executive Officer. VIC is the sole stockholder of AMI2.

  In October 1997, AMI2 transferred to VIC its membership units of the Predecessor, Mr. Otterbeck became a member of the Predecessor and the Predecessor was recapitalized. Pursuant to the Recapitalization, VIC agreed to guarantee up to $9 million of secured indebtedness of the Predecessor, contributed additional capital to the Predecessor (resulting in aggregate equity contributions to the Predecessor of $33.5 million) and exchanged its membership interests for (i) 19.9% of the Predecessor's membership units, which had a preferred return of 10% per annum and a priority on the first $33.5 million of distributions, (ii) a promissory note in the principal amount of $1.5 million due October 15, 2007 which bore interest at 10% per annum (the "Predecessor Note"), and (iii) a warrant to purchase 5% of the common units outstanding following exercise of the warrant. In connection with the Recapitalization, Mr. Otterbeck purchased 80.1% of the Predecessor's membership units (which did not have a preferential return or priority on distributions) for an aggregate of $80,100 and agreed to contribute up to an additional $1.5 million to the Predecessor no later than the Predecessor's dissolution. The parties also entered into (i) a Members Agreement that restricted the transfer of membership units and provided preemptive rights on the sale of new securities and (ii) a Registration Agreement that provided certain rights to register the Predecessor's securities under the Securities Act of 1933, as amended. In April 1998, Mr. Otterbeck transferred his equity interest in the Predecessor to VenCom, L.L.C., of which he is the sole member.

  In April 1998, in order to convert the Predecessor into a corporation, VIC and VenCom, L.L.C. contributed their membership interests in the Predecessor and the Predecessor Note to Ventures in Communications II, LLC ("VIC2"), a newly-formed limited liability company, in exchange for membership interests of VIC2. VIC's membership units in VIC2 do not accrue dividends, however, and the VIC2 warrant relates to 9.9% of the common units of VIC2. Subsequently, the Predecessor merged with and into the Company, with the Predecessor's outstanding membership interests and the Predecessor Note exchanged for shares of the Company's common stock and preferred stock. In addition, the Predecessor Note was replaced with a note in the same principal amount issued by VIC2 to VIC (the "VIC2 Note"), and the parties entered into a Registration Agreement. As a result of the merger transactions, the Company is a Delaware corporation which is wholly owned by VIC2; 80.1% of VIC2's membership units are owned by VenCom, L.L.C. and the remaining 19.9% of VIC2's membership units are owned by VIC. As a result of SBC's indirect ownership of 99% of the equity interests of VIC, SBC indirectly owns 19.7% of the Company's Common Stock.

  The Operating Agreement of VIC2 entered into in April 1998 in connection with the Recapitalization (i) imposes certain restrictions on the transfer of VIC2's membership units; (ii) grants certain participation rights in connection with a sale of membership units by a member; (iii) grants VIC certain preemptive rights with respect to VIC2 membership units in connection with issuances by VIC2 of membership units or issuances by the Company of Common Stock; (iv) grants VIC the right to require VenCom, L.L.C. to purchase all or any portion of the VIC2 membership units held by VIC; (v) grants a first refusal right to the members in connection with a transfer of VIC2 membership units and shares of the Company's Common Stock; (vii) requires the members to take certain actions in the event of an initial public offering by VIC2; and (viii) grants VIC the right to require VIC2 to exercise its demand and piggyback registration rights and to require VIC2 to distribute the proceeds of the resulting offering.

                                USE OF PROCEEDS

  The net proceeds from the Initial Offering were approximately $168.1 million. The Company used approximately $80.5 million to fund the purchase of Pledged Securities. The remaining $87.6 million of net proceeds has been or will be used (i) to acquire private cable television operators or their assets, (ii) to invest in video infrastructure, (iii) to invest selectively in a facilities-based platform for telephony services, (iv) to repay borrowings under the Credit Facility, (which were reborrowed on December 14, 1998), (v) to fund future capital calls by Mid-Atlantic, (vi) to fund working capital,
(vii) to repurchase Notes and for general corporate purposes, including operating losses. Prior to the application of the net proceeds of the Initial Offering, such funds will be invested in Cash Equivalents.

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreements. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization table.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its Common Stock and does not expect to declare any such dividends in the foreseeable future. Payment of any future dividends will depend upon earnings and capital requirements of the Company, the Company's debt facilities and other facts the Board of Directors considers relevant. OnePoint intends to retain its earnings, if any, to finance the development and expansion of its business, and therefore does not anticipate paying any cash dividends in the foreseeable future. The Company's Certificate of Incorporation prohibits the payment on cash dividends on the Common Stock while the Company's Preferred Stock is outstanding and, upon liquidation of the Company, requires payment of the liquidation value of the Preferred Stock prior to any payments with respect to the Common Stock. See "Description of Capital Stock." The Company's ability to declare and pay cash dividends on its Common Stock is also restricted by certain covenants in the Indenture. See "Description of Notes--Certain Covenants--Restricted Payments."

                                CAPITALIZATION

  The following table sets forth the actual and pro forma capitalization and cash and cash equivalents of the Company at March 31, 1999 and as adjusted on a pro forma basis to give effect to the repurchase of $19.0 million aggregate principal amount of Notes that occurred in June 1999 as if such purchase had occurred on March 31, 1999. The table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus.

                                                       As of March 31, 1999
                                                      -------------------------
                                                        Actual      Pro Forma
                                                      -----------  ------------
                                                           (unaudited)
                                                      (Dollars in thousands)

Cash and cash equivalents(1)......................... $     6,103  $     6,103
                                                      ===========  ===========
14 1/2% Senior Notes due 2008(2)..................... $    98,733  $    80,273
Term Note (including current portion of $250)........       8,750        8,750
                                                      -----------  -----------
      Total debt.....................................     107,483       89,023
Redeemable preferred stock, $1.00 par value, 35,000
 shares
 authorized, 35,000 shares issued and outstanding, at
 redemption value....................................      35,000       35,000
Stockholders' deficit:
  Common stock $0.01 par value, 2,000,000 shares
   authorized, 1,000,000 shares issued and
   outstanding(3)....................................          10           10
  Additional capital(2)..............................       6,870        6,870
  Note receivable--stockholder.......................      (1,500)      (1,500)
  Accumulated deficit................................     (45,628)     (37,540)
  Unrealized gains on securities.....................          20           20
                                                      -----------  -----------
    Total stockholders' deficit......................     (40,228)     (32,140)
                                                      -----------  -----------
    Total long term debt, redeemable preferred stock
     and stockholders' deficit....................... $   102,255  $    91,883
                                                      ===========  ===========

--------

(1) Excludes the $80.5 million of net proceeds from the Initial Offering used to purchase Pledged Securities.

(2) The carrying amount of 14 1/2% Senior Notes reflect the debt discount of $5.3 million (less approximately $0.15 million of accumulated amortization and $2.7 million of write-offs related to repurchased Notes) resulting from the issuance of Warrants in conjunction with the Old Notes and the Note Repurchases. The Company has obtained an independent valuation, issued by Sturgill & Associates LLP, to determine the fair value of the Warrants. In addition, from November 9 through June 10, 1999, the Company repurchased certain of its Notes with an aggregate principal amount of $92.25 million, for an aggregate amount of approximately $47.9 million, including interest, fees, and other transaction costs. The Company recognized net gains on the early extinguishment of this debt of approximately $19.8 million in the fourth quarter of 1998 and approximately $12.42 million in the first quarter of 1999. The Company will recognize a net gain on the early extinguishment of this debt of approximately $8.1 million in the second quarter of 1999. The Company funded these Note repurchases through the liquidation of certain non-current investments originally purchased with the proceeds from the original issuance of the Notes.

(3) Excludes 111,125 shares of Common Stock reserved for issuance upon exercise of the Warrants.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table sets forth selected historical financial and other data of the Company. The selected consolidated statement of operations and balance sheet data set forth below as of December 31, 1996, 1997 and 1998 and for the periods then ended are derived from the financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The unaudited consolidated financial data at March 31, 1999 and for the three months ended March 31, 1999 include all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of the financial information for those unaudited periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations that may be expected for the full fiscal year ended December 31, 1999. The Company was formed in 1996 and has generated operating losses and negative cash flow from its operating activities to date. As a result of the Company's short operating history, prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and the decision to tender Old Notes in exchange for Exchange Notes. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto, contained elsewhere in this Prospectus.

                                Period from                      Year Ended   Three Months
                             March 14, 1996 to    Year Ended      December        Ended
                             December 31, 1996 December 31, 1997  31, 1998   March 31, 1999
                             ----------------- ----------------- ----------  ---------------
                                                 (Dollars in thousands)
Statement of Operations
 Data:
  Net revenue...............      $   --            $    43      $   6,953       $  4,419
  Cost of revenue:..........          --                 83          8,765          4,177
  Selling, general and
   administrative expenses..        2,021            12,788         27,873         10,118
  Depreciation and
   amortization.............           19               235          1,455            587
  Loss from operations......       (2,040)          (13,063)       (31,140)       (10,463)
  Other income (expense)....            4                44         (9,787)        (3,769)
  Income tax provision (1)..          --                --             --             --
  Loss on equity
   investments..............          --             (3,072)        (3,698)          (870)
  Extraordinary item........          --                --          19,799         12,427
  Net loss..................       (2,036)          (16,091)       (24,826)        (2,675)
                                           As of December 31,
                             ----------------------------------------------  As of March 31,
                                   1996              1997           1998          1999
                             ----------------- ----------------- ----------  ---------------
                                                 (Dollars in thousands)
Consolidated balance sheet
 data:
  Cash and cash equivalents
   (4)......................      $13,103           $ 5,463      $   5,730      $   6,103
  Working capital...........       12,771             3,851         15,199         14,906
  Total assets..............       14,031            19,681        149,307        117,054
  Long term debt............          --              1,500        138,503        107,233
  Redeemable preferred
   stock....................          --                --          35,000         35,000
  Unitholders'/stockholders'
   equity/(deficit).........       13,604            15,373        (36,872)       (40,228)

                            Period from                                         Three Months
                         March 14, 1996 to    Year Ended        Year Ended         Ended
                         December 31, 1996 December 31, 1997 December 31, 1998 March 31, 1999
                         ----------------- ----------------- ----------------- --------------
                                                (Dollars in thousands)
Other Financial Data:
  Pro forma income tax
   provision (2)........     $    --           $    --           $    --          $    --
  Adjusted EBITDA (3)...       (2,021)          (12,845)          (29,668)         (10,342)
  Net cash used in
   operating
   activities...........       (2,020)          (11,427)          (37,672)         (11,639)
  Net cash used in
   investing
   activities (4).......      (13,517)           (2,573)         (118,572)          30,029
  Net cash from
   financing
   activities...........       15,640            19,360           156,511          (18,107)
  Capital expenditures..          517             2,440             9,374           (2,619)
  Ratio of losses to
   fixed charges (5)....          --                --                --               --
Other Data:
  Passings:
    Telephony passings
     under contract.....          --             71,034           207,500          219,300
    Telephony passings
     actively marketed
     (6)................          --             17,536           150,000          165,600
    Video passings under
     contract...........          --                184            30,000           29,600
    Video passings
     actively marketed
     (6)................          --                --             30,000           29,600
  Telephony
   subscribers..........          --                365            17,067           20,755
  Telephony Penetration
   Rate.................          --                2.1%             11.4%            12.5%
  Video subscribers.....          --                --             17,347           17,208
  Video Penetration
   Rate.................          --                --               57.8%            58.1%

--------
(1) Prior to the merger with OnePoint Communications Corp. in April 1998 the Company was treated as a partnership for income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements, as taxable income or loss passed through to unitholders individually.
(2) See pro forma tax discussion in the notes to the Pro Forma Unaudited Statement of Operations.
(3) Adjusted EBITDA is defined as net income (loss) before income taxes and depreciation, amortization and equity investment income (loss). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to income and service debt. However, Adjusted EBITDA should not be considered in isolation as a substitute for net loss or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Further, funds depicted by Adjusted EBITDA may not be available for management's discretionary use (due to legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties). In addition, this measure of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
(4) Cash flows from investing activities included the changes in the Company's restricted cash balances on deposit in an escrow account pending investment in Mid-Atlantic. Cash and cash equivalents as of December 31, 1996 includes $13 million of restricted cash.

(5) For the purpose of the ratio of losses to fixed charges, (i) losses are calculated as net loss before fixed charges and (ii) fixed charges include interest on all Indebtedness, and operating lease expense. Fixed charges for the period from March 14, 1996 to December 31, 1996, and for the years ended December 31, 1997 and 1998 were approximately $79,000, $629,000, and $1,107,000 respectively. For the period from March 14, 1996 to December 31, 1996, the year ended December 31, 1997 and 1998 the Company's deficiency of earnings to cover fixed charges was approximately $2.0 million, $16.1 million, and $24.8 million respectively. Fixed charges for the three months ended March 31, 1999 were approximately $4.8 million. The Company's deficiency of earnings to cover fixed charges was approximately $2.7 million for the three months ended March 31, 1999.
(6) Passings actively marketed are passings in an MDU in which the Company had one or more subscribers at the end of the relevant period.

                 PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA

  The following pro forma unaudited condensed financial data is based upon the historical financial statements of OnePoint Communications Corp. and Subsidiaries as of December 31, 1998 and for the year then ended and as of March 31, 1999 and for the three months then ended, adjusted to give effect to
(i) the issuance of $175.0 million aggregate principal amount of Notes and recognition of (a) the relative interest expense thereon with an interest rate of 14 1/2% per annum, (b) amortization of deferred debt issuance costs and (c) amortization of the discount on debt resulting from the issuance of warrants for 111,125 shares of common stock; (ii) the repurchase of $92.25 million aggregate principal amount of notes; (iii) the change in the tax status from a limited liability company to a "C" corporation; and (iv) the PCTV Acquisition.

  The transaction and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Data does not purport to represent what the Company's results of operations would have actually been had such transaction in fact occurred on January 1, 1998 or to project the Company's results of operations for any future period. The Pro Forma Financial Data should be read in conjunction with the historical financial statements of OnePoint Communications, LLC included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

             PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                                                                             Pro Forma
                              OnePoint                                       OnePoint
                           Communications,                                Communications
                                 LLC        Offering and Adjustments to        Corp.
                             Year ended      Pro Forma    Reflect PCTV      Year ended
                          December 31, 1998 Adjustments  Acquisition (c) December 31, 1998
                          ----------------- ------------ --------------- -----------------
                                               (Dollars in thousands)
Revenue.................      $  6,953        $   --         $ 2,632         $  9,585
Cost of revenue.........         8,765            --           1,785           10,550
                              --------        -------        -------         --------
                                (1,812)           --             847             (965)
Selling, general and
 administrative
 expenses...............        27,873            --             979           28,852
Depreciation and
 amortization...........         1,455            --           1,387            2,842
                              --------        -------        -------         --------
Loss from operations....       (31,140)           --          (1,519)         (32,659)
Interest expense (a)....        15,846         (2,692)           --            13,154
Other income (expense)..         6,059            --             --             6,059
                              --------        -------        -------         --------
Income before taxes and
 loss on equity
 investments............       (40,927)         2,692         (1,519)         (39,754)
Income tax provision
 (b)....................           --             --             --               --
                              --------        -------        -------         --------
Income before losses on
 equity method
 investments............       (40,927)         2,692         (1,519)         (39,754)
Losses on equity method
 investments............        (3,698)           --             --            (3,698)
Extraordinary item......        19,799            --             --            19,799
                              --------        -------        -------         --------
Net loss................      $(24,826)       $ 2,692        $(1,519)        $(23,653)
                              ========        =======        =======         ========

                                                                           Pro Forma
                                                                            OnePoint
                               OnePoint                    Adjustments   Communications
                         Communications Corp. Offering and to Reflect        Corp.
                          Three Months Ended   Pro-Forma      PCTV     Three Months Ended
                            March 31, 1999    Adjustments  Acquisition   March 31, 1999
                         -------------------- ------------ ----------- ------------------
Revenue.................       $  4,419          $ --         $ --          $  4,419
Cost of revenue.........          4,177            --           --             4,177
                               --------          -----        -----         --------
                                    242                                          242
Selling, general and
 administrative
 expenses...............         10,118            --           --            10,118
Depreciation and
 amortization...........            587            --           --               587
                               --------          -----        -----         --------
Loss from operations....        (10,463)           --           --           (10,463)
Interest expense (a)....         (4,242)          (950)                       (3,292)
Other income (expense)..            473            --           --               473
                               --------          -----        -----         --------
Income before taxes and
 loss on equity
 investments............        (14,232)           950          --           (13,282)
Income tax provision
 (b)....................            --             --           --               --
                               --------          -----        -----         --------
Income before losses on
 equity method
 investments............        (14,232)           950          --           (13,282)
Losses on equity method
 investments............           (870)           --           --              (870)
Extraordinary item......         12,427            --           --            12,427
                               --------          -----        -----         --------
Net loss................       $ (2,675)         $ 950        $ --          $ (1,725)
                               ========          =====        =====         ========

                            Pro Forma Balance Sheet

                      As of December 31, 1998 (unaudited)
                             (Dollars in thousands)

                                               OnePoint                Pro Forma
                                            Communications  Pro Forma   Balance
                                                Corp.      Adjustments   Sheet
                                            -------------- ----------- ---------
Assets
Cash and cash equivalents.................     $  5,730     $   (268)  $  5,462
Restricted cash...........................        5,199          --       5,199
Investments, current (d)..................       13,118      (13,118)         1
Accounts receivable, net..................        2,277          --       2,277
Affiliate receivable......................          653          --         653
Prepaid expenses..........................          898          --         898
                                               --------     --------   --------
    Total current assets..................       27,875      (13,386)    14,489
Investments, non-current ($73,377
 restricted) .............................       86,705      (13,328)    73,377
Investment in unconsolidated subsidiaries.        6,283          --       6,283
Property and equipment, net...............       10,923          --      10,923
Intangible assets, net of accumulated
 amortization (d).........................       11,549      (2,539)      9,010
Other assets..............................        5,972          --       5,972
                                               --------     --------   --------
                                               $149,307     $(29,253)  $120,054
                                               ========     ========   ========
Liabilities, Redeemable Preferred Stock
 and Stockholders' Deficit
Accounts payable..........................     $  7,167     $    --    $  7,167
Affiliate payable.........................        3,558          --       3,558
Accrued interest payable..................        1,701          --       1,701
Current portion of long-term debt.........          250          --         250
                                               --------     --------   --------
  Current liabilities.....................       12,676          --      12,676
Notes payable, non-current (d)............      138,503      (49,758)    88,745
Redeemable preferred stock................       35,000          --      35,000
Stockholders' deficit:
  Common stock............................           10          --          10
  Additional capital......................        6,870          --       6,870
  Note receivable stockholder.............       (1,500)         --      (1,500)
  Accumulated deficit (d).................      (42,953)      20,505    (22,448)
  Unrealized gain on securities...........          701          --         701
                                               --------     --------   --------
    Total stockholders' deficit ..........      (36,872)      20,505    (16,367)
                                               --------     --------   --------
    Total liabilities, redeemable
     preferred stock and stockholders'
     deficit..............................     $149,307     $(29,253)  $120,054
                                               ========     ========   ========

                            Pro Forma Balance Sheet

                     As of March 31, 1999 (unaudited)
                             (Dollars in thousands)

                                               OnePoint                Pro Forma
                                            Communications  Pro Forma   Balance
                                                Corp.      Adjustments   Sheet
                                            -------------- ----------- ---------
Assets
Cash and cash equivalents.................     $  6,013     $    --    $  6,013
Restricted cash...........................          129          --         129
Investments, current (e)..................       19,333       (9,455)     9,878
Accounts receivable, net..................        2,733          --       2,733
Affiliate receivable......................          159          --         159
Prepaid expenses..........................        1,588          --       1,588
                                               --------     --------   --------
    Total current assets..................       29,955       (9,455)    20,500
Investments, non-current ($46,792
 restricted) .............................       53,453          --      53,453
Investment in unconsolidated subsidiaries.        5,493          --       5,493
Property and equipment, net...............       13,047          --      13,047
Intangible assets, net of accumulated
 amortization (e).........................        9,231        (917)      8,314
Other assets..............................        5,875          --       5,875
                                               --------     --------   --------
                                               $117,054     $(10,372)  $106,682
                                               ========     ========   ========
Liabilities, Redeemable Preferred Stock
 and Stockholders' Deficit
Accounts payable..........................     $  6,380     $    --    $  6,380
Affiliate payable.........................        3,537          --       3,537
Accrued interest payable..................        4,882          --       4,882
Current portion of long-term debt.........          250          --         250
                                               --------     --------   --------
  Current liabilities.....................       15,049          --      15,049
Notes payable, non-current (e)............      107,233      (18,460)    88,773
Redeemable preferred stock................       35,000          --      35,000
Stockholders' deficit:
  Common stock............................           10          --          10
  Additional capital......................        6,870          --       6,870
  Note receivable stockholder.............       (1,500)         --      (1,500)
  Accumulated deficit (e).................      (45,628)       8,088    (37,540)
  Unrealized gain on securities...........           20          --          20
                                               --------     --------   --------
    Total stockholders' deficit ..........      (40,228)       8,088    (32,140)
                                               --------     --------   --------
    Total liabilities, redeemable
     preferred stock and stockholders'
     deficit..............................     $117,054     $(10,372)  $106,682
                                               ========     ========   ========

--------

(a) The pro forma adjustment to interest expense for the year ended December 31, 1998 reflects the following:

      Elimination of historical interest expense related to the
       Notes........................................................ $(15,404)
      Interest expense on the Notes, at an interest rate of 14 1/2%
       per annum, net of repurchases through June, 1999.............   12,000
      Amortization of debt issuance costs related to the Initial
       Offering.....................................................      248
      Amortization of debt discount.................................      199
      Amortization of warrants......................................      265
                                                                     --------
                                                                     $ (2,692)
                                                                     ========

  The pro forma adjustment to interest expense for the three months ended March 31, 1999 reflects the following:

      Elimination of historical interest expense related to the Notes.  $(4,128)
      Interest expense on the Notes, at an interest rate of 14 1/2%
       per annum, net of repurchases through June 1999................    2,999
      Amortization of debt issuance costs related to the Initial
       Offering.......................................................       62
      Amortization of debt discount...................................       50
      Amortization of warrants........................................       67
                                                                        -------
                                                                        $  (950)
                                                                        =======

(b) As part of the Company's Recapitalization, in April 1998, OnePoint Communications, LLC merged with and into OnePoint Communications Corp. See "The Recapitalization." The pro forma condensed statement of operations contains adjustments to reflect the estimated income tax provision on historical income before taxes which would have occurred had OnePoint Communications LLC been a "C" corporation for the period presented. The Company was in a loss position for all periods presented, accordingly, no tax provisions have been provided.

(c) The Pro Forma acquisition adjustments assume the PCTV Acquisition occurred on January 1, 1998. The acquisition adjustments include an adjustment to record the increase in depreciation and amortization expense for the year ended December 31, 1998 related to the re-valuation of certain assets and the recognition of intangibles and goodwill. (Also see the Company's December 31, 1998 audited financial statements, the Predecessor's 1997 audited financial statement and PCTV's 1997 financial statements).

(d) To reflect the repurchase of an aggregate principal amount of $51.25 million of Notes between January 8 and June 10, 1999 at various prices for an aggregate amount of approximately $27.6 million, less approximately $0.87 million of purchased interest, the write-off of the net book value of (i) debt issuance costs and the initial debt discount, and (ii) additional debt discounts attributable to the warrants related to the repurchased Notes, and the corresponding gain on early extinguishment of debt of approximately $20.5 million as if such transactions had occurred on December 31, 1998.

(e) To reflect the repurchase of an aggregate principal amount of $19.0 million of Notes on June 10, 1999 for an aggregate amount of $9.5 million, less approximately $0.07 million of purchased interest, the write-off of the net book value of (i) debt issuance costs and the initial debt discount, and (ii) additional debt discounts attributable to the warrants related to the repurchased Notes, and the corresponding gain on early extinguishment of debt of approximately $8.1 million as if such transaction had occurred on March 31, 1999.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis of the Company's financial condition and results of operations is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors including, but not limited to, those discussed in "Risk Factors," "Business" and elsewhere in this Prospectus. The Company disclaims any obligation to update information contained in any forward-looking statement.

Overview

  OnePoint is a rapidly growing provider of bundled telephony and video services to residents of MDUs in high growth, densely populated urban and suburban markets. The Company offers a wide range of residential telephony and video services, including local and long-distance telephony services and video subscription services, in six regional markets. From its inception in 1996 until January 1998, the Company's principal activities consisted of procuring governmental authorizations, negotiating telephony and video Rights of Entry for MDUs, hiring management and other key personnel, raising capital, developing, acquiring and integrating customer service, billing and other back office systems, identifying potential acquisition targets, and negotiating resale agreements. The Company commenced active marketing efforts in January 1998 in the Washington/Baltimore/Philadelphia metropolitan area, in February 1998 in Atlanta and Chicago, and in March 1998 in Charlotte/Raleigh/Durham, Denver and Phoenix. While continuing to evaluate new potential markets for expansion, the Company has no current plans to expand into new markets within the next twelve months. As a result of the Company's limited operating history, prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and a decision to tender the Old Notes in exchange for the Exchange Notes.

 Revenues

  Addressable Telephony Market. Through March 1999, the Company had entered into long term contracts with seven national REITs and numerous other MDU Managers providing for approximately 248,900 telephony or video passings in the Company's six targeted markets. Through March 1999, the Company had 20,755 telephony and 17,208 video subscribers, and had commenced marketing of services to 165,600 telephony and 29,600 video passings in six target markets. Through March 1999, the Company had 365 internet subscribers through its high-speed internet trial launched during the third quarter. Through March 1999, the Company's proportional ownership share of Mid-Atlantic represented an additional 20,460 video subscribers and 38,100 video passings. The Company expects to increase the number of buildings for which it has Rights of Entry through a combination of agreements with additional MDU Managers and the expansion of existing agreements as MDU Managers acquire additional properties in the Company's target markets. Through the above activities, the Company seeks to add between approximately 300 to 450 buildings representing approximately 90,000 to 150,000 telephony passings per year (at the higher end of such range in later years).

  In addition, the Company seeks to acquire private cable operators or their assets in order to have the opportunity to market a full bundle of services to the MDUs served, either directly or by obtaining a telephony Right of Entry from the MDU Manager.

  The Company also seeks to form strategic relationships with franchise or private cable providers to co-market telephony services to their MDU customer bases. Such strategic relationships may take a variety of forms, including but not limited to equity investments by the Company (as in the case of Mid-Atlantic). For example, OnePoint is leveraging its strategic relationship with Mid-Atlantic to market telephony services to residents of MDUs currently receiving video services from Mid-Atlantic. In addition, the Company is currently negotiating telephony co-marketing agreements with franchise cable operators throughout its targeted markets. Pursuant to such strategic relationships, the Company may market its services under the OnePoint brand name or that of the strategic partner. The Company believes that such arrangements will benefit the Company and the franchise or private cable operator through greater revenues and reduced churn.

  Addressable Video Market. OnePoint seeks opportunities to (i) acquire private cable operators or their assets, (ii) replace existing cable operators in buildings where the Company has telephony Rights of Entry; and (iii) install video distribution systems in newly constructed MDUs. The Company believes that the expansion of its video service passings and resulting increase in the number of MDUs where the Company can offer bundled telephony and video services will increase subscriber revenues and reduce marketing and sales expenses.

  The Company seeks to acquire private cable operators or their assets in order to build scale rapidly by obtaining rights which are otherwise currently unavailable to provide video services. In June 1998, the Company, through a wholly owned subsidiary, entered into a definitive agreement to acquire substantially all of the assets used by People's Choice TV Corp. and Preferred Entertainment, Inc. to provide video services to MDUs in Chicago. Pursuant to the agreement, the Company acquired approximately 28,000 video passings in 160 properties in July through October. Management expects to invest in video reception and transmission equipment to upgrade the video services offering for the acquired passings.

  Market Penetration. From the beginning of the year through March 1999, OnePoint had marketed telephony services to a total of 165,600 units (including approximately 30,800 Mid-Atlantic video passings), and had marketed video services to approximately 29,600 units (not including Mid-Atlantic video passings). Through March 1999 the Company's Penetration Rates were 12.5% and 58.1%, respectively, for telephony and video. The Company primarily targets new residents and believes that it will be able to achieve significantly higher telephony Penetration Rates with respect to such residents, who are introduced to the Company's services when moving in. The Company estimates that its overall Penetration Rates will lag behind new resident Penetration Rates but will increase over time as a result of residential turnover.

  The turnover of residents is a key factor in the penetration of the Company's telephony services. OnePoint anticipates that initial telephony penetration for MDU residents at the time the Company commences offering service will be significantly lower than that of residents who move in subsequently. The Company focuses its marketing efforts on new residents at the time they move in. Anticipated regulation mandating number portability may enable the Company to accelerate telephony penetration, although the timing for the implementation of this requirement is uncertain. Management believes that the average term of an apartment lease is 18 months and, based on data from the National Multi-Housing Council, that apartment turnover averages approximately 35% to 40% per year. Management believes it has designed its marketing efforts, sales channels and operational infrastructure so the Company may benefit from this expected high turnover of MDU residents.

  Through March 1999, the Company had 365 Internet subscribers through its high-speed Internet trial launched during the third quarter.

  Telephony Prices and Services. OnePoint offers a full range of local telephony services at discounted rates to those charged by the ILEC, with feature packages at discounts of up to 30%. Installation and service charges are similar to those charged by the ILECs. Long distance telephony is offered at prices competitive with major IXCs. Average subscriber revenues will be impacted by the Company's ability to bundle local and long distance telephony services as well as any pricing pressure brought about by deregulation and increased competition. The Company is an authorized agent for CellularOne.

  The Company plans in the future to offer various options for high speed Internet access, including cable modem and xDSL. The Company commenced market trials under a memorandum of understanding with an Internet service provider to test on a limited basis an MDU-specific Ethernet-based application in up to ten MDUs during 1998.

  Video Prices and Services. OnePoint plans to offer basic and expanded cable service at a slight discount to the franchise provider. The Company estimates that average revenue per subscriber (adjusted for bulk discounts) will exceed $35 per month as the Company improves the number and variety of channels and services offered, upgrades its delivery systems and adds DBS capability to individual buildings. In addition, average monthly revenue per subscriber will be affected by any acquisition of private cable operators having different average revenue per subscriber and service levels. Moreover, the Company's average revenue per subscriber will be affected by the demographics of any MDUs for which the Company obtains video Rights of Entry in the future. Pricing may be affected by potential regulatory actions restricting price increases by franchise cable providers.

 Costs of Products and Services

  Telephony. OnePoint resells local services purchased from the ILECs. Future regulatory and/or judicial developments may affect the timing and method of the Company's partial migration to a facilities-based platform and thus affect the Company's ability to reduce its local service cost structure. To the extent that the concentration of the Company's telephony subscriber base leads to investment in facilities to replace ILEC facilities, the Company believes it will be able to achieve significant ongoing savings in the provisioning of telephony services. Long-distance services are provided by an IXC at competitive prices as a result of the Company's affiliation with SBC, or by the ILEC for intraLATA services within certain markets. Costs are typically higher for intraLATA toll services, varying by market based on the cost of intraLATA services from either the ILEC or IXC.

  Video. The Company has entered into an agreement for the purchase of video programming with a programming wholesaler. The Company has purchased programming to date on the terms of Mid-Atlantic's contracts with such programming wholesaler and individual programming providers, although the Company is not a party to Mid-Atlantic's contracts. The Company's programming costs are directly related to the number of subscribers. The Company expects to realize a small reduction in programming costs per subscriber as the volume of purchases increases.

  General. For both telephony and video services, OnePoint frequently compensates MDU Managers on either a flat rate per passing per year or a percentage of revenues tied to penetration rates, as well as compensating leasing agents based on new subscribers. The Company has already made significant capital expenditures to develop its integrated billing system, automated EDI interfaces with ILECs for telephony service provisioning and customer care center systems and equipment. These investments and utilization of third-party leasing agents reduce the cost of acquiring customers and improve the Company's ability to increase subscription rates.

 Selling, General and Administrative Expenses

  The principal component of OnePoint's selling, general and administrative expenses is employee compensation and benefits. Other significant components include marketing expenses, facilities rental costs and depreciation and amortization, communications and information systems and professional/consulting fees.

 Capital Expenditures

  Telephony. The Company currently offers telephony services through a resale platform, thereby avoiding capital expenditures for network facilities. The Company plans to replace selectively its resale platform with a facilities-based infrastructure as warranted by subscriber traffic levels and the availability of alternative network facilities within each market in order to improve gross margins. Such investments may include installation of switches, installation of digital loop carriers and leasing of transmission capacity from ILECs. The Company will also evaluate the potential for leasing transmission facilities and/or partitioning switch capacity from facilities-based CLECs with excess capacity. Expenses for operating and maintaining equipment may increase significantly as the Company's investment in network facilities increases, although such increases are expected to be offset by savings from the elimination of certain other costs, such as local access and origination fees. The Company may incur other costs, including installation of inside telephony wiring required for newly constructed properties, for which costs vary according to the number of buildings and units on the property.

  Video. Capital expenditures for video services vary according to the number of properties served, the number of units in the MDUs, and the delivery platform. SMATV systems require multiple large receiving dishes and headend equipment for each property. Point-to-point microwave links enable the utilization of a single headend for multiple properties via installation of transmission and reception equipment at each property. The DBS delivery platform requires a single receiving dish for each property and less expensive headend equipment, if any. Converter boxes are required for certain network configurations and services. Installation of inside wiring is required for newly constructed properties with costs varying according to the number of buildings and units on the property. Additional capital expenditures may be required to upgrade or retrofit equipment, depending on the age, configuration and capacity of existing wiring.

Historical Results of Operations

  From its inception in 1996 until January 1998, the Company engaged principally in procuring governmental authorizations, negotiating telephony and video Rights of Entry for MDUs, hiring management and other key personnel, raising capital, developing, acquiring and integrating customer service, billing and other back office systems, identifying potential acquisition targets, and negotiating resale agreements. Accordingly, the Company's historical results should not be relied upon as an indicator of future performance.

 Three Months Ended March 31, 1999 Compared with Three Months Ended March 31, 1998.

 Revenue

  The Company began actively marketing its services during the first quarter of 1998. Total revenues for three months ended March 31, 1999 were $4.4 million compared to $0.1 million in three months ended March 31, 1998. Telephony revenues and cable television revenues for three months ended March 31, 1999 were $3.3 million and $1.1 million, respectively.

 Cost of Revenue

  Cost of revenue (programming, telecommunication service costs and payments to owners and employees of MDUs) was $4.2 million in three months ended March 31, 1999 as compared to $0.5 million in three months ended March 31, 1998. Revenue for the three months ended March 31, 1999 exceeded cost of revenues by $0.2 million.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses were $10.1 million in three months ended March 31, 1999 compared to $3.2 million in three months ended March 31, 1998, an increase of $6.9 million. This was primarily the result of increases in personnel and related costs and the increased volume of subscribers for the Company's communications services. The Company continues to experience higher than anticipated customer activation costs as it currently provides services through resale agreements with the ILECs and is dependent on the ILECs for the efficiency of order processing and installation while it operates on a resale platform.

 Depreciation and Amortization

  Depreciation and amortization was $0.6 million in three months ended March 31, 1999 compared to $0.1 million in three months ended March 31, 1998, an increase of $0.5 million. The increase is primarily attributable to an increase in cable and telephone systems and intangible assets resulting from purchases and construction of such equipment during the three months ended March 31, 1999.

 Interest Income and Expenses

  Interest expense was $4.2 million in three months ended March 31, 1999. The Company had no interest expense in three months ended March 31, 1998. The increase results from the interest accrued on the Notes, which were issued in May 1998. Interest income was $0.9 million in three months ended March 31, 1999, compared to $44,000 in three months ended March 31, 1998. The increase reflects interest income from short-term investment of the proceeds from the offering of the Notes.

 Equity in Losses in Unconsolidated Subsidiaries

  The Company recognized an equity in losses of its unconsolidated subsidiaries of $0.9 million. Such losses represent the Company's proportionate share of losses from the operations of Mid-Atlantic and MAC Interactive during the three months ended March 31, 1999 compared to an equity loss of $0.5 million from such investments for the same period in 1998.

 Extraordinary Gain

  The Company repurchased approximately $32.25 million in principal amount of its Notes during the three months ended March 31, 1999 at various prices for an aggregate total cost of approximately $18.1 million, including accrued interest and transaction fees, and recognized an extraordinary gain of approximately $12.4 million related to these transactions.

 Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

 Revenue

  The Company began actively marketing its services in January 1998 in the Washington/Baltimore/ Philadelphia metropolitan area, in February 1998 in Atlanta and Chicago and in March 1998 in Charlotte/Raleigh/Durham, Denver and Phoenix. Total revenues for 1998 were $7.0 million compared to $42,669 for 1997. Telephony revenues and cable television revenues for 1998 were $4.4 million and $2.5 million, respectively. Total revenue per average billed subscriber during the fourth quarter of 1998 was approximately $68.53 for telephony services and $23.02 for video services, including all subscribers residing in MDUs covered by a bulk pricing arrangement. Monthly subscription fees are lower for MDUs covered by a bulk pricing arrangement. Monthly revenue per average billed subscriber is impacted by the relative proportion of new subscribers incurring installation charges.

 Cost of Revenue

  Cost of Revenue (programming, telecommunication service costs and payments to owners and employees of MDUs) was $8.8 million in 1998 as compared to $82,288 in 1997. Cost of Revenue for 1998 exceeded revenues by $1.8 million primarily because payments to certain MDU owners are structured on a per-passing basis and because of higher costs during a customer's installation period. The Company anticipates improvement in the relationship between costs of services and revenue as subscriber penetration increases and the relative proportion of new customers decreases. Total costs of telephony revenues and cable television revenues for 1998 were $7.1 million and $1.6 million, respectively.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses were $27.9 million in 1998 compared to $12.8 million in 1997, an increase of $15.1 million, or 118%. This was primarily the result of increases in personnel and related costs associated with the initiation of service in three new regions and the increased volume of subscribers for the Company's communications services. The Company continues to experience higher than anticipated customer activation costs as it currently provides services through resale agreements with the ILECs and is dependent on the ILECs for the efficiency of order processing and installation. The reserve for bad debts was increased in December from 4% to 9% of telephony revenue as the Company has recently experienced an increased volume of non-pay disconnections and anticipates this higher level of bad debts to continue for the foreseeable future.

 Depreciation and Amortization

  Depreciation and amortization was $1.5 million in 1998 compared to $0.2 million in 1997, an increase of $1.3 million, or 519%. The increase is primarily attributable to an increase in cable and telephone systems and intangible assets resulting from purchases and construction of such equipment and the acquisition of PCTV during 1998.

 Interest Income and Expenses

  Interest expense was $15.8 million in 1998 compared to $11,286 in 1997. The increase results from the interest accrued on the Senior Notes. Interest income was $6.0 million in 1998, compared to $71,596 in the same period in 1997. The increase reflects interest income from short-term investment of the proceeds from the Initial Offering.

 Equity Losses of Investments in Unconsolidated Subsidiaries

  The Company recognized an equity loss of $3.7 million from the operations of Mid-Atlantic and MAC Interactive in 1998 compared to an equity loss of $3.1 million from such investees in 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

 Revenue

  The Company commercially introduced service on a very limited basis in July of 1997, while it was refining its organization and customer care capability. In 1997 the Company generated revenue of approximately $43,000 from telephony services in the Washington/Baltimore/Philadelphia metropolitan area. The Company did not generate any revenue during 1996.

 Cost of Revenue

  Cost of Revenue for 1997 was approximately $82,000. This consisted of charges from ILECs for local service, installation and order processing, charges for long-distance usage and payments to MDU Managers and leasing consultants. Additionally, certain connection charges from the ILECs during 1997 resulted from the manual entry of orders, prior to the completion of the automated EDI links for provisioning of services. The Company did not generate any revenue during 1996.

 Selling, General and Administrative Expenses

  Total selling, general and administrative expenses were approximately $12.8 million for 1997, an increase of $10.8 million over 1996 expenses of $2.0 million as a result of increased development expenses, headcount and other start-up costs. Such expenses consisted primarily of salaries and related expenses for the development of the Company's business and operational infrastructure, completion of regulatory filings, systems development expenses and sales and marketing efforts directed toward MDU Managers.

 Depreciation and Amortization

  Depreciation and amortization was approximately $235,000 in 1997, an increase of $216,000 over 1996 depreciation and amortization of $19,000, primarily due to the depreciation of equipment and leasehold improvements which were purchased in 1997.

 Taxes

  Income taxes will consist of federal, state and local taxes, when applicable. The Company expects significant net losses for the foreseeable future which should generate net operating loss ("NOL") carryforwards. However, utilization of such prospective NOLs is subject to substantial annual limitations. In addition, income taxes may be payable during this time due to operating income in certain tax jurisdictions. Once the Company achieves operating profits and the NOLs have been exhausted or have expired, the Company may experience significant tax expense. The Company has recognized no provision for taxes as it operated at a loss through 1997. The Predecessor was a limited liability company, and, accordingly, NOLs for periods prior to April 29, 1998 will not be available to the Company.

 Other

  The Company recognized an Equity Loss of $3.1 million from the operations of Mid-Atlantic during 1997, based on its 50% equity ownership during the period.

Liquidity and Capital Resources

  The Company has financed its development through March 1999 with $35.0 million of funding provided by VIC, $80,100 of equity invested by VenCom, L.L.C., borrowings under the Credit Facility and the proceeds of the Initial Offering. As a result of the Recapitalization transactions, as of March 31, 1999: (i) VIC2 owns all of the Company's outstanding capital stock; (ii) Mr. Otterbeck indirectly owns 80.3% of VIC2's common membership units; (iii) SBC indirectly owns 19.7% of VIC2's common membership units, and has a priority on the first $35.0 million of distributions by VIC2 (less all principal and interest payments on the VIC2 Note), and VIC has a warrant exercisable for 9.9% of VIC2's equity. See "The Recapitalization."

  From February to June 1997, the Company made investments totalling approximately $12.0 million in Mid-Atlantic and in December 1997 the Company invested $750,000 in MAC Interactive to establish a separate joint venture with the other investors in Mid-Atlantic to secure exclusive marketing rights for certain programming services from an affiliated company. During January 1999, the Company committed to a plan to liquidate MAC Interactive. See "Certain Relationships and Related Transactions--MAC Interactive." Net cash used in the Company's operating activities from inception through December 1997 totaled $13.4 million. Net cash used by the Company for acquisitions of property and equipment during this period totaled $3.0 million. As of December 31, 1997 the Company had an accumulated deficit of $18.1 million, and had cash and cash equivalents of $5.5 million. Net cash used in the Company's operating activities in 1998 totaled $37.7 million. Net cash used by the Company for acquisitions of property and equipment during this period totaled $9.4 million. As of December 31, 1998 the Company had an accumulated deficit of $(42.9) million, and had cash and cash equivalents of $5.7 million in addition to available investments of $26.4 million (excluding the Pledged Securities).

  Subsequent to December 31, 1997, the Company obtained the Credit Facility. Borrowings under the Credit Facility as of December 15, 1998 will be amortized over a five-year period. The interest rate on borrowings under the Credit Facility is, at the Company's election: (i) Northern Trust's prime rate less 3/4 of 1%; (ii) LIBOR plus 50 basis points; or (iii) the federal funds rate (as defined) plus 50 basis points. As of December 31, 1998, there was an outstanding balance under the Credit Facility of $8.75 million and the Company had obtained a $250,000 letter of credit under the facility. See "Description of Certain Indebtedness."

  In May 1998, the Company issued the Units for gross proceeds of $175.0 million. The Company used approximately $80.5 million of the net proceeds from the Initial Offering to purchase Pledged Securities. The Company also used a portion of the proceeds to pay down borrowings under the Credit Facility. From November 1998 to June 1999, the Company used approximately $47.9 million to repurchase $92.25 million of principal amount of Senior Notes in the open market. The Company recognized extraordinary gains on the early extinguishment of this debt of $19.9 million in the fourth quarter of 1998 and $12.4 million in the first quarter of 1999. The Company expects to recognize an extraordinary gain of $8.1 million in the second quarter of 1999. Pursuant to the restricted securities agreement entered into in connection with the issuance of the Notes, the trustee of the Pledged Securities released approximately $26.7 million of such securities on February 24, 1999 upon request by the Company. The Company expects to request the release of an additional $11.3 million of such securities. Based on market conditions, the Company will continue to evaluate the repurchase of Notes and may continue to utilize existing cash to fund additional purchases.

  The balance of the net proceeds of the Initial Offering have been, or will be, used to acquire private cable operators or their assets, to invest in video infrastructure, to invest selectively in a facilities-based platform for telephony services, to fund future capital calls by Mid-Atlantic, to fund additional open-market purchases of Notes, to fund working capital and for general corporate purposes, including operating losses. The Company is negotiating with Northern Trust Company and SBC to obtain an additional $16 million credit facility from

Northern Trust, which would be guaranteed by SBC. The Company expects that its current financing, together with the additional financing from Northern Trust, would be sufficient to meet its current capital plans. There can be no assurance that the Company will be able to obtain the additional financing from Northern Trust, however, and the Company may require additional capital if it achieves market penetration for its services significantly different than, or at a different stage than, management estimates, achieves lower than expected pricing for its services, enters additional markets, locates additional or larger acquisition opportunities or encounters higher than expected costs to purchase or upgrade telephony, cable or DBS services, equipment or facilities. The Company also expects that it will require additional financing (or require financing sooner than anticipated) if the Company's development plans or projections change or prove to be inaccurate or if the Company is unable to continue to take advantage of the pricing provided for in SBC-negotiated contracts for any reason. There can be no assurance that the Company will be successful in raising sufficient additional debt or equity capital, or of the terms of any such capital-raising activities. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the telephony and video industry. See "Risk Factors."

  In June 1998, the Company, through a wholly-owned subsidiary, entered into a definitive agreement to acquire certain assets used by Preferred Entertainment, Inc., a subsidiary of PCTV to provide video service to MDUs in Chicago. Pursuant to the agreement, the Company acquired Rights of Entry for approximately 28,000 video passings in 160 properties in July through October for total consideration of $12.4 million. The Company has begun to invest in video reception and transmission equipment to upgrade the video services offering for the acquired passings.

  Depending on market conditions and the availability of acquisitions on favorable terms, the Company may determine to raise additional capital. The Company may obtain additional funding through the sale of public or private debt and/or equity securities or through additional borrowings from banks or other lending institutions.

  Cash flows used in operating activities were $11.6 million and $5.1 million in three months ended March 31, 1999 and three months ended March 31, 1998, respectively, an increase of $6.5 million or 127%. The roll-out and expansion of business operations during three months ended March 31, 1999 precipitated this increase. Cash flows used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, especially accounts receivable, prepaid expenses and other assets, and accounts payable and accrued liabilities.

  Net cash used by the Company for acquisitions of property and equipment during three months ended March 31, 1999 totaled $2.6 million, compared to $0.9 million in three months ended March 31, 1998. As of March 31, 1999, the Company had an accumulated deficit of $(40.2) million, and had cash and cash equivalents of $6.0 million and available investments of $26.0 million, net of the Pledged Securities totaling $46.8 million. The Company anticipates an additional $11.3 of such Pledged Securities will be released by the trustee.

  Cash flows from investing activities in three months ended March 31, 1999 were $30.0 million. Cash flows used in investing activities in three months ended March 31, 1998 were $0.9 million. Cash flows from financing activities were ($18.1) million and $1.0 million in three months ended March 31, 1999 and three months ended March 31, 1998, respectively.

  Cash flows used in operating activities were $37.6 million and $11.4 million in 1998 and 1997, respectively, an increase of $26.2 million or 230%. The rollout and expansion of business operations during 1998 precipitated this increase. Cash flows used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, especially accounts receivable, prepaid expenses and other assets, and accounts payable and accrued liabilities.

  Net cash used by the Company for acquisitions of property and equipment during 1998 totaled $9.4 million, compared to $2.4 million in 1997. As of December 31, 1998, the Company had an accumulated deficit of $(42.9) million, and had cash and cash equivalents of $5.7 million (excluding the Pledged Securities) in addition to available investments of $26.4 million, net of the Pledged Securities totaling $73.4 million.

  Cash flows used in investing activities in 1998 was $118.5 million. Cash flows used in investing activities in 1997 was $2.6 million. Cash flows provided by financing activities was $156.5 million and $19.4 million in 1998 and 1997, respectively.

  The Company is currently incurring liquidated damages resulting from its failure to have this Registration Statement declared effective by the Commission by November 17, 1998. The Company incurred liquidated damages of approximately $5,000 to $7,000 per week through February 17, 1999, based on the amount of Notes outstanding. Following an escalation on February 17, 1999, liquidated damages (based on the Notes outstanding at March 31, 1999), are accruing at approximately $10,000 per week. On May 17, 1999 these damages escalated to approximately $15,000 per week, with subsequent escalations each 90 day period thereafter up to a maximum penalty of approximately $51,000 per week.

  The Company has entered into a long-term contract with VenCom whereby the Company is required to make annual payments of up to $0.9 million to VenCom for financial and management consulting services and assistance with capital financing activities. Pursuant to this agreement, the Company receives ongoing consulting services in exchange for annual payments of $0.75 million and is required to pay a fee of 2% of any capital raising activity or acquisition activity, including debt and equity transactions. The Company has accrued $3.5 million of fees related to the issuance of the Old Notes, of which approximately $0.2 million has been paid through March 31, 1999. The Company's chairman and chief executive officer is the sole shareholder of VenCom.

  The Company has entered into agreements with the owners of MDUs whereby the Company has exclusive rights to provide video services and preferred provider status for the provision of bundled telephony services to the occupants of the MDU. These agreements are typically for periods from five to seven years and contain renewal options. Certain of these agreements require the Company to pay the MDU owner a fixed fee per year based on the number of units subject to the contract without regard to the occupant's use of the Company's services while other agreements require the Company to pay varying amounts per month based on actual usage of the Company's services by the MDU occupants.

  The Company's future results of operations will be materially impacted by its ability to finance its planned business strategies. A considerable portion of the Company's capital expenditure requirements are scaleable dependent upon the number of Right of Entry contracts the Company enters into. Capital expenditures may be larger or smaller depending whether the Company is able to achieve its targeted market share.

  Depending on market conditions and the availability of acquisitions on favorable terms, the Company may determine to raise additional capital. The Company may obtain additional funding through the sale of public or private debt and/or equity securities or through additional borrowings from banks or other lending institutions.

  The Company expects significant cash requirements for at least the next several years due to continued expansion of its customer base and the need to invest in facilities and equipment to support telephony and video services. The Company's future cash requirements will depend on a number of factors including (i) the rate at which the Company secures Rights of Entry, (ii) the level of penetration achieved for telephony and video services and the pricing of such services, (iii) the availability of private cable acquisitions on favorable terms, (iv) the rate at which the Company deploys telephony facilities, the cost of equipment required to do so, and its ability to aggregate traffic onto the Company's facilities, and (v) the expansion to additional markets, if any.

Results of Operations for VIC-RMTS-DC, LLC

 Three Months Ended March 31, 1999 Compared with Three Months Ended March 31,
1998

 Revenue

  VIC-RMTS-DC, LLC's total revenues for the three months ended March 31, 1999 were $0.9 million compared to $0.1 million in the three months ended March 31, 1998, as VIC-RMTS-DC, LLC significantly increased its volume of operations throughout three months ended March 31, 1999.

 Cost of Revenue

  Cost of revenue (telecommunication service costs and payments to owners and employees of MDUs was $1.1 million in the three months ended March 31, 1999 as compared to $0.3 million in the three months ended March 31, 1998. Cost of revenue for the three months ended March 31, 1999 exceeded revenue by $0.2 million primarily because payments to certain MDU owners are structured on a per passing basis and because of higher costs during a customer's installation period.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses were $2.8 million in the three months ended March 31, 1999 compared to $1.5 million in the three months ended March 31, 1998, an increase of $1.3 million, or 87%. This was primarily the result of increases in personnel and related costs associated with the initiation of service and the increased volume of subscribers for VIC-RMTS-DC, LLC's communications services. VIC-RMTS-DC, LLC continues to experience higher than anticipated customer activation costs as it currently provides services through resale agreements with the ILECs and is dependent on the ILECs for the efficiency of order processing and installation.

 Depreciation and Amortization

  Depreciation and amortization was $93,000 in the three months ended March 31, 1999 compared to $54,000 in the three months ended March 31, 1998, an increase of $39,000 or 72%. The increase is primarily attributable to an increase in telephone systems and intangible assets resulting from purchases and installation of such equipment.

 Year Ended December 31, 1998--Compared with Year Ended December 31, 1997

 Revenue

  VIC-RMTS-DC, LLC's total revenues for 1998 were $1.7 million compared to $43,000 in 1997, as VIC-RMTS-DC, LLC significantly increased its volume of operations throughout 1998.

 Cost of Revenue

  Cost of Revenue (telecommunication service costs and payments to owners and employees of MDUs) was $2.8 million in 1998 as compared to $82,000 in 1997. Cost of Revenue for the twelve months ended December 31, 1998 exceeded revenue by $1.2 million primarily because payments to certain MDU owners are structured on a per passing basis and because of higher costs during a customer's installation period.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses were $10.3 million in 1998 compared to $4.6 million in 1997, an increase of $5.7 million, or 124%. This was primarily the result of increases in personnel and related costs associated with the initiation of service and the increased volume of subscribers for VIC-RMTS-DC, LLC's communications services. VIC-RMTS-DC, LLC continues to experience higher than anticipated customer activation costs as it currently provides services through resale agreements with the ILECs and is dependent on the ILECs for the efficiency of order processing and installation. The reserve for bad debts was increased in December 1998 from 4% to 9% of telephony revenue as VIC-RMTS-DC, LLC has recently experienced an increased volume of non-pay disconnections and anticipates this higher level of bad debts to continue for the foreseeable future.

 Depreciation and Amortization

  Depreciation and amortization was $0.3 million in 1998 compared to $0.2 million in 1997, an increase of $0.1 million, or 50%. The increase is primarily attributable to an increase in telephone systems and intangible assets resulting from purchases and installation of such equipment.

Liquidity and Capital Resources of VIC-RMTS-DC, LLC

  VIC-RMTS-DC, LLC has financed its development with $23.9 million of contributed equity by unit holders.

  Cash flows used in operating activities were $3.2 million and $2.0 million in the three months ended March 31, 1999 and the three months ended March 31, 1998, respectively, an increase of $1.2 million, or 60%. The roll-out and expansion of business operations during the three months ended March 31, 1999 precipitated this increase. Cash flows used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, especially accounts receivable, prepaid expenses and other assets, and accounts payable and accrued liabilities.

  Net cash used by VIC-RMTS-DC, LLC for acquisitions of property and equipment during the three months ended March 31, 1999 totaled $0.2 million, compared to $0.3 million in the three months ended March 31, 1998. As of March 31, 1999 VIC-RMTS-DC, LLC had an accumulated deficit of $(20.3) million, and had no cash or cash equivalents.

  Cash flows used in investing activities in the three months ended March 31, 1999 were $0.2 million. Cash flows used in investing activities in the three months ended March 31, 1998 were $0.3 million. Cash flows provided by financing activities were $3.4 million and $2.3 million in the three months ended March 31, 1999 and the three months ended March 31, 1998, respectively.

  Cash flows used in operating activities were $12.1 million and $4.3 million in 1998 and 1997, respectively, an increase of $7.8 million or 181%. The rollout and expansion of business operations during 1998 precipitated this increase. Cash flows used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, especially accounts receivable, prepaid expenses and other assets, and accounts payable and accrued liabilities.

  Net cash used by VIC-RMTS-DC, LLC for acquisitions of property and equipment during 1998 totaled $1.2 million, compared to $1.1 million in 1997. As of December 31, 1998 VIC-RMTS-DC, LLC had an accumulated deficit of $(17.2) million, and had no cash and cash equivalents.

  Cash flows used in investing activities in 1998 were $1.2 million. Cash flows used in investing activities in 1997 were $1.1 million. Cash flows provided by financing activities were $13.3 million and $5.4 million in 1998 and 1997, respectively.

  VIC-RMTS-DC, LLC expects significant cash requirements for at least the next several years due to continued expansion of its customer base and the need to invest in facilities and equipment to support telephony and internet services. VIC-RMTS-DC, LLC's future cash requirements will depend on a number of factors including (i) the rate at which VIC-RMTS-DC, LLC secures Rights of Entry, (ii) the level of penetration achieved for telephony services and the pricing of such services, (iii) the rate at which VIC-RMTS-DC, LLC deploys telephony and internet facilities, the cost of equipment required to do so, and its ability to aggregate traffic onto VIC-RMTS-DC, LLC's facilities, (iv) the expansion to additional markets, if any.

  VIC-RMTS-DC, LLC's future results of operations will be materially impacted by its ability to finance its planned business strategies. VIC-RMTS-DC, LLC expects that its current financing, together with additional financing from the Company's proposed credit facility from Northern Trust, would be sufficient to meet its current capital plans. There can be no assurance that the Company will be able to obtain the additional financing from Northern Trust, however.

Year 2000 Issue

  The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  The Company's Program. The Company has undertaken a program to address the Year 2000 issue with respect to the following: (i) the Company's information technology and operating and support systems (including its customer care, trouble tracking, billing and provisioning systems); (ii) the Company's non-information technology systems; and (iii) certain systems of the Company's major suppliers and material service providers (insofar as such systems relate to the Company's business activities with such parties). As described below, the Company's Year 2000 program involves (i) an assessment of the Year 2000 problems that may affect the Company, (ii) the development of remedies to address the problems discovered in the assessment phase, (iii) the testing of such remedies and (iv) the preparation of contingency plans to deal with worst case scenarios.

  The Company has completed the assessment phase for substantially all of the major components of the systems purchased to date, and continues to assess all new purchases or upgrades. The Company estimates it has completed testing for approximately 75% of its overall systems and anticipates concluding the remediation and testing phase by August 31, 1999. The Company anticipates completing the development of contingency plans to handle the most reasonably likely worst case year 2000 scenarios by Sept. 30, 1999.

  Assessment Phase. As part of the assessment phase of its program, the Company has and will continue to attempt to identify substantially all of the major components of the systems described above. In order to determine the extent to which such systems are vulnerable to the Year 2000 issue, the Company continuously evaluates its internal software applications. The Company believes all internal systems and software have been purchased or developed after 1995 and will thus be Year 2000 compliant. From the outset of operations, the Company's intent has been to procure hardware and software that is Year 2000 compliant. The Company has requested Year 2000 Compliance statements from the equipment, billing and communications carriers from which it procures equipment and services, and has received written confirmation of their compliance or their intention to become compliant before the Year 2000 (although these assurances are not legally binding). Every piece of computer equipment utilized by the Company was purchased in new condition after January 1, 1997. The servers (HP, Sun, and Compaq) are all either running a version of their operating systems which is certified by the manufacturer to be Year 2000 compliant, or the patch/upgrade has been identified and the Company is planning the upgrade. Each of the desktop computers is a Compaq Deskpro-line PC running either Windows 95 or Windows NT 4.0, which, based on the Company's review of manufacturer information contained on their web sites, are compliant according to the manufacturer. The BIOS of each of these machines has been updated by the Company based on manufacturer recommendations. The customer care and billing system, provided by CSG is Year 2000 compliant and has been tested by CSG. The telephony provisioning system, provided by Beechwood Data Systems is reported to be Year 2000 compliant and has been tested by Beechwood Data Systems. The Company has obtained written certifications from its underlying local and long distance service providers that all provisioning applications and interfaces to/from its underlying carriers will be Year 2000 compliant before the year 2000. With respect to the operation of their network, these local and long distance service providers have indicated that they have had Year 2000 projects underway for several years and expect to complete all Year 2000 upgrades during 1999, with time before year-end for system testing and quality assurance. The majority of equipment suppliers (i.e., HP, Sun, Compaq, Dell, Microsoft, and Novell) have directed the Company to their Internet web sites where they have posted product information relative to Year 2000 compliance. The Company has downloaded this information and has identified those systems that are compliant, as well as those systems that will have to be upgraded or replaced to become compliant. The assurances received by the Company regarding Year 2000 compliance are not legally binding. The Company also relies on the information regarding Year 2000 compliance of its local and long distance service providers as supplied to Public Service Commissions in each state.

  Remediation and Testing Phase. Based on the results of its assessment efforts, the Company will undertake remediation and testing activities. The activities conducted during the remediation and testing phase are intended to address information technology systems and non-information technology systems in an attempt to demonstrate that this software will be made substantially Year 2000 compliant on a timely basis. In this phase, the Company evaluates program applications and, if a potential Year 2000 problem is identified, takes steps to attempt to remediate the problem and to test the application to confirm that the remediating changes are effective and have not adversely affected the functionality of the application. The Company has historically tested systems utilizing internal resources. Testing is accomplished by setting system clocks ahead and then running these systems as in real operations. The results have proven that the customer care and billing system is compliant, the long distance provisioning software is compliant, and applicable SUN and SCO patches will bring the UNIX servers up to Year 2000 compliance. The lone application developed internally has been tested and is compliant. In addition to the individual testing of system components, the Company is testing integrated systems in order to test Year 2000 issues which may arise through a combination of individual systems. The Company is also exploring extending the integrated testing with EDI partners.

  Contingency Plans. The Company intends to develop contingency plans to handle the most reasonably likely worst case Year 2000 scenarios. Mission-critical failure would relate to those systems which are vital to the provision of voice switching, processing, and transport services to our customers. Examples of mission-critical systems include those network and essential operating supporting systems provided and provisioned by OnePoint's underlying carriers that enable the Company to offer its customers local and long distance switched telecommunications services. As the Company initially operates under a resale arrangement from what is effectively a monopoly provider of certain services, it has not as yet identified a timely and cost-effective contingency plan in the event of a pervasive and extended failure by its underlying carriers. If the underlying systems experience errors short of failure, these errors may prevent correct billing and/or provisioning of new service to the Company's customers. If any or all of the Company's internal systems fail, but those of its underlying carriers do not, then service to existing customers would not be disturbed, although this failure may prevent correct billing and/or provisioning of new services. The Company intends to complete its contingency plans after it has monitored progress made by the communications carriers referred to above.

  Costs Related to the Year 2000 Issue. To date, the Company has incurred no explicit costs for its Year 2000 program, aside from indirect management costs related to the research of internal and vendors' systems, plans and procedures. While the Company anticipates relatively low direct costs related to its internal systems, total costs related to the Year 2000 issue will be a function of its vendors ability to make timely progress toward their year 2000 compliance.

  Risks related to the Year 2000 Issue. Although the Company's Year 2000 efforts are intended to minimize the adverse effects of the Year 2000 issue on the Company's business and operations, the actual effects of the issue and the success or failure of the Company's efforts described above cannot be known until the Year 2000. Failure by the Company or its major suppliers to address adequately their respective Year 2000 issues in a timely manner (insofar as such issues relate to the Company's business) could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes.

Inflation

  The Company's obligations under the Credit Facility bear interest at floating rates, and an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service requirements.

Impact of New Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("Statement 130"), which establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Statement 130 is effective for fiscal years beginning after December 15, 1997. Disclosure of total comprehensive income is required in interim period financial statements. The Company did not have any components of comprehensive income for prior periods, accordingly, adoption of this standard did not affect net income or comprehensive income prior to 1998.

  In June, 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("Statement 131"), which is effective for years beginning after December 15, 1997. However, Statement 131 need not be applied to interim financial statements in the initial year of application. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Since Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, the Company adopted the new requirements in 1998 and prior period disclosures.

  In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("Statement 133"). Statement 133 is effective for years beginning after June 15, 1999. Statement 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. Management does not anticipate that the adoption of Statement 133 will have a material impact on its financial position or the results of its operations.

  In Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). This Statement of Position provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred and broadly defines start-up activities SOP 98-5 applies to all non-governmental entities, except for certain entities, and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company will recognize the effects of the initial application of SOP 98-5 as the cumulative effect of a change in accounting principal, as described in Accounting Principles Board (APB) Opinion No. 20, Accounting Changes. The Company will not report the pro forma effects of retroactive application of SOP 98-5.

                                   BUSINESS

The Company

  OnePoint Communications Corp. is a rapidly growing provider of bundled telephony and video services to residents of MDUs in high growth, densely populated urban and suburban markets. The Company offers MDU residents bundled telephony and video services at moderate to significant discounts to prices charged by ILECs, IXCs or franchise cable providers with the convenience of "one point" of contact and a single integrated bill for such multiple services. OnePoint seeks to offer bundled telephony and video services by entering into long-term contracts providing Rights of Entry with MDU Managers and, where appropriate, by acquiring private cable television operators having exclusive video Rights of Entry for MDUs. Where the Company is initially unable to obtain video Rights of Entry, it may pursue alternative arrangements, such as co-marketing with the incumbent operator, in order to provide bundled services. In addition, the Company plans to enhance its existing bundled product offering by introducing high speed Internet access service by the end of 1998.

  The Company was founded in 1996 with a $35 million investment, primarily from a subsidiary of SBC (the sole stockholder of Southwestern Bell Telephone Co., an RBOC). The Company's strategy evolved from SBC's highly successful SmartMoves(R) program for marketing to MDU residents within SBC's service area. As a result of the Recapitalization, SBC currently indirectly owns 19.7% of the Common Stock of the Company. The remaining 80.3% of the Company's Common Stock is indirectly owned by James A. Otterbeck, the Company's Chairman and Chief Executive Officer.

  Through March 1999, the Company had entered into long term contracts with 7 national REITs and numerous other MDU Managers providing for approximately 219,300 telephony passings and 29,600 video passings in the Company's 6 targeted markets. From February to June 1997, the Company made investments totalling approximately $12.0 million in Mid-Atlantic, a large private cable television operator with approximately 50,000 subscribers in the Washington/Baltimore/Philadelphia metropolitan area. The Company currently holds an approximately 41.4% equity interest in Mid-Atlantic. As a result of its interest in Mid-Atlantic, the Company has begun marketing local and long distance telephony services to Mid-Atlantic's video passings.

  The Company's current targeted markets are Atlanta; Charlotte/Raleigh/Durham; Chicago; Denver; Phoenix; and Washington/Baltimore/Philadelphia, in each of which it has aggregated over 10,000 telephony passings. The Company is an authorized CLEC and has obtained authority for the resale of local exchange services in eleven states (Colorado, Delaware, Florida, Georgia, Illinois, Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia) and the District of Columbia. Additionally, it has applied for CLEC status in Arizona and is permitted to provide telecommunications services there while its application is pending.

  Commencing in July 1997, the Company initiated service in a limited number of MDUs in order to refine its billing, provisioning and customer care infrastructure. In January 1998, the Company began actively marketing its services. From the beginning of the year through December 1998, the Company had marketed telephony services to a total of 150,000 units (including approximately 30,500 Mid-Atlantic video passings), and has marketed video services to approximately 30,000 units (not including Mid-Atlantic video passings). Through December 1998 the Company's Penetration Rate was 11.4% and 57.8%, respectively, for telephony and video. The Company primarily targets new residents and believes that it will be able to achieve significantly higher telephony Penetration Rates with respect to such residents, who are introduced to the Company's services when moving in. The Company estimates that overall Penetration Rates will lag behind new resident Penetration Rates but will increase over time as a result of residential turnover. According to data compiled by the National Multi-Housing Council, annual apartment turnover rates average 35% to 40%.

  The Company offers a wide range of services, including local telephony, domestic and international long distance telephony and cable and DBS television. The Company also enhanced its bundled product offerings by offering high-speed Internet access service on a trial basis during 1998. The Company currently delivers telephony services exclusively through resale of services offered by ILECs and an IXC. Management believes that the Company's long distance resale cost position is superior to those of other similarly sized CLECs as a result of the Company's affiliation with SBC. During 1999, the Company expects to begin selectively replacing its resale platform with higher margin facilities-based services as warranted by subscriber traffic levels. Video services are delivered through SMATV or DBS systems and point-to-point 18GHz microwave links. Management believes that the Company's expanded use of DBS systems will reduce capital requirements and expand the number of channels available.

Key Strategic Relationships

  The Company has several relationships and agreements which management believes offer significant advantages, including:

    SBC. The terms of certain contracts pursuant to which SBC purchases products and services are available to the Company and other entities in which SBC has a sufficient equity interest. Accordingly, the Company has been able to purchase a number of products and services from third parties at prices lower than those that would otherwise be available to it. Through such arrangements, OnePoint purchases long distance service from an IXC and has leveraged SBC's procurement function to purchase telecommunications equipment. As the Company invests selectively in a facilities-based telephony strategy, management believes the Company may be able to obtain further cost advantages in the purchase of telephony equipment based on similar arrangements with vendors. Management believes that these arrangements will enable the Company to provide a bundled communications offering at a competitive price and provide opportunities for better margins than competitors lacking such an affiliation can achieve. The Company's ability to purchase services and equipment under these arrangements is dependent upon (i) SBC's continued ownership of an equity interest in the Company which meets or exceeds the definition of "affiliate" in the underlying contracts and (ii) the continuation of the current underlying SBC contracts or their replacement by SBC with contracts having comparable terms. In addition, SBC has guaranteed the Company's payment obligations under its $9 million Credit Facility with Northern Trust and two of the Company's leases for office space.

    Mid-Atlantic. In late 1997, the Company and Mid-Atlantic began joint marketing of telephony and video services under the OnePoint brand name on a building by building basis to the passings served by Mid-Atlantic in the Washington/Baltimore/Philadelphia metropolitan area. The Company has also partnered with Mid-Atlantic to develop integrated customer care and billing capabilities designed to support both telephony and video services. The principals of Mid-Atlantic own a minority interest in the Company's telephony operations in the six-state Mid-Atlantic region.

    Relationships with National REITs. Management estimates that the seven national REITs, including Equity Residential Properties Trust and AIMCO, with which the Company has entered into agreements providing for telephony Rights of Entry control approximately 10% of the MDUs in the Company's targeted markets. The Company seeks to obtain video and/or Internet Rights of Entry for the buildings in which it has telephony Rights of Entry, and believes its relationships with such REITs and other MDU Managers will be a competitive advantage in winning video Rights of Entry (when existing agreements expire or are otherwise terminated) and Internet Rights of Entry. Management believes that the REIT industry is growing and concentrating, and that the REITs with which it has relationships are seeking to acquire additional properties and/or other REITs, which should provide opportunities for the Company to obtain additional Rights of Entry.

Market Opportunity

  MDUs comprise a wide variety of high density residential complexes, including high and low-rise apartment buildings, condominiums and cooperatives. According to the U.S. Census Bureau, over 24 million residential housing units were included in these categories as of 1990 and an additional
1.3 million new apartments were completed from 1991 to 1997. Of the over 24 million units nationwide as of 1990, approximately 2.8 million were within the Company's existing or targeted markets. The following table sets forth the approximate MDU units currently subject to the Company's Rights of Entry and other marketing opportunities in the Company's targeted markets as of March 31,1999.

                                                                                        MDU Units
                                              Other MDU Marketing      Total MDU         Actively
                              MDU Passings       Opportunities       Opportunities     Marketed(1)
                            ---------------- --------------------- ----------------- ----------------
   Market                   Telephony Video  Telephony(2) Video(3) Telephony  Video  Telephony Video
   ------                   --------- ------ ------------ -------- --------- ------- --------- ------
   Atlanta.................   32,800     800       300     32,300    33,100   33,100   28,300     800
   Charlotte/Raleigh/
    Durham.................   15,100     --        --      15,100    15,100   15,100   10,300     --
   Chicago.................   13,500  28,800    25,200     10,800    38,700   39,600    9,400  28,800
   Denver..................   17,000     --        --      17,000    17,000   17,000   10,600     --
   Phoenix.................   40,400     --        --      40,400    40,400   40,400   26,000     --
   Washington/Baltimore/
    Philadelphia...........  100,500     --     61,200    100,500   161,700  100,500   81,000     --
                             -------  ------    ------    -------   -------  -------  -------  ------
      Total................  219,300  29,600    86,700    216,100   306,000  245,700  165,600  29,600
                             =======  ======    ======    =======   =======  =======  =======  ======

--------

(1) Units in MDUs in which the Company had one or more subscribers as of March 31, 1999.

(2) MDU Units for which Mid-Atlantic has video Rights of Entry but for which the Company does not currently have telephony Rights of Entry or does not actively market telephony services.
(3) MDU Units for which the Company has telephony Rights of Entry, but does not currently have video Rights of Entry.

  The Company has targeted the markets listed above primarily because of their high proportion of REIT-controlled MDUs, attractive growth rates, availability of SBC-owned assets (currently in Chicago and Washington, D.C.) and sufficient potential subscriber density to permit a subsequent move to a facilities-based telephony platform. Pursuant to its "smart-build" strategy, the Company seeks to utilize the most cost-effective means of providing services in a market, and management believes that significant opportunities exist with respect to underutilized facilities of other CLECs, many of which target business customers.

  Management believes that the MDU market is growing and consolidating. The following table sets forth information regarding the estimated number of apartments in each of the Company's targeted markets, and the projected growth rate in apartments in such markets from 1997 to 2000. The table does not include condominiums, townhouses, cooperatives and other types of MDUs.

                                                       Estimated
                                                       Number of     1997-2000
                                                       Total MDU   Estimated MDU
      Market                                         Units in 1997  Growth Rate
      ------                                         ------------- -------------
      Atlanta.......................................    282,000         6.7%
      Charlotte/Raleigh/Durham......................    119,000        10.9%
      Chicago.......................................    443,000         4.5%
      Denver........................................    125,000        11.2%
      Phoenix.......................................    216,000        13.0%
      Washington/Baltimore/Philadelphia.............    652,000         6.5%

Source: The REIS Reports, Inc.

Business Strategy

  OnePoint's objective is to be a leading provider of bundled telephony and video services to MDU residents in selected markets. The key elements of the Company's strategy are as follows:

  . Focus on Dense Concentrations of Demographically Attractive Customers.
    The Company targets high revenue potential "A" and "B" properties in markets where it can aggregate at least 10,000 telephony and/or video passings. Management believes that residents of such buildings tend to have high demand for telephony and video services and will find the Company's superior customer service, lower prices and the convenience of "one point" of contact for multiple services attractive. High customer density reduces per-unit capital costs and increases the efficiency of the Company's sales, marketing, installation and repair efforts.

  . Utilize a "Smart-Build" Strategy to Expedite Customer Acquisition and
    Minimize Initial Investment Risk. OnePoint seeks to minimize initial investment risk by developing a subscriber base in its markets prior to making significant investments in telephony switching, transport and digital loop carrier equipment. Telephony services are currently delivered through a resale platform. The Company plans to replace selectively its resale platform with higher margin facilities-based services as warranted by subscriber traffic levels and the availability of alternative network facilities within each market. The Company plans to move toward a network design based on Company-owned switches and leased unbundled network elements ("UNEs"), including transmission facilities, on an incremental basis. Management believes that this approach balances the cost savings and capital expenditure requirements associated with a facilities-based platform. Video services are provided through SMATV and DBS systems and point-to-point 18GHz microwave links. As a private cable operator, the Company is not required to serve any particular customer base and generally does not incur capital costs to build its video systems until it has obtained a Right of Entry for the property. The Company expects to deploy digital DBS systems where justified, based on subscriber demographics and demand. Management believes that this "smart-build" strategy reduces up-front capital expenditures, expedites entry into markets and MDUs and allows the Company to take advantage of evolving regulatory and technical developments.

  . Leverage SBC Affiliation. The Company realizes significant benefits from favorable costs on certain services and equipment made available to SBC and its affiliates by third party vendors. The availability of these favorable costs is dependent upon (i) SBC's continued ownership of an equity interest in the Company which meets or exceeds the definition of "affiliate" in the underlying contracts and (ii) the continuation of the current underlying SBC contracts or their replacement by SBC with contracts having comparable terms. Through such arrangements, the Company currently purchases wholesale long distance telephony services at the prices negotiated by SBC and has purchased telecommunications equipment. The Company also benefits from SBC's technical and regulatory expertise as well as access to personnel with specialized knowledge.

  . Build Customer Base Through Long-Term Contracts. OnePoint enters into long-term contracts with MDU Managers providing Rights of Entry for telephony and video services. The Company's bundled telephony and video services should benefit MDU Managers by differentiating their properties and potentially raising rental values. OnePoint also provides revenue sharing programs for property owners and commissions, and training and support for on-site leasing consultants at the MDUs it serves. These programs motivate the leasing consultants to serve as an effective face-to-face sales channel to residents. The Company also seeks to become the exclusive video service provider to the buildings in which it has telephony Rights of Entry, and believes its relationships with MDU Managers will be a competitive advantage in obtaining video Rights of Entry (when existing agreements with other providers expire or are otherwise terminated) and Internet Rights of Entry.

  . Build Customer Base Through Acquisitions. The Company believes it can further build its customer base by acquiring established private cable television operators with MDU video Rights of Entry, or acquiring assets from such operators. The Company believes it can cross-sell its local and long distance telephony services to acquired video subscribers by promoting the convenience of a single point of contact, integrated billing and pricing incentives. In furtherance of its strategy, the Company recently consummated the PCTV Acquisition and is engaged in discussions with respect to additional acquisitions. See "Recent Developments." In addition, in February 1998, the Company acquired equipment and infrastructure and assumed telephony and video services agreements in connection with two MDUs with a total of 964 passings located in Atlanta, Georgia.

  . Increase Revenue Through Bundling, Creative Marketing and Cross-
    Promotions. OnePoint seeks to increase revenue by offering customers incentives to purchase bundled services, such as discounted video services for long-distance subscribers and all-in-one bundled prices for local and long distance telephony and video services. To the extent permitted under FCC rules, subscribers to each service receive information about the Company's other services in their bill. Residents can subscribe for available services by completing a single form when leasing an apartment, can schedule a single installation visit for all services, and thereafter receive a single integrated bill for all services. Management believes the bundling of telephony and video services leverages sales, marketing and servicing costs, increases market penetration, reduces churn and improves account collections.

  . Provide Superior Customer Care. The Company has developed an integrated billing system and an advanced customer care facility, which opened in June 1997. The Company seeks to provide customer care that is superior to that of incumbent providers, including prompt, courteous repair service, a single toll-free number for telephony and video customer service and "hassle-free" installation, with a single installation service call for all services that can be made on an expedited basis and without the subscriber present. As a private cable television provider, the Company can also provide customized programming in each building to match the demographics and special interests of residents.

  Management believes that OnePoint's MDU Manager relationships, its smart-build approach and its favorable cost position due to its relationship with SBC are significant competitive advantages. The Company's focus on MDU customers enables it to concentrate its marketing, service and support efforts, and requires lower capital costs per unit than targeting other residential customer groups. The MDU focus also permits the Company to offer programming and promotions targeted to the demographic characteristics of a specific building. The Company's Rights of Entry give it the exclusive right to market its services using the MDU's leasing staff as an on-site face-to-face sales channel. The smart-build approach permits the Company to enter markets quickly with a limited initial capital commitment, as compared to a facilities-led approach which requires significant up-front capital expenditures prior to providing service and gaining market share. In addition, management believes that the Company currently has a favorable cost position for long distance telephony services.

Management Expertise

  OnePoint believes that its management and operations team is a critical component of its initial success and will continue to be a key element of differentiation for the Company. The Company has built an aggressive and experienced management team with extensive prior experience at ILECs, CLECs, IXCs and cable television companies, including MFS Communications Company, MCI WorldCom, Sprint, and AT&T, among others. James A. Otterbeck, the Company's Chairman and Chief Executive Officer has served as a Vice President of Gemini Consulting, where he co-founded and managed the $100 million global communications business unit of the firm. Mr. Otterbeck has also previously worked for AT&T Bell Laboratories in product design and management positions and has worked at IBM in sales and marketing positions. William F. Wallace, the Company's President and Chief Operating Officer, served as the Chief Operating Officer of Gemini Consulting, where he co-founded and built Gemini Consulting's communications business unit with Mr. Otterbeck over a four year period. See "Management."

Financing Strategy

  The Company used approximately $80.5 million of the net proceeds from the Initial Offering to fund the purchase of a portfolio of U.S. government securities (the "Pledged Securities"), which is intended to provide funds sufficient to pay in full when due the first seven scheduled interest payments on the Notes. Following the Company's open market purchases of Notes, the trustee of the Pledged Securities released $26.7 million of such securities in February 1999, and the Company expects the trustee will release an additional $11.3 million of such securities related to the repurchases of Notes in March and June of 1999. The Pledged Securities are pledged as security for the repayment of principal of and interest on the Notes, Liquidated Damages, if any, and all other obligations under the Indenture. See "Use of Proceeds" and "Description of the Exchange Notes--Interest Reserve." Other proceeds have been, or will be, used to acquire private cable television operators or their assets, to invest in video infrastructure, to invest selectively in a facilities-based platform for telephony services, to repay borrowings under the Credit Facility (which were reborrowed on December 14, 1998), to repurchase Notes, to fund future capital calls by Mid-Atlantic, to fund working capital and for general corporate purposes, including operating losses. The Company may require additional capital if it achieves market penetration for its services significantly different than, or at a different stage than current management estimates, achieves lower than expected pricing for its services, enters additional markets, locates additional or larger acquisition opportunities or encounters higher than expected costs to purchase or upgrade telephony, cable or DBS services, equipment or facilities. The Company also expects that it will require additional financing (or require financing sooner than anticipated) if the Company's development plans or projections change or prove to be inaccurate, or if the Company is unable to continue to take advantage of the pricing provided for certain SBC-negotiated contracts for any reason. There can be no assurance that the Company will be successful in raising sufficient additional debt or equity capital, or of the terms of any such capital. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the telephony and video industry. See "Risk Factors."

Recent Developments

  In June 1998, the Company, through a wholly owned subsidiary, entered into a definitive agreement to acquire substantially all of the assets used by People's Choice TV Corp. and Preferred Entertainment, Inc. to provide video service to MDUs in Chicago. Pursuant to the agreement, the Company acquired approximately 27,800 video passings in 160 properties in July through October. The financial statements of PCTV are attached hereto. Management expects to invest in video reception and transmission equipment to upgrade the video services offering for the acquired passings.

  On November 6, 1998, the Warrants were separated from the Notes.

  Between November 9, 1998 and June 10, 1999, the Company repurchased $92.25 million in principal amount of Notes in the open market for an aggregate total cost of $47.9 million. The Company recognized extraordinary gains on the early extinguishment of this debt of $19.8 million in the fourth quarter of 1998 and $12.4 million in the first quarter of 1999. The Company expects to recognize an extraordinary gain of $8.1 million in the second quarter of 1999. Pursuant to the restricted securities agreement entered into in connection with the issuance of the Senior Notes, the trustee of the Pledged Securities released approximately $26.7 million of such securities on February 24, 1999 upon request by the Company. The Company expects to request the release of an additional $11.3 million of such securities.

  On November 18, 1998, the Notes began accruing Liquidated Damages as a result of the failure of the Exchange Offer Registration Statement to be declared effective by the SEC.

  In December 1998 the Company borrowed $8.75 million and a $250,000 letter of credit was issued on its behalf under the Credit Agreement.

  The Company is at various stages of discussion with respect to other potential acquisitions in its targeted markets but it is not a party to a purchase agreement or letter of intent with respect thereto. The Company is also negotiating letters of intent with franchise cable television operators in its targeted markets providing for co-marketing of local and long distance telephony services to residents of the MDU passings served by these franchise cable television operators.

Delivery Platform

 Telephony Services

  The Company currently delivers telephony services through the resale of services provided by the ILECs and an IXC. The resale of telephony services is less capital-intensive than providing facilities-based local and long distance services and the Company believes resale will be more economically attractive until a critical mass of customers is obtained. It also allows rapid service deployment in any location that is served by the ILEC and does not require service interruption, change in service of any significance or change in telephone number for the customer. This platform ensures customers receive all available services with the reliability and redundancy enjoyed by ILEC customers, and the Company and its customers further benefit by having the ILEC manage a degree of operational risk and complexity for services such as 911, directory and operator assistance. Resale can also be migrated to a UNEs-based platform (where offered by the ILECs) by extending the responsibilities of the Company and taking on the rebundling role that the underlying carrier currently performs.

  Commencing in 1999, the Company plans to invest selectively in a network design based on Company-owned switches and leased UNEs, including transmission facilities, on an incremental basis. Facilities deployment requires switching equipment, dedicated trunking to each building and remote access nodes at each building. The Company will make network deployment decisions based on the availability of and prices for equipment, distribution facilities and UNEs purchased from the ILEC, which will be driven by market and regulatory developments. As it invests selectively in a facilities-based platform, the Company will need to take on increased operational responsibilities, including network design and engineering and the employment and retention of a highly expert workforce to manage and maintain the network. The Company will also need to negotiate interconnection agreements. See "--Network Deployment."

  The Company is authorized as a CLEC and has obtained authority for the resale of local exchange services in eleven states (Colorado, Delaware, Florida, Georgia, Illinois, Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia) and the District of Columbia. It has also applied for CLEC status in Arizona and is permitted to provide telecommunications services there while its application is pending. The Company has also received authorization to resell domestic long distance service in the United States and international long distance service. Telephony services are provisioned through direct EDI interfaces with the underlying carriers. The interfaces are integrated with the Company's customer care and billing systems and were designed in conjunction with Beechwood Data Systems and CSG. Other computer interfaces are utilized for pre-ordering and trouble management. These systems are in use with Bell Atlantic Corporation ("Bell Atlantic"), Ameritech Corporation ("Ameritech"), BellSouth Corporation ("BellSouth") and Sprint.

 Video Services

  Video services are delivered through private cable systems that serve one or more MDUs. Service is provided through SMATV systems or DBS systems and point-to-point 18GHz microwave links. Private cable operators are not required to serve any particular customer base and thereby have greater flexibility with respect to programming, service provisioning and pricing than do franchise cable operators. Management believes that the Company's expanded use of DBS systems will reduce capital requirements and expand channel capacity. The DBS delivery platform utilizes only one satellite that requires a single, lightweight, 18-inch dish, eliminating the need for the traditional configuration of two 3-meter dishes secured to a reinforced concrete base. DBS headend equipment also costs less than the equivalent analog equipment it replaces, and can be installed more quickly. In addition, where inside wiring is of sufficient capacity, the Company's use of DBS systems may eliminate the need for headend equipment. Video services are provisioned from the Company's integrated customer care, provisioning, trouble management and billing system. Through use of interdiction systems, customers can be activated, deactivated, or have service altered remotely, which allows for more efficient use of the technical field staff.

 Internet

  The Company is currently offering high speed Internet access service at a limited number of properties on a trial basis. This service allows customers high speed connectivity to the Internet and will be offered in conjunction with other Internet-related services, including software, content and e-mail service. During 1999 the Company expects to more broadly deploy high speed access in viable properties based on size and demographics. The Company intends to deliver connectivity and provide private label wholesale access services by partnering with a Tier 1 or 2 Internet Service Provider ("ISP"). Each property will be connected to the ISP point of presence ("POP") through wireline or wireless T1s. The Company will most likely utilize a combination of end-user technologies including cable modem, Ethernet and a variety of digital subscriber line (or "xDSL") technologies to broaden deployment opportunities. Products will be offered at varying speeds and will be priced accordingly. The Company entered into a memorandum of understanding with an Internet service provider to test on a limited basis an MDU-specific Ethernet-based application in up to ten MDUs during 1998.

The Company's Services

  The Company offers a wide range of telephony and video services, which it tailors to meet the specific needs of the customers in its target markets. The Company offers (or plans to offer) the following services:

    Local Telephony Services. The Company offers a full range of local telephony services including enhanced features such as call forwarding, call waiting, dial back and caller ID in all of its target markets through resale agreements with ILECs. Former ILEC customers who switch to OnePoint's telephony services will in most cases be able to retain their telephone number.

    Long Distance Telephony Services. The Company offers domestic and international long distance telephony services, including "1+" outbound calling and inbound toll free service through a resale agreement with an IXC.

    Video Services. As a private cable operator, the Company offers multi-channel television programming customized to the demographic profile and special interests of residents. Depending on the system, the Company offers from 50 to 80 channels, with basic video programming featuring major cable and broadcast networks and premium services including HBO, Cinemax, Showtime and The Movie Channel. In addition, where installed, DBS allows the Company to deliver up to 175 channels of programming including exclusive sports programming and up to 50 pay-per-view channels.

    Internet Services. The Company plans to offer a range of options to MDU Managers for high-speed Internet access, depending on resident demand and demographics. The Company believes that high speed Internet access is a value-added amenity which will be highly attractive to MDU Managers and will enable the Company to increase per subscriber revenue. The Company is evaluating and testing several technologies for providing this service, including cable modems, Ethernet and xDSL.

Programming

  The Company purchases video programming primarily from a programming wholesaler and programming suppliers. The Company has generally obtained programming on terms and conditions that it considers reasonable and has obtained favorable pricing as a result of its relationship with Mid-Atlantic. OnePoint's programming includes basic channels, premium channels including pay-per-view movies and events, adult entertainment, electronic program guide services and digital music services, as well as retransmission arrangements for relevant network broadcasters.

  The Company generally pays a monthly fee per subscriber per channel for programming. Programming costs increase in the ordinary course of the Company's business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. The Company anticipates that its programming costs, particularly for sports programming, will increase in the future.

Marketing

  The Company focuses on MDU customers in order to concentrate its marketing, service and support efforts and reduce its capital costs. The Company's sales and marketing approach is aimed at three key decision-makers: the MDU Managers, the on-site leasing staff and the residential end-user. The Company's bundled telephony and video services offer MDU Managers the opportunity to earn additional income through revenue sharing arrangements and also differentiate the property. Management believes that such differentiation enables the MDU Manager to achieve greater occupancy rates and potentially raises rental values. On-site leasing staff are an important part of the Company's marketing strategy, because they are a direct face-to-face sales channel to residents. The Company provides commissions to, trains and supports on-site leasing consultants to promote the benefits of OnePoint's service options. The Company's Residential Marketing Coordinators work with MDU

Managers and leasing staff to increase subscription rates. The Residential Marketing Coordinators also provide initial and ongoing training and marketing materials and sponsor launch events to build product and brand awareness and encourage residents to subscribe immediately. The financial incentive to purchase bundled services is reinforced by face-to-face marketing by on-site leasing consultants to existing residents and to new residents at the critical move-in period. The Company is devoting considerable efforts to promoting the OnePoint brand name among the MDU Manager community and within MDUs for which it has Rights of Entry. Management believes that this value-driven strategy will lead to increased penetration, subscriber loyalty, market share and profitability and reduced subscriber churn.

  The Company offers MDU residents bundled telephony and video services at moderate to significant discounts to prices charged by ILECs, IXCs or franchise cable providers with the convenience of "one point" of contact and a single integrated bill for multiple services. OnePoint uses additional marketing and discounts to encourage the subscriber to purchase a bundle of services (including, when available, Internet service), or to purchase premium or feature packages. Residents are offered a simple subscription process, with all services installed at the time of move-in. They have a single toll-free point of contact for all telephony and video services, including service inquiries, billing inquiries and trouble reporting. The Company provides its customers with a single integrated bill and the opportunity to write a single check each month for all services. The Company's resale of telephony services ensures customers the reliability and redundancy enjoyed by customers of ILECs and other major carriers. As a private cable operator, the Company can offer video programming customized to the demographic profile and special interests of residents. The Company offers a diverse line-up of high quality basic, premium and pay-per-view programming.

Telephony and Video Rights of Entry

  Telephony Rights of Entry. Through March 1999, the Company had entered into long term contracts with 7 national REITs (Equity Residential Properties Trust, Charles E. Smith Residential Realty, Summit Properties, United Dominion Realty Trust, Walden Residential Properties, Inc, AIMCO and AvalonBay) and numerous other MDU Managers providing for approximately 219,300 telephony passings in the Company's 6 targeted markets. Each of such REIT Right of Entry agreements has terms of five to seven years. These agreements typically grant the Company, on a property by property basis, and, in each case, to the extent permitted under applicable law, (i) the right to provide specific telecommunications services to the property (including the installation and maintenance of necessary on-site equipment and the wiring of the building) and
(ii) the right to market local, long distance and other telephony services directly to residents of the property, including the sole right to market such services on the property. The Company's rights under such contracts do not prohibit other telecommunications service providers from soliciting residents to use telecommunications services other than through on-site solicitations, nor do they restrict third parties from providing services to a resident at the request of such resident. Services covered under the contracts vary, and may or may not include dial-up Internet access. The Company's right to market its services, subject to certain limitations, typically extends to advertising within the building through use of signs, handbills and door-to-door visits. The Company may also train, coordinate and provide incentives to property management personnel to provide marketing materials and telephony service agreements to potential lessees. Under these contracts, MDU Managers typically receive volume-based financial incentives. MDU Managers are required to promote generally the use of the Company's services and to use their best efforts not to permit physical entry onto the property by any other party for the purpose of marketing or providing the services covered under the contract; however, the contracts do not prohibit other service providers from indirectly soliciting residents through other legal means, such as direct mailings or telemarketing, or providing any services specifically at the request of a resident. To the extent the Company requires permits to market or provide services covered by the contract, MDU Managers are obligated to cooperate and use their best efforts to assist the Company in obtaining necessary permits. Under these contracts, an MDU Manager may, but is not obligated to, offer additional properties to the Company. To the extent existing conflicting agreements would prohibit the Company from offering services to residents at offered properties, MDU Managers are obligated to terminate such agreements as soon as legally permissible under the terms of those agreements.

  Video Rights of Entry. Through March 1999, the Company had entered into contracts with numerous MDU Managers providing for video Rights of Entry covering approximately 29,600 passings in the Chicago and Atlanta markets. These contracts typically grant the Company the sole right to install, own, operate and maintain a private cable system on the property and to provide private cable services to the residents of the property, but do not restrict provision of such services by others where state, local or federal laws require such other parties to have the right to provide such services. The Company also is granted the sole license to solicit residents on-site to subscribe to its private cable services. Except as otherwise required by federal, state or local laws, MDU Managers agree to refrain from granting access to the property and any rights relating to the marketing or provision of video/cable services to any other person or entity for the duration of the contract. Additionally, the contracts cannot prevent third party solicitations of residents by mail, telephone or other indirect means outside of the MDU Managers' control. MDU Managers agree to use their best efforts to promote the use of private cable services, and the Company is permitted to train property management personnel to promote the Company's services. To the extent the Company requires permits to market or provide services covered by the contract, an MDU Manager is obligated to cooperate and use its best efforts to assist the Company in obtaining any necessary permits.

Customer Care and Billing

  The Company has implemented a flexible, customer-service oriented approach which it believes differentiates it from the mass-market strategy of incumbent providers. The Company provides customer service from a central care center located in Largo, Maryland. The customer care center is equipped with a toll-free "888-ONE-POINT" line through which customers can coordinate all of their service needs, including the initial service order, repair and billing inquiries. The facility utilizes an operating support system that integrates all customer information and can be accessed by activation, billing, customer care and technical personnel. The Company's customer care professionals, installers and technicians have been professionally trained to address both telephony and video service needs. A single, integrated bill is distributed to each customer for all of the services provided by the Company to that customer, which management believes provides a competitive advantage in its cross-marketing efforts. In certain properties where wiring and scrambling does not preclude the theft of video signals, the Company relies upon periodic field audits by its technicians to monitor and detect any piracy of video signals. The Company relies upon the software algorithms utilized by the wholesale provider of long distance telephony services to monitor potential fraudulent calling patterns. Through this provider, pre-established controls and procedures to disconnect service are in place to limit the exposure from fraudulent long-distance and international telephony calling. The Company depends upon the credit screening processes employed by the leasing staff in determining the suitability of the prospective tenant. Service is suspended for non-payment after 75 days at most properties.

  Portions of the customer care facility are currently operated jointly with Mid-Atlantic. The billing and operating support system is operated pursuant to a contract between the Company and a third party, and Mid-Atlantic reimburses the Company for a portion of the variable expenses related to the system, based on usage. Both the Company and Mid-Atlantic utilize the facility to perform services for their customers, and data relating to both companies' customers are integrated into the billing and operating support systems. In certain circumstances, the Company relies on Mid-Atlantic's employees to answer the Company's inbound phone calls. The Company also reimburses Mid-Atlantic for certain payroll and other expenses with respect to shared employees. Any event that required the separation of Mid-Atlantic and OnePoint customer care and billing operations could result in a disruption in the Company's ability to provide adequate service to its customers.

Information Systems

  OnePoint has invested significant resources to develop tailored information systems and procedures that it believes provide a significant competitive advantage in terms of cost, cross-marketing and customer care. These systems are required to enter, schedule, provision and track a customer's order from the point of sale to the installation and testing of service and also include or interface with trouble management, inventory, billing, collection and customer care systems. Telephony services are provisioned through direct EDI interfaces with the underlying carriers, which currently include Bell Atlantic, Ameritech, BellSouth and Sprint. The interfaces are integrated with the Company's customer care and billing systems and were designed in conjunction with Beechwood Data Systems and CSG. Other computer interfaces are utilized for pre-ordering and trouble management. The Company's employees input customer information into the systems and interface with the ILECs to provision services; CSG processes, prints and mails the Company's billing statements.

Network Deployment

  The Company plans to deploy switching, concentration and distribution infrastructure where it achieves significant customer density in a target market, i.e., in locations where in excess of 2,000 local customer lines in 12 or fewer MDUs can be served from a single central office. The actual size, class and configuration of the switch deployed will be dependent on the concentration of subscribers, the likelihood for further utilization and the Company's ability to obtain SBC's favorable pricing terms from vendors. The Company may also seek to negotiate agreements to partition capacity of existing switching facilities from the ILEC, other CLECs, or in the Washington, D.C. and Chicago markets, from SBC or its affiliates. After evaluating the cost-effectiveness of UNEs, the Company may elect to lease point-to-point local loops from either the ILEC or, if available, another CLEC to span the "last mile." The Company may also elect to lease dedicated T1 facilities to connect large and proximate properties to its switching equipment, and will then complete the connection with its customers by installing digital loop carriers, or other concentrating equipment, at each property. When the Company's local switching facilities are being utilized, the Company will dedicate long distance traffic and provide transport via dedicated facilities to an IXC POP, thereby bypassing the ILEC's tandem switching. While management believes that deploying switches and other equipment is a cost-effective approach for connecting properties covered by long-term agreements, ongoing regulatory changes may alter management's view in this respect by creating additional opportunities through UNEs which may lead to alternative approaches for deploying leased unbundled facilities. The Company will make network deployment decisions based on the availability of, and prices for, equipment, distribution facilities and UNEs purchased from the ILEC, which will be driven by market and regulatory developments. As it invests selectively in a facilities-based platform, the Company will need to take on increased operational responsibilities, including network design and engineering and the employment and retention of a highly expert workforce to manage and maintain the network. The Company will also need to negotiate, among other things, facilities interconnection agreements with the ILECs as well as reciprocal compensation arrangements and 911 handling arrangements. See "Risk Factors--Significant Capital Requirements; Uncertainty of Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

The Recapitalization

  The Company is the successor to OnePoint Communications, LLC. The Predecessor was originally formed in 1996 by VIC and AMI2. Through a series of transactions from the fourth quarter of 1997 through April 1998, VenCom, L.L.C. acquired an equity interest in the Predecessor, and the Predecessor was recapitalized and merged with the Company in order to become a corporation. See "The Recapitalization."

Business--Mid-Atlantic Joint Venture

  From February to June 1997, the Company made investments totalling approximately $12 million to acquire a 50% ownership interest in Mid-Atlantic. In late 1997, the Company and Mid-Atlantic began joint marketing of telephony and video services under the OnePoint brand name in the areas served by Mid-Atlantic in the Washington/Baltimore/Philadelphia metropolitan area. The Company elected not to meet capital calls in February and June of 1998, and as a result, it currently holds an approximately 41% equity interest in Mid-Atlantic. As of December 31, 1997, the Company's equity in Mid-Atlantic constituted a significant portion of its assets, accounting for $9.3 million of the Company's $19.8 million in assets (based on book values). As of December 31, 1998, Mid-Atlantic constituted $6.2 million of the Company's $149.3 million in assets.

  Pursuant to the terms of Mid-Atlantic's operating agreement, the joint venture is not managed by the Company and as a consequence, the Company has limited ability to control Mid-Atlantic and may be unable to prevent actions by Mid-Atlantic which might be adverse to the interests of the Company. The Company's consent is required for a limited number of actions by Mid-Atlantic, including entry into new lines of business, entry into a merger, consolidation, recapitalization or reorganization transaction, making of certain payments to members or entry into transactions with insiders on other than an arm's length basis, entry into agreements in excess of $1 million (other than cable operator acquisitions and contracts to provide cable services), sales of assets other than in the ordinary course, and other strategic sales of contracts with a fair market value not exceeding $500,000 in any 12-month period, and liquidation or dissolution.

  On January 15, 1999, the Company, Mid-Atlantic and other related parties entered into the Settlement Agreement which resolved certain disputes arising out of an arbitration demand made by the Company on August 6, 1998. The Settlement Agreement provides, among other things, that Mid-Atlantic would provide the necessary financial information regarding Mid-Atlantic for the Exchange Offer and the Company's periodic filings under the Securities Exchange Act of 1934, as amended. Also, as part of the Settlement Agreement, the parties agreed to the formation of a new holding company, Mid-Atlantic Telcom Plus Holding, LLC, to own the membership interests of Mid-Atlantic. In addition, the Settlement Agreement transferred the day-to-day operations of Mid-Atlantic Telcom Plus Interactive, LLC ("MAC Interactive") to the Company.

  On March 30, 1999, the Company filed a demand for arbitration seeking a declaratory ruling on the equity ownership of VIC-RMTS-DC, LLC. The Company believes that the value of the assets contributed by Mid-Atlantic RMTS Holdings, LLC was sufficient to give Mid-Atlantic RMTS Holdings, LLC a 5% interest based on capital contributions through December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC. OnePoint will be entitled only to that portion of any distributions made by VIC-RMTS-DC, LLC corresponding to its percentage equity ownership therein. On April 5, 1999, Mid-Atlantic Holdings filed its own demand for arbitration to resolve issues of equity ownership of VIC-RMTS-DC, LLC.

MAC Interactive

  In December 1997 OnePoint invested $750,000 to acquire a 50% equity interest (with a preferred return) in MAC Interactive. In December 1997, MAC Interactive entered into an agreement with ODS to acquire set top boxes and marketing rights from ODS for its pari-mutuel horse racing wagering service for an aggregate of $750,000. It was anticipated that MAC Interactive would provide such set top boxes and market ODS services to Mid-Atlantic subscribers. The other investors in MAC Interactive are the investors that also own the equity interests in Mid-Atlantic which are not owned by the Company. VIC was a limited partner of ODS until July 1998. Pursuant to the Settlement Agreement, the Company and the other investors have agreed to liquidate MAC Interactive.

Mid-Atlantic Joint Venture Non-Competition Agreements

  In connection with the Mid-Atlantic joint venture, the Company, its co-joint venturer and certain of their affiliates entered into a series of Non-Competition Agreements. Such agreements restrict the rights of such parties (other than Mid-Atlantic and VIC-RMTS-DC, LLC, the telephony joint venture company controlled by the Company) to provide cable and telephony services, respectively, under certain circumstances in either (i) the "D.C. Metro" area, defined to include Washington D.C., Baltimore, Maryland and certain areas of Virginia, or (ii) the "Territory," defined to include the States of Delaware, Maryland, New Jersey, Pennsylvania, and Virginia and Washington, D.C.

  The agreements restrict parties other than Mid-Atlantic from pursuing any opportunity related to, or providing, any private cable service or any franchise cable service with less than 75,000 dwelling units passed or available to be passed anywhere in the Territory unless such opportunity has been offered first to Mid-Atlantic, and then to VIC-RMTS-DC, LLC and, within the D.C. Metro area, only if Mid-Atlantic has ceased to develop cable opportunities therein for not less than six consecutive months.

  The agreements restrict parties other than VIC-RMTS-DC, LLC from pursuing any opportunity related to, or providing any, telephony services in the Territory unless such opportunity has been offered first to VIC-RMTS-DC, LLC, and then to Mid-Atlantic and, within the DC Metro area, only if VIC-RMTS-DC, LLC has ceased to develop telephony opportunities therein for not less than six consecutive months.

  In the event that any proposed telephony or cable acquisition would provide a legal or regulatory conflict for SBC such that neither VIC-RMTS-DC, LLC nor Mid-Atlantic could pursue such acquisition, there is no offer requirement.

  Each party to the agreements is restricted from providing a bundled service offering consisting of telephony and cable services (other than pursuant to the joint venture) within the D.C. Metro area. The agreements prohibit the recruiting or solicitation of any employees, customers, subscribers or suppliers of either of the joint venture companies who perform services in the Territory. The duration of such agreements with respect to any party is dependent on such party's continued equity ownership in the joint venture entities, and the continued operation of the joint venture entities, but last in no event longer than one year following the end of such party's affiliation with the joint venture entities.

Federal Regulation

  The Company's networks and the provision of telecommunications services are subject to significant regulation at the federal, state and local levels.

 General FCC Regulation

  The FCC regulates interstate and international telecommunications services. The Company provides service on a common carrier basis. The FCC imposes certain regulations on common carriers such as the RBOCs that have some degree of market power ("dominant carriers"). The FCC imposes less regulation on common carriers without market power ("nondominant carriers") including, to date, CLECs. Under the FCC's rules, the Company is a nondominant carrier and as such does not need authorization to provide domestic services and can file tariffs on one day's notice. The FCC requires common carriers to receive an authorization to construct and operate telecommunications facilities, and to provide or resell telecommunications services, between the United States and international points.

 ILEC and CLEC Obligations

  The Telecommunications Act is intended to increase competition. The act opens the local services market by requiring ILECs to permit interconnection to their networks and establishing obligations with respect to:

    Reciprocal Compensation. Requires all ILECs and CLECs to complete calls originated by competing carriers under reciprocal arrangements. The prices charged by ILECs for terminating calls originated on a CLEC's network must be based on a reasonable approximation of additional cost or through mutual exchange of traffic without explicit payment.

    Resale. Requires all ILECs and CLECs to permit resale of their telecommunications services without unreasonable restrictions or conditions. In addition, ILECs are required to offer all retail telecommunications services to other carriers for resale at discounted rates, based on the costs avoided by the ILEC in such offering.

    Interconnection. Requires all ILECs and CLECs to permit their competitors to interconnect with their facilities. Requires all ILECs to permit interconnection at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit). At the option of the carrier seeking interconnection, collocation of the requesting carrier's equipment on the ILECs' premises must be offered, except where an ILEC can demonstrate space limitations or other technical impediments to collocation.

    Unbundled Access. Requires all ILECs to provide nondiscriminatory access to unbundled network elements (including network facilities, equipment, features, functions, and capabilities) at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit). The Supreme Court's decision in AT&T v. Iowa Utilities Board required the FCC to reconsider which elements should be unbundled. The FCC has initiated a remand proceeding. In the interim, ILECs have committed to continue offering existing UNEs.

    Number Portability. Requires all ILECs and CLECs to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one local exchange carrier to another.

    Dialing Parity. Requires all ILECs and CLECs to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing with no unreasonable dialing delays. They must also provide dialing parity for interLATA services and for intraLATA toll services. LECs that have not yet implemented dialing parity for intraLATA toll services will be required to do so by the end of 1999.

    Access to Rights-of-Way. Requires all ILECs and CLECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at reasonable and nondiscriminatory rates, terms and conditions.

  ILECs are required to negotiate in good faith with carriers requesting any or all of the above arrangements. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by the state regulatory commission. Where an agreement has not been reached, ILECs remain subject to interconnection obligations established by the FCC and state telecommunication regulatory commissions.

  In August 1996, the FCC released a decision (the "Interconnection Decision") establishing rules implementing the Telecommunications Act requirements that ILECs negotiate interconnection agreements and providing guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the Eighth Circuit vacated certain portions of the Interconnection Decision, including provisions establishing a pricing methodology and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements between ILECs and their competitors. On October 14, 1997, the Eighth Circuit issued a decision vacating additional FCC rules. The Supreme Court has reversed the Eighth Circuit's decision on the pricing and "pick and choose" rules. However, the Court also determined that the FCC's standard to determine which unbundled element must be made available by ILECs did not comply with the statute. The FCC has initiated a new proceeding to reconsider what unbundled network elements should be made available.

  The Telecommunications Act also requires all telecommunications carriers to ensure that their services are accessible to and usable by persons with disabilities. In addition, the FCC's rules require that the Company contribute to universal service funds, the Telecommunications Relay Services fund and the North American Numbering Plan Administrator fund. See "--Federal Regulation-- Universal Service." The Company is also subject to other FCC filing requirements. Compliance with these obligations, individually and in the aggregate, may cause the Company to incur substantial expenses. There can be no assurance that these expenses will not have a material adverse effect upon the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. In addition, the Company might incur significant expenses to assure that its networks comply with the requirements of CALEA. Under CALEA, telecommunications carriers are required to: (i) provide law enforcement officials with call content and call identifying information pursuant to a valid electronic surveillance warrant ("assistance capability requirements"); and (ii) reserve a sufficient number of circuits for use by law enforcement officials in executing court authorized electronic surveillance ("capacity requirements"). To the extent that the Company provides facilities-based services, it may incur costs in meeting both of these requirements. In particular, regarding the assistance capability requirements, the government is only required to compensate carriers for the costs of making equipment installed or deployed before January 1, 1995 CALEA-compliant. While the telecommunications industry is attempting to negotiate legislative and administrative changes to this reimbursement cut-off date, as it stands today, the Company will be financially responsible for ensuring that its post-1995 equipment is in compliance. Regarding the capacity requirements, the government will finance any necessary increases in capacity for equipment installed or deployed prior to September 8, 1998, and the Company will be responsible for paying for any necessary increases in capacity for equipment installed or deployed after that date.

 Tariffs and Pricing Requirements

  In October 1996, the FCC adopted an order in which it eliminated the requirement that non-dominant interstate carriers such as the Company maintain tariffs on file with the FCC for domestic interstate services. This order applies to all non-dominant interstate carriers. The order does not apply to the switched and special access services of the RBOCs or other local exchange providers. The FCC order was issued pursuant to authority granted to the FCC in the Telecommunications Act to "forbear" from regulating any telecommunications services provider under certain circumstances. After a nine-month transition period, relationships between interstate carriers and their customers will be set by contract. At that point, long distance companies are prohibited from filing tariffs with the FCC for interstate, domestic, interexchange services. Carriers have the option to immediately cease filing tariffs. Several parties have filed notices for reconsideration of the FCC order and other parties have appealed the decision. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the implementation of the FCC order pending its review of the order on its merits. Currently, that stay remains in effect and interstate long distance telephony companies are therefore still required to file tariffs.

  If the stay is lifted and the FCC order becomes effective, telecommunications carriers such as the Company will no longer be able to rely on the filing of tariffs with the FCC as a means of providing notice to customers of prices, terms and conditions on which they offer their interstate services. The obligation to provide non-discriminatory, just and reasonable prices remains unchanged under the Communications Act. While tariffs provide notice of prices, terms and conditions, the Company intends to rely primarily on its sales force and direct marketing to provide such information to its customers. Tariffs also allow the Company to limit its liability to its customers, including in connection with service interruptions. If tariffs are eliminated, the Company may become subject to significantly increased liability risks, and there can be no assurance that such liabilities will not have a material adverse effect on the Company's results of operations and financial condition and ability to meet its obligations under the Notes. In addition, the Company must obtain prior FCC authorization for installation and operation of international facilities and the provision (including resale) of international long distance services. There has been no proposal to detariff international services and the Company has filed tariffs to offer those services.

  Pursuant to authority granted by the FCC, the Company will resell the international telecommunications services of other common carriers between the United States and international points.

  With respect to its domestic service offerings, various subsidiaries of the Company have filed tariffs with the FCC stating the rates, terms and conditions for their interstate services. The Company's tariffs are generally not subject to pre-effective review by the FCC, and can be amended on one day's notice. The Company's interstate and intrastate toll services are provided in competition with interexchange carriers (including ILECs in some cases). The Company's access services are provided in competition with the ILECs.

  With limited exceptions, the current policy of the FCC for most interstate access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to some customers without also lowering charges for the same service to all similarly situated customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to certain customers, as it has done in few cases, or permit other forms of rate flexibility.

 CPNI

  In February 1998, the FCC adopted rules implementing Section 222 of the Communications Act, which governs the use of customer proprietary network information ("CPNI") by telecommunications carriers. CPNI generally includes any information regarding a subscriber's use of a telecommunications service, where it is obtained by a carrier solely by virtue of the carrier-customer relationship. CPNI does not include a subscriber's name, telephone number, and address, if that information is published or accepted for publication in any directory format. Under the FCC's rules, a carrier may only use a customer's CPNI to market a service that is "necessary to, or used in," the provision of a service that the carrier already provides to the customer, unless it receives the customer's prior oral or written consent to use that information to market other services. A number of parties have asked the FCC to modify several of these rules. These requests remain pending. These rules, either as adopted or as modified, may impede the Company's ability to effectively market integrated packages of services and to expand existing customers' use of the Company's services.

 Universal Service

  On May 8, 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime. For example, the FCC established new subsidies for telecommunications and certain information services provided to qualifying schools and libraries and for services provided to rural health care providers. The FCC also expanded or revised the federal subsidies for local exchange telephony services provided to low-income consumers and consumers in high-cost areas. Providers of interstate telecommunications services, such as the Company, as well as certain other entities, must pay for these programs. The Company's share of these federal subsidy funds will be calculated based on end-user revenues. For the schools and libraries and rural health care support mechanisms, interstate, international, and intrastate end-user revenues will be used. For the high cost and low income support mechanisms, contributions will be based on interstate and international end-user revenues. Currently, the FCC is calculating assessments based on the prior year's revenues. With respect to subsequent years, however, the Company is currently unable to quantify the amount of subsidy payments that it will be required to make or the effect that these required payments will have on its financial condition. In the May 8th order, the FCC also announced that it would revise its rules for subsidizing service provided to consumers in high cost areas. The FCC has recently adopted the platform for the cost model which it will use to determine the subsidies needed for high cost areas. The Commission will be making decisions regarding the inputs for the model in 1999. It is unclear what impact these decisions will have on the level of subsidies for the provision of service in high cost areas. Several parties have appealed the May 8th order. Such appeals have been consolidated and transferred to the United States Court of Appeals for the Fifth Circuit where they are currently pending. Several petitions for administrative reconsideration of the order are pending. The FCC has recently initiated additional proceedings to address universal service issues.

 Long Distance and InterLATA Internet Restrictions

  The Telecommunications Act codifies the ILECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains special provisions that eliminate the AT&T Antitrust Consent Decree restricting the RBOCs from providing interLATA services and engaging in telecommunications equipment manufacturing. The Telecommunications Act permitted the RBOCs to enter the out-of-region long distance and interLATA Internet services market immediately upon its enactment. Further, provisions of the Telecommunications Act permit a RBOC to enter the long distance and interLATA Internet services market in its traditional service area if it satisfies several procedural and substantive requirements, including obtaining FCC approval upon a showing that the RBOC has entered into interconnection agreements (or, under some circumstances, has offered to enter into such agreements) in those states in which it seeks long distance relief, the interconnection agreements satisfy a 14-point "checklist" of competitive requirements, and the FCC is satisfied that the RBOC's entry into long distance markets is in the public interest. To date, several petitions by RBOCs for such entry have been denied by the FCC, and none has been granted.

  Due to SBC's indirect ownership of 19.7% of the sole stockholder of the Company, the Company may considered to be an affiliate of SBC for regulatory purposes, and may be therefore prohibited from providing long distance telephony service to customers in the SBC Region. On May 11, 1998 SBC announced that it had agreed to merge with Ameritech to create a telecommunications company with a "national-local" focus to compete against ILECs, CLECs, long distance companies and global competitors. SBC stated that it hoped to complete the merger within a year, but noted that the merger is subject to approval by stockholders, the public utilities commissions in the Ameritech Region, other local regulators and the Federal Communications Commission. The merger is also subject to review by the United States Department of Justice. As potentially an affiliate of SBC for regulatory purposes, the Company may be prohibited from providing long distance service and interLATA Internet services to customers in the SBC Region, and if Ameritech has not received approval to provide long distance service and interLATA Internet services in Illinois prior to the consummation of the merger, the Company could be prohibited from continuing to provide long distance service in Chicago following consummation of the merger, and similarly, if Ameritech has not received approval to provide long distance service and interLATA Internet services in the other states in the Ameritech Region, the Company could be prohibited from providing long distance service and interLATA Internet services in such states following consummation of the merger. In the event that the merger is consummated and Ameritech has not received approval to provide long distance service by that time, the Company believes that, under current regulatory conditions, it may be able to restructure its Illinois operations in such a way that it would not be prohibited from providing long distance service in Illinois, although such restructuring could require amendments or consents under certain of the Company's agreements, including the agreement pursuant to which it purchases long distance service. There can be no assurance, however, that such an approach would be successful. Such inability to provide long distance service could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. See "Risk Factors--Dependence on SBC Affiliation; Restrictions on Ability to Provide Service in SBC Region."

  The area which constitutes the SBC Region may change due to other transactions entered into by SBC or regulatory changes. Expansion of the SBC Region, through a business combination between SBC and another RBOC or otherwise, could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. There can be no assurance that the SBC Region, in which the Company is currently prohibited from providing long distance telephony service, or the Ameritech Region, in which the Company may be prohibited from providing long distance telephony service, will not expand, or that any such expansions will not include areas currently served, or targeted to be served, by the Company.

  Under the Telecommunications Act, any entity, including cable television companies and electric and gas utilities, may enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection. Because implementation of the Telecommunications Act is subject to numerous federal and state policy rulemaking proceedings and judicial review there is still uncertainty as to what impact such legislation will have on the Company.

 Access Charges

  To the extent the Company provides interexchange telecommunications service, it is required to pay access charges to ILECs when it uses the facilities of those companies to originate or terminate interexchange calls. Also, as a CLEC, the Company provides access services to other interexchange service providers. The interstate access charges of ILECs are subject to extensive regulation by the FCC, while those of CLECs are subject to a lesser degree of FCC regulation but remain subject to the requirement that all charges be just, reasonable, and not unreasonably discriminatory. With limited exceptions, the current policy of the FCC for most interstate access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to some customers without also lowering charges for the same service to all similarly situated customers in the same geographic area. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to certain customers, as it has done in a few cases, or permit other forms of rate flexibility. In two orders released on December 24, 1996, and May 16, 1997, the FCC made major changes in the interstate access charge structure. In the December 24th order, the FCC removed restrictions on ILECs' ability to lower access charges and relaxed the regulation of new switched access services in those markets where there are other providers of access services. The May 16th order increased the costs that price cap LECs recover through monthly, non-traffic sensitive access charges and decreased reliance on traffic-sensitive charges. In the May 16th order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. Additional FCC action on access charge levels and ILEC pricing flexibility is expected later this year.

 Reciprocal Compensation

  All ILECs and CLECs must complete calls originated by other carriers under reciprocal compensation arrangements. That is, the LEC terminating a local call is entitled to payment from the LEC originating a call. Charges assessed by the ILECs for terminating calls originated on a CLEC's network must be based on a reasonable approximation of additional cost or through mutual exchange of traffic without explicit payment. The FCC recently determined that Internet traffic is interstate in nature, not local, and has initiated a proceeding to determine appropriate carrier-to-carrier compensation. At the same time, the FCC declined to overturn a multitude of state decisions requiring ILECs to pay CLECs compensation for delivering Internet traffic to ISPs. The FCC's decision is on appeal, and ILECs are expected to ask states or federal courts to reverse the existing state determinations.

 Internet Regulation

  The Company believes that it is not currently subject to direct regulation by the FCC or any other governmental agency with respect to its Internet access services, other than regulations applicable to businesses generally. To date, the FCC has not actively sought to regulate the provision of Internet access and related services. Under current law, operators of "enhanced" or "information" services, which currently include Internet access services, are exempt from FCC regulation, but operators of "basic" or "telecommunications" services are not similarly exempt. The FCC recently announced its intention to determine on a case-by-case basis whether to require Internet telephony services to contribute financially to universal service support mechanisms, which could also subject these services to other forms of regulation.

  There are also a number of ongoing proceedings at the FCC regarding whether the FCC should regulate the Internet. On April 10, 1998, the FCC reported to Congress on the meaning of various provisions in the Telecommunications Act, including whether the provision of Internet access is a "telecommunications" service. In its report, the FCC concluded that Internet access service, defined as a bundled offering combining various computer processing and content applications, is an information service under the Telecommunications Act and that the transmission capabilities provided over the facilities underlying Internet access and other information service offerings constitute "telecommunications" under the Telecommunications Act, where provided by a common carrier or other party, and may be "telecommunications" if self-provisioned by an Internet service provider. The FCC recently announced its intention to determine in the future whether to require certain providers of Internet services over their own facilities to contribute financially to universal service support mechanisms, which could also subject them to other forms of regulation. The FCC also noted that IP phone-to-phone telephony appears to be a telecommunications service rather than an information service, but a final conclusion was deferred to subsequent ad hoc proceedings. Recently, US WEST filed a petition asking the FCC to declare that providers of long distance service using IP technology must pay access charges. The regulatory status of cable television system facilities used to provide Internet access was specifically not addressed, and how universal service funding obligations will apply may be the subject of a further proceeding. The FCC has said it will monitor whether high-speed cable data transport should be made available to all Internet access providers and bills may soon be introduced in Congress to address this issue.

  Due to the increase in Internet use and publicity, it is possible that new laws and regulations may be adopted, and that changes in laws or regulations may be made, with respect to the Internet, including laws regarding privacy, pricing, and characteristics of services or products. Certain other legislative initiatives, including those involving taxation of Internet services and transactions, and payment of access charges by Internet providers have also been enacted or proposed. BellSouth has announced that it will assess access charges on certain providers of IP-based telephony. Any legislation regarding the Internet could impact adversely the Company's ability to provide various services and could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. The Company cannot predict the impact, if any, that future laws or any legal changes may have on its business.

  The introduction of, or changes to, regulations that directly or indirectly affect the regulatory status of Internet services, affect telecommunications costs (including the application of reciprocal compensation requirements, access charges or universal service contribution obligations to Internet services), or increase the competition from regional telecommunications companies or others, could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. For instance, if the FCC determines, through any one of the ongoing or future proceedings, that the Internet is subject to regulation, the Company could be required to comply with a number of FCC entry/exit regulations, reporting, fee, and record-keeping requirements, marketing restrictions, access charge obligations, and universal service contribution and other obligations, which could adversely impact the Company's ability to provide various planned services and have a material adverse effect on the Company's results of operations, financial condition and its ability to meet its obligations under the Notes. The Company cannot predict the impact, if any, that regulations or regulatory changes may have on its business. A final determination by the FCC that providing Internet transport or telephony services to customers over an IP-based network is subject to regulation also could impact adversely the Company's ability to provide various planned services and could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Federal and state laws and regulations relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks are currently unsettled. Several private lawsuits seeking to impose such liability upon online services companies and Internet access providers are currently pending. In addition, legislation has been enacted and new legislation has been proposed that imposes liability for the transmission of or prohibits the transmission of certain types of information on the Internet, including sexually explicit and gambling information. The imposition of potential liability on the Company and other Internet access providers for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the Company to expend substantial resources or to discontinue certain service or product offerings. The increased attention to liability issues as a result of these lawsuits and legislative actions and proposals could impact the growth of Internet use. While the Company carries professional liability insurance, it may not be adequate to compensate claimants or may not cover the Company in the event the Company becomes liable for information carried on or disseminated through its networks. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

 Video Regulation

  A number of recent and on-going developments in Congress, at the FCC, and at the United States Copyright Office are likely to have an impact on the extent to which governmental regulations burden the entertainment component of the Company's business and on its ability to compete with other MVPDs.

  Access to Property. The Communications Act contains a provision affording franchise cable operators access to public rights-of-way and certain private easements. Because judicial interpretations generally limit the applicability of this federal right of access to external easements, franchise cable operators have not been successful in using it to gain access to internal ducts or conduits of MDUs without consent of the landlord or management. Thus, cable operators must rely on state or local access laws to obtain the right to compete for

MDU subscribers for which private cable systems hold exclusive rights. These statutes, referred to as "mandatory access" provisions, typically empower only franchise cable operators to gain access to an MDU in order to provide service to the residents regardless of whether the MDU owner objects or has entered into a contract with an alternative provider of video services such as the Company. Thus, in jurisdictions where a mandatory access provision has been enacted, a franchise operator might be able to access an MDU and provide service in competition with the Company despite any exclusive Rights of Entry contract that the Company might have entered into with the owner. The ability of franchise operators to force access to an MDU may create additional competition for a limited subscriber base and poses a potential threat to the Company's operating margin at the property in question. A number of jurisdictions in which the Company's targeted markets are located have enacted mandatory access provisions, including the states of Illinois and Pennsylvania and the District of Columbia. While the state of Virginia has not enacted a mandatory access statute, its laws prohibit landlords from accepting payment from a video services provider in exchange for access to an MDU. The inability of video service providers such as the Company to include compensation provisions in video Rights of Entry contracts for properties located in Virginia may limit their ability to induce property owners to enter into these contracts.

  The Company's business depends upon its ability to obtain, capitalize and renew Rights of Entry. The Company enters into long-term contracts with national REITs and other MDU Managers providing telephony and video Rights of Entry.

  These rights may be affected by a proceeding in which the Commission is considering whether it should adopt new rules that would cap or otherwise limit the ability of MVPDs to enter into future exclusive contracts with MDU Managers, address existing exclusive contracts, apply its rules concerning wiring inside a customer's premises to all MVPDs, and require the sharing of cable wiring by multiple providers. In a proceeding that remains pending at the FCC, the agency examined the propriety of exclusive contracts entered into between MVPDs and MDU Managers for the provision of multichannel video services, such as cable service. In addition to numerous other proposals, the Commission has proposed a "cap" on such contracts, limiting them to the amount of time reasonably necessary for an MVPD to recover its specific capital costs of providing service in that MDU. In particular, the FCC has sought comment on the length of such a cap and whether it should establish a presumption that a seven-year term is enforceable for all existing and future exclusivity provisions.

  In this proceeding, the FCC has sought comment on whether it can and should take any specific actions regarding "perpetual" exclusive contracts, including whether such contracts should be limited under any general rule on exclusive contracts that the FCC adopts. The FCC is considering whether to allow MDU Managers to elect to terminate (or take a "fresh look" at) existing "perpetual" exclusive or other exclusive long-term contracts with incumbent cable operators to give all competitive MVPDs the opportunity to compete for MDU business that would otherwise be foreclosed to them because of an exclusive contract. In addition, the comments filed in response to the Commission's proposals are divided on the issue of exclusive and perpetual contracts. For example, a number of incumbent providers have argued that the Commission lacks statutory authority or a policy basis to apply its proposed "fresh look" policy. A number of these parties also urge the FCC to adopt a limit on the duration of future exclusive contracts, which in some cases is shorter than the time period proposed by the FCC. On the other hand, several new entrant MVPDs assert that a prospective limit on exclusive contracts should not be adopted, while supporting a fresh look for existing contracts. The arguments raised in the record and the alternative proposals advanced by a number of parties may well affect the final outcome of the Commission's determinations concerning both existing and future exclusive contracts.

  If the FCC concludes that exclusive contracts should be limited, the Company's ability to market its bundled services could be adversely affected, which could have a material adverse effect on the Company's results of operations and financial conditions and its ability to meet its obligations under the Notes. If the FCC does not grant MDU Managers the rights to take a "fresh look" at incumbent cable operator exclusive contracts, the addressable market for the Company's services could be sharply diminished, which could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Inside Wiring. In late 1997, the FCC issued new rules to govern the disposition of inside wiring by incumbent MVPDs in MDUs on termination of service. These rules, which are intended to encourage competition by new entrants offering franchised and private video service, impose conditions on the sale, removal or abandonment of wiring and govern shared use of space by competing providers. Petitions seeking administrative reconsideration of certain aspects of these rules remain pending at the FCC, and at least one judicial challenge to these rules has been filed in the U.S. Court of Appeals for the Eighth Circuit. In some instances, a new provider such as the Company faces difficulty in taking over a property because the ownership of the wiring is uncertain or contested and the property owner is hesitant to allow installation of additional wiring. The new rules address this issue and facilitate competition from new providers by requiring the incumbent to choose between sale, removal or abandonment of the wiring within certain time constraints and allowing for shared use of space by competing providers in certain circumstances.

  Equipment Availability. As part of the Telecommunications Act of 1996, the FCC adopted regulations to ensure the commercial availability of equipment (such as converter boxes and interactive equipment) used to access services offered over multichannel video programming distribution systems, from sources that are unaffiliated with any MVPD. These regulations require that all MVPDs, including OnePoint's systems, (1) allow customers to attach their own equipment to their systems, (2) not prevent equipment that does not perform security functions from being offered by retailers, manufacturers or other unaffiliated vendors, (3) separate out security functions from non-security functions of equipment by July 1, 2000 (not applicable to DBS or other systems that operate throughout the U.S. if equipment is available from independent sources), (4) not offer equipment with integrated security and non-security functions after January 1, 2005, and (5) provide, upon request, technical information concerning interface parameters needed to permit equipment to operate with their systems. MVPDs are allowed to protect the security of their systems and programming from unauthorized reception. The rules are subject to sunset after the markets for MVPDs and equipment become fully competitive in a particular geographic market. The FCC refused to adopt specific requirements that equipment be made interoperable between different types of MVPDs. On reconsideration, the FCC adopted a rule deferring the separation requirement for equipment capable of providing access only to analog video programming offered over an MVPD system. Judicial challenges to these rules have been filed and remain pending.

  Program Access and Exclusivity. In accordance with the Cable Television Consumer Protection and Competition Act of 1992, the FCC adopted regulations intended to facilitate access to programming by competing MVPDs. The rules generally preclude programmers that share ownership ties with franchise cable television operators ("vertically-integrated programmers") from granting particular MVPDs the exclusive right to carry their programming. In addition, the rules prohibit vertically-integrated programmers that deliver their programming by satellite from engaging in other unfair or discriminatory practices. The FCC is considering requests to expand restrictions on exclusive contracting and other unfair or discriminatory practices to non-vertically-integrated programmers and to programming that is distributed by terrestrial means as well as by satellite. In addition, the FCC recently adopted new procedures to make it easier for competing MVPDs to pursue complaints against programmers that violate the rules.

  Regulation of DBS Providers. Congress is considering several pieces of DBS legislation that could facilitate the Company's ability to receive local and network TV programming, on the one hand, and enhance the ability of DBS providers to compete with traditional franchise cable systems or private cable operators like the Company on the other. Although federal law currently does not provide a compulsory license for DBS providers to distribute local TV stations or network signals to viewers other than those living in so-called "white areas" where over-the-air broadcast service is unavailable, Congress is considering legislation which would allow DBS providers to distribute network signals to all households. Pressure for Congressional action has intensified as a result of recent federal court decisions that would require certain DBS providers to discontinue delivery of network signals to thousands of ineligible subscribers outside "white areas"; however, broadcasters and the DBS providers affected by an injunction have agreed to stay enforcement for a majority of subscribers until the end of 1999. In addition, a DBS provider is seeking reconsideration of FCC action that could greatly expand so-called

"white areas" where delivery of network signals via DBS is permissible. Enactment of such legislation or FCC rules would facilitate delivery of satellite network signals by Company facilities relying on DBS as a source of programming. At the same time, removing restrictions from DBS providers could strengthen DBS as a competitor to the Company's video distribution business. Initial legislative steps also have been taken to establish competitive parity between DBS providers and franchise or private cable operators by reducing the higher license fees that DBS providers must pay for carrying broadcast signals. Current FCC rules preempt any state or local restrictions that "impair" a viewer's ability to receive video programming through devices designed for over-the-air reception of television broadcast service, MMDS or DBS. The rules also preempt laws, regulations, private covenants and homeowners' association rules impairing reception to the extent they apply to property within the exclusive control of the antenna user and where the user has an ownership interest in the property. In addition, the FCC has adopted rules prohibiting MDU Managers from imposing certain restrictions that might impair reception by viewers who do not own the affected property, including MDU residents. This could adversely affect the value of the Company's present and future Rights of Entry, which could have a material effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  Regulation of Franchise Cable Television Rates. Private cable operators are not subject to FCC rate regulation; however, a complex regulatory scheme has governed the rates that traditional franchise cable systems charge for basic monthly service, expanded basic and certain customer premises equipment since 1992. Although, as a general rule, the FCC requires franchise cable systems to charge uniform rates to all customers within a geographic area, the regulations allow these operators to offer certain "bulk" discounts to MDU customers, enabling franchise cable systems to be more competitive with private cable providers. As a result of statutory language in the Telecommunications Act, the FCC recently adopted revisions to the uniform rate requirements that may affect the level of protection these provisions afford private operators. For example, the statutory language currently prohibits only "predatory" bulk discounts. The FCC has decided to define this term by relying on federal antitrust law. This could make it more difficult to prove that a bulk discount is predatory. The scope of rate regulation is limited in other ways as well. The FCC rules, including its uniform pricing requirements, do not apply when the franchise operator can demonstrate, pursuant to procedures established by the FCC, that it is subject to "effective competition" from providers of similar services in its franchise area. More generally, the regulations do not prohibit discriminatory pricing for services other than rate regulated services and associated installation and equipment costs. In addition, the Telecommunications Act ended regulations currently holding down the price franchise cable operators can charge for expanded basic service on March 31, 1999.

  Regulatory Status and Regulation of Private Cable Operations. Franchise cable systems must comply with a host of FCC regulations including rate regulation, substantial channel set-asides for mandatory carriage of local television stations and for leasing by unaffiliated parties, provisions governing content and presentation of advertising and of local cablecast programming, customer service standards, technical testing and performance standards and reporting requirements. Local franchising authorities play a role in enforcing some of these provisions. See "--Regulation of Franchise Cable Television Rates." In addition, local (and sometimes state) officials issue traditional cable systems their chief operating authorization, the local franchise, which frequently imposes requirements such as construction and design standards, channel set-asides and production facilities for public, educational and governmental use, and payment of annual franchise fees or other "in kind" benefits to the community.

  Pursuant to the Communications Act, wired MVPD facilities that serve subscribers without using any public right-of-way (commonly known as "private cable systems") are exempt from local franchise requirements and the majority of FCC regulations applicable to franchise systems that do use public rights-of-way. The FCC does not consider use of microwave relays instead of wires to cross public right-of-way a "use of the public right-of-way" for jurisdictional purposes. Thus, in order to avoid becoming subject to these extensive governmental requirements, the Company must confine its wired plant to private property and must rely on microwave transmission to cross public rights-of-way. Use of certain frequencies commonly used in the microwave links that connect properties is limited in areas in which certain Department of Defense facilities are located by a recent FCC order establishing a local zone where, in order to protect sensitive government operations, new facilities will not be authorized. The use of these frequencies for microwave links nationwide also could be affected generally by other FCC rulemakings investigating the introduction of new services in the frequency band in question on a shared basis. For example, private cable operators and other terrestrial fixed service operations currently enjoy co-primary status exempting their operations from satellite interference in a spectrum that spans two thousand megahertz within the 18 GHz band. In September, 1998, the FCC issued a proposed rulemaking considering a potential reallocation of portions of the 18 GHz band. Under this proposal, which is still pending, all fixed service operators, including private cable operators, will lose their co-primary status in two key portions of the 18 GHz band and be relegated instead to secondary status. If enacted, private cable operators will have little use for new licenses in these two "shared" spectrums because their transmissions would be subject to satellite interference. A grandfathering provision should allow the Company to retain its current 18 GHz licenses in the "shared" spectrums without exposure to satellite interference although the Company will not be able to expand or change those existing licenses after the adoption of a final order in the pending proceeding. Additionally, the FCC will allow private cable operators to apply for new licenses not subject to satellite interference in one of the "shared" spectrums up until the date the FCC issues a final rule, expected in mid-1999. If the final FCC rule results in a reallocation, it is unclear what substitute spectrum is or may be made available for private cable operators in the future.

  In a recent decision, the FCC clarified the law and held that another avenue exists for private operators that will allow them to avoid the requirement for a municipal franchise. The FCC held that under certain circumstances a private operator does not need to receive a municipal franchise to provide its video service to MDUs where the operator provides such service in part through subscribing to a service offered by one of the telephone companies. Under the telephone company's service, the video signal would travel through the telephone company's facilities over the public streets and rights of way. These facilities would connect to the private operator's facilities on private property. The FCC limited its holding that a franchise is unnecessary to the facts involved in the matter before it, which included (but were not limited to) the following: (i) there was absolute separation of ownership between the private operator and telephone company and there was nothing more than a carrier-user relationship between them; (ii) the private operator's facilities were located entirely on private property; (iii) the facilities primarily used by the telephone company to provide service to the private operator were not constructed at the private operator's request; (iv) there was capacity to serve several other programming providers using the telephone companies' fiber; and (v) the private operator had committed to make its drops available to other programming providers. Several entities have appealed the FCC's decision, which appeal is pending before the United States Court of Appeals for the Seventh Circuit. The FCC's ruling, if upheld, may increase operating efficiencies by enabling the Company to link facilities much more widely dispersed throughout an area than it could using microwave links and still remain largely unregulated. The FCC's conditions on the decision listed above, however, and particularly the fifth condition, may limit the usefulness of the decision to the Company.

  Although private cable systems are exempt from the majority of federal regulations, a few FCC rules apply. Among these are rules which, depending on the configuration of the system and the ownership of TV reception equipment, impose the obligation to obtain retransmission consent prior to delivering certain television stations, limitations on radiation and interference, rules governing equal employment opportunity and closed captioning requirements.

  Copyright. Private cable systems must obtain copyright clearance for programming and other copyrighted material they distribute to subscribers. For satellite-delivered services, such clearance typically is obtained from the program supplier. To obtain copyright clearance for broadcast signals they retransmit, private cable systems must rely on a statutory blanket license which they can obtain by filing semi-annual reports and making payments into a federally-administered royalty pool. Recent action by the U.S. Copyright Office affecting the method private cable operators use to calculate these payments may increase copyright liability; however, copyright reform efforts underway in Congress may further affect regulation of the Company in this area by replacing the current payment formula with a flat fee that could result in significant savings.

State Regulation

  The Telecommunications Act is intended to increase competition in the telecommunications industry, especially in the local exchange market. With respect to local services, ILECs are required to allow interconnection to their networks and to provide access to unbundled network facilities, as well as a number of other procompetitive measures. Because the implementation of the Telecommunications Act is subject to rulemaking proceedings, arbitration proceedings and other state regulatory proceedings on these issues, it is currently difficult to predict how quickly full competition for local services, including local dial tone, will be realized.

  All states in which the Company operates require a certification or other authorization from the state regulatory commission to offer intrastate telecommunications services. Many of the states in which the Company operates are in the process of addressing issues relating to the regulation of CLECs. Some states may require authorization to provide enhanced services.

  In a few states, existing state statutes, regulations or regulatory policy may preclude some or all forms of local service competition. The Telecommunications Act contains provisions that prohibit states and localities from adopting or imposing any legal requirement that may prohibit, or have the effect of prohibiting, the ability of any entity to provide any interstate or intrastate telecommunications service. The FCC is required to preempt any such state or local requirements to the extent necessary to enforce the Telecommunications Act's open market entry requirements. States and localities may, however, continue to regulate the provision of intrastate telecommunications services and require carriers to obtain certificates or licenses before providing service.

  In states where the Company operates, rulemaking proceedings, arbitration proceedings and other state regulatory proceedings may affect the Company's ability to compete with ILECs are now underway or may be instituted in the future. These proceedings involve a variety of telecommunications issues, including but not limited to: pricing and pricing methodologies of local exchange and intrastate interexchange services; development and approval of resale agreements between ILECs and CLECs and among CLECs; terms and conditions governing the provision of telecommunications services; customer service and unauthorized changes in customer-selected telephone service providers; complaints regarding anticompetitive practices and transactions between affiliated telecommunications companies; denial of entry into telecommunications markets; discount levels for resale of local exchange and toll services; treatment of and compensation for calls to Internet service providers; charges for access to ILEC networks; cost sharing and implementation of interim and permanent number portability; dialing parity; access to and responsibility for universal service funding; and review and recommendation to the FCC concerning RBOC authorization to offer in-region long distance service. To the extent the Company decides in the future to install its own transmission facilities, rulemaking proceedings, arbitration proceedings and other state regulatory proceedings may also affect the Company's ability to compete with ILECs. These proceedings may involve issues including but not limited to: collocation of ILEC and CLEC facilities; interconnection agreements between ILECs and CLECs; and access to unbundled and combined network elements of ILECs. In addition, states in which the Company operates may consider legislation that involves issues including but not limited to: any of the aforementioned issues in rulemaking proceedings, arbitration proceedings and other state regulatory proceedings; alternative forms of regulation; and limitations on the provision of competitive telecommunications services.

  The Company is an authorized CLEC, and has obtained authority for the resale of local exchange services, in Colorado, Delaware, Florida, Georgia, Illinois, Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia and the District of Columbia. The Company is also authorized to resell long distance telephone services in these jurisdictions. The Company has applied for CLEC status and resale authority in Arizona and is permitted to provide telecommunications services there while its application is pending. In addition, the Company expects that it will offer more intrastate services, including intrastate switched services, as its business expands. There can be no assurances that the Company will receive the authorizations it now seeks or may seek in the future to the extent it expands into other states or seeks additional services from the aforementioned states. In most states, the Company is required to file tariffs or price lists setting forth the terms, conditions and prices for services that are classified as intrastate. In all states, the Company must comply with state regulations and policies regarding service quality, reporting, auditing, customer service, and other matters.

Local Regulation

  The Company's networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. To the extent the Company decides in the future to install its own transmission facilities, it will need to obtain rights-of-way over private and publicly owned land. There can be no assurance that such rights-of-way will be available to the Company on economically reasonable or advantageous terms.

  The foregoing discussion of regulatory factors does not describe all laws, regulations, or restrictions that may apply to the Company. It also does not review all laws or regulations under consideration by federal and state governmental bodies that may affect the Company's operations. It is possible that present and future laws and regulations not discussed here could have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

Competition

 Overview

  OnePoint has a large number of competitors for each of the services that it provides. The telephony and video services markets are highly competitive, and management expects that competition will intensify in the future. In each of the markets in which it offers services, OnePoint faces significant competition from larger, better-financed ILECs, IXCs and cable companies, and OnePoint competes directly with incumbent providers which have historically dominated their respective local telephony, long distance telephony and cable television markets. These incumbents have numerous advantages as a result of their historic monopoly control of their respective markets. However, OnePoint believes that most existing and potential competitors will, at least initially, provide narrower service offerings due to regulatory constraints (in the case of RBOCs) or slow or limited deployment (in the case of facilities-based competitors such as RCN Corporation ("RCN") in Washington, D.C. and 21st Century Telecom Group, Inc. ("21st Century") in Chicago), secure fewer MDU Rights of Entry, adopt less focused MDU marketing and sales approaches (not benefitting from preferential access to face-to-face sales channels) and retain less flexible pricing and product bundling strategies. As a result, management believes that OnePoint has an opportunity to achieve important market penetration.

  SBC has announced that in connection with its planned merger with Ameritech, the Combined Company would provide an integrated mix of local, long distance, Internet and high-speed data services to consumers and businesses in 30 additional U.S. markets outside of its region, including certain of the Company's other currently targeted markets: Atlanta, Baltimore, Denver, Philadelphia, Phoenix and Washington. Upon entry into these markets, the Combined Company would be competing with OnePoint if it elected to target residential customers residing in MDUs other than through a cooperation arrangements or other agreement with the Company. While the Company believes that opportunities may exist for the Company to utilize the Combined Company's assets in such markets on favorable terms, the Company cannot predict the effect on OnePoint of entry of the Combined Company into such markets, including the effect on OnePoint's ability to compete in such markets and its ability to continue to purchase certain services and equipment on favorable terms pursuant to SBC agreements, and there can be no assurance that such competition from the Combined Company would not have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes. See "Risk Factors--Dependence on SBC Affiliation for Favorable Contracts"; "--Restrictions on Ability to Provide Service in SBC Region" and "--Competition."

  With respect to local telephony services, OnePoint competes with the ILECs and alternative service providers including CLECs. Commercial mobile radio services providers, including cellular carriers (such as Bell Atlantic Mobile Services), personal communications services ("PCS") carriers (such as Sprint
PCS) and
enhanced specialized mobile radio ("ESMR") service providers (such as Nextel Communications Inc.), may also become a source of competitive local and long distance telephony service. AT&T, MCI WorldCom, Sprint and other IXCs have also announced their intention to offer local services in major U.S. markets using their existing infrastructure in combination with resale of ILEC service, lease of unbundled local loops or other providers' services.

  With respect to long distance telephony services, OnePoint faces, and expects to continue to face, significant competition from IXCs, including AT&T, Sprint and MCI WorldCom, which account for the majority of all long distance revenue. The major long distance service providers benefit from established market share and from brand names established through nationwide advertising. The long distance business is highly competitive and prices have declined substantially in recent years and are expected to continue to decline. In addition, the long distance industry has historically had a high average churn rate, and customers continue to change long distance providers frequently, and, increasingly, to use multiple long distance providers in response to rate offerings and promotional incentives.

  In addition, under the Telecommunications Act and ensuing federal and state regulatory initiatives, barriers to local exchange competition are being removed. The introduction of such competition, however, also establishes the prerequisites for the RBOCs to provide in-region interexchange long distance services. Once the RBOCs are allowed to offer in-region long distance services, they will also be in a position to offer single source local and long distance service similar to that offered by OnePoint and proposed by the three largest IXCs (AT&T, MCI WorldCom and Sprint).

  All of the Company's video services face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including video cassette recorders. Among the alternative video distribution technologies are fiber distribution from companies like RCN in Washington, D.C. and 21st Century in Chicago and home satellite dish earth stations ("HSDs") which enable individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "1992 Act") contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to HSD owners certain satellite-delivered cable programming at competitive costs. The FCC and Congress have adopted policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to the Company's various video distribution systems. These technologies include, among others, DBS service whereby signals are transmitted by satellite to receiving facilities located on customer premises. The Company expects that its video programming services will face growing competition from current and new DBS service providers. OnePoint also competes with wireless program distribution services such as MMDS which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. The Company is unable to predict whether wireless video services will have a material impact on its operations.

  Internet competition is rapidly emerging and evolving. The Company's high-speed Internet access service will compete directly with many types of ISPs, offering both dial-up and dedicated access to the Internet at varying speeds. Many of the technologies being deployed by competitors, such as cable modems or xDSL, offer significantly increased speeds over traditional dial-up access. Most larger IXC, ILEC and franchise video providers have developed high-speed service offerings targeting the residential customer. With thousands of local and regional ISPs emerging in recent years, significant industry consolidation is well underway. Most of the existing providers offer a broad range of services in addition to Internet access, including software, content and e-mail services. Recently, major personal computer vendors and web portal sites have become increasingly active in providing or jointly marketing these services.

  The FCC recently adopted rules that allow wireless cable (i.e., MDS/MMDS/ITFS) licensees to offer two-way digital services, including high-speed and high capacity data transmission services, Internet service, and video-conferencing and various other telephony services. As a result of this expanded authority granted to wireless cable operators, it is reasonable to anticipate that the Company may experience greater competition from the wireless cable sector in the areas of data transmission services, Internet service, and various telephony services.

  Other new technologies, including Internet-based services, may become competitive with services that OnePoint can offer. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the video services industry or on the operations of the Company.

  OnePoint believes that among the existing competitors, the ILECs, IXCs, incumbent cable providers and other CLECs provide the most direct competition to OnePoint in the delivery of telephony and video services to residential customers in concentrated communities.

 ILECs

  In each of its target markets, OnePoint faces, and expects to continue to face, significant competition from the ILECs, which currently dominate their local telephony markets. OnePoint competes with the ILECs in its markets for local exchange services on the basis of product offerings (including the ability to offer bundled local and long distance telephony and video services today), MDU-focused marketing and sales (with preferential access to face-to-face sales channels) and superior customer service, as well as price. OnePoint believes that its MDU-focused approach will enable rapid gains in market share. However, the ILECs have begun to enhance their networks and to prepare to enter the long distance telephony service market and, in addition, have long-standing relationships with their customers. ILECs other than RBOCs already may provide in-region long distance telephony and information services, and all ILECs may provide out-of-region long distance and information telephony services.

  In addition, under the Telecommunications Act, and ensuing federal and state regulatory initiatives, barriers to local exchange competition are being removed. The introduction of such competition, however, also establishes the prerequisites for the RBOCs, such as Bell Atlantic, to provide in-region interexchange long distance services. The RBOCs are currently allowed to offer "incidental" long distance service in-region and to offer out-of-region long distance service. Once the RBOCs are allowed to offer in-region long distance services, they will also be in a position to offer single source local and long distance service similar to that offered by OnePoint and proposed by the three largest IXCs (AT&T, MCI WorldCom and Sprint). The Company expects that the increased competition made possible by regulatory reform will result in certain pricing and margin pressures in the telephony services business.

  OnePoint has sought, and will continue to seek, to provide a full range of local telephony services in competition with ILECs in its service areas. The Company expects that competition for local telephony services will be based primarily on service quality, customer service, response to customer needs, bundled service features and price, and will not be based on any proprietary technology. As a result of OnePoint's MDU-focused marketing and sales efforts, and its low long distance cost position, OnePoint may have advantages over ILECs, as well as the competitive advantage provided by the ability to deliver a bundled telephony and video service.

  The Telecommunications Act permits the ILECs and others to provide a wide variety of video services directly to subscribers in competition with OnePoint. Various ILECs currently are providing video services within and outside their telephony service areas through a variety of distribution methods, including both the deployment of broadband wired facilities and the use of wireless transmission facilities. The Company cannot predict the likelihood of success of video service ventures by ILECs or the impact on the Company of such competitive ventures.

 CLECs and Other Competitors

  OnePoint also faces, and expects to continue to face, competition from other potential competitors in certain of the markets in which OnePoint offers its services. Other CLECs compete in the local telephony services market. In addition, potential competitors capable of offering private line and special access services also include other smaller long distance carriers, cable television companies, electric utilities, microwave carriers, wireless telephony system operators and private networks built by large end-users.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. In addition, a continuing trend toward business combinations and alliances in the telecommunications industry may also create significant new competitors to OnePoint. Further, as a result of recent international treaties, FCC regulations have been changed to facilitate entry by foreign telecommunications companies and other entities into United States telecommunications markets. The Company cannot predict whether competition from such developing and future technologies or from such future competitors will have a material impact on its operations.

 Incumbent Video Service Providers

  Certain of the Company's video service businesses compete with incumbent wireline cable companies in their respective service areas. In particular, OnePoint's wireless satellite systems (DBS and SMATV) compete for cable subscribers with the major wireline cable operators such as Jones Intercable Inc. and District Cablevision in the Washington, D.C. metropolitan area, MediaOne Inc. in Atlanta, Tele-Communications Inc. in Chicago and Denver and Cox Communications Inc. in Phoenix.

  The Company also faces, and expects to continue to face, competition from other potential competitors in certain of the markets in which the Company offers its services. Companies such as RCN in Washington, D.C. and 21st Century in Chicago are deploying advanced fiber optic networks to provide bundled communication services to residents in MDUs and single-family homes. OnePoint competes with these "fiber-led" competitors primarily by obtaining MDU Rights of Entry, and through its preferential access to face-to-face marketing and sales channels and low long distance telephony cost position. See "Risk Factors--Dependence on Third Parties", "--Dependence on SBC Affiliation for Favorable Contracts" and "--Restriction on Ability to Provide Service in SBC Region."

  Since cable television systems generally operate pursuant to franchises granted on a non-exclusive basis, and the 1992 Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems, well-financed businesses from outside the cable industry (such as the public utilities that own certain of the poles to which cable is attached) may become competitors for franchises or providers of competing services.

 Long Distance Carriers

  The Company faces, and expects to continue to face, significant competition from IXCs, including AT&T, Sprint, and MCI WorldCom, which account for the majority of all long distance calls. Today the Company competes with IXCs primarily for the long distance component of its service bundle. However, AT&T, Sprint, and MCI WorldCom have each announced their intention to offer local telephony services bundled with existing long distance services to residences in major U.S. markets. These IXCs benefit from established market share and brand names, as well as substantially greater resources available for continued national advertising. They have not to date focused on securing MDU rights of entry, nor have they developed bundled product and pricing packages targeted at MDU residents, but the Company believes that IXCs will ultimately enter the bundled communications business aimed at MDUs and present formidable competition.

 Internet-Related Competitors

  The market for most Internet-related services is extremely competitive. Currently there are four general types of entities providing the Internet-related services that will compete with OnePoint: (i) traditional online service providers, including America Online, and the Microsoft Network, that offer a combination of Internet access, content, and web hosting services via the public switched telephone network; (ii) cable-delivered online service providers, such as AtHome Corporation and Internet at Roadrunner, that offer Internet access, content, and web hosting services via a coaxial infrastructure; (iii) ISPs, including PSINet, Inc., NETCOM OnLine Communications Services, Inc., and numerous regional providers, that offer Internet access services without or with only a limited amount of the content and web hosting services offered by online service providers; and (iv) telecommunications providers, including IXCs, local exchange carriers, and non-carrier telecommunications companies, using wireline, wireless, and satellite technologies, that offer both traditional telecommunications services such as voice telephone service, as well as many of the services offered by the other identified competitors, including Internet access.

  Most of these competitors have more experience than OnePoint in offering Internet-related services, as well as superior engineering, marketing, and personnel resources. Many of these competitors also have greater financial resources than OnePoint and several competitors are among the largest corporations in the world. These competitors may be able to use these superior resources to develop their service offerings and infrastructures more rapidly and more efficiently than OnePoint. They may be able to react more quickly and more appropriately to changes in technology or the marketplace. Additionally, these competitors may be able to improve their competitive position through mergers and acquisitions.

  The number of competitors in the Internet-related services market is likely to increase steadily. There are few barriers to entry in many Internet-related markets, and new competitors, such as computer hardware or software manufacturers, other telecommunications providers, and foreign entities, may enter the market with considerable resources. Furthermore, competitors currently devoting only a small part of their resources to Internet-related services may expand their presence in the marketplace. Regulatory changes may allow telecommunications providers to improve their competitive position by permitting service bundling that will create attractive new one-stop-shopping marketing opportunities.

  Changes in the business practices or market positions of competitors or suppliers of OnePoint also may undermine OnePoint's ability to compete effectively. For example, commenters that participated in the FCC's and Department of Justice's review of the merger of MCI and WorldCom expressed concern that the merger would give the merged entity a dominant position in the Internet backbone market. In light of this concern, the Justice Department (after consultation with the antitrust authorities of the European Union) conditioned approval of the WorldCom/MCI merger on the sale of MCI's Internet business to a third party (Cable & Wireless). The effectiveness of that sale in ameliorating competitive concerns remain unclear. If MCI WorldCom has a dominant position in the Internet backbone market notwithstanding the sale, this dominance could be leveraged to undermine competition in other Internet-related markets, to the detriment of OnePoint. The Company cannot predict whether competition from existing entities, new entrants, or changes in business practices or market positions of existing or new competitors will have a material impact on its operations.

Employees

  As of March 31, 1999, the Company had a total of 326 employees. The Company believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. None of the Company's employees is currently represented by a collective bargaining agreement. The Company believes that it enjoys good relationships with its employees.

Legal Proceedings

  From time to time, the Company has been and is involved in various legal proceedings, all of which management believes are routine in nature and incidental to the conduct of its business. The ultimate legal and financial liability of the Company with respect to such proceedings cannot be estimated with certainty, but the Company believes, based on its examination of such matters, that none of such proceedings, if determined adversely to the Company, would have a material adverse effect on the Company's results of operations and financial condition and its ability to meet its obligations under the Notes.

  On August 6, 1998 OnePoint made a demand for arbitration of certain disputes under the Mid-Atlantic operating agreement. The arbitration demand seeked the resolution of several disputes between the parties, including among other things, whether OnePoint was entitled to disclose Mid-Atlantic's financial results in connection with the Exchange Offer. On January 15, 1999 the Company, Mid-Atlantic and other related parties entered into the Settlement Agreement which resolved the disputes covered by the arbitration demand.

  The Settlement Agreement provides, among other things, that Mid-Atlantic would provide the necessary financial information regarding Mid-Atlantic for the Exchange Offer and the Company's periodic filings under the Securities Exchange Act 1934, as amended and for the liquidation of MAC Interactive. Also, as part of the Settlement Agreement, the parties agreed to the formation of a new holding company, Mid-Atlantic Telcom Plus Holding, LLC, to own the membership interests of Mid-Atlantic. In addition, the Settlement Agreement transferred the day-to-day operations of MAC Interactive to the Company and required its timely liquidation. There can be no assurances that further disputes between the Company and Mid-Atlantic will not arise, or of the effects of any such disputes on the Company's results of operations and financial condition and its ability to meet its obligations on the Notes.

  On March 30, 1999, the Company filed a demand for arbitration seeking a declaratory ruling on the equity ownership of VIC-RMTS-DC, LLC. The Company believes that the value of the assets contributed by Mid-Atlantic RMTS Holdings, LLC was sufficient to give Mid-Atlantic RMTS Holdings, LLC an approximate 5% interest based on capital contributions through December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC and on April 5, 1999, Mid-Atlantic Holdings filed its own decree for arbitration to resolve issues of equity ownership of VIC-RMTS-DC, LLC. The Company will be entitled only to that portion of any distributions made by VIC-RMTS-DC, LLC corresponding to its percentage equity ownership therein.

Facilities

  The Company is headquartered in Bannockburn, Illinois and leases offices and space in certain other locations. The table below lists the Company's current leased facilities:

                                                                   Approximate
        Location                                Lease Expiration  Square Footage
        --------                               ------------------ --------------
      Bannockburn, IL......................... December 31, 2002      21,600
      Washington, D.C......................... April 30, 2008          8,600(1)
      Largo, MD............................... February 28, 2007      18,500
      Alpharetta, GA.......................... August 31, 2002         7,200
      Atlanta, GA............................. December 31, 2004      20,000
      Aurora, CO.............................. April 30, 2003         10,900
      Chicago, IL............................. October 31, 2003       11,900
      Phoenix, AZ............................. September 30, 2003      7,700

--------
(1) Does not include space used by Mid-Atlantic for which the Company is a co-tenant with Mid-Atlantic under a single lease.

  The Company is also in negotiations to lease additional space to house its network operations center. The Company believes that its leased facilities, together with the proposed new facility, will be adequate to meet its needs in its targeted markets and that additional facilities are available to meet its development and expansion needs in such markets for the foreseeable future. The Company's obligations under its leases for its Bannockburn, Illinois and Alpharetta, Georgia offices are guaranteed by SBC.

                                  MANAGEMENT

Executive Officers and Directors

  The following table sets forth certain information concerning the directors and officers, including the executive officers, of the Company and the Subsidiary Guarantors, as of March 31, 1999.

             Name        Age                      Position
             ----        ---                      --------
      James A. Otterbeck 38  Chairman and Chief Executive Officer, Director
      William F. Wallace 44  President and Chief Operating Officer, Director
      Mark Fuller        43  President, Network Services
      Jon D. Bergman     43  Executive Vice President, Operations Support
      John D. Stavig     34  Chief Financial Officer, Director
      Linda L. Pace      35  Director of the Company
      Paul Dahlquist     50  Vice President, General Manager--Mid Atlantic
                             Region
      Scott M. Martin    32  Vice President, General Manager--Western Region
      Laurel A. Dent     34  Vice President, General Manager--South East Region
      Mary M. Rodino     44  Vice President, National Accounts
      Chantal L. Moore   29  Vice President, General Manager--Central Region
      Marge Rodino       37  Vice President, Human Resources
      Scott M. Seawell   36  Vice President, Marketing
      William J. McMoil  34  Controller and Treasurer

  Mr. Otterbeck has served as Chairman and Chief Executive Officer since the Company's inception in March 1996. Mr. Otterbeck has served as President of The VenCom Group, Inc., a venture capital company focused on investing in communications related companies, since he founded it in 1995. From 1988 to 1995, Mr. Otterbeck worked for Gemini Consulting, most recently as Vice President of the firm's global communications practice. Mr. Otterbeck worked for AT&T Bell Laboratories in product design and management positions from 1984 to 1987, and worked at IBM in sales and marketing positions from 1982 to 1984. Mr. Otterbeck received his B.B.A. from the University of Iowa and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

  Mr. Wallace has served as the President and Chief Operating Officer since June of 1996. From 1980 to 1996 Mr. Wallace worked at Gemini Consulting, where he served as the Chief Operating Officer from 1994 to 1996, and where he co-founded and built a $100 million communications business unit. Mr. Wallace brings over 15 years of experience in telecommunications. Mr. Wallace received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business.

  Mr. Fuller has served as the President of Network Services since January 1999. From 1994 to 1998 Mr. Fuller worked for E.Spire Communications in various senior management positions, most recently as Vice President of Platform Implementation. From 1993 to 1994 Mr. Fuller worked at Teleport Communications Group where he served as Director of Sales. Between 1988 and 1993 Mr. Fuller worked with MCI as Market Support Manager. Prior to 1988 Mr. Fuller served as an Officer with the United States Army. Mr. Fuller received his B.S. from United States Military Academy, West Point.

  Mr. Bergman has served as Executive Vice President, Operations Support since October 1998. From 1995 to 1998 Mr. Bergman worked for American Management Systems where he served as Senior Principal helping lead the development of their strategic customer care and billing products and managing all strategic vendor relationships for the $300 million telecommunications business unit. From 1977 to 1995 Mr. Bergman held a variety of business and systems development positions at GTE, Sprint, SAIC, and CSC. Mr. Bergman received his B.S. from University of Maryland and his M.S. from George Washington University.

  Mr. Stavig has served as Chief Financial Officer since March 1998. Mr. Stavig has served as VenCom's Vice President since 1995. From 1995 to 1999, he has also served as Chief Executive Officer and Chief Financial Officer for ComPlus, L.P., a supplier of engineering services to telecommunications firms which is 99% owned by Ventures in Communications, LLC, which also indirectly owns 19.9% of the Company's common stock. From 1992 to 1995, he served as Principal in the Communications practice of Gemini Consulting. Prior to 1992, Mr. Stavig served as a consultant with Arthur Andersen & Co. Mr. Stavig received his B.S. from the University of Minnesota and his M.B.A. from the Wharton School of the University of Pennsylvania.

  Ms. Pace has served as a Director Since June of 1998. Since 1989 Ms. Pace has served as an Associate and Vice President of La Salle Partners, Inc. where she has directed the management and disposition of commercial real estate assets. Prior to 1987, Ms. Pace served as a Banking Officer in the Real Estate Division of InterFirst Bank Dallas, N.A. Ms. Pace received her B.S. from the University of Notre Dame and her M.B.A from the Kellogg Graduate School of Management at Northwestern University.

  Mr. Dahlquist has served as Vice President, General Manager--Mid Atlantic Region since January 1997. Mr. Dahlquist came to OnePoint directly from the shared tenant services industry. He served as General Manager of ICS Communications from 1995 to January 1997. Mr. Dahlquist served with the United States Navy from 1972 to 1995, achieving the rank of Captain and serving in a variety of positions including Deputy Director for Operations/OASD (S&R) for Peacekeeping and Peace Enforcement Policy at the Pentagon, Commanding Officer of the USS Taylor (FFG-50) and Senior Fellow-Strategic Policy Analysis Group for the Center for Naval Analysis. Mr. Dahlquist received his B.S. from the U.S. Naval Academy and an M.A. from the U.S. Naval Post-Graduate School.

  Mr. Martin has served as Vice President, General Manager--Western Region since November 1998. Mr. Martin has over 13 years experience in the telecommunications industry. From 1995 to 1998, he served as a General Manager for AT&T, supporting Local market entry via both Total Service Resale and Network facilities-based platforms. From 1985 to 1995, Mr. Martin held a variety of sales, consulting, operations, information technology and project management positions within AT&T, both domestically and internationally. Mr. Martin received his B.B.A. from Kennesaw State University.

  Ms. Dent has served as Vice President, General Manager--South East Region since November 1997. Ms. Dent served as a Principal with VenCom from 1995 to 1997. From 1991 to 1995, Ms. Dent worked for Gemini Consulting's communications practice, leading sales and marketing projects for several major international telecommunications firms. She has also worked in sales and marketing positions for the Marriott Corporation. Ms. Dent received her B.A. from Pomona College and her M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

  Ms. Mary Rodino has served as Vice President, National Accounts since July 1997. Ms. Rodino has over 15 years experience in the telecommunications industry. From 1994 to 1997, she served as a General Manager for AT&T, and from 1982 to 1994 Ms. Rodino held a variety of sales, operations, quality management and consulting positions within AT&T. Ms. Rodino received her B.S. from the University of Illinois Medical Center and her M.B.A. from the University of Illinois. Ms. Rodino is the sister of Ms. Marge Rodino.

  Ms. Moore has served as Vice President, General Manager--Central Region since April 1999. From January 1997 to March 1999, she served as the Company's Vice President, Network Planning. Ms. Moore joined OnePoint from VenCom, where she served as an associate from 1995 to 1997. Ms. Moore served as a consultant to British Telecom plc from 1993 to 1995. Prior to entering the telecommunications industry, Ms. Moore conducted robotics research for NASA, the U.S. Navy and the Getty Group. She has also designed and developed various intelligent robotic systems for industrial applications, and is published in the IEEE. Ms. Moore received her B.S. and M.S. from the Massachusetts Institute of Technology.

  Ms. Marge Rodino has served as Vice President, Human Resources since January 1998. Ms. Rodino joined OnePoint with over 13 years experience in Human Resources. From 1995 to 1997 she served as Director, Human Resources with WorldCom. During 1995, Ms. Rodino was a consultant with the Human Resources practice of Deloitte & Touche, LLP. From 1990 to 1995, Ms. Rodino held a variety of Human Resource management positions within the pharmaceutical division of BASF Corporation. Ms. Rodino also worked for Harris Bank in Human Resources from 1984 to 1990, most recently as an Assistant Vice President. Ms. Rodino received her B.S. from Northern Illinois University. Ms. Rodino is the sister of Ms. Mary Rodino.

  Mr. Seawell has served as Vice President, Marketing since October, 1998. Mr. Seawell has over 14 years experience in the telecommunications industry. From 1995 to 1998, he served as Director/General Manager, Marketing and Sales for Ameritech. From 1993 to 1995, he was an associate for Booz, Allen & Hamilton's telecommunications management consulting practice concentrating on marketing and sales engagements. From 1984 to 1993, Mr. Seawell held a variety of positions with AT&T including product development in Bell Laboratories, product marketing, and operations support. Mr. Seawell received his B.S. from the University of Wisconsin-Eau Claire, his M.S. from Arizona State University, and his M.B.A. from the Graduate School of Business at the University of Chicago.

  Mr. McMoil has served as Controller since January 1998 and Treasurer since December of 1998. Mr. McMoil comes to OnePoint with 12 years of experience in the fields of finance, planning and accounting for a number of businesses. Mr. McMoil served as Controller for IoWave, Inc., a wireless telecommunications equipment manufacturer from May to December 1997. From 1995 to 1997, Mr. McMoil served as Director of Finance of Martin's Herend Imports, Inc. From 1991 to 1995, Mr. McMoil served as Regional Controller and Director of Finance for Stewart Title, where he was responsible for extensive planning, startup, acquisition, and joint-venture activity. He has also worked as financial director of companies in the retail, wholesale/distribution and title insurance industries. Mr. McMoil received his B.A. from Furman University and his M.B.A. from George Mason University.

  The following table summarizes the compensation paid by the Company and its subsidiaries in and with respect to 1997 and 1998 to the Company's Chief Executive Officer and four other most highly compensated executive officers at December 31, 1997 and 1998 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                           Long Term
                                               Annual Compensation        Compensation
                                        --------------------------------- ------------
                                                             Other Annual  Securities   All Other
                                                             Compensation  Underlying  Compensation
Name and Principal Position        Year Salary ($) Bonus ($)     (1)      Option/SARs     ($) (2)
---------------------------        ---- ---------- --------- ------------ ------------ ------------
James A. Otterbeck................ 1998      --         --        --          --            --
 Chairman, Chief Executive Officer 1997      --         --        --          --            --
William F. Wallace................ 1998  375,000    125,000     5,492         --          6,547
 President, Chief Operating        1997  375,000    200,000       --          --            --
  Officer
John D. Stavig.................... 1998  131,667    150,000       188         --            523
 Chief Financial Officer (3)       1997      --         --        --          --            --
Thomas W. DeCrosta................ 1998  185,000        --      1,690         --          2,757
 Former Executive Vice President,  1997  150,312     70,000       --          --            --
 Sales & Marketing (4)
Jon D. Bergman.................... 1998   57,704     55,000       346         --            204
 Executive Vice President,         1997      --         --        --          --            --
 Operations Support (5)

--------
(1) Other Annual Compensation was not reportable.
(2) Reflects reimbursement of premiums for life insurance for William F. Wallace, and Company contributions under a 401(k) plan for the other Named Executive Officers.
(3) Salary reflects start date of March 15, 1998.
(4) Mr. DeCrosta resigned in January, 1999.
(5) Salary reflects start date of October 1, 1998.

  In August of 1998, the Company implemented a Stock Appreciation Rights Plan, pursuant to which employees of the Company received contractual rights to receive a portion of the appreciation of the market value of the Company. Pegged to a multiple of historical EBITDA or a qualifying triggering event, these rights are subject to vesting requirements and broad discretion of the Compensation Committee of the Board of Directors.

  The following table sets forth information with respect to all options granted in fiscal 1998 to the Named Executive Officers.

                        SAR Grants in Last Fiscal Year

                       Individual Grants                           Grant Date Value
                    -----------------------                        ----------------
                    Number of   Percent of
                    Securities  Total SARs
                    Underlying  Granted to  Exercise or               Grant Date
                       SARs    Employees in Base Price  Expiration  Present Value
Name                 Granted   Fiscal Year    ($/Sh)       Date        (1) ($)
----                ---------- ------------ ----------- ---------- ----------------
James A. Otterbeck         0          0%       67.50      1/1/08         $ 0
William F. Wallace       969        1.4%       67.50      1/1/08         $ 0
John D. Stavig         1,200        1.7%       67.50      1/1/08         $ 0
Thomas W. DeCrosta    10,000       14.1%       67.50      1/1/08         $ 0
Jon D. Bergman         1,250        1.8%       67.50      1/1/08         $ 0

--------
(1) The Company's estimation of the fair value of stock appreciation rights granted during 1998 was estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were used for grants made in 1998: no dividend yield, zero volatility, risk-free interest rate of 6 percent, and an expected life of ten years.

Compensation of Directors

  Directors who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Non-employee directors receive a fee $12,500 per year, are reimbursed for their expenses, and are entitled to participate in the Company's Stock Appreciation Rights Plan and to receive certain life insurance benefits.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SBC Affiliation and Related Contracts

  The terms of certain contracts pursuant to which SBC purchases products and services are available to the Company and other entities in which SBC has a sufficient equity interest. Through such arrangements, OnePoint purchases long distance service from an IXC and has leveraged SBC's procurement function to purchase telecommunications equipment, in each case at prices lower than those that would otherwise be available to it. The Company's ability to purchase services and equipment pursuant to SBC-negotiated contracts is dependent upon SBC's continued ownership, directly or indirectly, of an equity interest in the Company which meets or exceeds the definition of "affiliate" in any SBC contract and whether such contract provides SBC "affiliates" opportunities to purchase thereunder. The definition of "affiliate" varies in such contracts. Although SBC has an incentive to keep the definition broad, its negotiation of vendor contracts is typically based on considerations other than the inclusiveness of the definition of affiliate and the interests of potential affiliates in the availability of such contracts. There can be no assurance that future SBC contracts or amendments or renewals of existing SBC contracts will contain provisions which have the effect of permitting the Company to purchase services or equipment pursuant thereto. Moreover, the Company has received no indication or assurance from SBC that it will retain its indirect ownership interest in the Company for any period of time. SBC currently holds, through wholly owned subsidiaries, a 19.7% equity ownership interest in the sole stockholder of OnePoint. See "Risk Factors--Dependence on SBC Affiliation for Favorable Contracts" and "--Restrictions on Ability to Provide Service in SBC Region."

  From time to time, at the Company's request, SBC has provided material assistance to the Company with regard to systems evaluation and procurement, technical due diligence, corporate development and regulatory filings and other matters. In addition, SBC has seconded employees to the Company, in some cases for extended periods of time. The Company reimburses SBC for such services based on SBC's costs of providing such services. At December 31, 1997 the Company had accrued $203,000 in accounts payable due to SBC in respect of such services.

Affiliate Loans and Guarantees

  Pursuant to the Recapitalization in October 1997, the Predecessor issued the Predecessor Note to VIC. The Predecessor Note had a principal amount of $1.5 million and matured on October 15, 2007. It provided for interest at a rate of 10% per annum. No interest in respect of the Predecessor Note was paid during 1997. Pursuant to the Recapitalization, the Predecessor Note was exchanged for membership units of VIC2 and subsequently converted into the right to receive common and preferred stock of the Company.

  The Company's payment obligations under the Credit Facility are guaranteed by SBC. See "Description of Certain Indebtedness." The Company's payment obligations under two of its leases for office space are also guaranteed by SBC. See "Business--Facilities."

The Recapitalization

  Through a series of transactions from the fourth quarter of 1997 through April 1998, VenCom, L.L.C. acquired an equity interest in the Predecessor, and the Predecessor was recapitalized and merged with the Company in order to become a corporation. See "The Recapitalization."

  The Operating Agreement of VIC2 entered into in April 1998 in connection with the Recapitalization (i) imposes certain restrictions on the transfer of VIC2's membership units; (ii) grants certain participation rights in connection with a sale of membership units by a member; (iii) grants VIC certain preemptive rights with respect to VIC2 membership units in connection with issuances by VIC2 of membership units or issuances by the Company of Common Stock; (iv) grants VIC the right to require VenCom, L.L.C. to purchase all or any portion of the VIC2 membership units held by VIC; (v) grants a first refusal right to the members in connection with a transfer of VIC2 membership units and shares of the Company's Common Stock;
(vi) requires the members to take certain actions in the event of an initial public offering by VIC2; and (vii) grants VIC the right to require VIC2 to exercise its demand and piggyback registration rights and to require VIC2 to distribute the proceeds of the resulting offering.

Registration Agreement

  In April 1998 the Company and VIC2 entered into a Registration Agreement pursuant to which VIC2 has the right in certain circumstances, and subject to certain conditions, to require the Company to register the shares of the Company's Common Stock held by it under the Securities Act.

Executive Non-Competition Agreements

  Mr. Wallace has entered into non-disclosure and non-competition agreements with the Company which provide that the executive will not: (i) during the term of such executive's employment and for 18 months thereafter, use or distribute confidential information about the Company, without authorization; (ii) for six months following the termination of executive's employment with the Company, own an interest in, be employed by or provide assistance to any business engaged in the provision of bundled telecommunications services to residential MDUs on a similar basis as the Company within any metropolitan area then served by the Company or its affiliates; (iii) during the term of such executive's employment and for twelve months thereafter, entice or induce in any manner or influence any person who is or shall be in the employ or service of the Company to leave such employ or service for the purpose of engaging in any other business.

Mid-Atlantic Joint Venture Non-Competition Agreements

  In connection with the Mid-Atlantic joint venture, the Company, its co-joint venturer and certain of their affiliates entered into a series of Non-Competition Agreements. Such agreements restrict the rights of such parties (other than Mid-Atlantic and VIC-RMTS-DC, LLC, the telephony joint venture company controlled by the Company) to provide cable and telephony services, respectively, under certain circumstances in either (i) the "D.C. Metro" area, defined to include Washington D.C., Baltimore, Maryland and certain areas of Virginia, or (ii) the "Territory," defined to include the states of Delaware, Maryland, New Jersey, Pennsylvania, and Virginia and Washington D.C. See "Risk Factors--Risks Related to the Mid-Atlantic Joint Venture Non-Competition Agreements."

Professional Services Agreement

  The Company entered into a Professional Services Agreement with The VenCom Group, Inc. in April 1998, pursuant to which The VenCom Group, Inc. provides financial and management consulting services and manages the Company's relationships with VIC2 and SBC. Under this agreement VenCom receives an annual management fee of $750,000 and a fee of 2% of the amount of any capital raising activity or acquisition activity of the Company (without duplication) (the "Transaction Fee"), including debt and equity placements, for its assistance in raising such capital. Fees payable under the agreement are subject to an annual cap of $900,000, provided that if the amount paid in any calendar year is less than $900,000, the annual cap in the next calendar year shall be equal to the difference between $1.8 million and the amount paid in the previous calendar year and further provided that amounts owed in excess of the cap in any year may be paid in one or more subsequent years if and to the extent they are within the cap in such years. The Company has no basis on which to conclude whether the management agreement is on terms no less favorable than terms that could have been negotiated with unaffiliated third parties. The Company did not conduct negotiations with unaffiliated third parties regarding management services at the time it entered into the management agreement and believes the services provided under the agreement are not of a type readily available from unaffiliated third parties.

MAC Interactive

  In December 1997 OnePoint invested $750,000 to acquire a 50% equity interest (with a preferred return) in MAC Interactive. In December 1997, MAC Interactive entered into an agreement with ODS to acquire set top boxes and marketing rights from ODS for its pari-mutuel horse racing wagering service for an aggregate of $750,000. It was anticipated that MAC Interactive would provide such set top boxes and market ODS services to Mid-Atlantic subscribers. The other investors in MAC Interactive are the investors that also own the equity interests in Mid-Atlantic which are not owned by the Company. VIC was a limited partner of ODS until July 1998. Pursuant to the Settlement Agreement, the Company and the other investors have agreed to liquidate MAC Interactive.

Programming Services

  The Company has entered into an agreement for the purchase of video programming with a programming wholesaler. The Company has in the past purchased programming on the terms of Mid-Atlantic's contracts with such programming wholesaler and individual programming providers, although the Company was not a party to Mid-Atlantic's contracts.

Customer Care Facility

  Portions of the customer care facility are currently operated jointly with Mid-Atlantic. The billing and operating support system is operated pursuant to a contract between the Company and a third party, and Mid-Atlantic reimburses the Company for a portion of the variable expenses related to the system, based on usage. Both the Company and Mid-Atlantic utilize the facility to perform services for their customers, and data relating to both companies' customers are integrated into the billing and operating support systems. In certain circumstances, the Company relies on Mid-Atlantic's employees to answer the Company's inbound phone calls. The Company also reimburses Mid-Atlantic for rent, for certain payroll and other expenses with respect to shared employees. The amounts payable to Mid-Atlantic vary each month, but the total amount payable during 1998 was $836,000. Such amounts are offset by amounts owed by Mid-Atlantic to the Company with respect to billing and processing charges under the Company's contract with CSG. In addition, the Company is a co-tenant with Mid-Atlantic with respect to both companies' offices in Washington, D.C., and is jointly and severally liable for lease payments with respect to space used by Mid-Atlantic.

Affiliate Receivables

  At the end of 1997, the Company's receivables from The VenCom Group, Inc. and its sole stockholder, Mr. Otterbeck related to equity capital contributions and expense reimbursement totalled approximately $81,000. This amount was paid during 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1999 by (i) each owner of more than 5% of the Company's Common Stock, (ii) each director and Named Executive Officer of the Company and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Unless otherwise noted, the address for each director and executive officer of the Company is c/o the Company, 2201 Waukegan Road, Suite E200, Bannockburn, Illinois 60015.

                                          Common Stock       Preferred Stock
                                      -------------------- --------------------
         Name of Beneficial Owner     Number(1) Percent(2) Number(1) Percent(2)
         ------------------------     --------- ---------- --------- ----------
      Ventures in Communications II,
       LLC........................... 1,000,000    90.0%    35,000     100.0%
      SBC Communications Inc. (3)....   295,020    26.6        --        --
      James A. Otterbeck (4).........   704,980    63.4        --        --
      William F. Wallace.............       --      --         --        --
      Linda L. Pace..................       --      --         --        --
      John D. Stavig.................       --      --         --        --
      All executive officers and
       directors
       as a group (4 persons)........   704,980    63.4        --        --

--------
(1) Includes rights to acquire shares of Common Stock which are exercisable within 60 days of March 1, 1999.
(2) Rights to acquire shares of Common Stock which are exercisable within 60 days of September 15, 1998 are considered outstanding for the purpose of determining the percent of the class held by the holder of such rights, but not for the purpose of computing the percentage held by others.
(3) Through certain wholly owned subsidiaries, SBC owns 99% of the common membership units of VIC, which in turn owns 19.9% of the equity interests of VIC2, thus resulting in SBC's indirect ownership of 19.7% of the equity interests of the Company. VIC owns a warrant to purchase 9.9% of the membership units of VIC2, and after giving effect to the exercise of such warrant, SBC would indirectly own 29.5% of the membership units of VIC2. Pursuant to the terms of the VIC and VIC2 Operating Agreements, SBC shares voting and dispositive power with respect to the securities owned by VIC2 with VenCom, L.L.C. and The VenCom Group, Inc. (both of which are owned by Mr. Otterbeck) until such time as the preferred return on membership units of VIC2 held by VIC has been paid in full. SBC disclaims beneficial ownership of the securities held by VIC2 except to the extent of its pecuniary interest therein. The business address of SBC is 175 East Houston, San Antonio, Texas 78205.

(4) Mr. Otterbeck is the Manager of VIC2 and is the sole member of VenCom, L.L.C., which owns 80.1% of the common membership units of VIC2 (or 70.5% upon exercise of VIC's warrant). The VenCom Group, Inc., of which Mr. Otterbeck is the sole stockholder, is the Manager of VIC. Pursuant to the terms of the VIC and VIC2 Operating Agreements, Mr. Otterbeck shares voting and dispositive power with SBC with respect to the securities owned by VIC2 until such time as the preferred return on membership units of VIC2 held by VIC is paid in full, at which time he will have sole voting and dispositive power with respect to such securities. In June 1999, The VenCom Group, Inc. purchased in the open market warrants to purchase 12,065 shares of Common Stock.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  In March 1998, the Company entered into a secured Credit Facility with Northern Trust, which was amended in April 1998 in connection with the Recapitalization. The Credit Facility permits the Company to borrow up to $9 million and matures on January 1, 2003. Amounts outstanding under the Credit Facility on December 15, 1998 are converted into a term loan which is payable in quarterly installments beginning January 1, 1999, with quarterly payments of $62,500 in the first year, $125,000 in the second year, $562,000 in the third year and $875,000 in the fourth year, with the balance payable at maturity. No advances will be made under the Credit Facility after December 15, 1998. Payment of amounts owed under the Credit Facility has been guaranteed by SBC.

  The Credit Facility does not require Northern Trust to advance funds to the Company if, in Northern Trust's good faith determination, there has occurred an adverse change in the assets, condition or prospects of the Company or SBC. In addition, the Credit Facility is revocable upon 48 hours written notice to the Company as to further advances, notwithstanding any payment of any fees or maintenance of any account balances.

  Borrowings under the Credit Facility are secured by a first priority security interest in certain of the Company's assets, including its accounts, leases, contract rights, general intangibles (including intellectual property rights), inventory, goods, equipment, vehicles, leasehold improvements, fixtures, deposits at Northern Trust, books and records, documents of title and the proceeds and products of the foregoing.

  The interest rate on borrowings under the Credit Facility will be, at the Company's election: (i) Northern Trust's prime rate less 3/4 of 1%; (ii) LIBOR plus 50 basis points; or (iii) the federal funds rate (as defined) plus 50 basis points.

  The Credit Facility contains customary covenants, including covenants requiring the Company to notify Northern Trust of changes in its name or the locations of the collateral, maintain insurance, defend the collateral from claims of others, execute financing statements and other necessary documents, deliver certificates or documents of title, furnish evidence of ownership of collateral, maintain the collateral in good condition, make appropriate entries upon the Company's financial statements, books and records disclosing Northern Trust's interest in the collateral, and notify Northern Trust of any material loss or depreciation in the value of the collateral. The Credit Facility also prevents the Company from selling, transferring or otherwise disposing of collateral without Northern Trust's consent.

  The Credit Facility contains customary events of default. Upon the occurrence of an event of default, Northern Trust may accelerate outstanding loans and exercise its rights with respect to the collateral, as well as all other rights and remedies available to it at law or in equity. Events of default under the Credit Facility include (i) payment and covenant defaults,
(ii) cross defaults to any other indebtedness of the Company, VenCom, L.L.C., VIC2 and VIC, (iii) misrepresentations, (iv) repudiation or unenforceability of SBC's guaranty, (v) failure to maintain existence in good standing, (vi) dissolution, merger, consolidation or cessation of existence of the Company, a subsidiary, VIC2, VIC, VenCom, L.L.C. or SBC (vii), bankruptcy and judgment defaults with respect to the Company, a subsidiary, VIC2, VIC, VenCom, L.L.C. or SBC, (viii), the existence of a security interest of another person in the collateral, (ix) material loss or depreciation of value of the collateral or Northern Trust's otherwise deeming itself insecure, and a (x) change of control. A change of control is defined in the Credit Facility as the occurrence of any person or entity not in control of the Company, VIC2, VIC, VenCom, L.L.C., or SBC obtaining control directly or indirectly of the Company, VIC2, VIC, VenCom, L.L.C., or SBC, whether by purchase or gift of stock or assets, by contract or otherwise.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

  The Old Notes were originally sold by the Company on May 21, 1998 to the Initial Purchasers as part of the Units pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Units, including the Old Notes, to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition of the Purchase Agreement, the Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Subsidiary Guarantors agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to use their best efforts to (i) file the Exchange Offer Registration Statement within 120 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the Exchange
Notes: (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of the original issuance of the Old Notes and (iii) use their best efforts to consummate the Exchange Offer on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Old Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Interest on each Exchange Note will accrue from the date of its original issue.

  Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company or any of the Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company or any of the Subsidiary Guarantors (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For a description of the procedures for resales by Participant Broker-Dealers, see "Plan of Distribution."

Registration Rights; Liquidated Damages

  Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Offer. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes pursuant to the Exchange Offer. If (i) the Company or the Subsidiary Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Company, the Subsidiary Guarantors or an affiliate thereof, the Company and the Subsidiary Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

  The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 120 days after the date upon which the Notes were first issued (the "Issue Date"),
(ii) the Company and the Subsidiary Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) the Company and the Subsidiary Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Terms of the Exchange Offer

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures.

  As of the date of this Prospectus, $82,750,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on , 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the Indentures in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on 1999, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on June 1, 1999. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each June 1 and December 1, commencing on June 1, 1999.

Procedures for Tendering

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or submit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ("ATOP");
(ii) to be bound by the terms of the Letter of Transmittal; and (iii) that the Company may enforce such agreement against such participant.

  By executing the Letter of Transmittal or Agent's Message, each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility unless an Agent's Message is received by the Exchange Agent in compliance with ATOP, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its reasonable discretion that any of the conditions are not satisfied prior to the Expiration Date, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

Exchange Agent

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                   HARRIS TRUST AND SAVINGS BANK, DEPOSITARY
                     c/o Harris Trust Company of New York

               By Mail:                          Overnight Courier:
          Wall Street Station                77 Water Street, 4th Floor
             P.O. Box 1023                       New York, NY 10005
        New York, NY 10268-1023            Attention: Reorganization Dept.
    Attention: Reorganization Dept.
               By Hand:                        Facsimile Transmission:
            Receive Window                (for Eligible Institutions Only)
      77 Water Street, 5th Floor               (212) 701-7636 or 7637
    Attention: Reorganization Dept.
                             Confirm by Telephone:
                                (212) 701-7649

 DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                                   DELIVERY.

Fees and Expenses

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

Consequences of Failure to Exchange

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                             DESCRIPTION OF NOTES

General

  The Notes are issued pursuant to an Indenture (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and have a different CUSIP number than the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following summary of the material provisions of the Indenture, the Pledge Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, including the definitions therein of certain terms used below. Copies of the proposed form of such agreements are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to OnePoint Communications Corp. and not to any of its Subsidiaries.

  The Notes are general obligations of the Company and will rank pari passu in right of payment with any existing or future unsubordinated Indebtedness of the Company and senior in right of payment to any subordinated Indebtedness of the Company. The Company's obligations under the Notes are guaranteed, fully and unconditionally, (the "Subsidiary Guarantees") by all of the Company's Restricted Subsidiaries. In addition, a portion of the Company's obligations on the Notes are secured by a first priority pledge to the Trustee for the benefit of the holders of the Notes of the Pledged Securities, which will be held in the Escrow Account pursuant to the Pledge Agreement. The proceeds from the Pledged Securities will be used to pay the first seven interest payments on the Notes. See "--Interest Reserve" and "--Subsidiary Guarantees."

  The operations of the Company are conducted in large part through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. See "Risk Factors--The Company Has No Operations and is Dependent Upon Funds From Its Subsidiaries."

  Under certain circumstances, the Company will be able to designate Subsidiaries of the Company, including Subsidiaries that it creates or acquires in the future, to be Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See "--Certain Covenants--Restricted Payments."

Subsidiary Guarantees

  The Company's payment obligations under the Notes are jointly and severally guaranteed, fully and unconditionally, (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Risks."

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Pledge Agreement and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of any such merger or consolidation with the Company or another Subsidiary Guarantor, the Company would, on a pro forma basis, immediately after giving effect to such transaction, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at Option of Holders--Asset Sales."

Principal, Maturity and Interest

  The Notes are limited in aggregate principal amount to $82.75 million. The Notes will mature on June 1, 2008. Interest on the Notes will accrue at the rate of 14 1/2% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 1999, to holders of record on the immediately preceding May 15 and November 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

Interest Reserve

  A portion of the Company's obligations under the Notes will be secured pending disbursement pursuant to the Pledge Agreement by a pledge of the Pledged Securities. Upon the consummation of the Initial Offering, the Company used approximately $80.5 million of the net proceeds of such offering to purchase, and pledged to the Trustee, for the benefit of the holders of the Notes, the Pledged Securities, which are in an amount intended to be sufficient upon receipt of scheduled interest and principal payments, to provide for payment in full when due of the first seven scheduled interest payments on the Notes. The Pledged Securities are pledged as security for the payment of the principal of and interest on the Notes, Liquidated Damages, if any, and all other Obligations of the Company under the Indenture and the Notes. When each of the first seven interest payments is due, the Trustee will apply the proceeds of a sufficient amount of Pledged Securities to pay the interest then due.

  Upon the acceleration of the maturity of the Notes or upon certain redemptions and repurchases of the Notes, the Pledge Agreement provides that the Trustee will apply the proceeds of a sufficient amount of Pledged Securities to pay the amounts owed by the Company to holders of the Notes at such time. Immediately following the earlier of (i) the payment in full of the seventh scheduled interest payment on the Notes and (ii) the day on which all of the Notes have been repurchased, redeemed or defeased, if no Default or Event of Default is then continuing, the remaining Pledged Securities, if any, will be released from the Pledge and the outstanding Notes (if any) will be unsecured obligations of the Company. The ability of holders of the Notes to realize upon any such funds or receive payment from the proceeds of the Pledged Securities may be subject to certain bankruptcy law limitations in the event of a bankruptcy of the Company.

Optional Redemption

  The Notes will not be redeemable at the Company's option prior to June 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

             Year                           Percentage
             ----                           ----------
             2003..........................  107.250%
             2004..........................  104.833%
             2005..........................  102.417%
             2006 and thereafter...........  100.000%

  Notwithstanding the foregoing, on or prior to June 1, 2001, the Company may redeem up to 35.0% or approximately $61,250,000 of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 114.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more public or private offerings of Common Stock generating net cash proceeds to the Company in excess of $20.0 million; provided that at least 65.0% of the aggregate principal amount of Notes issued on the Closing Date remains outstanding immediately after the occurrence of such redemption.

Selection and Notice

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

 Change of Control

  Upon the occurrence of a Change of Control, the Indenture requires the Company to make an offer to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten business days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  There is no assurance that, in the event of a Change of Control, the Company will have or have access to adequate funds to repurchase the Notes.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may, subject to the provisions of the Indenture described under "--Certain Covenants--Restricted Payments," (a) apply such Net Proceeds to the permanent repayment of any Indebtedness that is pari passu with the Notes or
(b) (i) apply such Net Proceeds to the acquisition of the assets or a majority of the voting equity interests of another Person, the making of capital expenditures, or the acquisition of other long-term assets, in each case, in or used or useful in the Telecommunications Business or (ii) enter into a binding commitment to apply, within 120 days of the date of such commitment, such Net Proceeds as described in clause (i) above. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all holders of Notes (an "Asset Sale Offer") to repurchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) (A) Cumulative Consolidated Cash Flow minus (B) the product of 1.75 and Cumulative Interest Expense, in each case as of the date of such Restricted Payment, plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
  (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the lesser of (A) the fair market value of such Person at the time it becomes a Restricted Subsidiary as evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee or (B) the net amount of Restricted Investments made in such Person prior to its becoming a Restricted Subsidiary.

  So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;
(v) the payment of cash in lieu of fractional shares of Common Stock pursuant to the Warrant Agreement; and (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the "Restricted Payments" covenant.

  If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant).

  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

 Incurrence of Indebtedness and Issuance of Disqualified Stock

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if the Company's Debt to Cash Flow Ratio is greater than zero and less than or equal to (a) 5.0 to 1, if such incurrence is on or prior to June 1, 2001, and (b) 4.5 to 1, if such incurrence of issuance is after June 1, 2001, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred. Notwithstanding the foregoing, neither the Company nor any of its Restricted Subsidiaries may incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary solely by virtue of being unsecured.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company of Indebtedness from a bank or other financial institution in an aggregate amount at any one time outstanding not to exceed the greater of (a) $25 million and (b) 80% of the face amount of all accounts receivable owned by the Company as of such date that are not more than 90 days past due;

    (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

    (iii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees;

    (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii), (iii), (vi) or
  (vii) of this paragraph;

    (v) the incurrence by the Company of Indebtedness in an aggregate principal amount at any one time outstanding, not to exceed 2.0 times the sum of the net cash proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of Equity Interests (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company to the extent that such net cash proceeds have not been used to make Restricted Payments pursuant to clause (c)(ii) of the first paragraph or clauses (ii), (iii) or (vi) of the second paragraph of the covenant described under the caption "--Restricted Payments" or Investments described under clause (vi) of the definition of Permitted Investments; provided that such Indebtedness does not mature prior to the Notes and has a Weighted Average Life to Maturity greater than that of the Notes;

    (vi) the incurrence by the Company and its Restricted Subsidiaries of Vendor Debt; provided that the aggregate amount of such Vendor Debt does not exceed the sum of (a) 100% of the total cost of any digital loop carriers or switches acquired therewith and (b) 80% of the total cost of any other Telecommunications Equipment or Telecommunications Related Assets acquired therewith;

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of (a) a Person engaged in a Telecommunications Business or (b) Telecommunications Related Assets, which include contractual rights of entry, in each case in an aggregate amount not to exceed the product of $650 and the number of acquired telephony or video subscribers (as stated in an Officers' Certificate delivered to the Trustee);

    (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

    (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

    (x) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to any of clauses (i) through (v) or (vii) through (ix) of this covenant, which guarantee has the same ranking relative to the Notes and the Guarantees as the guaranteed Indebtedness does.

  For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions do not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in contracts entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that neither the Company nor any of its Restricted Subsidiaries may consolidate or merge with or into (whether or not the Company or such Restricted Subsidiary is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or such Restricted Subsidiary is the surviving entity, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation (in the case of the Company) or a corporation or other entity (in the case of such Restricted Subsidiary) organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture, the Pledge Agreement and the Registration Rights Agreement, or of such Restricted Subsidiary under its Subsidiary Guarantee, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, immediately after such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock." The Indenture also provides that neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant are not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million (or if no member of the Board of Directors is an Independent Director, $1.0 million), an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; (iv) provisioning or other agreements with SBC Communications, Inc. or any Affiliate thereof, and under any amendment or extension thereof so long as such agreement, amendment or extension is not disadvantageous to the holders of the Notes in any material respect; (v) payment of management and advisory fees to The VenCom Group, Inc. or any Affiliate thereof in an amount during any calendar year period not to exceed $900,000, provided, that if the amount paid in any calendar year is less than $900,000, the annual cap in the next calendar year shall be equal to the difference between $1.8 million and the amount paid in the previous calendar year and further provided that amounts owed in excess of the cap in any year may be paid in one or more subsequent years if and to the extent that they are within the cap in such years; (vi) any sale or other issuance of equity interests (other than Disqualified Stock) of the Company;
(vii) reasonable indemnity provided to officers, directors, employees, consultants or agents of the Company and its Restricted Subsidiaries as determined in good faith by the Company's Board of Directors and as permitted by the Company's governing documents and applicable law; (viii) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Closing Date, and (ix) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

 Additional Subsidiary Guarantees

  The Indenture provides that if the Company or any of its Restricted Subsidiaries creates or acquires another Restricted Subsidiary, then the Company shall cause such Restricted Subsidiary to execute a guarantee of the Notes in the form set forth in the Indenture; provided that the Guarantee of any Restricted Subsidiary will be released if the Company (i) designates such Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the covenant described under the caption "--Restricted Payments" or (ii) sells all of the Capital Stock of such Restricted Subsidiary in compliance with the provisions of the Indenture relating to Asset Sales.

 Issuances and Sales of Equity Interests in Wholly Owned Restricted
Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or another Wholly Owned Restricted Subsidiary, unless (a) such transfer, conveyance, sale, lease or other disposition is of all of the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or another Wholly Owned Restricted Subsidiary.

 Business Activities

  The Indenture provides that the Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

 Limitations on Sale and Leaseback Transactions

  The Indenture provides that the Company and its Restricted Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transactions, provided that the Company or any Restricted Subsidiary of the Company may enter into any such transaction if (i) the Company or such Restricted Subsidiary would be permitted under the covenants described above under "--Incurrence of Indebtedness and Issuance of Disqualified Stock" and "--Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the consideration received by the Company or such Restricted Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred and (iii) the Net Proceeds received by the Company or such Restricted Subsidiary from such transaction are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales."

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame and on the terms and conditions set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules or regulations of the Commission, the Company will file a copy of all such information and reports with the Commission (unless the Commission will not accept such a filing) and make such information and reports available to securities analysts and prospective investors upon request. In addition, for so long as any Notes are outstanding, the Company will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" or "--Certain Covenants-- Merger, Consolidation, or Sale of Assets;" (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1.5 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment or portion thereof as to which an insurance carrier rated at least A by Standard & Poor's Corporation or A2 by Moody's Investors Service, Inc. has accepted liability in writing) aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) default by the

Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of its obligations under the Pledge Agreement, or the unenforceability of the Pledge Agreement against the Company or any of its Restricted Subsidiaries for any reason; (viii) default by any Restricted Subsidiary of the Company in the performance of any obligation under its Subsidiary Guarantee, or repudiation by any of Restricted Subsidiary of the Company of its obligations under its Subsidiary Guarantee, or the unenforceability of any Subsidiary Guarantee against any Restricted Subsidiary of the Company for any reason; (ix) the failure for any reason for the Company to retain all material licenses necessary to conduct its business; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

  The Company may, at its option and at any time, elect to have all of its obligations under the Notes and all obligations of its Restricted Subsidiaries under the Subsidiary Guarantees discharged ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith, and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

  A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;
(vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); (viii) amend the Pledge Agreement in a manner that adversely affects the holders of the Notes; or (ix) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to provide for additional Subsidiary Guarantors, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

  The Exchange Notes will be represented in registered, global form by one or more Global Notes (the "Global Notes") . The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Securities for Certificated Securities." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Securities (as defined below). Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar with respect to the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

  The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

  Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of the Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee, nor any agent of the Company, or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee, as the case may be, may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

 Exchange of Book-Entry Notes for Certificated Notes

  A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. In addition, beneficial interests in Global Notes may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee or the Warrant Agent, as the case may be, by or on behalf of DTC in accordance with the Indenture Notes. In all cases, Certificated

Notes delivered in exchange for any Global Notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

 Exchange of Certificated Notes for Book-Entry Notes

  Notes issued in certificated form may not be exchanged for beneficial interests in any Global Notes unless the transferor first delivers to the Trustee, as the case may be, a written certificate (in the form provided in the Indenture to the effect that such transfer will comply with any transfer restrictions applicable to such Notes.

 Same Day Settlement and Payment

  The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The securities represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Securities will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Certain Definitions

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case to the extent not repaid within five days after the date of the acquisition.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Equity Interests of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of services in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its

Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;" (iv) disposals or replacements of obsolete, uneconomical, negligible, worn-out or surplus property in the ordinary course of business; (v) the creation of a Lien not prohibited by the covenant described above under the caption "--Certain Covenants-- Liens" and (vi) the conversion of Cash Equivalents into cash.

  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value of the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

  "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and
(2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group (as such term is used in

Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than a Permitted Holder, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) any Person or group (as defined above) other than the Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the Company (measured by voting power rather than number of shares), including by way of merger, consolidation or otherwise, (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v) the first day on which SBC Communications, Inc. fails to hold, whether directly or indirectly, 9.9% or more of the total Voting Stock (measured by voting power rather than the number of shares) of the Company or (vi) the first day on which the Company's existing long distance telephony contract (or any replacement thereof) terminates and is not replaced by a contract having no less favorable economic terms than the Company's long distance telephony contract in existence as of the Closing Date, and a term (assuming exercise of any renewal options) ending after the final maturity date of the Notes.

  "Closing Date" shall mean the first date on which Notes are issued by the Company.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income) plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus
(v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation), (b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP and (c) the product of (i) all dividend payments, whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its equity holders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Director" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Cumulative Consolidated Cash Flow" means the cumulative Consolidated Cash Flow of the Company from and after the first day of the first fiscal quarter beginning after the date of the Indenture to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative Consolidated Cash Flow for such period is negative, minus the amount by which such cumulative Consolidated Cash Flow is less than zero.

  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after the Closing Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

  "Debt to Cash Flow Ratio" means, as of any date of determination (the "Calculation Date"), the ratio of (a) the Consolidated Indebtedness of the Company as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Escrow Account" means an account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Notes.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

  "Existing Indebtedness" Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date, until such amounts are repaid.

  "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that the reversal of any such reserve shall be deemed a receipt of Net Proceeds by the Company in the amount and on the date of such reversal.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the Indenture.

  "Permitted Holder" means (i) SBC Communications, Inc., (ii) James Otterbeck, or (iii) Ventures in Communications II, LLC; whether acting in their own name or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, equity interests held by others, any trust principally for the benefit of one or more members of such persons and any charitable foundation the majority of whose members, trustees or directors, as the case may be, are any of such persons.

  "Permitted Investments" means (i) any Investment in the Company or in any Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (v) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company and (vi) any Investment by the Company in one or more Permitted Telecommunications Joint Ventures, provided, however, that the aggregate fair market value (measured on the date such Investment was made and without giving effect to any subsequent changes in value) of outstanding Investments made pursuant to this clause (vi) shall not at any time exceed $10.0 million.

  "Permitted Liens" means (i) Liens in favor of the Company, Restricted Subsidiaries or holders of the Notes; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Closing Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(vii) Liens on accounts receivable owned by the Company and securing Indebtedness permitted by the Indenture; (viii) Liens securing Vendor Debt permitted by the Indenture on the acquired property together with proceeds, product, accessions, substitutions and replacements thereof; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (x) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancings") or successive refinancings, in whole or in part, of any Indebtedness secured by Liens referred to in clauses (ii), (iii) and (v) above, so long as such Lien does not extend to any other property (other than improvements thereto) and is otherwise no more burdensome than the Lien it replaces.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiary (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Permitted Telecommunications Joint Venture" means a corporation, partnership, limited liability company or other entity engaged in one or more Telecommunications Businesses in which the Company owns, directly or indirectly, an equity interest.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Pledge Agreement" means the Pledge Agreement dated as of the date of the Indenture between the Company and the Trustee, as amended from time to time.

  "Pledged Securities" means the securities purchased by the Company with a portion of the proceeds from the sale of the Notes, which shall consist of Government Securities, to be pledged to the Trustee for the benefit of holders of the Notes and deposited in the Escrow Account.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary, or, in the case of the Company, a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries or, in the case of the Company, one of its Restricted Subsidiaries.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Closing Date.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Subsidiary Guarantors" means (i) each existing Subsidiary of the Company and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities (ii) reselling voice, video or data services and (iii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business.

  "Telecommunications Equipment" means video reception, processing, modulating, transmission and distribution equipment and telecommunication switching, distribution and transmission equipment and inventory, including, without limitation, all remote switching nodes, digital loop carriers, switches, line cards and other equipment, software or hardware necessary to install, monitor, operate and maintain a video and/or telecommunications network.

  "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, real or personal, used or to be used, in connection with a Telecommunications Business.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors (or one individual in an equivalent position if the entity is not a corporation) that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

  "Vendor Debt" means any Indebtedness of the Company or its Restricted Subsidiaries incurred in connection with the acquisition or construction within 90 days of the incurrence of such Indebtedness of Telecommunications Equipment or Telecommunications Related Assets.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                            DESCRIPTION OF WARRANTS

  On May 21, 1998, the Company issued the Warrants as part of the Units pursuant to the Warrant Agreement between the Company and Harris Trust and Savings Bank, as warrant agent (the "Warrant Agent") in a private transaction that is not subject to the registration requirements of the Securities Act. The following summary of certain provisions of the Warrant Agreement and the Warrant Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, the Warrants and the Warrant Registration Rights Agreement, including the definitions therein of certain terms. A copy of the Warrant Agreement is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus forms a part.

General

  Each Warrant, when exercised, entitles the holder thereof to purchase 0.635 shares of Common Stock of the Company at an exercise price of $0.01 per share (the "Exercise Price"). The Exercise Price and the number of Warrant Shares issuable on exercise of a Warrant are both subject to adjustment in certain cases referred to below. The Warrants became exercisable on November 6, 1998. Unless exercised, the Warrants will automatically expire on June 1, 2008 (the "Expiration Date"). The Warrants entitle the holders thereof to purchase in the aggregate approximately 10.0% of the outstanding Common Stock of the Company on a fully diluted basis as of the date of issuance of the Warrants after giving effect to the (i) consummation of the Offering and (ii) exercise as of the date of original issuance of the Warrants of all outstanding options and rights issued by the Company. The Company will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants. If the Company fails to give this notice, the Warrants will not expire until 90 days after the Company gives such notice. In no event will holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

  The Warrants may be exercised by surrendering to the Company the Warrant certificates evidencing such Warrants, if any, with the accompanying form of election to purchase, properly completed and executed together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of cash or a certified or official bank check, payable to the order of the Company, or by surrender of additional Warrants. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the Warrants and Warrant Agreement, including without limitation any cash payment to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

  No fractional Warrant Share will be issued upon exercise of the Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable on the exercise of any Warrants (or specified portion thereof), the Company must pay to the holder an amount in cash equal to the current market price per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

  Certificates for Warrants will be issued in registered form only, and no service charge will be made of registration or transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant certificates.

  The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends, except as provided below. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

Adjustments

  Both the number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price will be subject to adjustment in certain events including (i) the payment by the Company of dividends (or other distributions) on Common Stock of the Company payable in Common Stock of the Company or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of Common Stock of the Company, (iii) the issuance to all holders of Common Stock of the Company of rights, options or warrants entitling them to subscribe for Common Stock of the Company, or for securities convertible into or exchangeable for shares of Common Stock of the Company, in either case for a consideration per share of Common Stock which is less than the current market price per share (as defined in the Warrant Agreement) of Common Stock of the Company, and (iv) the distribution to all holders of Common Stock of the Company of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings).

  No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

  In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrant been exercised immediately prior thereto.

Reservation of Shares

  The Company has authorized and reserved for issuance such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Amendment

  From time to time, the Company and the Warrant Agent, without consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making change that do not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants requires the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants affected is required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercisable of Warrants would be decreased (other than pursuant to adjustments provided for in the Warrant Agreement as generally described above).

Reports

  Whether or not required by the rules and regulations of the Commission, so long as any of the Warrants remain outstanding, the Company shall cause copies of the SEC Reports described under "--Certain Covenants--Reports" to be filed with the Warrant Agent and mailed to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent.

Registration Rights

  After the earlier to occur of June 1, 2003 or the occurrence of a Triggering Event, the holders of one-quarter or more of the Warrants and the Warrant Shares will be entitled to require the Company to effect one registration (a "Demand Registration") under the Securities Act of the Warrant Shares, subject to certain limitations. Upon a demand, the Company will (a) notify the holders of all Warrants and Warrant Shares that a demand registration has been requested, (b) prepare, file and use its best efforts to cause to become effective within 120 days of such demand a registration statement in respect of all of the Warrant Shares which holders request, no later than 30 days after the date of such notice, to have included therein (the "Included Securities"); provided, that if such demand occurs during the "lock up" or "black out" period (not to exceed 180 days) imposed on the Company pursuant to any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, the Company shall not be required to so notify holders of Warrants and Warrant Shares and file such demand registration statement prior to the end of such "lock up" or "black out" period, in which event the Company will use its best efforts to cause such Demand Registration statement to become effective no later than 30 days after the end of such "lock up" or "black out" period and (c) keep such registration statement continuously effective for the shorter of (i) 180 days (the "Effectiveness Period") and (ii) such period of time as all of the Warrant Shares included in such registration statement shall have been sold thereunder; provided, that the Company may postpone the filing period, suspend the effectiveness of any registration statement, suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period (a "Black Out Period") not to exceed an aggregate of 45 days with respect to a Demand Registration, (i) an event or circumstance occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided further, that the Effectiveness Period shall be extended by the number of days in any Black Out Period. In the event of any "lock up" or "black out" period in any underwriting or purchase agreement, the Company will so notify the holders of Warrants and Warrant Shares.

  Holders of Warrants and Warrant Shares will also have the right to include the Warrant Shares in any registration statement under the Securities Act filed by the Company for its own account or for the account of any of its security holders covering the sale of Common Stock (other than (a) a registration statement on Form S-4 or S-8 or (b) a registration statement filed in connection with an offer of securities solely to existing security holders or (c) a Demand Registration) for sale on the same terms and conditions as the securities of the Company or any other selling security holder included therein (a "Piggy-Back Registration") if and whenever any such registration statement is filed under the Securities Act, except that the Piggy-Back Registration right of holders of Warrants and Warrant Shares shall not apply to any Equity Offering that is the initial Equity Offering of the Company unless the securities of other selling security holders are to be included therein. In the case of a Piggy-Back Registration, the number of Warrant Shares requested to be included therein is subject to pro rata reduction (a "Cut Back") based upon the number of Warrant Shares and other securities requested to be registered by each holder of Warrants and Warrant Shares and any other security holders exercising piggy-back registration rights to the extent that the Company is advised by the managing underwriter, if any, therefor that the total number or type of Warrant Shares or other securities to be included therein is such as to materially and adversely affect the success of the offering.

  If the Company has complied with all its obligations with respect to a Demand Registration or a Piggy-Back Registration relating to an underwritten public offering, all holders of Warrants and Warrant Shares, upon request of the lead managing underwriter with respect to such underwritten public offering, will be required not to sell or otherwise dispose of any Warrants and Warrant Shares owned by them for a period not to exceed 180 days from the consummation of such underwritten public offering, provided, that such requirement shall apply to Warrant Shares not sold in a Demand Registration or Piggy-Back Registration due to a Cut Back for a period not to exceed 90 days from such date of consummation.

  As used herein, "Triggering Event" means the occurrence of any of the following events: (i) the day immediately prior to a Change of Control, (ii) the 180th day (or such earlier date as determined by the Company in its sole discretion) following the initial Equity Offering of the Company or (iii) other than as a result of the initial Equity Offering of the Company, the day on which a class of common equity securities of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market System or is otherwise subject to registration under the Exchange Act.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of the Company's capital stock does not purport to be complete and it is qualified in its entirety by reference to the actual terms of the capital stock contained in the Company's Certificate of Incorporation and Bylaws and by the provisions of applicable law.

  The Company's authorized capital stock consists of 2,000,000 shares of Common Stock, par value $0.01 per share and 35,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). At January 1, 1999, there were 1,000,000 shares of Common Stock and 35,000 shares of Preferred Stock outstanding.

Common Stock

  The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time determine. The Indenture will restrict the ability of the Company to pay dividends on the Common Stock. The shares of Common Stock are not redeemable or convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Each outstanding share of Common Stock is entitled to vote on all matters submitted to a vote of stockholders. At present, there is no established trading market for the Common Stock.

Preferred Stock

  Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), each holder of Preferred Stock is entitled to be paid before any distribution or payment is made with respect to any other class of the Company's capital stock, an amount in cash equal to the aggregate of all shares held by such holder. "Liquidation Value" for any share of Preferred Stock is equal to the initial price paid to the Company for such share on its date of issuance. The Preferred Stock does not accrue dividends, and is not convertible into any other class of capital stock of the Company. The Preferred Stock may be redeemed by the Company, in whole or in part, at any time, but is not subject to mandatory redemption.

Certain Provisions of Delaware Law

  The Company has elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

Limitations on Liability and Indemnification of Officers and Directors

  The Company's Certificate of Incorporation will limit the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for: (i) breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption; and (iv) any transaction from which the director derives an improper personal benefit. This provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies such as injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws. The Certificate of Incorporation also provides that the Company shall indemnify directors and officers of the Company to the fullest extent permitted by such law. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following general discussion summarizes certain of the material United States federal income tax consequences of an exchange of Old Notes for Exchange Notes and the ownership, and disposition of the Exchange Notes to initial purchasers thereof. This discussion is a summary for general information only and does not consider all aspects of United States federal income taxation that may be relevant to a prospective investor in light of that investor's particular circumstances. This discussion also deals only with Notes held by a holder as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended to the date hereof (the "Code"). This summary does not address all of the tax consequences that may be relevant to a holder of Notes, nor does it address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, banks, thrifts, insurance companies, other financial institutions, persons that hold the Notes, Warrants or Common Stock as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, persons that have a "functional currency" other than the United States dollar, persons that acquire Notes in connection with the performance of services, investors in pass-through entities and certain United States expatriates. Further, this summary does not address (i) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Notes (ii) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Notes, or (iii) any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

  The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

  Persons considering the purchase of Notes should consult their own tax advisors concerning the application of federal income taxes laws, as well as the laws of any state, local, or foreign taxing jurisdiction, to their particular situations.

U.S. Holders

  For purposes of this discussion, "U.S. Holder" generally means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any state, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. Certain United States federal income consequences relevant to a holder other than a U.S. Holder (a "Non-U.S. Holder") are discussed separately below.

 Payments of Interest

  Stated interest paid or accrued on the Notes will constitute qualified stated interest and will be taxable to a U.S. Holder as ordinary income in accordance with the holder's method of accounting for federal income tax purposes. Alternatively, a U.S. Holder may elect to include stated interest on the Notes (as well as original issue discount ("OID") and, if any, market discount, de minimis market discount and unstated interest on the Notes, as adjusted by any amortizable bond premium or acquisition premium) in gross income on a constant-yield basis. The mechanics and implications of such an election are beyond the scope of this discussion and, as a result, U.S. Holders should consult their own tax advisors regarding the advisability of making such an election.

 Original Issue Discount

  The Old Notes have OID for federal tax purposes, and accordingly U.S. Holders of Old Notes and Exchange Notes (which for tax purposes are treated as a continuation of the Old Notes) will be subject to special tax accounting rules, as described in greater detail below. U.S. Holders of Notes should be aware that they generally must include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders will include OID in income in advance of the receipt of cash attributable to such income. However, U.S. Holders of the Notes generally will not be required to include separately in income cash payments received on such Notes, even if denominated as interest, to the extent such payments constitute payments of previously accrued OID.

  The Notes will be treated as issued with OID equal to the excess of the "stated redemption price at maturity" of a Note over its "issue price." The stated redemption price at maturity of a Note is the total of all payments on the Note that are not payments of "qualified stated interest." A qualified stated interest payment is a payment of stated interest unconditionally payable, in cash or property (other than debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the Note that appropriately takes into account the length of intervals between payments. Stated interest on the Notes will be treated as qualified stated interest.

  The amount of OID includible in income by an initial U.S. Holder of a Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro-rata portion of the OID that accrued in such period. The "accrual period" of a Note may be of any length and may vary in length over the term of an OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (a) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (b) the amount of qualified stated interest allocable to such accrual period. The "adjusted issue price" of a Note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments made on such Note (other than payments of qualified stated interest).

  If the Company is required to pay Liquidated Damages with respect to the Notes as described under "Description of Notes--Registration Rights; Liquidated Damages," such payment would result in ordinary income to a U.S. Holder. Although not free from doubt, the Company believes that, as of the date the Old Notes were originally issued, the likelihood that Liquidated Damages would be paid was "remote" for purposes of Treasury Regulation 1.1275-2(h)(2) and intends to treat any such payments as additional interest payable on the Notes which should be taxable to a U.S. Holder at the time it accrues or is received in accordance with such holder's regular method of accounting. If such treatment is not respected, in the event of a Registration Default the Notes may be treated as reissued for OID purposes, which may affect the calculation of OID and the timing of income inclusion for a U.S. Holder.

 Impact of Applicable High Yield Discount Obligation Rules

  The "yield to maturity" on the Notes exceeds the sum of 5% and the "applicable federal rate" (for May 1998, the "applicable federal rate" is 5.85% assuming semi-annual compounding) in effect for the month in which the Old Notes were originally issued. Accordingly, if the Notes have "significant" OID, the Notes will be considered "applicable high yield discount obligations" ("AHYDOs"). A debt instrument has "significant" OID if the aggregate amount of unpaid interest (including OID) as of the close of any accrual period ending after the date five years after the date of issue exceeds the product of the issue price of such instrument and its yield to maturity.

                         INDEX TO FINANCIAL STATEMENTS

OnePoint Communications Corp.

Unaudited Consolidated Statements of Operations for the three months
 ended March 31, 1999 and 1998...........................................   F-3
Unaudited Consolidated Balance Sheets as of March 31, 1999 and 1998......   F-4
Unaudited Consolidated Statements of Cash Flows for the three months
 ended March 31, 1999 and 1998...........................................   F-5
Notes to Unaudited Consolidated Financial Statements.....................   F-6
Report of Independent Accountants........................................   F-9
Consolidated Statements of Operations for the periods ended December 31,
 1996, 1997 and 1998.....................................................  F-10
Consolidated Statements of Comprehensive Income for the periods ended
 December 31, 1996, 1997 and 1998........................................  F-11
Consolidated Balance Sheets as of December 31, 1997 and 1998.............  F-12
Consolidated Statements of Changes in Unitholders'/Stockholders'
 Equity/(Deficit) for the periods ended December 31, 1996, 1997 and 1998.  F-13
Consolidated Statements of Cash Flows for the periods ended December 31,
 1996, 1997 and 1998.....................................................  F-14
Notes to Consolidated Financial Statements...............................  F-15

Mid-Atlantic Telcom Plus, LLC

Independent Auditors' Report.............................................. F-33
Balance Sheets as of December 31, 1997 and 1998........................... F-34
Statements of Operations for the years ended December 31, 1997 and 1998... F-35
Statements of Changes in Members' Equity for the years ended December 31,
 1997 and 1998............................................................ F-36
Statement of Cash Flows for the years ended December 31, 1997 and 1998.... F-37
Notes to Financial Statements............................................. F-38

Mid-Atlantic Cable Companies

Independent Auditors' Report.............................................. F-44
Consolidated and Combined Balance Sheet................................... F-45
Consolidated and Combined Statement of Operations......................... F-46
Consolidated and Combined Statement of Changes in Owners' Equity
 (Deficit)................................................................ F-47
Consolidated and Combined Statement of Cash Flows......................... F-48
Notes to the Consolidated and Combined Financial Statements............... F-49

VIC-RMTS-DC, LLC

Unaudited Statements of Operations for the three months ended March 31,
 1999 and 1998........................................................... F-55
Unaudited Balance Sheets as of March 31, 1999 and 1998................... F-56
Unaudited Statements of Cash Flows for the three months ended March 31,
 1999 and 1998........................................................... F-57
Notes to Unaudited Consolidated Financial Statements..................... F-58
Report of Independent Accountants........................................ F-60
Statements of Operations for the periods ended December 31, 1996, 1997, and 1998................................................................ F-61
Balance Sheets as of December 31, 1997 and 1998.......................... F-62
Statements of Changes in Unitholders' Equity for the periods ended
 December 31, 1996, 1997 and 1998........................................ F-63
Statements of Cash Flows for the periods ended December 31, 1996, 1997 and 1998 ............................................................... F-64
Notes to Financial Statements............................................ F-65

People's Choice TV Corp.

Report of Independent Public Accountants................................. F-70
Statements of Certain Assets and Liabilities of Preferred Entertainment,
 Inc. to be Sold......................................................... F-71
Statements of Revenues and Expenses Related to Certain Assets and
 Liabilities of Preferred Entertainment, Inc. to be Sold................. F-72
Notes to Statements of Certain Assets and Liabilities and Related
 Revenues and Expenses of Preferred Entertainment, Inc................... F-73

The Company has not provided individual financial statements for its subsidiary guarantors (other than VIC- RMTS-DC, LLC), in accordance with Staff Accounting Bulletin Topic 1. H., as the Company has provided the Audited Consolidated Financial Statements of OnePoint Communications Corp., which include all guarantors. The guarantors are wholly-owned (other than VIC-RMTS-DC, LLC, which is majority-owned). All non-guarantor subsidiaries are inconsequential, individually and in the aggregate, to the Company's consolidated financial statements. The guarantees are full, unconditional and joint and several; and separate financial statements of the guarantors (other than VIC-RMTS-DC, LLC) are not presented because the Company has determined such financial statements would not be material to investors.

                       ONEPOINT COMMUNICATIONS CORP.

              UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

               (Dollars in thousands, except per share data)

                                                          Three Months Ended
                                                               March 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
Revenue.................................................. $   4,419  $     124
Cost of revenue..........................................     4,177        545
                                                          ---------  ---------
                                                                242       (421)
                                                          ---------  ---------
Expenses:
  Selling, general and administrative....................    10,118      3,169
  Depreciation and amortization..........................       587        111
                                                          ---------  ---------
Loss from operations.....................................   (10,463)    (3,701)
Other income (expense)
  Interest income........................................       939         44
  Interest expense.......................................    (4,242)       --
  Other..................................................      (466)       --
                                                          ---------  ---------
                                                             (3,769)        44
                                                          ---------  ---------
Equity in losses of unconsolidated subsidiaries..........      (870)      (474)
                                                          ---------  ---------
Loss before extraordinary item...........................   (15,102)    (4,131)
Extraordinary gain on bond repurchases...................    12,427        --
                                                          ---------  ---------
Net loss................................................. $  (2,675) $  (4,131)
                                                          =========  =========
Basic Earnings Per Share:
  (Loss) before extraordinary item....................... $  (15.10) $   (4.13)
  Extraordinary item.....................................     12.42        --
                                                          ---------  ---------
  Net (loss)............................................. $   (2.68) $   (4.13)
                                                          =========  =========
Shares used in computing loss per share:
  Weighted average common shares--basic.................. 1,000,000  1,000,000
                                                          =========  =========

                          See accompanying notes.

                      ONEPOINT COMMUNICATIONS CORP.

                  UNAUDITED CONSOLIDATED BALANCE SHEETS

              (Dollars in thousands, except per share data)

                                                           March
                                                            31,     December 31,
                                                            1999      1998 (*)
                                                          --------  ------------
Assets
Current assets:
  Cash and cash equivalents.............................  $  6,013    $  5,730
  Restricted cash.......................................       129       5,199
  Investment in marketable securities, current..........    19,333      13,118
  Accounts receivable, net..............................     2,733       2,277
  Affiliate receivable..................................       159         653
  Prepaid expenses......................................     1,588         898
                                                          --------    --------
    Total current assets................................    29,955      27,875
Investment in marketable securities, non-current
 ($46,792 and $73,377, restricted
 at March 31, 1999 and December 31, 1998, respectively).    53,453      86,705
Investments in unconsolidated subsidiaries..............     5,493       6,283
Property and equipment, net.............................    13,047      10,923
Intangible assets, net..................................     9,231      11,549
Other assets............................................     5,875       5,972
                                                          --------    --------
    Total assets........................................  $117,054    $149,307
                                                          ========    ========
Liabilities, Redeemable Preferred Stock and
 Stockholder's Equity/(Deficit)
Current liabilities:
  Accounts payable and accrued expense..................  $  6,380    $  7,167
  Affiliate payable.....................................     3,537       3,558
  Accrued interest payable..............................     4,882       1,701
  Current portion of long term debt.....................       250         250
                                                          --------    --------
    Total current liabilities...........................    15,049      12,676
Long term debt--affiliate...............................       --          --
Long term debt..........................................   107,233     138,503
Redeemable preferred stock, $1.00 par value, 35,000
 shares authorized, 35,000 shares issued and outstanding
 at redemption value....................................    35,000      35,000
Stockholder's deficit:
  Common stock, $0.01 par value, 2,000,000 shares
   authorized, 1,000,000 shares issued and outstanding
   at March 31, 1999 and December 31, 1998..............        10          10
  Additional capital....................................     6,870       6,870
  Note receivable--stockholder..........................    (1,500)     (1,500)
  Accumulated deficit...................................   (45,628)    (42,953)
  Other comprehensive income (loss).....................        20         701
                                                          --------    --------
    Total stockholder's (deficit).......................   (40,228)    (36,872)
                                                          --------    --------
    Total liabilities, redeemable preferred stock and
     stockholder's equity/ (deficit)....................  $117,054    $149,307
                                                          ========    ========

--------

(*) The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                         See accompanying notes.

                       ONEPOINT COMMUNICATIONS CORP.

              UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

               (Dollars in thousands, except per share data)

                                                                Three Months
                                                              Ended March 31,
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
Operating activities
Net loss..................................................... $ (2,675) $(4,131)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization..............................      587      111
    Amortization of premium (discount) of securities acquired
     included in interest income.............................     (523)     --
    Amortization of debt discount issuance cost and warrants
     included in interest expense............................      245      --
    Amortization of developer payments included in reselling
     costs...................................................      472      324
Losses in equity of interest of unconsolidated investments...      870      474
Extraordinary gain on bond repurchases.......................  (12,427)     --
Unrealized loss on investments in marketable securities......      459      --
Change in allowance for doubtful accounts....................       64        5
Changes in operating assets and liabilities:
  Accounts receivable........................................     (521)     (59)
  Prepaid expenses...........................................   (1,056)    (302)
  Other assets...............................................      --      (137)
  Affiliates payable.........................................      (20)      66
  Affiliates receivable......................................      494     (195)
  Accounts payable and accrued expenses......................     (789)    (781)
  Accrued interest...........................................    3,181     (446)
                                                              --------  -------
  Net cash used in operating activities......................  (11,639)  (5,071)
Investing activities
Restricted cash, net.........................................    5,070      --
Acquisition of intangible assets.............................      --       (30)
Proceeds from sale of marketable securities..................   33,801      --
Purchase of marketable securities............................   (6,223)     --
Acquisition of property and equipment........................   (2,619)    (870)
                                                              --------  -------
Net cash provided by (used in) investing activities..........   30,029     (900)
Financing activities
Proceeds from issuance of long-term debt.....................      --     1,000
Repayment of long-term debt..................................  (18,107)     --
                                                              --------  -------
Net cash (used in) provided by financing activities..........  (18,107)   1,000
                                                              --------  -------
Net increase (decrease) in cash..............................      283   (4,971)
Cash at the beginning of period..............................    5,730    5,463
                                                              --------  -------
Cash at the end of period.................................... $  6,013  $   492
                                                              ========  =======

                          See accompanying notes.

                       ONEPOINT COMMUNICATIONS CORP.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

               (Dollars in thousands, except per share data)

Note 1--Basis of Presentation

  The financial statements for the three months ended March 31, 1999, and 1998 and the related footnote information are unaudited and have been prepared on a basis consistent with the audited consolidated financial statements of OnePoint Communications Corp., and subsidiaries as of and for the year ended December 31, 1998 included in Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 30, 1999 (the "Registration Statement") of OnePoint Communications Corp. ("OnePoint" or the "Company"). These financial statements should be read in conjunction with the audited consolidated financial statements and the related notes to Consolidated Financial Statements of OnePoint Communications Corp. as of and for the year ended December 31, 1998 and the Financial Statements of OnePoint Communications, L.L.C., (the "Predecessor Company") as of and for the year ended December 31, 1997 included in the Registration Statement. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments), which management considers necessary to present fairly the consolidated financial position of the Company at March 31, 1999 and the results of their operations and their cash flows for the quarters ended March 31, 1999 and 1998.

Note 2--Summarized Income Statement Information of Affiliates

  The Company has investments ranging from 41-50% in three companies and accounts for those investments using the equity method. The combined results of operations and financial position of the Company's equity-basis affiliates are summarized below (in thousands):

                                                          Three Months Ended
                                                               March 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
      Condensed Operating Information
        Net sales........................................ $   4,776  $   3,540
        Income from operations...........................     1,322        934
                                                          ---------  ---------
        Net loss......................................... $  (1,930) $  (1,520)
                                                          =========  =========

Note 3--Unit Offering

  From January 8, 1999 through March 5, 1999, the Company completed open market purchases of its 14 1/2% Senior Notes due 2008 (the "Senior Notes") having an aggregate principal amount of $32,250 at various prices for an aggregate cost of approximately $18,107, including accrued interest and transaction fees. As of March 31, 1999, there was $101,750 in principal amount of Senior Notes outstanding. The Company recognized an extraordinary gain on the early extinquishment of this debt of approximately $12,427 in the first quarter of 1999. Pursuant to the terms of the indenture governing the Senior Notes, the Company used a portion of the proceeds from the Senior Note offering to purchase government securities in an amount intended to be sufficient upon receipt of scheduled interest and principal payments to provide for payment of the first seven interest payments on the Senior Notes. These government securities (the "Pledged Securities") were pledged to the trustee for the benefit of the holders of the Senior Notes. In connection with the Company's repurchase of Senior Notes, and pursuant to the terms of the agreement governing the Pledged Securities, the trustee released approximately $26,651 on February 26, 1999 to the Company.

  Under the terms of the indenture governing the Senior Notes, the Company is required to comply with specified covenants. These covenants include, among other things, limitations on sales of subsidiaries and certain assets, mergers, and other activities.

  In connection with the May 1998 offering of Senior Notes and Warrants, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which it agreed to file and use its best efforts to cause to become effective the registration statement relating to an offer to exchange the

                      ONEPOINT COMMUNICATIONS, CORP.

Senior Notes for substantially identical notes which are not subject to restrictions on transfer. The Company filed the registration statement on September 18, 1998, as required under the Registration Rights Agreement. The Registration Rights Agreement provides, however, that if the registration statement has not been declared effective by the Securities and Exchange Commission on or before November 17, 1998, then liquidated damages will accrue with respect to the Senior Notes. Such liquidated damages accrue at a rate of $0.05 per week per $1 principal amount of Senior Notes for the first 90 days beyond November 17, 1998, and thereafter increase by $0.05 per week per $1 outstanding principal amount of the Senior Notes each 90 day period, up to a maximum of $0.50 per week per $1 principal amount of Senior Notes. Liquidated damages cease to accrue when the registration statement is declared effective. As the registration statement has not yet been declared effective, the Company accrued approximately $103 through March 31, 1999.

Note 4--Changes in Non-owner Equity

  Beginning in the first quarter of 1998, compliance with SFAS No. 130, "Reporting Comprehensive Income" was required. In accordance with the requirements of this standard, the components of changes in non-owner equity, net of related tax for the three months ended March 31, 1999 are as follows:

                                                                Three Months
                                                                    Ended
                                                                  March 31,
                                                                --------------
                                                                 1999    1998
                                                                -------  -----
   Net Loss.................................................... $(2,675) $(474)
   Unrealized gain on securities...............................      20    --
                                                                -------  -----
   Changes in non-owner equity................................. $(2,655) $(474)
                                                                =======  =====

Note 5--Loss Per Share

  The Company's basic loss per share calculations is based upon the weighted average shares of preferred and common stock outstanding. The dilutive effect of stock appreciation rights and warrants outstanding are included for purposes of calculating diluted earnings per share, except for periods when the Company reported a net loss, in which case the inclusion of stock appreciation rights and warrants outstanding would be anti-dilutive. Diluted loss per share is not presented for the periods ended March 31, 1999 and 1998 as the effects of potentially dilutive instruments are anti-dilutive.

Note 6--Supplemental Cash Flow Data

  The Company made cash payments of $800 and $0 for interest and $0 for income taxes during the three months ended March 31, 1999 and 1998, respectively.

Note 7--Arbitration Proceedings

  On March 30, 1999, the Company filed a demand for arbitration seeking a declaratory ruling on the equity ownership of VIC-RMTS-DC, LLC. The Company believes that the value of the assets contributed by Mid-Atlantic RMTS Holdings, LLC was sufficient to give Mid-Atlantic RMTS Holdings, LLC a 5% interest based on capital contributions though December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC. OnePoint will be entitled only to that portion of any distributions made by VIC-RMTS-DC, LLC corresponding to its percentage equity ownership therein. On April 5, 1999, Mid-Atlantic Holdings filed its own demand for arbitration to resolve issues of equity ownership of VIC-RMTS-DC, LLC.

                      ONEPOINT COMMUNICATIONS, CORP.

Note 8--Segment Information

  The Company's reportable segments are segregated into business units that offer services to four distinct geographic regions; (i) Atlanta, Georgia and Charlotte/Raleigh/Durham, North Carolina (the "Southeast Region"), (ii) Chicago, Illinois (the "Central Region"), (iii) Denver, Colorado and Phoenix, Arizona (the "Western Region"), and (iv) Washington, DC/Baltimore, MD/Philadelphia, PA (the "Mid-Atlantic Region"). The Company's services to each segment include a combination of telephony, video and/or high-speed Internet access services.

  The Company evaluates performance and allocates resources based on operating profit or loss. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company and its subsidiaries carry their investments in affiliates on the equity method of accounting. Accordingly, certain segments have recognized equity in the earnings of other segments and their proportionate share of the assets and liabilities of investments in affiliates. All inter-segment investment amounts have been excluded in the reported financial information for the business segments. The Company's segments do not provide services to each other; therefore, there were no inter-segment sales or related cost of sales during the periods presented.

  The following table provides certain financial information for each business segment:

                                                                 March 31,
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
      Revenues:
        Central Region....................................... $  1,446  $     6
        Mid-Atlantic Region..................................      902      107
        Southeast Region.....................................    1,266        5
        Western Region.......................................      796      --
        Other................................................        9        6
                                                              --------  -------
                                                              $  4,419  $   124
                                                              ========  =======
      Loss from operations:
        Central Region....................................... $ (2,878) $  (642)
        Mid-Atlantic Region..................................   (3,102)  (1,792)
        Southeast Region.....................................   (2,006)    (639)
        Western Region.......................................   (1,875)    (561)
        Other................................................     (602)     (67)
                                                              --------  -------
                                                              $(10,463) $(3,701)
                                                              ========  =======
      Identifiable assets:
        Central Region....................................... $ 17,087  $ 1,090
        Mid-Atlantic Region..................................    4,924    2,929
        Southeast Region.....................................    2,767    1,218
        Western Region.......................................    1,382      501
        Other................................................   90,894    9,664
                                                              --------  -------
                                                              $117,054  $15,402
                                                              ========  =======

Note 9--Related Party Transactions

  At March 31, 1999, the Company had accrued $33 in accounts payable related to reimbursement for seconded personnel provided by SBC Communications Inc. ("SBC") which indirectly owns 19.7% of the common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Stockholder
OnePoint Communications Corp.

  We have audited the accompanying consolidated balance sheets of OnePoint Communications Corp. as of December 31, 1997 and 1998, and the related consolidated statements of operations, comprehensive income, unitholders'/stockholder's equity (deficit) and cash flows for the period from March 14, 1996 (inception) to December 31, 1996 and each of the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Mid-Atlantic Telcom Plus, LLC, an investment in a 41.4% owned unconsolidated subsidiary, which statements reflect total assets of $48.0 million and $57.2 million as of December 31, 1997 and 1998, respectively, and total revenues of $14.0 million and $16.5 million for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Mid-Atlantic Telcom Plus, LLC, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material aspects, the consolidated financial position of OnePoint Communications Corp. at December 31, 1997 and 1998, and the results of its operations and cash flows for the period from March 14, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young, LLP

February 12, 1999, except for the
fourth paragraph of Note 10 as to
which the date is March 5, 1999
and Note 21 as to which the date
is March 30, 1999.
Vienna, Virginia

                         ONEPOINT COMMUNICATIONS CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (Dollars in thousands, except per share data)

                                        Period from
                                      March 14, 1996
                                        (inception)   Year Ended December 31,
                                      to December 31, ------------------------
                                           1996          1997         1998
                                      --------------- -----------  -----------
Revenue..............................    $    --      $        43  $     6,953
Cost of revenue......................         --               83        8,765
                                         --------     -----------  -----------
Gross margin loss....................         --              (40)      (1,812)
Expenses:
  Selling, general and
   administrative....................       2,021          12,788       27,873
  Depreciation and amortization......          19             235        1,455
                                         --------     -----------  -----------
Loss from operations.................      (2,040)        (13,063)     (31,140)
Other income (expense)
  Interest income....................           4              72        6,042
  Interest expense...................         --              (11)     (15,846)
  Other income (loss)................         --              (17)          17
                                         --------     -----------  -----------
                                                4              44       (9,787)
                                         --------     -----------  -----------
                                           (2,036)        (13,019)     (40,927)
Equity in losses of unconsolidated
 subsidiaries........................         --           (3,072)      (3,698)
                                         --------     -----------  -----------
Loss before extraordinary item.......      (2,036)        (16,091)     (44,625)
Extraordinary item gain on bond
 repurchases.........................         --              --        19,799
                                         --------     -----------  -----------
Net loss.............................    $ (2,036)    $   (16,091) $   (24,826)
                                         ========     ===========  ===========
Basic Earnings Per Share:
  (Loss) before extraordinary item...    $(203.60)    $    (16.09) $    (44.62)
  Extraordinary item.................         --              --         19.80
                                         --------     -----------  -----------
  Net (loss).........................    $(203.60)    $    (16.09) $    (24.82)
                                         ========     ===========  ===========
Shares used in computing loss per
 share:
  Weighted average common shares--
   basic.............................      10,000       1,000,000    1,000,000
                                         ========     ===========  ===========


                            See accompanying notes.

                         ONEPOINT COMMUNICATIONS CORP.

                       STATEMENTS OF COMPREHENSIVE INCOME

    For the Period from March 14, 1996 (Inception) to December 31, 1996 and
                     Years Ended December 31, 1997 and 1998
                   (Dollars in thousands, except share data)

                                       Period from
                                      March 14, 1996
                                      (Inception) to Years Ended December 31,
                                       December 31,  ------------------------
                                           1996          1997          1998
                                      -------------- ------------  ------------
Net loss.............................    $(2,036)    $    (16,091) $    (24,826)
Other comprehensive income, net of
 tax:
  Unrealized gain arising during the
   year on securities................        --               --            701
                                         -------     ------------  ------------
Comprehensive loss...................    $(2,036)    $    (16,091) $    (24,125)
                                         =======     ============  ============




                            See accompanying notes.

                         ONEPOINT COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS

                   (Dollars in thousands, except share data)

                                                                   December 31,
                                                                 -----------------
                                                                  1997      1998
                                                                 -------  --------
Assets
Current assets:
  Cash and cash equivalents..................................... $ 5,463  $  5,730
  Restricted cash...............................................     --      5,199
  Investment in marketable securities, current..................     --     13,118
  Accounts receivable, net......................................      32     2,277
  Affiliate receivable..........................................      33       653
  Prepaid expenses..............................................   1,131       898
                                                                 -------  --------
    Total current assets........................................   6,659    27,875
Investment in marketable securities, non-current ($ 73,377
 restricted)....................................................     --     86,705
Investments in unconsolidated subsidiaries......................  10,061     6,283
Property and equipment, net.....................................   2,704    10,923
Intangible assets, net..........................................     --     11,549
Other assets....................................................     257     5,972
                                                                 -------  --------
    Total assets................................................ $19,681  $149,307
                                                                 =======  ========
Liabilities, Redeemable Preferred Stock and
 Unitholders'/Stockholder's Equity/(Deficit)
Current liabilities:
  Accounts payable and accrued expense.......................... $ 2,797  $  7,167
  Affiliate payable.............................................     --      3,558
  Accrued interest payable......................................      11     1,701
  Current portion of long term debt.............................     --        250
                                                                 -------  --------
    Total current liabilities...................................   2,808    12,676
Long term debt--affiliate.......................................   1,500       --
Long term debt..................................................     --    138,503
Redeemable preferred stock, $1.00 par value, 35,000 shares
 authorized, 35,000 shares issued and outstanding at redemption
 value..........................................................     --     35,000
Unitholders'/Stockholder'sEquity/(Deficit):
  Unitholders' equity:
   Preferred units..............................................  33,500       --
   Founder units................................................   1,580       --
   Notes receivable--unitholder.................................  (1,580)      --
  Stockholder's deficit:
   Common stock, $0.01 par value, 2,000,000 shares authorized,
    1,000,000 shares issued and outstanding at December 31,
    1998........................................................     --         10
   Additional capital...........................................     --      6,870
   Note receivable--stockholder.................................     --     (1,500)
   Accumulated deficit.......................................... (18,127)  (42,953)
   Other comprehensive income...................................     --        701
                                                                 -------  --------
    Total unitholders'/stockholder's equity/(deficit)...........  15,373   (36,872)
                                                                 -------  --------
    Total liabilities, redeemable preferred stock and
     unitholders'/stockholder's equity/(deficit)................ $19,681  $149,307
                                                                 =======  ========

                            See accompanying notes.

                         ONEPOINT COMMUNICATIONS CORP.

        CONSOLIDATED STATEMENTS OF CHANGES IN UNITHOLDERS'/STOCKHOLDER'S
                                EQUITY/(DEFICIT)

                   (Dollars in thousands, except share data)

                             Member Units
                   ------------------------------------
                   Redeemable Units    Founders Units      Notes                      Accumulative  Accumulated
                   -----------------  -----------------  Receivable Common Additional    Amount    Comprehensive  Total
                    Units    Amount    Units    Amount   Unitholder Stock   Capital     Deficit       Income      Equity
                   --------  -------  --------  -------  ---------- ------ ---------- ------------ ------------- --------
March 13, 1996...       --   $   --        --   $   --    $   --     $--     $  --      $    --        $--       $    --
Initial
 capitalization..       --       --     10,000    1,640       --      --        --           --         --          1,640
Unit-holder
 additional
 contributions...       --       --        --    14,000       --      --        --           --         --         14,000
Net loss.........       --       --        --       --        --      --        --        (2,036)       --         (2,036)
                   --------  -------  --------  -------   -------    ----    ------     --------       ----      --------
Balance, December
 31, 1996........       --       --     10,000   15,640       --      --        --        (2,036)       --         13,604
Unitholder
 additional
 contributions...       --       --        --    12,000       --      --        --           --         --         12,000
Issuance of units
 - 1997
 recapitalization.      --       --        --     1,580   (1,580)     --        --           --         --            --
1997
 recapitalization
 (see Note 1)....   199,000   33,500   791,000  (27,640)      --      --        --           --         --          5,860
Comprehensive
 income:
Net loss.........       --       --        --       --        --      --        --       (16,091)       --        (16,091)
                   --------  -------  --------  -------   -------    ----    ------     --------       ----      --------
Balance, December
 31, 1997........   199,000   33,500   801,000    1,580    (1,580)    --        --       (18,127)       --         15,373
1998
 recapitalization
 (see Note 1)....  (199,000) (33,500) (801,000)  (1,580)      --       10     1,570          --         --        (33,500)
Unitholder
 payment.........       --       --        --       --         80     --        --           --         --             80
Warrants.........       --       --        --       --        --      --      5,300          --         --          5,300
Comprehensive
 income:
 Net (loss)......       --       --        --       --        --      --        --       (24,826)       --        (24,826)
 Net unrealized
  gain on
  marketable
  securities.....       --       --        --       --        --      --        --           --         701           701
                   --------  -------  --------  -------   -------    ----    ------     --------       ----      --------
Balance, December
 31, 1998........       --   $   --        --   $   --    $(1,500)   $ 10    $6,870     $(42,953)      $701      $(36,872)
                   ========  =======  ========  =======   =======    ====    ======     ========       ====      ========


                            See accompanying notes.

                         ONEPOINT COMMUNICATIONS CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                             (Dollars in thousands)

                                                                Year ended
                                            March 14, 1996     December 31,
                                            (inception) to   ------------------
                                           December 31, 1996   1997      1998
                                           ----------------- --------  --------
Operating activities
Net loss.................................       $(2,036)     $(16,091) $(24,826)
Adjustments to reconcile net loss to net
 cash used in operating activities.......           --            --        --
Depreciation and amortization............            19           235     1,455
  Amortization of premium (discount) of
   securities acquired included in
   interest income.......................           --            --        499
Amortization of debt discount and
 issuance cost included in interest
 expense.................................           --            --        552
  Amortization of warrants included in
   interest expense......................           --            --         63
  Amortization of developer payments
   included in reselling costs...........           --            --        173
Losses in equity of interest of
 unconsolidated investments..............           --          3,072     3,698
Extraordinary gain on bond repurchases...           --            --    (19,799)
Gain on investments in marketable
 securities..............................           --            --       (790)
Change in allowance for doubtful
 accounts................................           --              7       777
Changes in operating assets and
 liabilities:
Accounts receivable......................           --            (39)   (3,022)
  Developer payments PCTV acquisition....           --            --     (5,400)
  Prepaid expenses.......................           (11)       (1,122)      --
  Other assets...........................          (335)           79       (50)
  Affiliates payable.....................           --            --      3,558
  Affiliates receivable..................           (84)           51      (620)
  Accounts payable and accrued expenses..           427         2,370     4,370
  Accrued interest.......................           --             11     1,690
                                                -------      --------  --------
  Net cash used in operating activities..        (2,020)      (11,427)  (37,672)
Investing activities
Restricted cash, net.....................       (13,000)       13,000    (5,199)
Acquisition of intangible assets.........           --            --     (4,467)
Purchase of equity investments...........           --        (13,133)      --
Proceeds form sale of marketable
 securities..............................           --            --     85,179
Purchase of marketable securities........           --            --   (184,711)
Acquisition of property and equipment....          (517)       (2,440)   (9,374)
                                                -------      --------  --------
Net cash used in investing activities....       (13,517)       (2,573) (118,572)
Financing activities
Proceeds from issuance of long-term debt.           --          1,500   188,050
Repayment of long-term debt..............           --            --    (22,151)
Debt discount and issuance costs.........           --            --     (9,468)
Unitholder contributions.................        15,640        17,860        80
                                                -------      --------  --------
Net cash provided by financing
 activities..............................        15,640        19,360   156,511
                                                -------      --------  --------
Net increase (decrease) in cash..........           103         5,360       267
Cash at the beginning of period..........           --            103     5,463
                                                -------      --------  --------
Cash at the end of period................       $   103      $  5,463  $  5,730
                                                =======      ========  ========

                            See accompanying notes.

                         ONEPOINT COMMUNICATIONS CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Dollars in thousands, except per share data)

1. Organization and Recapitalization

 Organization

  OnePoint Communications Corp., (the "Company") was incorporated to provide bundled communications services including local and long distance telephony, video programming and Internet access to residents of multiple dwelling units ("MDU"). The Company has operations in a number of major markets. The Company is the successor to OnePoint Communications, L.L.C. (the "Predecessor"). The Predecessor entered into several significant contracts and began to generate revenue during the second half of 1997, and was no longer considered to be in the development stage at that time.

  The Company consists of OnePoint Communications Corp., the parent and its wholly-owned subsidiaries which consist of OnePoint Communications--Colorado, L.L.C., OnePoint Communications--Illinois, L.L.C., OnePoint Communications-- Georgia, L.L.C., and OnePoint Communications Holdings, L.L.C. ("OPC Holdings"). In addition, through OPC Holdings, the Company maintains (i) a 97.5% interest in VIC-RMTS-DC, L.L.C., which has been consolidated in the Company's financial statements and (ii) 41.4% interest in Mid-Atlantic Telcom Plus, L.L.C. ("Mid-Atlantic"), and a 50% interest in Mid-Atlantic Telcom Plus Interactive, LLC ("MAC Interactive") and Mid-Atlantic RMTS Holdings, L.L.C. which are accounted for under the equity method (see Note 7).

  The Predecessor was initially formed in 1996 by Ventures in Communications, L.L.C. ("VIC"), which initially owned 99% of the equity interests in the Predecessor, and AMI-VCOM2, Inc. ("AMI2"), which owned the remaining 1% equity interest in the Predecessor. VIC is an affiliate of SBC Communications, Inc. ("SBC"), and 99% of the equity of VIC is owned indirectly by SBC. The remaining 1% of the equity of VIC is owned by The VenCom Group, Inc. , which is, in turn, owned by James A. Otterbeck, the Company's Chairman and Chief Executive Officer.

  In October 1997, AMI2 transferred to VIC its membership units of the Predecessor, Mr. Otterbeck became a member of the Predecessor and the Predecessor was recapitalized (the "Recapitalization"). Pursuant to the Recapitalization, VIC agreed to guarantee up to $9,000 of collateralized indebtedness of the Predecessor, contributed additional capital to the Predecessor (resulting in aggregate equity contributions to the Predecessor of $33,500) and exchanged its membership interests for (i) 19.9% of the Predecessor's membership units, and a priority on the first $33,500 of distributions, (ii) a promissory note in the principal amount of $1,500 due October 15, 2007 which bore interest at 10% per annum (the "Predecessor Note"), and (iii) a warrant to purchase 5% of the common units outstanding following exercise of the warrant. In connection with the Recapitalization, Mr. Otterbeck purchased 80.1% of the Predecessor's membership units (which did not have a preferential return or priority on distributions) for an aggregate of $80 and agreed to contribute up to an additional $1,500 to the Predecessor. Mr. Otterbeck's 80.1% of the Predecessor's membership units are held by VenCom, L.L.C., a company in which Mr. Otterbeck is the sole member and manager. The parties also entered into (i) a Members Agreement that restricted the transfer of membership units and provided preemptive rights on the sale of new securities and (ii) a Registration Agreement that provided certain rights to register the Predecessor's securities under the Securities Act of 1933, as amended.

  In April 1998, in order to convert the Predecessor into a corporation, VenCom, L.L.C. and VIC contributed their membership interests in the Predecessor and a $1,500 promissory note payable by the Predecessor to VIC to Ventures in Communications II, LLC ("VIC2") in exchange for membership interests of VIC2. Subsequently, the Predecessor merged with and into the Company, with the Predecessor's outstanding membership interests and its $1,500 promissory note payable to VIC exchanged for shares of the Company's common stock and

                         ONEPOINT COMMUNICATIONS CORP.

preferred stock. As a result of the April 1998 merger transactions, the Company became a Delaware corporation which is a wholly owned by VIC2.

  The membership interests of VIC2 are owned by VIC (19.9%) and VenCom, L.L.C. (80.1%). VIC also owns a warrant to purchase 9.9% of the membership units of VIC2. The operating agreement of VIC2 entered into in April 1998 in connection with the Recapitalization (i) imposes certain restrictions on the transfer of VIC2's membership units; (ii) grants certain participation rights in connection with a sale of membership units by a member; (iii) grants VIC certain preemptive rights with respect to VIC2 membership units in connection with issuances by

  VIC2 of membership units or issuances by the Company of common stock; (iv) grants VIC the right to require VenCom, L.L.C. to purchase all or any portion of the VIC2 membership units held by VIC; (v) grants a first refusal right to the members in connection with a transfer of VIC2 membership units and shares of the Company's common stock; (vii) requires the members to take certain actions in the event of an initial public offering by VIC2; and (viii) grants VIC the right to require VIC2 to exercise its demand and piggyback registration rights and to require VIC2 to distribute the proceeds of the resulting offering.

2. Significant Accounting Policies

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Marketable Securities

  Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Interest on securities classified as held-to-maturity is included in investment income.

  Marketable equity securities and debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a component of comprehensive income. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary on

                         ONEPOINT COMMUNICATIONS CORP.

available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income.

 Property and Equipment

  Property and equipment are stated at cost and depreciated on the straight-line method over their estimated useful lives, ranging from 3 to 5 years. Leasehold improvements are depreciated over the shorter of their useful lives or the lease term, not to exceed 15 years. The Company classifies installed wiring and hardware costs in construction in process until the installation is completed at which time the balances are classified as leasehold improvements.

 Intangible Assets

  Intangible assets consist of goodwill representing the excess of cost over net assets acquired and rights of entry ("ROE") contracts resulting from the purchase of certain assets and liabilities from Preferred Entertainment, Inc., a subsidiary of People's Choice-TV Corp.("PCTV"), deferred financing charges consisting of original issue debt discount and issuance costs related to the Company's offering of 175,000 units each consisting of $1,000 principal amount of 14 1/2% Senior Notes due 2008 (the "Senior Notes") and warrants to purchase 111,125 shares of common stock (the "Warrants") for gross proceeds of $175,000 (collectively, the "Unit Offering"). Goodwill and rights of entry contracts are amortized using the straight line method over a 15 year periods. Deferred financing charges are amortized under the effective interest method as a component of interest expense over the life of the related debt.

 Research and Development

  All research and development costs are charged to operations as incurred.

 Revenue Recognition

  The Company recognizes revenue as services are provided.

 Fair Value of Financial Instruments

  The Company considers the recorded value of its financial assets and liabilities, to approximate the fair value of the respective assets and liabilities at December 31, 1997 and 1998, respectively.

 Stock Based Compensation

  The Company has adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123). Statement No. 123 allows companies to either account for stock-based compensation under the new provisions of Statement No. 123 or under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (Opinion No. 25), but requires pro forma disclosures in the footnotes to the consolidated financial statements as if the measurement provisions of Statement No. 123 had been adopted. The Company intends to continue to account for its stock-based compensation in accordance with Opinion No. 25.

 Marketing Costs

  Marketing costs are expensed as incurred. For the period from March 14, 1996 (Inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, marketing costs were approximately $40, $484 and $1,921, respectively.

                         ONEPOINT COMMUNICATIONS CORP.

 Impairment of Long Lived Assets

  The Company assesses the impairment of long-lived assets including intangible assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of ("SFAS No. 121"). SFAS No. 121 requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. Intangibles are also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities. The impairment loss of these assets, including goodwill, is measured by comparing the carrying amount of the asset to its fair value with any excess of carrying value over fair value written off. Fair value is based on market prices where available, an estimate of market value, or determined by various valuation techniques including discounted cash flow.

 Income Taxes

  The Company accounts for income taxes and the related accounts under the liability method. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. The Company has incurred losses for both financial and income tax reporting since inception. Accordingly, no provision or benefit for income tax has been recorded in the accompanying consolidated financial statements.

 Loss Per Share

  The Company's basic loss per share calculations are based upon the weighted average of shares of common stock outstanding. The dilutive effect of stock appreciation rights are included for purposes of calculating diluted earnings per share, except for periods when the Company reported a net loss, in which case the inclusion of stock options would be anti-dilutive. Diluted loss per share is not presented for the periods ended December 31, 1996, 1997, and 1998 as the effects of potentially dilutive instruments are anti-dilutive.

 Segment Reporting

  In June 1997, FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," (Statement No. 131) which is effective for fiscal years beginning after December 15, 1997. The Statement changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements to stockholders. The Statement also establishes standards for related disclosures regarding products and services, geographic areas and major customers. The Company adopted Statement No. 131 for the year ended December 31, 1998, resulting in additional segment disclosures as required by the Statement.

 Comprehensive Income

  In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. The Statement establishes standards for reporting of comprehensive income and its components in financial statements. The Company adopted Statement No. 130 effective the fourth quarter of the year ended December 31, 1998, and has applied its provisions retroactively as required by the Statement. The adoption of this Statement did not have a material impact on its financial position or results from operations.

 Recently Issued Accounting Standards

  In June 1998, The FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires that all derivatives be recognized as either assets

                         ONEPOINT COMMUNICATIONS CORP.

or liabilities in the statement of financial position and that those instruments shall be measured at fair value. Statement No. 133 also prescribes the accounting treatment for changes in the fair value of derivatives which depends on the intended use of the derivative and the resulting designation. Designations include hedges of the exposure to changes in the fair value of a recognized asset or liability, hedges of the exposure to variable cash flows of a forecasted transaction, hedges of the exposure to foreign currency translations, and derivatives not designated as hedging instruments. Statement No. 133 is effective for fiscal years beginning after June 15, 1999. The Company expects to adopt Statement No. 133 in the first quarter of the fiscal year ending December 31, 2000; however, no disclosures are expected to be required. The Company does not believe the adoption of this Statement will have a material impact on its financial position or results from operations.

3. Acquisitions

  On February 23, 1998, the Company purchased certain cable television ROE contracts and satellite cable television equipment from U.S. Online Communications, LLC. The purchase resulted in the addition of 425 cable television subscribers located in two properties in Atlanta, Georgia. The purchase price was approximately $400 in cash and was accounted for pursuant to the purchase method of accounting.

  On June 9, 1998, the Company entered into a definitive agreement to acquire certain video programming ROE contracts and microwave cable television equipment of Preferred Entertainment, Inc., a subsidiary of People's Choice TV Corp. ("PCTV") , which provided contractual rights to serve 28,270 MDU in 160 properties in the Chicago market. On July 1, 1998, August 10, 1998 and October 1, 1998 the Company completed closings acquiring such assets of PCTV for a total consideration of $12,479 in cash. The PCTV acquisition was recorded pursuant to the purchase method of accounting.

  The results of operations of these acquisitions have been included in the Company's consolidated financial statements from the date of acquisition through the end of the period presented. The Company amortizes the goodwill and other intangible assets acquired over a period of 10 to 15 years, on a straight-line basis, based on the estimated future economic benefit to the Company related to the assets acquired in connection with these transactions. The Company is not obligated to make any further payments or provide any form of additional or contingent consideration related to these acquisitions.

                         ONEPOINT COMMUNICATIONS CORP.

  The following pro forma unaudited financial data is based upon the historical financial statements of the Company for the year ended December 31, 1998 adjusted to give effect to (i) the series of acquisitions of certain assets, liabilities, and operations of PCTV from July 1, 1998 through October 1, 1998; and (ii) certain purchase accounting adjustments related to the amortization of goodwill and other intangible assets acquired in connection with the PCTV series of transactions as if such transactions had occurred on January 1, 1997. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial data does not purport to represent what the Company's operations would have actually been had such transaction in fact occurred on January 1, 1997 or to predict the Company's results of operations.

                                                     Adjustments   Pro Forma
                                         OnePoint    to Reflect     OnePoint
                                      Communications    PCTV     Communications
                                          Corp.      Acquisition     Corp.
                                      -------------- ----------- --------------
                                        For the Year Ended December 31, 1997
Revenue.............................    $      43      $ 5,208     $   5,251
Loss before extraordinary items.....      (16,091)      (1,991)      (18,082)
Net loss............................    $ (16,091)     $(1,991)    $ (18,082)
                                        ---------      -------     ---------
Basic loss per share................    $  (16.09)                 $  (18.08)
                                        ---------                  ---------
                                        For the Year Ended December 31, 1998
Revenue.............................    $   6,953      $ 2,632     $   9,585
Loss before extraordinary items.....      (44,625)      (1,519)      (46,144)
Net loss............................    $ (24,826)     $(1,519)    $ (26,345)
                                        ---------      -------     ---------
Basic loss per share................    $  (24.82)                 $  (26.34)
                                        ---------                  ---------
Shares used in computing loss before
 extraordinary item per share (1997
 and 1998)
  Weighted average common shares--
   Basic............................    1,000,000                  1,000,000
                                        ---------                  ---------

4. Restricted Cash

  At December 31, 1998 the Company had restricted cash of $5,000 plus accrued interest. These funds were held in this account in anticipation of meeting an equity capital call for Mid-Atlantic, pending the successful outcome of arbitration proceedings. On January 15, 1999 the Company entered into a Settlement Agreement (the "Settlement Agreement") which resolved the disputes covered by the arbitration demand (see Note 19 ). The Company also had $125 of restricted cash at December 31, 1998 which represented security deposits on certain leased office space.

5. Accounts Receivable

  Accounts receivable consist of the following:

                                                                    December
                                                                       31,
                                                                   ------------
                                                                   1997   1998
                                                                   ----  ------
      Customers................................................... $39   $2,487
      Other....................................................... --         6
                                                                   ---   ------
      Total accounts receivable...................................  39    2,493
      Allowance for doubtful accounts.............................  (7)    (216)
                                                                   ---   ------
      Accounts receivable, net.................................... $32   $2,277
                                                                   ===   ======

                         ONEPOINT COMMUNICATIONS CORP.

  The Company provides an allowance for doubtful accounts for accounts receivable amounts deemed uncollectible as determined by management. The Company computes its allowance for doubtful accounts based on industry trends modified to reflect the Company's limited historical experiences. Activity in the allowance for doubtful accounts was as follows:

                                               For the Period from  Year Ended
                                                 March 14, 1996    December 31,
                                                 (inception) to    ------------
                                                December 31, 1996  1997   1998
                                               ------------------- ------------
      Opening balance.........................        $--          $ --  $    7
      Bad debt charge-offs....................         --            --    (568)
      Adjustments to reserves.................         --              7    777
                                                      ----         ----- ------
      Ending balance..........................        $--          $   7 $  216
                                                      ====         ===== ======

6. Investments in Marketable Securities

  The table below is a summary of marketable securities, all of which were classified as available-for-sale, as of December 31, 1998:

                                                                      Estimated
                                       Unrealized Unrealized Accrued    Fair
                                Cost     Losses     Gains    Interest   Value
                              -------- ---------- ---------- -------- ---------
Non-restricted:
  Corporate bonds............ $ 13,048    $--        $ 91      $188    $13,327
  Commercial paper...........   12,637     --         --        121     12,758
  Mutual Funds...............      339     --         --         21        360
Restricted:
  U.S.Treasury Notes and
   Securities................   69,988     --         610       --      70,598
  Money Market...............    2,780     --         --        --       2,780
                              --------    ----       ----      ----    -------
                              $ 98,792    $--        $701      $330    $99,823
                              ========    ====       ====      ====    =======

  The gross realized gains on sales of available-for-sale securities totaled $916, and the gross realized losses totaled $544. The net adjustment to unrealized holding gains (losses) on available-for-sale securities included as comprehensive income in shareholders' equity totaled $701 in 1998. The Company did not hold investments in marketable securities in 1996 or 1997.

  The amortized cost and estimated fair value of debt and marketable equity securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties. The Company's restricted securities are comprised of the Pledged Securities as discussed in Note 10. The Company has classified restricted securities with an estimated fair value of approximately $27,270 which mature within twelve months as non-current investments in the accompanying consolidated balance sheet.

                                                                  Estimated Fair
                                                           Cost       Value
                                                         -------- --------------
      Due in one year or less........................... $ 36,969    $37,248
      Due after one year through three years............   58,704     59,435
      Due after three years.............................      --         --
                                                         --------    -------
                                                           95,673     96,683
      Mutual funds and money market.....................    3,119      3,140
                                                         --------    -------
                                                         $ 98,792    $99,823
                                                         ========    =======

                         ONEPOINT COMMUNICATIONS CORP.

7. Investment in Unconsolidated Subsidiaries

  The Company has investments ranging from 41-50% in three companies and accounts for those investments using the equity method.

  The daily operations of Mid-Atlantic are managed by an entity which owns the other 58.6% interest Mid-Atlantic. The Company maintains certain veto rights on significant transactions and as defined in the operating agreement between the unitholders.

  Mid-Atlantic RMTS Holdings, LLC had no material operations, assets or liabilities as of and for the period from March 14, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998.

  During 1997, the Predecessor entered into a joint venture with South Central Development Corporation ("SCDC") to form MAC Interactive. SCDC and its affiliates hold the equity interests in Mid-Atlantic Telcom Plus, LLC that is not owned by the Company. The initial capitalization of the joint venture was used to purchase certain assets and marketing rights. Each member owns a 50% equity interest. On January 15, 1999, the Company took over control of MAC Interactive and committed to a formal plan to terminate the joint venture as soon as practicable. The Company has estimated the loss on disposal of the assets and liabilities of the joint venture to be approximately $1,096 and that the Company's proportionate share of these losses will be approximately $548. This loss has been reflected in the accompanying financial statements as a component of losses from unconsolidated subsidiaries.

  The results of operations and financial position of the Company's equity-basis affiliates are summarized below for the years ended December 31, 1997 and 1998 (in thousands):

                                                                1997     1998
                                                               -------  -------
      Condensed Operating Information:
        Net sales............................................. $14,040  $16,494
        Loss from operations..................................  (3,367)  (3,919)
        Net loss..............................................  (6,142)  (7,717)
      Condensed Balance Sheet Information:
        Current assets........................................ $ 1,402  $ 2,192
        Non-current assets....................................  47,380   55,183
        Current liabilities...................................  29,461    7,233
        Non-current liabilities...............................     713   34,257
        Net worth.............................................  18,608   15,885

  Investments in net assets of companies accounted for under the equity method was as follows:

                                                                1997     1998
                                                               -------  -------
      Opening Balance......................................... $   --   $10,061
      Purchase of equity interests............................  12,750      --
      Equity losses of unconsolidated subsidiaries............  (3,072)  (3,698)
      Other investment costs..................................     463      --
      Amortization of other investment costs..................     (80)     (80)
                                                               -------  -------
      Balance at December 31.................................. $10,061  $ 6,283
                                                               =======  =======

                         ONEPOINT COMMUNICATIONS CORP.

8. Property and Equipment

  Property and equipment consist of the following:

                                                                December 31,
                                                               ----------------
                                                                1997     1998
                                                               -------  -------
      Furniture and equipment................................. $   462  $ 3,157
      Computer equipment......................................     738    1,942
      Facility equipment......................................     --     3,176
      Vehicles................................................     139      791
      Leasehold improvements..................................     816    1,828
                                                               -------  -------
                                                                 2,155   10,894
      Less accumulated depreciation...........................    (254)  (1,409)
                                                               -------  -------
                                                                 1,901    9,485
      Construction in progress................................     803    1,438
                                                               -------  -------
                                                               $ 2,704  $10,923
                                                               =======  =======

  The Company recognized depreciation expense of $19, $235 and $1,155 in 1996, 1997 and 1998, respectively.

9. Intangible Assets

  Intangible assets consist of the following as of December 31:

                                                                 1997   1998
                                                                 ----- -------
      Issuance costs and original issuance discount on Notes.... $ --  $ 7,250
      Goodwill..................................................   --    4,937
      Other.....................................................   --       30
                                                                 ----- -------
                                                                        12,217
      Accumulated amortization..................................   --     (668)
                                                                 ----- -------
                                                                 $ --  $11,549
                                                                 ===== =======

  During 1998 the Company repurchased $41,000 of its 14 1/2% Senior Notes and wrote off $2,111 of issuance costs and original issuance discount on the Senior Notes, net of accumulated amortization of $107.

  Amortization expense for the period from March 14, 1996 (Inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998 totaled $0, $0 and $775, respectively.

  Amortization related to the issuance costs and original issuance discount on the Senior Notes of $552 in 1998 was recognized as a component of interest expense.

10. Long Term Debt

 Unit Offering

  During May 1998, the Company offered units each consisting of $1,000 principal amount of 14 1/2% Senior Notes due 2008 (the "Senior Notes") and Warrants to purchase 111,125 shares of common stock (the "Warrants") for gross proceeds of $175,000 (collectively, the "Unit Offering"). Each of the 175,000 Warrants entitles the holders to purchase 0.635 shares of common stock of the Company at an exercise price of $0.01 per

                         ONEPOINT COMMUNICATIONS CORP.

share. Unless exercised, the Warrants expire on June 1, 2008. The Warrants were valued at $5,300 based on independent appraisal thereof as of the issuance date and are reflected as an additional debt discount in the accompanying financial statements.

  In connection with the Unit Offering, the Company purchased $80,500 of government securities (the "Pledged Securities") to fund the first seven scheduled interest payments on the Senior Notes. These Pledged Securities are pledged to a trustee for the benefit of the holders of the Senior Notes, and secure a portion of the Company's obligations under the indenture with respect to the Unit Offering (the "Indenture"). Pursuant to the restricted securities agreement entered into in connection with the Unit Offering, the trustee is allowed to release Pledged Securities in excess of the amount required to fund the first seven scheduled interest payments on the Senior Notes, upon request by the Company.

  As of November 6, 1998, the date on which the Senior Notes and the Warrants became separable, the Company recognized a discount of $5,300 on the book value of the Senior Notes relating to the Warrants and will amortize this amount over the life of the Senior Notes. Accordingly, $63 of amortization of the discount of the Senior Notes resulting from the issuance of the Warrants has been recorded in the accompanying financial statement for the year ended December 31, 1998.

  The Company completed open market purchases of Senior Notes having an aggregate principal amount of $73,250 between November 9, 1998 and March 5, 1999 at various prices for an aggregate total cost of approximately $38,355, including accrued interest and transaction fees. The Company recognized an extraordinary gain on the early extinguishment of this debt of $19,799 in the fourth quarter of 1998 and will recognize an extraordinary gain of approximately $12,417 in the first quarter of 1999. Pursuant to the restricted securities agreement entered into in connection with the Unit Offering, the trustee of the Pledged Securities released approximately $26,650 on February 24, 1999 upon request by the Company.

  The Senior Notes bear interest annually at 14 1/2% from the date of issuance. Interest payments are due on June 1 and December 1 of each year, commencing on December 1, 1998. During 1998, the Company paid $10,656 of interest related to the Senior Notes and accrued approximately $32 of liquidated damages as described below. The Company is not required to make mandatory redemption or sinking fund payments under the Senior Notes. The Senior Notes generally are not redeemable at the option of the Company at anytime prior June to 1, 2003. Thereafter, the Senior Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus any unpaid interest and liquidated damages, if any.

                                                                      Percentage
                                                                      ----------
      June 1, 2003 to May 31, 2004...................................  107.250%
      June 1, 2004 to May 31, 2005...................................  104.833%
      June 1, 2005 to May 31, 2006...................................  102.417%
      June 1, 2006 and thereafter....................................  100.000%

  In addition, the Company may redeem up to 35% of the aggregate principal amount of issued Senior Notes at a redemption price of 114.5% of the principal amount, plus unpaid interest and liquidated damages, if any, with the net cash proceeds of one or more public or private offerings of common stock generating net cash proceeds to the Company of at least $20,000 provided at least 65% of the aggregate principal amount of Senior Notes issued remain outstanding immediately after such redemption.

  In the event of a change in control, as defined in the Indenture, the Company will be required to make an offer to each holder of Senior Notes to repurchase all or any part of the Senior Notes at 101% of the aggregate principal amount, plus unpaid interest and liquidated damages, if any.

                         ONEPOINT COMMUNICATIONS CORP.

  Amounts outstanding under the Senior Notes were $130,003, net of a discount of $3,997 relating to the value assigned to the Warrants, at December 31, 1998. Interest accrued under the Senior Notes at December 31, 1998 was $1,678.

  In connection with the Unit Offering, the Company is required to comply with specified covenants described in the Indenture. These covenants include limitations on sales of subsidiaries and certain assets, mergers, and other activities.

  In connection with the May 1998 Unit Offering, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which it agreed to file and use its best efforts to cause to become effective the registration statement relating to an offer to exchange the Senior Notes for substantially identical notes which are not subject to restrictions on transfer that are applicable to the Senior Notes. The Company filed the registration statement on September 18, 1998, as required under the Registration Rights Agreement. The Registration Rights Agreement provides, however, that if the registration statement has not been declared effective by the Securities and Exchange Commission on or before November 17, 1998, then liquidated damages will accrue with respect to the Senior Notes. Such liquidated damages accrue at a rate of $0.05 per week per $1,000 principal amount of Senior Notes for the first 90 days beyond November 17, 1998, and thereafter increase by $0.05 per week per $1,000 outstanding principal amount of the Senior Notes each 90 day period, up to a maximum of $0.50 per week per $1,000 principal amount of Senior Notes. Liquidated damages cease to accrue when the registration statement is declared effective. As the registration statement was not declared effective by November 17, the Company accrued approximately $32 at December 31, 1998.

 Term Note

  On March 25, 1998, the Company entered into a term note with a bank (the "Credit Facility"). Under the terms of the Credit Facility, the Company may borrow up to $9,000. Through December 1998, the Company borrowed $8,750 with the additional $250 of availability securing a letter of credit. Principal payments begin on January 1,1999 with all balances payable on or before January 1, 2003. The Credit Facility has mandatory repayment provisions upon certain events. The Credit Facility is collateralized by certain of the Company's assets and is guaranteed by SBC. As of December 31, 1998 the outstanding principal balance was $8,750 and the amount available to the Company under the Credit Facility was $0. At December 31, 1998, the Company had accrued interest of $23 on the Credit Facility.

  The following future minimum debt payments are required for the Company's borrowings as of December 31, 1998:

      1999........  $     250
      2000........        500
      2001........      2,250
      2002........      3,500
      2003........      2,250
      Thereafter..    134,000
                    ---------
                      142,750
      Less
       remaining
       debt
       discounts
       attributable
       to warrants
       issued.....     (3,997)
                    ---------
                    $ 138,753
                    =========

11. Stockholder's Equity

  Pursuant to the Company's Recapitalization as described in Note 1, the Company has authorized capital stock consisting of 2,000,000 shares of $0.01 par value common stock ("Common Stock") and 35,000 shares of $1.00 par value preferred stock ("Preferred Stock").

                         ONEPOINT COMMUNICATIONS CORP.

  Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock. Each outstanding share of Common Stock is entitled to vote on all matters submitted to a vote of stockholders. Subject to the prior rights of the holders of Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends as determined, from time to time, by the Board of Directors. The Indenture restricts the ability of the Company to pay dividends on the Common Stock.

  The Preferred Stock is not entitled to receive dividends; however, the Company can not redeem, purchase, or otherwise acquire directly or indirectly any junior securities or pay or declare dividends or make any distribution upon any junior securities so long as the Preferred Stock is outstanding. The Preferred Stock is not entitled to vote on matters upon which holders of the Common Stock are entitled to vote unless the Company is non-compliant with certain provisions of the Company's amended and restated articles of incorporation (an "Event of Noncompliance"), at which time the holders of Preferred Stock are entitled to elect an additional member of the Board of Directors who shall have voting rights equal to the total number of board members plus one. The Preferred Stock is redeemable by the Company at any time in whole or in part, and the holders thereof have the right to demand redemption if an Event of Noncompliance occurs, at a redemption price of $1,000 per share. Upon liquidation, dissolution or winding up of the Company, each holder of Preferred Stock is entitled to be paid before any distribution or payment is made with respect to any other class of the Company's capital stock, an amount in cash equal to the aggregate liquidation value of all Preferred Stock held by such holder. "Liquidation Value" for any share of Preferred Stock is equal to $1,000. The Preferred Stock does not accrue dividends, and is not convertible into any other class of capital stock. The Preferred Stock is entitled to certain anti-dilution rights in the event of a stock split, dividend, combination, or other recapitalization.

12. Stock Appreciation Rights Plan

  During 1998, the Company authorized the issuance of up to 166,669 stock appreciation rights ("SARs") pursuant to the OnePoint Stock Appreciation Rights Plan (the "Plan") and granted a total of 71,719 SARs with an exercise price of $67.50 per SAR to certain officers and employees of the Company pursuant to agreements with each grantee. All SARs issued have an expiration date of 10 years and are subject to certain vesting schedules, typically 5 years. The Company estimates the market value of SARs issued based on a capitalization of discounted cash flow valuation model, as adjusted for the current general market conditions and specific company information. No compensation expense related to these stock appreciation rights was recognized in the accompanying financial statements during 1998 as the estimated market value was substantially lower than the exercise price at date of grant. No form of stock based compensation was issued prior to 1998.

                                                                   Year Ended
                                             Period from March 14,  December
                                              1996 (Inception) to      31,
                                                 December 31,      -----------
                                                     1996          1997  1998
                                             --------------------- ---- ------
   Stock appreciation rights outstanding,
    beginning...............................          --           --      --
   Granted..................................          --           --   71,719
   Exercised................................          --           --      --
   Forfeited................................          --           --    1,975
                                                      ---          ---  ------
   Stock appreciation rights outstanding,
    ending..................................          --           --   69,774
                                                      ===          ===  ======

  The Company had no SARs that were exercisable as of December 31, 1998. The weighted average grant-date estimated market value of common stock underlying the SARs granted during the year ended December 31, 1998 was approximately $8 per share. Had the Company adopted the employee stock compensation measurement provisions of Statement No. 123, net loss and basis net loss per share, on a pro forma basis assuming no other adjustments, would have been the same as reported amounts.

                         ONEPOINT COMMUNICATIONS CORP.

  The Company's estimation of the fair value of stock appreciation rights granted during 1998 was estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were used for grants made in 1998: no dividend yield; zero volatility; risk-free interest rate of 6 percent; and an expected life of ten years.

13. Related Party Transactions

 Affiliate Receivable

  As of December 31, 1997 and 1998, the Company had receivable balances from Mid-Atlantic primarily resulting from a shared cash receipts lockbox totaling approximately $33 and $653, respectively.

 Other

  Certain officers of the Company are officers of VIC and VIC2.

  The Company shares certain operations and billing systems with Mid-Atlantic, a company in which the Company holds a 41.4% interest. Allocations of costs related to the shared systems are generally based upon volume measures such as number of subscribers, passings, and level of service provided to customers. Certain fixed costs and personnel costs are allocated based on negotiated agreements between the companies and actual level of effort provided by certain personnel to the separate companies. The Company paid approximately $0, $250 and $836 for services provided by this company in 1996, 1997 and 1998, respectively.

  At December 31, 1997 and 1998, the Company had accrued $203 and $208 in accounts payable related to reimbursement for seconded employees provided by SBC. The Company's reimbursement rate is based on actual direct and indirect costs incurred by SBC including base compensation, fringe benefits, allowances, and other costs associated with seconded employees provided to the Company. SBC has guaranteed certain leases and other obligations of the Company.

  The Company entered into a professional services agreement with The VenCom Group, Inc. in April 1998, pursuant to which The VenCom Group, Inc. provides financial and management consulting services and manages the Company's relationships with VIC2 and SBC. Under this agreement, The VenCom Group, Inc. receives an annual management fee of $750 and a fee of 2% of the amount of any capital raising activity or acquisition activity of the Company, including debt and equity placements. Fees payable under the agreement are subject to an annual cap of $900, provided that if the amount paid in any calendar year is less than $900, the annual cap in the next calendar year shall be equal to the difference between $1,800 and the amount paid in the previous calendar year and further provided that amounts owed in excess of the cap in any year may be paid in one or more subsequent years if and to the extent they are within the cap in such years. The Company accrued consulting fees payable of $3,500 from the Unit Offering, of which, approximately $3,350 remained unpaid as of December 31, 1998. Amortization of this debt issuance cost has been recognized as a component of interest expense. Under this agreement, the Company paid The VenCom Group, Inc. $900 during 1998.

14. Income Taxes

  The Company was treated as a partnership for income tax purposes until incorporation in April 1998. Accordingly, no provision or benefit for income taxes has been included in the financial statement for any period prior to April 1998 as taxable income or loss passes through to and is reported by unitholders individually. As of December 31, 1998, the Company had net tax operating loss carryforwards of approximately $20.3 million, which were generated from April 1998 through December 31, 1998 will expire through 2018. Net operating loss carryforwards may be used to offset future taxable income generated by the Company. All loss carryforwards may be limited in the future in the event of significant changes in the ownership of the Company.

                         ONEPOINT COMMUNICATIONS CORP.

  The Company had net deferred tax assets of approximately $8.3 million at December 31, 1998. The components of net deferred tax assets consist primarily of net operating loss carryforwards and current nondeductible reserves. The benefit of deferred tax assets are recorded to the extent that management believes the realization of such deferred tax assets to be "more likely than not." As of December 31, 1998, the Company has incurred losses since inception and management does not believe taxable income will be achieved in the near future. Accordingly, management has fully reserved the net deferred tax assets due to uncertainty of the ultimate realization of any benefit from such assets.

  The effective income tax rate differs from the statutory federal income tax rate due principally to the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
      Federal tax rate (benefit)...................................     34.0%
      State tax, net of federal tax................................     (7.0)
      Valuation allowance..........................................     33.8
      Nondeductible expenses.......................................      6.9
      Change in entity tax status..................................     (0.1)
      Other........................................................      0.4
                                                                        ----
      Effective rate...............................................      0.0%
                                                                        ====

  The net deferred tax liabilities in the accompanying balance sheets include the following components:

                                                                    December 31,
                                                                        1998
                                                                    ------------
      Deferred tax asset and other temporary differences
       deductible in the future....................................   $    88
      Deferred tax asset for net operating loss....................     8,258
      Valuation allowance..........................................    (8,346)
                                                                      -------
      Net deferred tax liability...................................   $   --
                                                                      =======

15. Fringe Benefit Plans

  The Company has a 401(k) Savings Plan and Trust for the benefit of all employees who meet certain eligibility requirements. The plan documents provide for the Company to make defined contributions as well as matching and other discretionary contributions, as determined by the Board of Directors. The Company contributed $0, $0, and $47 to the 401(k) Savings Plan and Trust during the period from March 14, 1996 (Inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

16. Leases

  The Company currently leases office space and equipment under non-cancelable operating leases. The future minimum lease payments under non-cancelable operating leases at December 31, 1998, are as follows:

      December 31,
      ------------
      1999.............................................................. $ 1,638
      2000..............................................................   1,682
      2001..............................................................   1,736
      2002..............................................................   1,712
      2003..............................................................   1,061
      Thereafter........................................................   2,190
                                                                         -------
      Total............................................................. $10,019
                                                                         =======

                         ONEPOINT COMMUNICATIONS CORP.

  Most leases provide for the pass through of increases in operating expenses and real estate taxes. Rent expense for 1996, 1997 and 1998 was approximately $79, $629 and $1,107, respectively.

17. Other Information

  During 1998, the Company made cash payments of $10,656 and $0 for interest and income taxes, respectively, and recapitalized long-term debt totaling $1,500 through the issuance of preferred stock. During 1996 and 1997, the Company made no cash payments for interest or income taxes.

  The Company is from time to time party to litigation arising in the ordinary course of its business. The Company believes that such litigation will not have a material impact on the Company's financial position or results from operations.

  Approximately 0%, 50% and 70% of the Company's cost of revenues for the period from March 14, 1996 (Inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively, were purchased from 5 suppliers, each of whom supplied more than 10% of the total cost of revenues during such periods.

18. Arbitration Proceedings

  On August 6, 1998 the OPC Holdings made a demand for arbitration of certain disputes under the Mid-Atlantic operating agreement. The arbitration demand sought the resolution of several disputes between the parties, including among other things, whether the Company was entitled to disclose Mid-Atlantic's financial results in connection with the Company's exchange offer registration statement. On January 15, 1999 OPC Holdings, Mid-Atlantic and other related parties entered into a Settlement Agreement which resolved the disputes covered by the arbitration demand. The Settlement Agreement provides, among other things, that Mid-Atlantic would provide the necessary financial information regarding Mid-Atlantic for the exchange offer and OPC Holdings' periodic filings under the Security Exchange Act of 1934, as amended. Also as part of the Settlement Agreement, the parties agreed to the formation of a new holding company, Mid-Atlantic Telcom Plus Holding, LLC to own the membership interests of Mid-Atlantic.

19. Segment Information

  The Company's reportable segments are segregated into business units that offer services to four distinct geographic regions; (i) Atlanta, Georgia and Charlotte/Raleigh/Durham, North Carolina (the "Southeast Region"), (ii) Chicago, Illinois (the "Central Region"), (iii) Denver, Colorado and Phoenix, Arizona (the "Western Region"), and (iv) Washington, DC/Baltimore, MD/Philadelphia, PA (the "Mid-Atlantic Region"). The Company's services to each segment include a combination of telephony, video and/or high-speed Internet access services.

  The Company evaluates performance and allocates resources based on operating profit or loss. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company and its subsidiaries carry their investments in affiliates on the equity method of accounting. Accordingly, certain segments have recognized equity in the earnings of other segments and their proportionate share of the assets and liabilities of investments in affiliates. All such amounts have been included in the reported financial information for the business segments. The Company's segments do not provide services to each other; therefore, there were no inter-segment sales or related cost of sales during the periods presented.

  The Company's Mid-Atlantic Region holds all investments in affiliates accounted for under the equity method. Equity in the net losses of investees accounted for by the equity method totaled $0, $3,072, and $3,698 for the periods ended December 31, 1996, 1997, and 1998, respectively. The Mid-Atlantic Region's investment in affiliates accounted for under the equity method totaled $10,061 and $6,283 as of December 31, 1997 and 1998, respectively.

                         ONEPOINT COMMUNICATIONS CORP.

  The following table provides certain financial information for each business segment:

                                                         December 31,
                                                  ----------------------------
                                                    1996      1997      1998
                                                  --------  --------  --------
Revenues:
  Central Region................................. $    --   $    --   $  2,690
  Mid-Atlantic Region............................      --         43     1,660
  Southeast Region...............................      --        --      1,670
  Western Region.................................      --        --        911
  Other..........................................      --        --         22
                                                  --------  --------  --------
                                                  $    --   $     43  $  6,953
                                                  ========  ========  ========
Loss from operations:
  Central Region................................. $   (663) $ (3,138) $ (5,817)
  Mid-Atlantic Region............................     (556)   (4,686)  (11,772)
  Southeast Region...............................      --     (2,853)   (6,938)
  Western Region.................................      --     (2,411)   (5,585)
  Other..........................................     (821)       25    (1,028)
                                                  --------  --------  --------
                                                  $(2,040)  $(13,063) $(31,140)
                                                  ========  ========  ========
Identifiable assets:
  Central Region................................. $     57  $  1,039  $ 15,515
  Mid-Atlantic Region............................      287     1,860     4,378
  Southeast Region...............................      --        595     2,206
  Western Region.................................      --        465       908
  Other..........................................   13,687    15,722   126,300
                                                  --------  --------  --------
                                                  $ 14,031  $ 19,681  $149,307
                                                  ========  ========  ========
Capital expenditures:
  Central Region................................. $      8  $    816  $  4,677
  Mid-Atlantic Region............................      172     1,004     1,200
  Southeast Region...............................      --        364       837
  Western Region.................................      --        199       390
  Other..........................................      337        57     2,270
                                                  --------  --------  --------
                                                  $    517  $  2,440  $  9,374
                                                  ========  ========  ========
Depreciation and amortization:
  Central Region................................. $    --   $     94  $    684
  Mid-Atlantic Region............................        2        57       287
  Southeast Region...............................      --         30       111
  Western Region.................................      --         20        74
  Other..........................................       17        34       299
                                                  --------  --------  --------
                                                  $     19  $    235  $  1,455
                                                  ========  ========  ========

                         ONEPOINT COMMUNICATIONS CORP.

20. Consolidating Condensed Financial Statements

  The Company's consolidating condensed financial statements for (i) the Company, (ii) its wholly-owned subsidiaries (OnePoint Communications-Illinois LLC, OnePoint Communications-Colorado LLC, OnePoint Communications-Georgia LLC and OnePoint Communications Holdings, LLC), on a combined basis, which are guarantors under the Senior Notes, and (iii) its majority owned subsidiary (VIC-RMTS-DC, LCC) which is a guarantor under the Senior Notes as required by the Securities and Exchange Commission's Staff Accounting Bulletin No. 53 follows. The Company has not provided individual financial statements for its subsidiary guarantors (other than VIC-RMTS-DC, LLC), as the Company's financial statements include all guarantors. The guarantors are wholly-owned (other than VIC-RMTS-DC, LLC, which is majority-owned) and all non-guarantor subsidiaries (other than Mid-Atlantic Telcom Plus, LLC, for which financial statements are included) are inconsequential, individually and in the aggregate, to the Company's consolidated financial statements. The guarantees are full, unconditional and joint and several. The Company has determined that separate financial statements of the wholly-owned guarantors would not be material to investors.

                 Consolidating Condensed Balance Sheets as of
                          December 31, 1997 and 1998

                                                Majority
                                  Wholly Owned   Owned
                                   Guarantor   Guarantor               Consolidated
                         Parent   Subsidiaries Subsidiary Eliminations    Total
                         -------  ------------ ---------- ------------ ------------
                                             December 31, 1997
Current assets.......... $ 5,496     $  548      $  615     $    --      $  6,659
Investments in
 consolidated
 subsidiaries...........  11,463        765         --       (12,228)         --
Noncurrent assets.......     --      11,778       1,245          --        13,022
Current liabilities.....      86      1,627       1,111          (16)       2,808
Noncurrent liabilities..   1,500        --          --           --         1,500
Redeemable preferred
 stock..................     --         --          --           --           --
Minority interests......     --         --          --           --           --
Total unitholders'
 equity.................  15,373     11,463         749      (12,212)      15,373
                                             December 31, 1998
Current assets.......... $24,769     $2,141      $  965     $    --      $ 27,875
Investments in
 consolidated
 subsidiaries...........  23,871      3,315         --       (27,186)         --
Noncurrent assets.......  95,544     22,475       3,413          --       121,432
Current liabilities.....   7,553      4,060       1,063          --        12,676
Noncurrent liabilities.. 138,503        --          --           --       138,503
Redeemable preferred
 stock..................  35,000        --          --           --        35,000
Minority interests......     --         --          --           --           --
Total stockholders'
equity/(deficit)........ (36,872)    23,871       3,315      (27,186)     (36,872)

                         ONEPOINT COMMUNICATIONS CORP.

               Consolidating Condensed Statements of Operations
      for the Period from March 14, 1996 (Inception) to December 31, 1996 and for the Years Ended December 31, 1997 and 1998

                                                           Majority
                                         Wholly Owned       Owned
                                          Guarantor       Guarantor                      Consolidated
                           Parent        Subsidiaries     Subsidiary      Eliminations      Total
                         -------------  ---------------  -------------   ------------------------------
                          For the Period from March 14, 1996 (Inception) to December 31, 1996
Revenues................ $         --    $         --    $         --      $        --   $         --
Cost of revenues........           --              --              --               --             --
Loss from continuing
 operations before
 extraordinary items....        (2,036)         (1,827)           (670)           2,497         (2,036)
Net loss................ $      (2,036)  $      (1,827)  $        (670)    $      2,497  $      (2,036)
                                         For the Year Ended December 31, 1997
Revenues................ $         --    $         --    $          43     $        --   $          43
Cost of revenues........           --              --               83              --              83
Loss from continuing
 operations before
 extraordinary items....       (16,091)        (16,135)         (4,686)          20,821        (16,091)
Net loss................ $     (16,091)  $     (16,135)  $      (4,686)    $     20,821  $     (16,091)
                                         For the Year Ended December 31, 1998
Revenues................ $         --    $       5,293   $       1,660     $        --   $       6,953
Cost of revenues........           --            5,925           2,840              --           8,765
Loss from continuing
 operations before
 extraordinary items....       (44,625)        (33,567)        (11,772)          45,339        (44,625)
Net loss................     $ (24,826)      $ (33,567)      $ (11,772)        $ 45,339      $ (24,826)

21. Subsequent Events

  On March 30, 1999, OPC Holdings filed a demand for arbitration seeking a declaratory ruling on the equity ownership of VIC-RMTS-DC, LLC. OPC Holdings believes that the value of the assets contributed by Mid-Atlantic RMTS Holdings, LLC was sufficient to give Mid-Atlantic RMTS Holdings, LLC only an approximate 5% interest based on capital contributions through December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC. OPC Holdings will be entitled only to that portion of any distributions made by VIC-RMTS-DC, LLC corresponding to its percentage equity ownership therein.

                       INDEPENDENT AUDITORS' REPORT

To the Members of
the Mid-Atlantic Telcom Plus, LLC
Washington, D.C.

  We have audited the accompanying balance sheets of Mid-Atlantic Telcom Plus, LLC as of December 31, 1998 and 1997, and the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-Atlantic Telcom Plus, LLC as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Beers & Cutler PLLC

Washington, D.C. February 19, 1999

                         MID-ATLANTIC TELCOM PLUS, LLC

                                 BALANCE SHEETS

                           December 31, 1998 and 1997

                                                         1998         1997
                                                      -----------  -----------
Assets
Current Assets
  Cash............................................... $   359,065  $   154,102
  Accounts Receivable--trade, net of allowance for
   doubtful accounts of $191,207 and $248,287........   1,119,000    1,112,763
  Accounts receivable--other.........................     445,848       43,293
  Prepaid expenses and other assets..................     268,488      144,740
                                                      -----------  -----------
    Total current assets.............................   2,192,401    1,454,898
                                                      -----------  -----------
Fixed Assets
  Cable TV systems, net of accumulated depreciation
   of
   $4,859,157 and $2,423,216.........................  18,838,667   13,223,221
  Other property and equipment, net of accumulated
   depreciation of
   $923,238 and $419,133.............................   2,249,085    1,784,735
                                                      -----------  -----------
    Total fixed assets...............................  21,087,752   15,007,956
                                                      -----------  -----------
Intangible assets
  Goodwill...........................................  39,059,812   33,827,273
  Loan origination costs.............................     758,635    1,143,650
  Other intangible assets............................   1,764,898      491,119
  Accumulated amortization...........................  (7,622,960)  (3,840,159)
                                                      -----------  -----------
    Total intangible assets..........................  33,960,385   31,621,883
                                                      -----------  -----------
    Total assets..................................... $57,240,538  $48,084,737
                                                      ===========  ===========
Liabilities and Members' Equity
Current liabilities
  Accounts payable--trade............................ $ 3,287,507  $ 2,168,064
  Accrued expenses...................................   1,309,578    1,259,253
  Accrued interest--CIBC.............................     168,558      312,222
  Accrued interest--Allied...........................     331,048          --
  Due to affiliates, net.............................     947,169      234,821
  Deferred revenue...................................     764,490      784,764
  Current maturities of notes payable--other.........     213,324      265,811
  Current maturities of leases payable...............     197,155      115,061
  Deferred rent--current.............................      10,706        8,088
                                                      -----------  -----------
    Total current liabilities........................   7,229,535    5,148,084
                                                      -----------  -----------
Long-term liabilities
  Note payable--CIBC.................................  22,757,296   24,197,296
  Subordinated debt--Allied..........................  10,751,826          --
  Notes payable--other...............................     250,000      457,017
  Other long-term liabilities........................     215,573      169,382
  Leases payable.....................................     282,746      255,770
                                                      -----------  -----------
    Total long-term liabilities......................  34,257,441   25,079,465
                                                      -----------  -----------
    Total liabilities................................  41,486,976   30,227,549
Members' Equity......................................  15,753,562   17,857,188
                                                      -----------  -----------
    Total Liabilities and Members' Equity............ $57,240,538  $48,084,737
                                                      ===========  ===========

                         MID-ATLANTIC TELCOM PLUS, LLC

                            STATEMENTS OF OPERATIONS

                     Years Ended December 31, 1998 and 1997

                                                         1998         1997
                                                      -----------  -----------
Revenue
  Cable TV revenue................................... $16,493,994  $14,039,818
                                                      -----------  -----------
Operating Expenses
  Operating..........................................  18,588,140   15,520,687
  Selling, general and administrative................   1,827,321    1,886,599
                                                      -----------  -----------
    Total operating expenses.........................  20,415,461   17,407,286
  Loss from operations...............................  (3,921,467)  (3,367,468)
Other income (expense)
  Interest income....................................      26,217      186,129
  Interest expense...................................  (3,191,034)  (3,001,174)
  (Loss) gain on disposal of assets..................     (17,342)      39,701
                                                      -----------  -----------
    Total other income (expense).....................  (3,182,159)  (2,775,344)
                                                      -----------  -----------
Net loss............................................. $(7,103,626) $(6,142,812)
                                                      ===========  ===========

                         MID-ATLANTIC TELCOM PLUS, LLC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                     Years Ended December 31, 1998 And 1997

                                                        OnePoint
                                       Mid-Atlantic  Communications
                                       Holdings, LLC Holdings, LLC     Total
                                       ============= -------------- -----------
Balance, January 1, 1997..............  $       --    $       --    $       --
  Contributions.......................   12,000,000    12,000,000    24,000,000
  Net loss............................   (3,071,406)   (3,071,406)   (6,142,812)
                                        -----------   -----------   -----------
Balance, January 1, 1998..............    8,928,594     8,928,594    17,857,188
  Contributions.......................    5,000,000           --      5,000,000
  Net loss............................   (4,035,663)   (3,067,963)   (7,103,626)
                                        -----------   -----------   -----------
Balance, December 31, 1998............  $ 9,892,931   $ 5,860,631   $15,753,562
                                        ===========   ===========   ===========

                         MID-ATLANTIC TELCOM PLUS, LLC

                            STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 1998 And 1997

                                                        1998          1997
                                                    ------------  ------------
Cash flows from Operating Activities
  Net loss......................................... $ (7,103,626) $ (6,142,812)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization..................    7,956,365     6,682,508
    Loss (gain) on disposal of assets..............       17,342       (39,701)
    Changes in current assets and liabilities, net
     of contributed amounts in 1997
      Accounts receivable--trade and other.........     (408,792)      (69,468)
      Prepaid and other assets.....................     (123,748)      126,329
      Accounts payable, accrued interest payable,
       accrued expenses and deferred rent..........    1,657,791     (941,529)
      Due to affiliates, net.......................      347,344    (3,416,693)
      Deferred revenue.............................      (20,274)      (45,688)
                                                    ------------  ------------
        Net cash provided by (used in) Operating
         Activities................................    2,322,402    (3,847,054)
                                                    ------------  ------------
Cash flows from Investing Activities
  Capital expenditures.............................   (9,154,465)   (5,210,216)
  Proceeds from sale of fixed assets...............       15,310       193,139
  Acquisition of intangible assets.................   (7,015,846)   (2,601,597)
                                                    ------------  ------------
        Net cash used in Investing Activities......  (16,155,001)   (7,618,674)
                                                    ------------  ------------
Cash flows from Financing Activities
  Capital Contribution--holdings, net of non-cash
   contribution of assets and liabilities in 1997..    5,000,000       184,702
  Capital contribution--OPC........................          --     12,000,000
  Proceeds from issuance of subordinated debt......   10,500,000           --
  Repayments of debt, net..........................   (1,699,504)   (1,249,164)
  Advances from affiliate..........................      365,000           --
  Repayments of leases payable.....................     (127,934)     (125,277)
  Proceeds from issuance of long-term debt.........          --        809,569
                                                    ------------  ------------
        Net cash provided by Financing Activities..   14,037,562    11,619,830
                                                    ------------  ------------
Net increase in cash and cash equivalents..........      204,963       154,102
Cash and cash equivalents, beginning of year.......      154,102           --
                                                    ------------  ------------
Cash and cash equivalents, end of year............. $    359,065  $    154,102
                                                    ============  ============
Supplemental disclosure of cash flow information:
 Cash paid for interest............................ $  2,655,883  $  2,553,752
                                                    ============  ============

                         MID-ATLANTIC TELCOM PLUS, LLC

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1998 and 1997

1. Organization

  Mid-Atlantic Telcom Plus, LLC (the "Company" on pp. F-33 to F-43.) was formed as of January 1, 1997 under the laws of Delaware as a limited liability company. The Company was formed when Mid-Atlantic Cable Development Company Limited Partnership, a Maryland Limited Partnership (DevCo), Mid-Atlantic CATV Limited Partnership, a Maryland Limited Partnership (NewCo) and Mid-Atlantic Cable Service Company, Inc., a Virginia Corporation (MCSC), collectively referred to as the Mid-Atlantic Cable Companies, contributed all of their assets and liabilities to Mid-Atlantic Cable Holdings, LLC ("Holdings"). Holdings simultaneously contributed these assets and liabilities to the Company for an original 50% ownership interest. The remaining original 50% ownership interest was owned by OnePoint Communications Holdings LLC ("OPC"), formerly known as VIC RMTS Holdco, LLC.

  Except for certain matters specified in the Operating Agreement between Holdings and OPC, which require a supermajority vote of 80%, voting control is held by Holdings.

  In 1997, Holdings contributed tangible and intangible assets with a fair value of $48,020,000 (including cash of $184,702 and goodwill of $21,966,000 created at the time of contribution), liabilities with a fair value of $36,020,000, and received ownership in the Company with a fair value of $12,000,000. During 1997, OPC contributed $12,000,000 in cash for its original ownership interest. Holdings contributed an additional $5,000,000 in cash to the Company in 1998.

  On August 6, 1998 OPC made a demand for arbitration of certain disputes under the Operating Agreement. On January 15, 1999, the Company, OPC and other related parties entered into a settlement agreement related to matters covered by the August 1998 demand for arbitration. The issues were settled. As part of the settlement, the parties agreed to the formation of a new holding company, Mid-Atlantic Telcom Plus Holding, LLC ("Telcom Plus Holding") to own the membership interest in the Company. Telcom Plus Holding is controlled and owned 58.6% by Holdings. The remaining 41.4% is held by OPC. The creation of this new entity eliminates the need for OPC's and Holdings' direct pledge of their membership interests in the Company to CIBC as collateral for the CIBC Reducing, Revolving Credit Facility.

  The Company and an OPC affiliate do business under the name OnePoint Communications providing bundled cable and telephone services in Washington, D.C., Maryland, Virginia, Pennsylvania, New Jersey and Delaware. The Company will cease use of the OnePoint name on April 1, 1999 and begin doing business under the name Mid-Atlantic Communications.

2. Summary of Significant Accounting Policies

  Cash and Cash Equivalents--The term cash, as used in the accompanying financial statements, includes cash on deposit with financial institutions, cash on hand and short-term liquid investments purchased with a maturity of three months or less.

  The Company maintains its cash in bank deposit accounts that, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

  Fixed Assets--Cable TV systems and other property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 10 and 5 years, respectively. Depreciation expense was $3,279,021 and $2,842,349 in 1998 and 1997, respectively.

                         MID-ATLANTIC TELCOM PLUS, LLC

  Intangible Assets--Intangible assets are amortized using the straight-line method over their estimated useful lives ranging from 3 to 15 years. Amortization expense was $4,677,344 and $3,840,159 in 1998 and 1997, respectively.

  The Company has classified as goodwill the cost in excess of fair value of net assets of companies acquired that were accounted for as purchase transactions. The Company periodically reviews the carrying value of the investment in cable TV systems and equipment based on the related contracts to provide cable services. The evaluation involves consideration of whether the expected cash flows for the contract will be sufficient to recover the equipment investment, deferred costs and goodwill related to the contract.

  Deferred Revenue--Deferred revenue is reported on the balance sheet for amounts which have been billed to customers in advance and therefore not yet earned. These advance charges are also included in accounts receivable.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results may differ from estimates.

  Income Taxes--No provision for federal and state income taxes has been made in the accompanying financial statements of the limited liability company as profits and losses of the Company are reported by the members on their respective income tax returns.

  Prior Year Reclassification--In the accompanying financial statements, certain prior year balances have been reclassified to conform to current year classifications.

3. Cable TV Systems Acquisitions

  In February 1997 and throughout 1998 the Company acquired several cable TV systems located throughout Maryland, Pennsylvania, New Jersey and Delaware. The 1998 acquisitions, totaling approximately $9.3 million, were completed between February and October 1998. The accompanying statements of operations include the results of operations for the acquired systems from the dates of acquisition. These acquisitions have been accounted for using the purchase method. The purchase price has been allocated to the tangible cable TV assets acquired based on their estimated fair values. The excess of the purchase price over tangible assets received allocable to goodwill is $5,497,836 and $2,000,000 for 1998 and 1997, respectively.

  One of the above acquisitions, serving approximately 60 multiple dwelling units in and around Philadelphia, uses a wireless technology to deliver programming. Within the terms of the purchase contract, the seller (CAI) agreed to operate the newly acquired systems until each system could be technically converted from the wireless system to the Company's private cable system signal distribution system. During this period, which is expected to be completed by September 1999, the Company pays a management fee to CAI equal to 70% of gross revenue of those systems remaining on the wireless system. In addition, the purchase contract provided for a 90 day right to return to CAI any system serving any of these multiple dwelling units which the Company determines are undesirable. The 90 day period expired on January 1, 1999. Effective January 1, 1999 seven systems valued at approximately $400,000 were returned to the seller and related escrow proceeds were released to the Company; accordingly, the purchase price has been reduced by $400,000 and a corresponding amount is included in Accounts receivable--other. The purchase contract also allows for offsets due to losses incurred by the Company for any unpaid seller liability, taxes, copyright payments, programming charges or subscriber deduction not credited at closing. The offset period ends six months after the technical conversion of the wireless system to a private cable system. Approximately $741,000 of the purchase price paid by the Company is escrowed by CAI at December 31, 1998.

                         MID-ATLANTIC TELCOM PLUS, LLC

4.  Long-Term Debt

                                                          1998         1997
                                                       ----------- ------------
Notes Payable to Financial Institutions
  CIBC (As Agent) Term Loan (including Expansion) in
   the original amount of $23,125,000 bearing interest
   based on either CIBC's base rate plus 4% or LIBOR
   plus 5% (10.94% at December 31, 1997). Interest
   payments were paid monthly. The loan was
   renegotiated and amended as described below........ $       --  $ 21,636,296
  CIBC Revolving Line of Credit in the amount of
   $5,500,000 bearing interest based on either CIBC's
   base rate plus 4% or LIBOR plus 5% (10.94% at
   December 31, 1997). Interest payments were paid
   monthly. The loan was renegotiated and amended as
   described below....................................         --     2,561,000
  The above CIBC loans were renegotiated in June 1998
   to the following:
  CIBC Reducing, Revolving Credit Facility, dated June
   1998 in the amount of $30,000,000. The applicable
   interest margin is determined based on the
   Company's leverage ratio. The margin applicable to
   the Company's current leverage ratio is based on
   either CIBC's base rate plus 2.25% or LIBOR plus
   3.25% (8.375% at December 31, 1998.) Interest
   payments are paid monthly or quarterly.............  22,757,296
Subordinate Debt--Allied Capital
  Subordinate debenture dated June 18, 1998, maturing
   June 2006, in the original amount of $5,000,000.
   Amended September 1998 for additional borrowings of
   $5,500,000. Note bears interest at 18% of which 12%
   is payable for twenty calendar quarters and 6% is
   deferred. The remaining deferred interest also
   accrues compound interest at 18%. Deferred interest
   converted to long-term notes payable totaled
   $251,826 in 1998. Commencing June 2003 until
   maturity, quarterly payments of deferred interest
   and principal will be required. Compound interest
   on deferred interest is due at maturity............  10,751,826
Notes Payable--Other
  Promissory note payable to Cecilton CATV, Inc. dated
   February 1, 1997 in the original amount of
   $800,000. The note bears interest at 8.5% per
   annum. The note requires quarterly principal
   payments of $50,000 plus accrued interest. The note
   matures in February 2001...........................     456,392      659,318
  Promissory note payable to former owners of an
   acquired business, dated November 15, 1996, in the
   original amount of $100,000. The note bore interest
   at 8% per annum. Eight quarterly principal payments
   of $12,500 plus interest were due. The note was
   paid in full as of November 30, 1998...............         --        50,340
  Note payable bearing interest at 10.50%. Monthly
   principal and interest payments of $611 are
   required. The note matures in December 1999.              6,932       13,170
                                                       ----------- ------------
    Total Notes Payable............................... $33,972,446 $ 24,920,124
                                                       ----------- ------------

  Borrowings under the CIBC Reducing, Revolving Credit Facility (The CIBC Facility) for 1998 were limited to $27,136,296. As discussed in Note 1, the formation of Telcom Plus Holding eliminates the OPC pledge. Therefore, borrowing capacity from CIBC was increased to $30,000,000 in 1999. The CIBC Facility shall be automatically and permanently reduced on each quarterly date commencing March 31, 2000 until maturity on December 31, 2004. As of December 31, 1997, obligations to CIBC under the Term Loan were classified as long-term as a result of the Company entering into the CIBC Loan.

                         MID-ATLANTIC TELCOM PLUS, LLC

  The CIBC Facility is subject to certain restrictive covenants with respect to maintaining certain ratios of operating cash flows to total debt, principal and interest payments. Allied Capital Subordinated Debt is subject to the same covenants as required by CIBC. During 1998 and 1997, the Company was not in compliance with certain of the financial covenants. Waivers of default have been received from the lenders related to these covenants.

  The Company has entered into interest rate swap agreements with CIBC, to reduce the impact of changes in interest rates on its debt. The swap agreement effectively converts a portion of the variable rate debt to fixed rate debt to reduce the risk of incurring higher interest costs. The interest rate swaps are settled and paid quarterly by an adjustment to interest expense. No amounts were receivable or payable under the swap agreements at December 31, 1998 and 1997. The notional amounts of interest rate agreements are used to measure interest to be paid or to be received and do not represent the amount of exposure to credit loss. At December 31, 1998 and 1997, the notional amount was $13,000,000 and $9,000,000, respectively, with a fixed payment rate of 5.2% and 6.07%.

  The CIBC Facility is collateralized by all of the assets, the assignment of all franchise agreements, SMATV agreements and other material agreement owned by the Company and the assignment of all general and limited partnership interests in NewCo and Devco, the outstanding stock in MCSC, the members'equity interests in the Company and Holdings, a $1.4 million guaranty by the President of the Company and an assignment of the proceeds of a $1 million life insurance policy of the President of the Company.

  The maturities of the above loans are as follows:

      December 31,
      ------------
      1999......................................................... $    213,324
      2000.........................................................      200,000
      2001.........................................................      307,296
      2002.........................................................    6,000,000
      2003.........................................................    7,075,183
      Thereafter...................................................   20,176,643
                                                                    ------------
                                                                    $ 33,972,446
                                                                    ============

5. Lease Commitments

  The Company is obligated under operating leases for premises occupied with minimum lease terms expiring at various times through 2008. Certain of these leases contain escalation clauses for increases based upon increases in operating expenses and real estate taxes. The Company has entered into a sublease for a portion of its primary office location. The Company also has several operating leases for other operating equipment. Total rent expense was $439,632 and $391,233 for 1998 and 1997, respectively. The following future minimum rental payments, net of sublease receipts, are required under noncancellable operating leases with terms in excess of one year:

      December 31,
      ------------
      1999.......................................................... $   750,184
      2000..........................................................     762,849
      2001..........................................................     774,066
      2002..........................................................     793,277
      2003..........................................................     853,918
      Thereafter....................................................   3,703,606
                                                                     -----------
                                                                     $ 7,637,900
                                                                     ===========

                         MID-ATLANTIC TELCOM PLUS, LLC

  Lease commitments do not reflect payments to be made by an OPC affiliate who is jointly obligated with the Company on certain lease agreements. Expected lease payments by the OPC affiliate are as follows:

      December 31,
      ------------
      1999.......................................................... $   372,023
      2000..........................................................     380,793
      2001..........................................................     389,811
      2002..........................................................     386,401
      2003..........................................................     381,885
      Thereafter....................................................   1,749,633
                                                                     -----------
                                                                     $ 3,660,546
                                                                     ===========

  During 1998 and 1997, the Company purchased $237,303 and $232,181, respectively, in property and equipment through issuance of capital lease obligations. The amounts of leased equipment included in other property and equipment, net of accumulated depreciation of $309,275, totals $533,006. The following future lease payments are required as of December 31, 1998:

      December 31,
      ------------
      1999..........................................................  $ 261,454
      2000..........................................................    186,503
      2001..........................................................    145,068
                                                                      ---------
                                                                        593,025
      Less: amounts representing interest...........................   (113,124)
                                                                      ---------
                                                                      $ 479,901
                                                                      =========

6. Related Party Transactions

  The Company and an OPC affiliate jointly operate a customer support and operations center (the "Operations Center"). Personnel assigned to the Operations Center are directly employed and paid by either the Company or the OPC affiliate. Rent, utilities and other office support costs of the Operations Center are allocated to the Company or the OPC affiliate. The allocation is based on the proportional number of employees assigned to the Operations Center by the Company or the OPC affiliate. The Company believes its costs related to the Operations Center if operated on a stand alone basis would have been comparable to amounts allocated to it under the joint operation with the OPC affiliate. In addition, the companies share a lockbox in which customers' payments are deposited, which is controlled by the Company. At December 31, 1998 and 1997, the Company owed the OPC affiliate approximately $680,000 and $56,000, respectively, related to these relationships. During 1997, the OPC affiliate reimbursed the Company $221,186 in accordance with the cost sharing agreement.

  In accordance with the Contribution Agreement between and among DevCo, NewCo, MCSC, Holdings and OPC, the Company made a payment of $2,250,000 to DevCo in February 1997. The liability for payment was included in liabilities contributed by Holdings.

  In February 1997, the Company paid $1,093,000 to an entity affiliated with Holdings to satisfy a note obligation that was included in liabilities contributed by Holdings.

  During 1997, the Company paid $434,310 to its chief executive officer to satisfy a liability contributed by Holdings.

                         MID-ATLANTIC TELCOM PLUS, LLC

  Included in Due to Affiliates at December 31, 1998 is $365,000 due to DevCo. The amount represents a $350,000 note bearing interest at 8%. Repayment of the note is subject to CIBC approval.

  The Company provides certain administrative, management, and customer support services to Prince William Operating Partnership (PW) and Mid-Atlantic Connecticut LP I (CT), affiliates of Holdings. The costs of providing these services is allocated to PW and CT based on relative proportion of total subscribers. Total costs allocated to these affiliates are $179,671 and $182,118 for 1998 and 1997, respectively. Amounts due from these affiliates as of December 31, 1998 and 1997 are $162,617 and $11,782, respectively.

7. Pension Plan

  The Company sponsors a 401(k) and Profit Sharing Plan covering all employees. Contributions to the plan are at the discretion of management. Contributions to the plan for 1998 were $45,223 and no contributions were made in 1997.

8. Fair Value of Financial Instruments

  The Company has the following financial instruments: cash, trade receivables and payables and notes payable (including the swap agreement). Based on the floating rate nature of the debt and the short-term nature of cash, trade receivables and payables, carrying values of the financial instruments approximate fair value.

                         INDEPENDENT AUDITORS' REPORT

To the Partners and Shareholders of the Mid-Atlantic Cable Companies Washington, D.C.

  We have audited the consolidated and combined balance sheet of Mid-Atlantic Cable Service Company, Inc., its Subsidiaries and Mid-Atlantic CATV Limited Partnership, collectively referred to as the Mid-Atlantic Cable Companies as of December 31, 1996 and the related consolidated and combined statements of operations, changes in owners' equity (deficit) and cash flows for the year then ended. These consolidated and combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Mid-Atlantic Cable Service Company, Inc., its Subsidiaries and Mid-Atlantic CATV Limited Partnership as of December 31, 1996 and the consolidated and combined results of their operations and their consolidated and combined cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Beers & Cutler PLLC

Washington, D.C.
April 4, 1997

                          MID-ATLANTIC CABLE COMPANIES
                 (Predecessor to Mid-Atlantic Telcom Plus, LLC)

                    CONSOLIDATED AND COMBINED BALANCE SHEET

                               December 31, 1996

                                  ASSETS
Current Assets
  Cash........................................................ $   184,702
  Accounts receivable, net of allowance for doubtful accounts
   of $216,271................................................   1,086,589
  Prepaid expenses and other assets...........................     291,545
  Investment in and advances to affiliates....................     986,139
                                                               -----------
    Total current assets......................................   2,548,975
                                                               -----------
Fixed Assets
  Cable TV systems, net of accumulated depreciation of
   $10,995,040................................................  11,716,022
  Other property and equipment, net of accumulated
   depreciation of $1,823,085.................................     790,855
                                                               -----------
    Total fixed assets........................................  12,506,877
                                                               -----------
Intangible Assets
  Goodwill....................................................  10,755,829
  Other intangible assets.....................................   2,505,573
  Accumulated amortization....................................  (2,152,137)
                                                               -----------
    Total intangible assets...................................  11,109,265
                                                               -----------
Deferred Income Taxes.........................................     563,147
                                                               -----------
      Total Assets............................................ $26,728,264
                                                               ===========
                 LIABILITIES AND OWNERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable--trade..................................... $ 2,929,191
  Accrued interest and success fee--financial institution.....     852,392
  Accrued expenses............................................     643,222
  Deferred compensation.......................................     434,310
  Deferred revenue............................................     830,452
  Current maturities of notes payable--financial institution..   5,556,000
  Current maturities of notes payable and interest payable--
   partners...................................................   1,093,820
  Current maturities of notes payable--other..................     224,163
  Current maturities of leases payable........................      98,608
                                                               -----------
    Total current liabilities.................................  12,662,158
                                                               -----------
Long-Term Debt
  Notes payable--financial institution........................  19,536,296
  Notes payable and accrued interest--partner.................   1,203,348
  Notes payable and accrued interest--other...................     203,170
  Leases payable..............................................     165,320
                                                               -----------
    Total long-term debt......................................  21,108,134
                                                               -----------
      Total liabilities.......................................  33,770,292
Owners' Equity (Deficit)
  Common stock................................................         245
  Additional paid-in capital..................................       1,355
  Retained deficit............................................    (962,093)
  Partners' deficit...........................................  (6,081,535)
                                                               -----------
    Total owners' equity (deficit)............................  (7,042,028)
                                                               -----------
      Total Liabilities and Owners' Equity (Deficit).......... $26,728,264
                                                               ===========

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                          MID-ATLANTIC CABLE COMPANIES
                 (Predecessor to Mid-Atlantic Telcom Plus, LLC)

               CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

                          Year ended December 31, 1996

Revenue
  Cable TV revenue................................................ $12,605,721
                                                                   -----------
Operating Expenses
  Operating.......................................................  11,210,652
  Selling, general and administrative.............................   1,490,184
                                                                   -----------
    Total operating expenses......................................  12,700,836
                                                                   -----------
  Loss from operations............................................     (95,115)
                                                                   -----------
Other Income (Expense)
  Interest expense................................................  (2,772,087)
  CIBC success fee................................................    (835,439)
  Equity in loss of affiliate.....................................    (279,297)
                                                                   -----------
    Total other income (expense)..................................  (3,886,823)
                                                                   -----------
  Loss before income tax and extraordinary item...................  (3,981,938)
  Income tax benefit--deferred....................................     320,748
                                                                   -----------
  Net loss before extraordinary item..............................  (3,661,190)
  Extraordinary item--debt restructuring gain.....................     414,474
                                                                   -----------
      Net loss.................................................... $(3,246,716)
                                                                   ===========


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                          MID-ATLANTIC CABLE COMPANIES
                 (Predecessor to Mid-Atlantic Telcom Plus, LLC)

                 CONSOLIDATED AND COMBINED STATEMENT OF CHANGES
                          IN OWNERS' EQUITY (DEFICIT)

                          Year ended December 31, 1996

                                      Common Stock--1,000
                                       Shares Authorized,
                                          $1 Par Value
                                      --------------------
                                      Shares Issued        Additional               Total
                          Partners'        and              Paid-in   Retained     Owners'
                           Capital     Outstanding  Amount  Capital    Deficit     Deficit
                         -----------  ------------- ------ ---------- ---------  -----------
Balance, January 1,
 1996................... $(3,651,330)       245     $  245   $1,355   $(483,302) $(4,133,032)
  Distributions.........         --         --         --       --          --           --
  Purchase of Partners'
   Interest.............     337,720        --         --       --          --       337,720
  Net Loss..............  (2,767,925)       --         --       --     (478,791)  (3,246,716)
                         -----------     ------     ------   ------   ---------  -----------
Balance, December 31,
 1996................... $(6,081,535)       245     $  245   $1,355   $(962,093) $(7,042,028)
                         ===========     ======     ======   ======   =========  ===========



 The accompanying notes are an integral part of these consolidated and combined financial statements.

                          MID-ATLANTIC CABLE COMPANIES
                 (Predecessor to Mid-Atlantic Telcom Plus, LLC)

               CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1996

Cash Flows from Operating Activities
  Net loss........................................................ $(3,246,716)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization.................................   3,826,136
    Noncash interest expense......................................     101,485
    Extraordinary time--debt restructuring gain...................    (414,474)
    Income tax benefit--deferred..................................    (320,748)
    Changes in:
      Accounts receivable.........................................     (89,503)
      Prepaid and other assets....................................     127,967
      Investments in and advances to affiliates...................    (135,298)
      Accounts payable and accrued expenses.......................   1,506,785
      Deferred revenue............................................     130,096
                                                                   -----------
        Net cash provided by operating activities.................   1,485,730
                                                                   -----------
Cash Flows from Investing Activities
  Capital expenditures............................................  (3,235,848)
  Acquisition of intangible assets................................  (2,054,256)
                                                                   -----------
        Net cash used in investing activities.....................  (5,290,104)
                                                                   -----------
Cash Flows from Financing Activities
  Proceeds from issuance of long-term debt........................   8,925,630
  Repayments of debt..............................................  (5,388,088)
                                                                   -----------
        Net cash provided by financing activities.................   3,537,542
Net Decrease in Cash and Cash Equivalents.........................    (266,832)
Cash and Cash Equivalents, Beginning of Year......................     451,534
                                                                   -----------
Cash and Cash Equivalents, End of Year............................ $   184,702
                                                                   ===========
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest.......................................... $ 2,846,704
                                                                   ===========
Supplemental Disclosure of Noncash Investing and Financing
 Activities
  Additions to property and equipment from issuance of capital
   lease obligations.............................................. $   263,928
                                                                   ===========
  Additions to goodwill through issuance of a note payable........ $ 1,093,820
                                                                   ===========
  Goodwill arising from repurchase of a partners' interests....... $   337,720
                                                                   ===========

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

                               December 31, 1996

1. Consolidation, Combination and Organization

  The consolidated and combined financial statements include the accounts of Mid-Atlantic Cable Service Company, Inc., a Virginia corporation, ("MCSC") and its subsidiaries, Mid-Atlantic Cable Development Company Limited Partnership, a Maryland limited partnership ("DevCo"), Chesapeake Private Cablevision Limited Partnership, a Maryland limited partnership (Chessie) combined with its affiliate, Mid-Atlantic CATV Limited Partnership, a Maryland limited partnership, ("NewCo"). These entities are under common control. All material intercompany transactions have been eliminated.

  The primary purpose of these entities, collectively referred to as the Mid-Atlantic Cable Companies (the Company), is to acquire, construct, operate and otherwise deal in and with franchise and private cable TV systems and other forms of communication in the Mid-Atlantic region.

 MCSC

  MCSC is a wholly-owned subsidiary of South Central Development Company Limited Partnership, a Maryland limited partnership ("South Central"). John C. Norcutt, an individual ("Norcutt"), is the sole general partner of South Central with a 1% general partnership interest as well as a 12.74% limited partnership interest in South Central. MCSC exists solely to manage the interests and investments of South Central and to provide management services to the cable operating limited partnerships it owns and controls.

 DevCo

  MCSC is the 1% general partner in DevCo. The remaining 99% limited partnership interest is held by South Central.

 NewCo

  Norcutt holds the sole general partnership interest in NewCo. As of December 31, 1996, the limited partners are South Central, Chessie and Mid-Atlantic Cable Limited Partnership of Caroline County, a Virginia limited partnership ("Caroline").

  Norcutt, South Central and MCSC collectively own 98.4% of Chessie. An individual owns a 1.6% limited partnership interest in Chessie. This individual also holds a 6.13% limited partnership interest in South Central.

  Norcutt and South Central own 100% of Caroline; Norcutt has a 1% general partnership interest and South Central has a 99% limited partnership interest.

 Subsequent Events

  Effective as of January 1, 1997, MCSC, NewCo, and DevCo (referred to in this paragraph as the "Transferors") contributed all of their assets and substantially all of their liabilities to a newly formed entity, Mid-Atlantic Holdings, LLC ("Holdings") and Holdings simultaneously contributed the assets and liabilities of the transferors to a newly formed entity, Mid-Atlantic Telcom Plus, LLC ("CableCo"). In connection with the contribution of the assets through Holdings to CableCo, VIC RMTS HoldCo, LLC ("VIC") purchased a 50% interest in CableCo for $12,000,000, also effective as of January 1, 1997. The transfer of a portion of the assets from the Transferors and a portion of the cash from VIC to CableCo remain subject to certain closing conditions which reasonably should occur on or before June 30, 1997. In connection with the organization of CableCo,

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

   NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(Continued)

South Central Development Company Limited Partnership (the owner directly or indirectly of substantially all of the equity of the Transferors and Holdings) and VIC organized Mid-Atlantic RMTS, LLC ("Telco") each owning a 50% membership interest therein. Thus, South Central initially is indirectly a 25% equity owner of Telco. CableCo and Telco have joined together and are doing business under the name OnePoint Communications with CableCo owning the cable television assets and Telco owning the telephone assets and together will sell bundled cable and telephony services in Washington, D.C., Maryland, Virginia, Pennsylvania, New Jersey and Delaware.

2. Summary of Significant Accounting Policies

  Cash and Cash Equivalents--The term cash, as used in the accompanying financial statements, includes cash on deposit with financial institutions and cash on hand.

  The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash equivalents.

  Investments--MCSC is 1% general partner in Mid-Atlantic Cable Operating Limited Partnership No. 1 of Prince William County. The investment is accounted for using the equity method and has a credit balance of $279,297 at December 31, 1996.

  Fixed Assets--Cable TV systems and other property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 10 and 5 years, respectively. Total 1996 depreciation expense was $2,413,641.

  Intangible Assets--Intangible assets are amortized using the straight-line method over their estimated useful lives ranging from 5 to 15 years. The Company has classified as goodwill the cost in excess of fair value of net assets of companies acquired accounted for as purchase transactions. At each balance sheet date, the Company evaluates the realizeability of goodwill based on the related cable system contracts.

  As a result of the PPCLP transaction (Note 6) and the purchase of Howard's preferred partnership interest in NewCo (Note 9), $2.3 million was added to goodwill during 1996 which represents the excess of the purchase prices over the carrying value of the partners' interests.

  Deferred Revenue--Deferred revenue is reported on the balance sheet for amounts which have been billed to customers in advance and therefore not yet earned. These advance charges are also included in accounts receivable.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of consolidated and combined assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results may differ from estimates.

  Income Taxes--No provision for federal and state income taxes has been made in the accompanying financial statements of the limited partnerships as the profits and losses of the partnerships are reported by the individual partners on their respective income tax returns. In addition, no current provision for federal and state income taxes has been made for MCSC as MCSC had cumulative net operating losses of $2.3 million available as of December 31, 1996 for carryforward to reduce taxable income of future periods. The availability of the losses expires at various times through 2011.

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

   NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(Continued)

3. Cable TV Systems Acquisitions

  In August and November 1996, DevCo acquired the assets of Delaware Valley Cablevision and Satleasco, LLC for $350,000 and $476,000, respectively. In addition, DevCo entered into an agreement with Cecilton CATV, Inc. on November 26, 1996 to purchase for $2.8 million four cable TV franchises located in Cecil and Kent County, Maryland. A $50,000 deposit was placed in escrow until closing by CableCo which occurred on February 8, 1997. These financial statements do not reflect this acquisition.

  The accompanying statement of operations includes the results of operations for Delaware Valley and the Satleasco Properties from the date of their acquisition as stated above. The aforementioned acquisitions were accounted for using the purchase method.

4. Debt Restructuring

  On January 31, 1996, Canadian Imperial Bank of Commerce (CIBC) provided Mid-Atlantic with the CIBC Expansion Term Loan in the amount of $5,125,000. The proceeds of the loan were used to refinance and repay certain notes, pay success fees to CIBC related to the transaction and provide Mid-Atlantic with working capital. This transaction generated a restructuring gain in the amount of $414,474.

5. Long-Term Debt

 Notes Payable to Financial Institutions

NewCo and DevCo
  CIBC (As Agent) Term Loan (including Expansion) in the original amount of $23,125,000 bearing interest based on either CIBC's base rate plus 4% or LIBOR plus 5%. Interest payments are paid quarterly. A balloon payment of $14,375,000 is due at loan maturity, September 30, 1998..................................... $21,636,296
  CIBC Revolving Line of Credit in the amount of $5,500,000 bearing interest based on either CIBC's base rate plus 4% or LIBOR plus
  5% (10.5% at December 31, 1996). Interest payments are made quarterly. The line of credit expires June 30, 1997. Negotiations for restructuring the Term Loan and the Revolving Line of Credit
  into one long-term self liquidating loan are currently underway..   3,456,000
DevCo
  Promissory note payable to Delaware Valley Cablevision, dated
  August 1, 1996, in the original amount of $190,000. Interest accrues at 8% and is payable quarterly. Beginning April 1997, quarterly principal installments of $15,000 are also due. In
  October 1997, quarterly principal installments increase to
  $20,000 and are payable with interest until the note is paid in
  full on July 31, 1999............................................     192,541
  Promissory note payable to Satleasco, dated November 15, 1996, in the original amount of $115,000. The note was non-interest
  bearing and was paid in full February 28, 1997...................     115,000
  Promissory note payable to Satleasco, dated November 15, 1996, in the original amount of $100,000. The note bears interest at 8%
  per annum. Eight quarterly principal payments of $12,500 plus
  interest are due. The note matures on November 30, 1997..........     101,008
MCSC
  Note payable to Ditch Witch bearing interest at 10.50%. Monthly principal and interest payments of $611 are required. The note
  matures in December 1999.........................................      18,784
                                                                    -----------
    Total notes payable............................................ $25,519,629
                                                                    ===========

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

   NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(Continued)


  The maturities of the above loans are as follows:

             December 31, 1997............ $ 5,780,163
             1998.........................  19,672,534
             1999.........................      66,932
                                           -----------
                                           $25,519,629
                                           ===========

  Mid-Atlantic has entered into an interest rate swap agreement with CIBC, Toronto to reduce the impact of changes in interest rates on its debt. The swap agreement effectively converts a portion of the variable rate debt to fixed rate debt to reduce the risk of incurring higher interest costs. The interest rate swaps are settled and paid quarterly by an adjustment to interest expense. No amounts were receivable or payable under the swap agreements at December 31, 1996. The notional amounts of interest rate agreements are used to measure interest to be paid or to be received and do not represent the amount of exposure to credit loss. At December 31, 1996, the notional amount was $9,000,000 with an average receive rate of 5.75%.

  The CIBC loan is collateralized by all of the assets of NewCo and DevCo and PW East #1, the assignment of all franchise agreements, SMATV agreements and other material agreements owned by MCSC, NewCo, DevCo and PW East #1, the assignment of all general and limited partnership interests in NewCo, DevCo, and PW East #1, outstanding stock in MCSC, a $1 million guaranty by Norcutt and an assignment of the proceeds of a $1 million life insurance policy on Norcutt. Subsequent to year end, the assets of PW East #1 were released from the loan.

  The CIBC loans are subject to certain restrictive covenants with respect to maintaining certain ratios of operating cash flows to total debt, principal and interest payments and limits on capital expenditures. During 1996, the Company was not in compliance with certain of the financial covenants related to the CIBC debt. Waivers of default have been received from the lender related to these covenants. Also, during 1996, the Company agreed to pay CIBC $835,000 as additional consideration associated with the Term Loan. The fee was paid in February 1997 and is classified as a success fee in the accompanying consolidated and combined statement of operations.

6. Notes Payable to Partners

  NewCo is indebted to South Central for two loans made to NewCo by South Central. The first South Central Note bears simple interest at prime plus 1% on the outstanding principal balance of $130,000. Interest is deferred until the maturity of the loan on December 31, 1998.

  The second South Central Note in the original amount of $700,000, bears simple interest at the rate of 2% over that rate charged by NewCo's primary lender (12.78% at December 31, 1996). Interest is deferred until the maturity of the loan on December 31, 1998.

  Payment of principal or interest on the South Central Notes is prohibited according to the provisions of the CIBC Initial Term Loan. However, Norcutt, general partner of South Central, represents that upon repayment of these notes, the proceeds will be used to repay monies owed to MCSC (see Note 1).

  On December 26, 1996 Newco entered into an agreement to purchase all of Potomac Private Cablevision Limited Partnership's (PPCLP) interest in Newco for $1,592,000. A $500,000 principal payment was made at closing. The remaining balance was converted to a promissory note with interest of 10% per annum. The note was paid in full on February 28, 1997 by CableCo.

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

   NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(Continued)


7. Deferred Income Taxes

  The net deferred income tax asset in the accompanying balance sheet as of December 31, 1996 consists of the following components:

      Deferred tax assets--federal.................................... $342,000
      Deferred tax assets--state......................................  239,400
      Deferred tax liabilities--federal...............................  (10,010)
      Deferred tax liabilities--state.................................   (8,243)
                                                                       --------
      Net deferred tax benefit........................................ $563,147
                                                                       ========

  The income tax benefit in the accompanying income statement consist of the following components:

      Current benefit:
        Federal....................................................... $    --
        State.........................................................      --
      Deferred benefit:
        Federal.......................................................  184,621
        State.........................................................  136,127
                                                                       --------
          Total deferred tax benefit.................................. $320,748
                                                                       ========

  A reconciliation of income tax benefit as statutory rates to recorded benefit is as follows:

      Federal income tax benefit at statutory rate (34%)........... $1,353,859
      Net loss attributable to entities whose tax attributes pass
       through to partners.........................................   (941,094)
      Difference in graduated tax rates............................   (218,319)
      Other........................................................    126,302
                                                                    ----------
        Deferred tax benefit....................................... $  320,748
                                                                    ==========

  Deferred income taxes reflected in the accompanying financial statement are primarily attributable to temporary differences between financial statement reporting and income tax reporting for depreciation methods of the equity investees of MCSC and MCSC net operating loss carryforwards totaling $2.3 million.

8. Lease Commitments

  The Company is obligated under operating leases for premises occupied with minimum lease terms expiring at various times through 2004. Certain of these leases contain escalation clauses for increases based upon increases in operating expenses and real estate taxes. The Company has also entered into several operating leases for vehicles and other operating equipment. Total rent expense for the year was $288,330. The following future minimum rental payments are required under noncancellable operating leases with terms in excess of one year as of December 31, 1996:

             December 31, 1997.............  $  309,786
             1998..........................     296,837
             1999..........................     294,929
             2000..........................     279,274
             2001..........................      55,064
             Thereafter....................      65,087
                                             ----------
                                             $1,300,977
                                             ==========

                         MID-ATLANTIC CABLE COMPANIES
                (Predecessor to Mid-Atlantic Telcom Plus, LLC)

   NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(Continued)

  The Company also has entered into several capital leases for vehicles and other operating equipment. The amounts of leased equipment, net of accumulated depreciation reflected in other property and equipment is $293,003. The following future lease payments are required as of December 31, 1996.

             December 31, 1997...............  $100,346
             1998............................   100,346
             1999............................   100,346
                                               --------
               Total.........................   301,038
                                               --------
             Less: Amounts representing
              interest.......................   (37,110)
                                               --------
                                               $263,928
                                               ========

9. Related Party Transactions

  Included in deferred compensation on the balance sheet of MCSC is $434,310 owed to Norcutt, consisting of unpaid compensation and unreimbursed advances to Mid-Atlantic. Payment of these amounts was subordinated to restrictions established in the CIBC Initial Term Loan. The Term Loan was amended on December 26, 1996 to allow for repayment of the amount due Norcutt. Subsequently, the balance due Norcutt at February 28, 1997 was paid in full by CableCo.

  As of December 31, 1996, MCSC is owed $690,263 by South Central, its owner, for cumulative development and operating costs. As of December 31, 1996 MCSC is owed $575,212 from affiliates for management fees and reimbursement of operating expenses.

  On November 30, 1996, NewCo entered into an agreement with Howard County CATV (Howard) and Gerald Vento (Vento) to purchase Howard's preferred partnership interest in NewCo for $595,000. In addition, it was agreed that upon receipt of the closing payment that Vento would release Norcutt, South Central and Mid-Atlantic from the payment of any and all fees outstanding. On December 27, 1996 the closing payment was made.

10. Pension Plan

  In November, 1996 Mid-Atlantic adopted a 401(k) and Profit Sharing Plan covering all employees. Contributions to the plan are at the discretion of management. For the year ended December 31, 1996, a matching contribution of 50% of all employee contributions, up to $3,000, totaling $27,869 was made.

11. Fair Value of Financial Instruments

  The Company has the following financial instruments: cash, trade receivables and payables and long-term debt (including the interest rate swap). Based on the nature and terms of the long-term debt and the interest rate swap and the short-term nature of cash, trade receivables and payables, carrying values of the financial instruments approximate fair value.

                             VIC-RMTS-DC, LLC

                    UNAUDITED STATEMENTS OF OPERATIONS

             (Dollars in thousands, except for per unit data)

                                                    Three Months Ended March
                                                               31,
                                                    --------------------------
                                                        1999          1998
                                                    ------------  ------------
Revenue............................................ $        902  $        107
Cost of revenue....................................        1,127           316
                                                    ------------  ------------
                                                            (225)         (209)
Expenses:
  Selling, general and administrative..............        2,784         1,529
  Depreciation and amortization....................           93            54
                                                    ------------  ------------
Net loss........................................... $     (3,102) $     (1,792)
                                                    ============  ============
Basic loss per unit................................ $(139,727.73) $(298,666.67)
                                                    ============  ============
Units used in the computation of basic loss per
 unit..............................................         22.2             6
                                                    ============  ============

                          See accompanying notes.

                             VIC-RMTS-DC, LLC

                         UNAUDITED BALANCE SHEETS

                          (Dollars in thousands)

                                                         March 31,  December 31,
                                                           1999        1998*
                                                         ---------  ------------
Assets
Current assets:
  Accounts receivable, net.............................. $    529     $    490
  Affiliate receivable..................................      425          139
  Prepaid expenses......................................      526          336
                                                         --------     --------
Total current assets....................................    1,480          965
Property and equipment, net.............................    2,418        2,248
Intangible assets, net..................................      775          800
Other assets............................................      250          265
                                                         --------     --------
Total assets............................................ $  4,923     $  4,278
                                                         ========     ========
Liabilities and Unitholders' Equity
Current liabilities:
  Accounts payable and accrued expenses................. $  1,310     $  1,005
  Other current liabilities.............................       63           52
                                                         --------     --------
Total current liabilities...............................    1,373        1,057
Unitholders Equity:
  Contributed capital...................................   23,865       20,434
  Accumulated deficit...................................  (20,315)     (17,213)
                                                         --------     --------
Total unitholders' equity...............................    3,550        3,221
                                                         --------     --------
Total liabilities and unitholders' equity............... $  4,923     $  4,278
                                                         ========     ========

--------

   * The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                         See accompanying notes.

                             VIC-RMTS-DC, LLC

                     UNAUDITED STATEMENTS OF CASH FLOW

               (Dollars in thousands, except per unit data)

                                                              Three Months
                                                             Ended March 31,
                                                             ----------------
                                                              1999     1998
                                                             -------  -------
Operating activities
Net loss.................................................... $(3,102) $(1,792)
Adjustments to reconcile net loss to net cash used in
 operating activities
  Depreciation and amortization.............................      93       54
  Amortization of developer payments included in reselling
   cost.....................................................     122      159
Change in allowance for doubtful accounts...................      14        4
Changes in operating assets and liabilities:
  Accounts receivable.......................................     (53)     (50)
  Affiliates receivable.....................................    (286)     --
  Prepaid expenses..........................................    (297)     (13)
  Other assets..............................................     --       (50)
  Affiliates payable........................................     --        84
  Accounts payable and accrued expenses.....................     316     (382)
                                                             -------  -------
  Net cash used in operating activities.....................  (3,193)  (1,986)
Investing activities
Acquisition of property and equipment.......................    (238)    (277)
                                                             -------  -------
Net cash used in investing activities.......................    (238)    (277)
Financing activities
Unitholder contributions....................................   3,431    2,263
                                                             -------  -------
Net cash provided by financing activities...................   3,431    2,263
                                                             -------  -------
Net increase (decrease) in cash.............................     --       --
Cash at the beginning of period.............................     --       --
                                                             -------  -------
Cash at the end of period................................... $   --   $   --
                                                             =======  =======

                          See accompanying notes.

                             VIC-RMTS-DC, LLC

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

               (Dollars in thousands, except per unit data)

Note 1--Basis of Presentation

  The financial statements for the three months ended March 31, 1999 and 1998 and the related footnote information are unaudited and have been prepared on a basis consistent with the audited financial statements of VIC-RMTS-DC, LLC as of and for the year ended December 31, 1998 included in Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 30, 1999 (the "Registration Statement") of OnePoint Communications Corp. ("OnePoint"). These financial statements should be read in conjunction with the audited financial statements and the related notes to Financial Statements of VIC-RMTS-DC, L.L.C. as of and for the years ended December 31, 1998 and 1997, and for the period from November 1996 through December 31, 1996 included in the Registration Statement. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments), which management considers necessary to present fairly the financial position of the Company at March 31, 1999 and the results of its operations and its cash flows for the quarters ended March 31, 1999 and 1998.

Note 2--Intangible Assets

  Intangible assets consisted of goodwill with an acquisition value of approximately $1,000 as of March 1999 and December 31, 1998, less accumulated amortization of $200 and $225 respectively. Goodwill is amortized under the straight-line method over a ten-year period.

Note 3--Guarantor of the Debt of Others

  The Company is an unconditional guarantor of the 14 1/2% Senior Notes due 2008 issued by OnePoint in May 1998. As of March 31, 1999, there was $101,750 in principal amount of Senior Notes outstanding. The Company is required under Indenture governing OnePoint's Senior Notes to comply with specified debt covenants, including limitations on sales of certain assets, mergers, distributions, and other activities.

  In May 1998, OnePoint offered 175,000 units each consisting of a $1 principal amount of 14 1/2% Senior Notes due 2008 (the "Senior Notes") and a warrant to purchase 0.635 shares of the common stock of OnePoint for gross proceeds of $175,000. OnePoint used approximately $80,500 of the net proceeds from the Unit Offering to purchase securities pledged (the "Pledged Securities") with a trustee to fund future interest payments on the Senior Notes. OnePoint also used a portion of the proceeds to pay down the borrowings under the Credit Facility. During three months ended March 31, 1999, OnePoint used approximately $18,107 to repurchase $32,250 of Senior Notes in the open market. The balance of the net proceeds have been, or will be, used to acquire private cable operators or their assets, to invest in video infrastructure, to invest selectively in a facilities-based platform for telephony services, to fund additional open market purchases of Senior Notes, to fund future capital calls by Mid-Atlantic (OnePoint investee) and to fund working capital and for general corporate purposes, including operating losses. OnePoint may require additional capital if it achieves market penetration for its services significantly different than, or at a different stage than, management estimates, achieves lower than expected pricing for its services, enters additional markets, locates additional or larger acquisition opportunities or encounters higher than expected costs to purchase or upgrade telephony, video or DBS services, equipment or facilities. OnePoint also expects that it will require additional financing (or require financing sooner than anticipated) if OnePoint's development plans or projections change or prove to be inaccurate or if OnePoint is unable to continue to take advantage of the pricing provided for in SBC-negotiated contracts for any reason. There can be no assurance that OnePoint will be successful in raising sufficient additional debt or equity capital, or of the terms of any such capital-raising activities. Failure to raise and generate sufficient funds may require OnePoint to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on OnePoint's growth and its ability to compete.

                             VIC-RMTS-DC, LLC

               (Dollars in thousands, except per unit data)

Note 3--Guarantor of the Debt of Others (Continued)

  OnePoint completed open market purchases of Senior Notes having an aggregate principal amount of $32,250 between January 8, 1999 and March 5, 1999 at various prices for an aggregate total cost of approximately $18,107, including accrued interest and transaction fees. OnePoint recognized an extraordinary gain on the early extinguishment of this debt of $12,427 in the three months ended March 31, 1999. Pursuant to the restricted securities agreement entered into in connection with the issuance of the Senior Notes, the trustee of the Pledged Securities released approximately $26,651 of such securities on February 24, 1999 upon request by OnePoint.

Note 4--Unitholders' Equity

  During February 1999, the Company issued capital calls to its members for an aggregate of $6.7 million to fund working capital requirements. As of March 31, 1999, the Company had received approximately $23.8 million, all of which was paid by OnePoint Communications Holdings, LLC ("OPC Holdings"), the Company's managing member.

Note 5--Arbitration

  On March 30, 1999, OnePoint filed a demand for arbitration seeking a declaratory ruling on the equity ownership of VIC-RMTS-DC, LLC. OnePoint stated that it believes that the value of the assets contributed by Mid-Atlantic RMTS Holdings, LLC was sufficient to give Mid-Atlantic RMTS Holdings, LLC a 5% interest based on capital contributions though December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in VIC-RMTS-DC, LLC. On April 5, 1999, Mid-Atlantic Holdings filed its own demand for arbitration to resolve issues of equity ownership of VIC-RMTS-DC, LLC.

                        REPORT OF INDEPENDENT AUDITORS

Unitholders
VIC-RMTS-DC, LLC

  We have audited the accompanying balance sheets of VIC-RMTS-DC, LLC, a majority-owned subsidiary of OnePoint Communications Corp., as of December 31, 1997 and 1998, and the related statements of operations, unitholders' equity and cash flows for the period from November 6, 1996 (inception) to December 31, 1996 and each of the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIC-RMTS-DC, LLC at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from November 6, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

                                              /s/ Ernst & Young, LLP

February 12, 1999, except for the
fifth paragraph of Note 9 as to
which the date is March 5, 1999
and Note 10 as to which the date
is March 30, 1999.
Vienna, Virginia

                                VIC-RMTS-DC, LLC

                            STATEMENTS OF OPERATIONS

                (Dollars in thousands, except for per unit data)

                                    Period from
                                    November 6,
                                  1996 (Inception)   Year Ended December 31,
                                  to December 31,  ----------------------------
                                        1996           1997           1998
                                  ---------------- ------------  --------------
Revenue.........................    $        --    $         43  $        1,660
Cost of revenue.................             --              82           2,840
                                    ------------   ------------  --------------
                                             --             (39)         (1,180)
Expenses:
  Selling, general and
   administrative...............             668          4,575          10,305
  Depreciation and amortization.               2            157             287
                                    ------------   ------------  --------------
Net loss........................    $       (670)  $     (4,771) $      (11,772)
                                    ============   ============  ==============
Basic loss per unit.............    $(670,000.00)  $(795,166.67) $(1,962,000.00)
                                    ============   ============  ==============
Units used in the computation of
 basic loss per unit............               1              6               6
                                    ============   ============  ==============


                            See accompanying notes.

                                VIC-RMTS-DC, LLC

                                 BALANCE SHEETS

                             (Dollars in thousands)

                                                                December 31,
                                                               ----------------
                                                                1997     1998
                                                               -------  -------
Assets
Current assets:
  Accounts receivable, net.................................... $    26  $   490
  Affiliate receivable........................................     --       139
  Prepaid expenses............................................     590      336
                                                               -------  -------
    Total current assets......................................     616      965
Property and equipment, net...................................   1,229    2,248
Intangible assets, net........................................     900      800
Other assets..................................................      11      265
                                                               -------  -------
    Total assets.............................................. $ 2,756  $ 4,278
                                                               =======  =======
Liabilities and Unitholders' Equity
Current liabilities:
  Accounts payable and accrued expenses....................... $ 1,091  $ 1,005
                                                               -------  -------
  Other current liabilities...................................       4       52
    Total current liabilities.................................   1,095    1,057
Unitholders Equity:
  Contributed capital.........................................   7,102   20,434
  Accumulated deficit.........................................  (5,441) (17,213)
                                                               -------  -------
    Total unitholders' equity.................................   1,661    3,221
                                                               -------  -------
    Total liabilities and unitholders' equity................. $ 2,756  $ 4,278
                                                               =======  =======


                            See accompanying notes.

                                VIC-RMTS-DC, LLC

                  STATEMENTS OF CHANGES IN UNITHOLDERS' EQUITY

                  (Dollars in thousands, except per unit data)

                                                                      Total
                                           Contributed Accumulated Unitholders'
                                     Units   Capital     Deficit      Equity
                                     ----- ----------- ----------- ------------
November 6, 1996....................  --     $   --     $    --      $   --
  Initial unitholder contribution...    1        751         --          751
  Net loss..........................  --         --         (670)       (670)
                                      ---    -------    --------     -------
Balance, December 31, 1996..........    1        751        (670)         81
  Additional unitholders'
   contributions....................    5      6,351         --        6,351
  Net loss..........................  --         --       (4,771)     (4,771)
                                      ---    -------    --------     -------
Balance, December 31, 1997..........    6      7,102      (5,441)      1,661
  Additional unitholders'
   contributions....................  --      13,332         --       13,332
  Net loss..........................  --         --      (11,772)    (11,772)
                                      ---    -------    --------     -------
Balance, December 31, 1998..........    6    $20,434    $(17,213)    $ 3,221
                                      ===    =======    ========     =======


                            See accompanying notes.

                                VIC-RMTS-DC, LLC

                            STATEMENTS OF CASH FLOW

                  (Dollars in thousands, except per unit data)

                                     Period from
                                   November 6, 1996
                                    (Inception) to  Year Ended December 31,
                                     December 31,   -----------------------
                                         1996          1997          1998
                                   ---------------- -----------  ------------
Operating activities
Net loss..........................      $(670)      $    (4,771) $    (11,772)
Adjustments to reconcile net loss
 to net cash
 used in operating activities
  Depreciation and amortization...          2               157           287
Change in allowance for doubtful
 accounts.........................        --                  7           300
Changes in operating assets and
 liabilities:
  Accounts receivable.............        --                (34)         (764)
  Affiliates receivable...........        --                --           (139)
  Prepaid expenses................         (3)             (587)          254
  Other assets....................         (2)               (9)         (254)
  Accounts payable and accrued
   expenses.......................        154               941           (38)
                                        -----       -----------  ------------
  Net cash used in operating
   activities.....................       (519)           (4,296)      (12,126)
Investing activities
Acquisition of property and
 equipment........................       (232)           (1,055)       (1,206)
                                        -----       -----------  ------------
Net cash used in investing
 activities.......................       (232)           (1,055)       (1,206)
Financing activities
Unitholder contributions..........        751             5,351        13,332
                                        -----       -----------  ------------
Net cash provided by financing
 activities.......................        751             5,351        13,332
                                        -----       -----------  ------------
Net increase (decrease) in cash...        --                --            --
Cash at the beginning of period...        --                --            --
                                        -----       -----------  ------------
Cash at the end of period.........      $ --        $       --   $        --
                                        =====       ===========  ============


                            See accompanying notes.

                               VIC-RMTS-DC, LLC

                         NOTES TO FINANCIAL STATEMENTS

                 (Dollars in thousands, except per unit data)

1. Organization

  VIC-RMTS-DC, LLC, (the "Company") was formed to provide telephone services to multiple dwelling units in the Mid-Atlantic region. The Company was formed as VIC-RMTS-DC Metro, LLC and changed its name to VIC-RMTS-DC, LLC on November 7, 1996. The Company was formed in Delaware and will terminate on January 31, 2017.

  The Company is jointly owned by OnePoint Communications Holdings, LLC ("OPC Holdings"), formerly known as VIC-RMTS Holdco, LLC, a wholly-owned subsidiary of OnePoint Communications, LLC, and Mid-Atlantic RMTS Holdings, LLC ("Mid-Atlantic RMTS"). Mid-Atlantic RMTS is 50% held by OPC Holdings and South Central Development L.P. In April 1998, OnePoint Communications, LLC merged with and into OnePoint Communications Corp. ("OnePoint"). As a result of these holdings, the Company is a majority owned subsidiary of OnePoint as of December 31, 1998.

2. Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost and depreciated on the straight-line method over their estimated useful lives, ranging from 3 to 5 years. Leasehold improvements are depreciated over the shorter of their useful lives or the lease term, not to exceed 15 years. The Company classifies installed wiring and hardware costs in construction in process until the installation is completed at which time the balances are classified as leasehold improvements.

 Revenue Recognition

  The Company recognizes revenue as services are provided.

 Fair Value of Financial Instruments

  The Company considers the recorded value of its financial assets and liabilities, to approximate the fair value of the respective assets and liabilities at December 31, 1997 and 1998, respectively.

 Marketing Costs

  Marketing costs are expensed as incurred. During the periods from November 6, 1996 (Inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, marketing costs were approximately $11, $136 and $140 respectively.

 Income Taxes

  The Company is treated as a partnership for income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements, as taxable income or loss passes through to, and is reported by, the unitholders individually.

                               VIC-RMTS-DC, LLC

 Loss Per Unit

  The Company's loss per unit calculations are based upon the weighted average of membership units outstanding. The Company did not have any dilutive securities as of December 31, 1996, 1997, and 1998; accordingly, diluted loss per unit is not presented.

 Comprehensive Income

  In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. The Statement establishes standards for reporting of comprehensive income and its components in financial statements. The Company adopted Statement No. 130 effective the fourth quarter of the year ended December 31, 1998; however, the Company did not have any items of comprehensive income during 1996, 1997 or 1998. Accordingly, the adoption of this Statement did not have an impact on the Company's financial position or results from operations.

 Recently Issued Accounting Standards

  In June 1998, The FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires that all derivatives be recognized as either assets or liabilities in the statement of financial position and that those instruments shall be measured at fair value. Statement No. 133 also prescribes the accounting treatment for changes in the fair value of derivatives which depends on the intended use of the derivative and the resulting designation. Designations include hedges of the exposure to changes in the fair value of a recognized asset or liability, hedges of the exposure to variable cash flows of a forecasted transaction, hedges of the exposure to foreign currency translations, and derivatives not designated as hedging instruments. Statement No. 133 is effective for fiscal years beginning after June 15, 1999. The Company expects to adopt Statement No. 133 in the first quarter of the fiscal year ending December 31, 2000; however, no disclosures are expected to be required. The Company does not believe the adoption of this Statement will have a material impact on its financial position or results from operations.

3. Accounts Receivable

  Accounts receivable consists of amounts due from customers. The Company provides an allowance for doubtful accounts for accounts receivable amounts deemed uncollectible as determined by management. Activity in the allowance for doubtful accounts was as follows:

                                                                    Year Ended
                                                For the period from  December
                                                 November 6, 1996       31,
                                                  (inception) to    -----------
                                                 December 31, 1996  1997  1998
                                                ------------------- ----- -----
   Opening Balance.............................        $ --         $ --  $   7
   Bad debt charge-offs........................          --           --   (261)
   Adjustments to reserves.....................          --             7   300
                                                       -----        ----- -----
   Ending balance..............................        $ --         $   7 $  46
                                                       =====        ===== =====

                               VIC-RMTS-DC, LLC

4. Property and Equipment

  Property and equipment consist of the following:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
      Furniture and equipment................................... $  149  $  343
      Computer equipment........................................    208     254
      Facility Equipment........................................    --      483
      Vehicles..................................................    172     232
      Leasehold improvements....................................     20     280
                                                                 ------  ------
                                                                    549   1,592
      Less accumulated depreciation.............................    (59)   (246)
                                                                 ------  ------
                                                                    490   1,346
      Construction in progress..................................    739     902
                                                                 ------  ------
                                                                 $1,229  $2,248
                                                                 ======  ======

  The Company recognized depreciation expense of $2, $57 and $187 in 1996, 1997 and 1998, respectively.

5. Intangible Assets

  Intangible assets consisted of goodwill with an acquisition value of approximately $1,000 as of December 31, 1997 and 1998, less accumulated amortization of $100 and $200, respectively. Goodwill is amortized under the straight line method over a ten year period.

6. Unitholders' Equity

  Pursuant to the Company's operating agreement, OPC Holdings contributed $751 at inception and has subsequently contributed approximately $18,683 and Mid-Atlantic RMTS contributed $1,000 during 1997 in the form of intangible assets. Mid-Atlantic RMTS has not met capital calls made during 1998. Accordingly, the ownership interests have been modified from the equal ownership interests pursuant to the operating agreement to reflect the dilution of Mid-Atlantic RMTS's interests in favor of OPC Holdings. The operating agreement obligates Mid-Atlantic RMTS to contribute additional assets acceptable to the Company and, upon such contribution, Mid-Atlantic RMTS will receive 1 additional membership unit for each $1 million contribution, with fair market value determined by the Company's manager.

  The units make up the only class of ownership interests, of which there is an unlimited authorized number. However, all units issued must be in accordance with the operating agreement. Certain restrictions on the sale and transfer of units exist as provided by the operating agreements. Net profits and net losses are allocated to the members according to their membership percentages. The member unitholders' liabilities are limited to their respective capital contributions.

  The managing member (OPC Holdings) is the only member that takes part in the operations or management of the Company. Matters requiring membership voting or significant input from the non-managing member are limited to certain transactions as defined in the operating agreement including filing for bankruptcy, liquidating the Company or other significant transactions.

  Transactions requiring membership voting approval must be approved by 80% of the votes of the member designees.

7. Related Party Transactions

  As of December 31, 1997 and 1998, the Company had affiliate receivable balances of $0 and $139, respectively, due from Mid-Atlantic TelcomPlus, LLC.

                               VIC-RMTS-DC, LLC

  The Company shares certain billing and collections systems with an affiliate of the Company. The Company paid approximately $0, $250 and $836 for services provided by this affiliate in 1996, 1997 and 1998, respectively.

  SBC and VIC provided other employment and operating services on behalf of the Company for which the Company has not recorded expenses. The Company believes that the value of unreimbursed services provided by SBC and VIC are not material to its financial position or results of operations.

8. Fringe Benefit Plans

  The Company's employees are eligible to participate in OnePoint's 401(k) Savings Plan & Trust (the "Plan") pursuant to the terms thereof. Substantially all employees of OnePoint and participating affiliates who meet certain eligibility requirements are eligible to participate in the Plan. The Plan provides for OnePoint and participating affiliates to make defined contributions as well as matching and other discretionary contributions, as determined by OnePoint's Board of Directors. The Company contributed $0, $0, and $7 to the Plan during the period from November 6, 1996 (Inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

9. Guarantor of the Debt of Others

  The Company is an unconditional guarantor of $175 million of Senior Notes issued by OnePoint as discussed below. The Company is required under OnePoint's Senior Notes to comply with specified debt covenants, including limitations on sales of certain assets, mergers, distributions, and other activities.

  During May 1998, OnePoint offered units each consisting of $1,000 principal amount of 14 1/2% Senior Notes due 2008 (the "Senior Notes") and Warrants to purchase 111,125 shares of OnePoint's common stock (the "Warrants") for gross proceeds of $175,000 (collectively, the "Unit Offering"). Each of the 175,000 Warrants entitles the holders to purchase 0.635 shares of common stock of OnePoint at an exercise price of $0.01 per share. Unless exercised, the Warrants expire on June 1, 2008. The Warrants were valued at $5,300 based on independent appraisal thereof as of the issuance date and are reflected as an additional debt discount in the accompanying financial statements.

  In connection with the Unit Offering, OnePoint purchased $80,500 of government securities (the "Pledged Securities") to fund the first seven scheduled interest payments on the Senior Notes. These Pledged Securities are pledged to a trustee for the benefit of the holders of the Senior Notes, and secure a portion of OnePoint's obligations under the indenture with respect to the Unit Offering (the "Indenture"). Pursuant to the restricted securities agreement entered into in connection with the Unit Offering, the trustee is allowed to release Pledged Securities in excess of the amount required to fund the first seven scheduled interest payments on the Senior Notes, upon request by OnePoint.

  As of November 6, 1998, the date on which the Senior Notes and the Warrants became separable, OnePoint recognized a discount of $5,300 on the book value of the Senior Notes relating to the Warrants and will amortize this amount over the life of the Senior Notes.

  OnePoint completed open market purchases of Senior Notes having an aggregate principal amount of $73,250 between November 9, 1998 and March 5, 1999 at various prices for an aggregate total cost of approximately $38,355, including accrued interest and transaction fees. Pursuant to the restricted securities agreement entered into in connection with the Unit Offering, the trustee of the Pledged Securities released approximately $26,650 on February 24, 1999 upon request by OnePoint.

  The Senior Notes bear interest annually at 14 1/2% from the date of issuance. Interest payments are due on June 1 and December 1 of each year, commencing on December 1, 1998. During 1998, OnePoint paid $10,656 of interest related to the Senior Notes and accrued approximately $32 of liquidated damages as described below.

                               VIC-RMTS-DC, LLC

OnePoint is not required to make mandatory redemption or sinking fund payments under the Senior Notes. The Senior Notes generally are not redeemable at the option of OnePoint at anytime prior June to 1, 2003. Thereafter, the Senior Notes will be subject to redemption at any time at the option of OnePoint, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus any unpaid interest and liquidated damages, if any.

                                                                      Percentage
                                                                      ----------
      June 1, 2003 to May 31, 2004...................................  107.250%
      June 1, 2004 to May 31, 2005...................................  104.833%
      June 1, 2005 to May 31, 2006...................................  102.417%
      June 1, 2006 and thereafter....................................  100.000%

  In addition, OnePoint may redeem up to 35% of the aggregate principal amount of issued Senior Notes at a redemption price of 114.5% of the principal amount, plus unpaid interest and liquidated damages, if any, with the net cash proceeds of one or more public or private offerings of common stock generating net cash proceeds to OnePoint of at least $20,000 provided at least 65% of the aggregate principal amount of Senior Notes issued remain outstanding immediately after such redemption.

  In the event of a change in control, as defined in the Indenture, OnePoint will be required to make an offer to each holder of Senior Notes to repurchase all or any part of the Senior Notes at 101% of the aggregate principal amount, plus unpaid interest and liquidated damages, if any.

  Amounts outstanding under the Senior Notes were $134,000, less a discount of $3,997 relating to the value assigned to the Warrants, at December 31, 1998. Interest accrued under the Senior Notes at December 31, 1998 was $1,678.

  In connection with the Unit Offering, OnePoint and the Company are required to comply with specified covenants described in the Indenture. These covenants include limitations on sales of subsidiaries and certain assets, mergers, and other activities.

  In connection with the May 1998 Unit Offering, OnePoint entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which it agreed to file and use its best efforts to cause to become effective the registration statement relating to an offer to exchange the Senior Notes for substantially identical notes which are not subject to restrictions on transfer that are applicable to the Senior Notes. OnePoint filed the registration statement on September 18, 1998, as required under the Registration Rights Agreement. The Registration Rights Agreement provides, however, that if the registration statement has not been declared effective by the Securities and Exchange Commission on or before November 17, 1998, then liquidated damages will accrue with respect to the Senior Notes. Such liquidated damages accrue at a rate of $0.05 per week per $1,000 principal amount of Senior Notes for the first 90 days beyond November 17, 1998, and thereafter increase by $0.05 per week per $1,000 outstanding principal amount of the Senior Notes each 90 day period, up to a maximum of $0.50 per week per $1,000 principal amount of Senior Notes. Liquidated damages cease to accrue when the registration statement is declared effective. As the registration statement was not declared effective by November 17, OnePoint accrued approximately $32 at December 31, 1998.

10. Subsequent Events

  On March 30, 1999, OPC Holdings filed a demand for arbitration seeking a declaratory ruling on the equity ownership of the Company. OPC Holdings believes that the value of the assets contributed by Mid-Atlantic Holdings was sufficient to give Mid-Atlantics Holdings only an approximate 5% interest based on capital contributions through December 31, 1998. The manager of Mid-Atlantic RMTS Holdings, LLC has suggested that they are entitled to an unspecified, but higher, equity interest in the Company. OPC Holdings will be entitled only to that portion of any distributions made by the Company corresponding to its percentage equity ownership therein.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To People's Choice TV Corp.:

  We have audited the accompanying statements of certain assets and liabilities of Preferred Entertainment, Inc. as of December 31, 1997 and 1996 and the statements of related revenues and expenses for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of People's Choice TV Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The statements have been prepared pursuant to the Asset Purchase and Sale Agreement described in Note 2 between People's Choice TV Corp. and OnePoint Communications LLC dated June 8, 1998 and is not intended to be a complete presentation of People's Choice TV Corp.'s or Preferred Entertainment, Inc.'s assets, liabilities, revenues and expenses.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of Preferred Entertainment, Inc. as of December 31, 1997 and 1996 pursuant to the Asset Purchase and Sale Agreement referred to in Note 2 and the related revenues and expenses for the years ending December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
June 15, 1998

                            PEOPLE'S CHOICE TV CORP.

                  STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                  OF PREFERRED ENTERTAINMENT, INC. TO BE SOLD

                                                December 31,
                                            --------------------- September 30,
                  ASSETS                       1996       1997        1998
                  ------                    ---------- ---------- -------------
                                                                   (unaudited)
Accounts receivable, net................... $  439,743 $  442,849    $ 7,050
Prepaid expenses...........................    100,111     77,272      1,200
Other assets...............................    141,283    130,900      2,100
Investment in wireless system and
 equipment, net............................  5,061,576  4,141,398     65,900
                                            ---------- ----------    -------
                                            $5,742,713 $4,792,419    $76,250
                                            ========== ==========    =======
           LIABILITIES AND EQUITY
           ----------------------
Liabilities:
  Accounts payable......................... $  110,104 $   97,829    $ 1,600
  Accrued expenses.........................    232,631    163,289      2,600
  Subscriber advance payments and deposits.    507,629    573,536      9,150
                                            ---------- ----------    -------
    Total..................................    850,364    834,654     13,350
                                            ---------- ----------    -------
Commitments and contingencies
PCTV equity in operations to be sold.......  4,892,349  3,957,765     62,900
                                            ---------- ----------    -------
                                            $5,742,713 $4,792,419    $76,250
                                            ========== ==========    =======


  The accompanying notes to financial statements are an integral part of these statements.

                            PEOPLE'S CHOICE TV CORP.

             STATEMENTS OF REVENUES AND EXPENSES RELATED TO CERTAIN
            ASSETS AND LIABILITIES OF PREFERRED ENTERTAINMENT, INC.
                                   TO BE SOLD

                                           For the Years Ended     For the Nine
                                              December 31,         Months Ended
                                         ------------------------  September 30,
                                            1996         1997          1998
                                         -----------  -----------  -------------
                                                                    (unaudited)
Revenues................................ $ 4,685,385  $ 5,208,471   $ 2,632,000
Costs and expenses:
  Service costs.........................   2,881,774    2,994,226     1,785,500
  Selling, general and administrative...   2,323,034    1,838,249       979,000
  Depreciation and amortization.........   1,138,177    1,722,216     1,124,500
                                         -----------  -----------   -----------
    Total...............................   6,342,985    6,554,691     3,889,000
                                         -----------  -----------   -----------
Net loss................................ $(1,657,600) $(1,346,220)  $(1,257,000)
                                         ===========  ===========   ===========



  The accompanying notes to financial statements are an integral part of these statements.

                           PEOPLE'S CHOICE TV CORP.

           NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES AND RELATED REVENUES AND EXPENSES OF PREFERRED ENTERTAINMENT, INC.

(1) Company Operations:

  People's Choice TV Corp. (the "Company" or "PCTV") was incorporated in Delaware on April 22, 1993. The Company and its predecessors have been engaged in wireless communications since 1988.

  The Company's strategy is to own, develop and operate wireless communications systems, and provide wireless cable and high-speed data communication services in large markets. PCTV's operating and targeted markets are concentrated in the midwestern and southwestern regions of the United States. Currently, the Company operates six wireless cable systems located in Houston, Tucson, Chicago, Phoenix, St. Louis and Detroit. The Company operates a high-speed data communication service in the Detroit and Phoenix markets. In addition, the Company controls wireless frequency rights in Indianapolis, Salt Lake City, and Milwaukee.

  On September 8, 1995, PCTV and Preferred Entertainment, Inc. ("PEI") closed on a merger transaction pursuant to which PCTV acquired each share of PEI common stock that it did not already own for consideration of approximately $65 million through a merger in which PEI became an indirect wholly owned subsidiary of PCTV. The acquisition was accounted for as a purchase transaction and accordingly, the purchase price was allocated to the fair value of assets acquired and liabilities assumed. Substantially all of the excess of purchase price over the net assets acquired has been allocated to frequency rights acquired from PEI.

  The Company offers 44 channels (including 12 off-air VHF/UHF channels) in the Chicago market and controls the rights to 32 wireless channels and transmits at 50 watts from the Sears Tower, the tallest building in Chicago. PCTV leases approximately 14,000 square feet of office and warehouse space in Chicago. At December 31, 1997 and 1996 PCTV's Chicago market had approximately 18,100 and 19,000 customers, respectively.

(2) Asset Purchase and Sale Agreement:

  On June 8, 1998, PCTV and PEI ("the Sellers") and OnePoint Communications-Illinois LLC ("OnePoint" or "the Buyer") entered into an Asset Purchase and Sale Agreement ("the Agreement") to sell certain Assets and Assumed Liabilities as stipulated in the Agreement. Under the Agreement, PCTV agrees to sell to OnePoint the Assets and Assumed Liabilities, as defined related to video programming services to its subscribers at multiple dwelling units
(MDUs) in Chicago, Illinois. The assets sold to OnePoint do not include the MMDS, MDS or ITFS licenses currently controlled by the Company and certain AML licenses not related to the MDU segment of the business. OnePoint shall not assume any Excluded Liabilities, as defined.

  The consideration for the Assets and Assumed Liabilities is $444 times the units of the properties covered by the right of entry agreements included in the transaction. The Agreement contemplates that there are a maximum of twenty nine thousand two hundred fifty (29,250) of such units. Payment of the consideration will be a $500,000 cash deposit paid to PCTV prior to the execution of the Agreement and a $12,500,000 cash payment upon execution of the Agreement.

  Approximately $2.85 million of the consideration will be held in escrow until transfer of certain AML licenses are approved and the final units of property sold are confirmed. The Agreement also provides for purchase price reductions of up to $260,000 for failure to meet service and system standards specified in the Agreement.

  Assets, as defined in the Agreement, constitutes all rights of PCTV and PEI under certain contracts, AML licenses, AML applications, equipment, Accounts Receivable, subscribers and customer lists related to the assets, permits, all data, books and records related to the Assets, inventory and vehicles but excludes the Excluded Assets, as defined. Excluded Assets include such items as cash and cash equivalents, video programming

                           PEOPLE'S CHOICE TV CORP.

           NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES AND
  RELATED REVENUES AND EXPENSES OF PREFERRED ENTERTAINMENT, INC.--(Continued)

contracts, insurance policies, licenses and contract rights (unless specifically cited in the Agreement), any tax refunds or claims and Federal Communications Commissions (FCC) frequencies (unless specifically indicated in the Agreement).

  Assumed Liabilities as defined in the agreement include (i) all obligations of PCTV assigned to OnePoint for any contract or permit assigned to the Buyer under the Agreement (ii) all obligations of the Buyer arising out of the Buyers' ownership of assets sold to the Buyer under the Agreement and (iii) customer deposits and advances. The accompanying financial statements include an allocation of accrued programming costs and access fees paid to landlords of MDUs. Deposits received from MDU customers and the advance payments by subscribers for video services are also included in liabilities.

  Accounts Receivable represents all accounts receivable of PCTV related to the subscribers being sold as of the closing date. The accompanying financial statements include a reserve of 3% of such receivables to reflect possible losses from nonpayment. Customer deposits and advances represents all deposits and advanced billings related to the subscribers being sold as of the closing date.

(3) Summary of Significant Accounting Policies:

  The accompanying financial statements include the historical cost of the assets and liabilities of PCTV that have been sold to OnePoint pursuant to the Agreement and the allocated historical revenues and expenses of such operations using generally accepted accounting principles.

  Subscribers are determined through the use of an equivalent basic unit (EBU) calculation for customers receiving basic video programming service on a bulk basis. The number of subscribers on a bulk basis is determined by dividing the monthly revenue for such bulk subscribers by the weighted average rate that single family home (SFH) subscribers pay per month for basic service. This number is then added to those customers receiving basic video programming service on an individual basis to arrive at the total subscriber count.

  The assets and liabilities included in the financial statements are those to be assumed by OnePoint pursuant to the Agreement and allocations of certain assets or liabilities used by PCTV to provide services to the subscribers covered by the Agreement. The assets assumed by OnePoint pursuant to the agreement are Accounts Receivable and the investment in the wireless system and equipment. The liabilities assumed by OnePoint are subscriber advance payments and deposits. The assets allocated to the operations included in the accompanying financial statements (prepaid expenses and other assets) are generally based on the relative subscribers sold to the total subscribers of PEI at the end of each period presented. The liabilities allocated (accounts payable and accrued expenses) include programming and franchise taxes and excludes accrued payroll and related amounts.

  Revenue represents the amounts billed to the specific MDU subscribers covered by the Agreement. Allocations have been made of certain minor revenues, such as late fees.

  Service costs and selling, general, and administrative expenses for the years ended December 31, 1996 and 1997 are generally based upon allocation of such costs of PEI based upon the relative number of subscribers sold to the total number of subscribers of PEI. Certain expenses have been specifically identified as related directly to MDU operations and have been assigned to those operations included in these financial statements. Also included in selling, general, and administrative expenses are management fees of $140,562 and $156,254 for the years ended December 31, 1996 and 1997, respectively. These management fees represent a portion of the historical allocation of costs by PCTV to its various subsidiaries. The portion allocated in these financial statements are based on the relative subscribers sold to the total subscribers of PEI for each period.

                           PEOPLE'S CHOICE TV CORP.

           NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES AND
  RELATED REVENUES AND EXPENSES OF PREFERRED ENTERTAINMENT, INC.--(Continued)


  Depreciation and amortization are based upon the specific assets included in the statements of assets and liabilities to be sold.

  Under the terms of the Agreement, the debt of PEI (which consists of various capital lease obligations on equipment not being sold to OnePoint and a bank line of credit) is not being assumed by OnePoint. Accordingly, the accompanying financial statements do not include any allocation of interest expense incurred by PEI in 1996 and 1997.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PCTV management believes the allocation of revenues and expenses included in the accompanying financial statements is reasonable.

 Long-lived assets

  The Company periodically reviews the carrying value of the investment in wireless systems and equipment, for each wireless communication system in order to determine whether an impairment may exist. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of frequency rights owned, in assessing whether the carrying value of the assets can be recovered. An impairment would be measured as any deficiency in estimated discounted cash flows of the wireless communication system to recover the carrying value related to the assets.

 Revenue recognition

  Subscription revenues are recognized in the period of service.

 System launch expenses

  Administrative and marketing expenses incurred by systems during their launch period are expensed as incurred.

(4) Investment in Wireless System and Equipment:

  The investment in wireless systems and equipment is as follows:

                                                             December 31,
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
      Right of entry fees............................... $   36,562  $   44,287
      Headend equipment.................................    754,821     747,503
      Systems...........................................    965,600     965,600
      Installations.....................................  4,929,477   5,731,108
      Less--accumulated depreciation and amortization... (1,624,884) (3,347,100)
                                                         ----------  ----------
                                                         $5,061,576  $4,141,398
                                                         ==========  ==========

                           PEOPLE'S CHOICE TV CORP.

           NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES AND
  RELATED REVENUES AND EXPENSES OF PREFERRED ENTERTAINMENT, INC.--(Continued)


  Depreciation and amortization is calculated on a straight-line basis over 3-10 years.

  Wireless systems and equipment include the cost of initial customer installations. These costs include reception equipment on customer premises, related labor and the excess of direct commission costs over installation revenues to be realized. The excess of direct commission costs over installation revenues are deferred and amortized over a three year period, the estimated useful life of customers. Amortization is accelerated upon the disconnection of specific customers. Sat-Tel, a subsidiary of PCTV and affiliate of PEI, provided customer installation and other services to PEI.

(5) Employee Benefits:

  The Company maintains a 401(k) employee benefit plan pursuant to which participants can defer a certain percent of their annual compensation in order to receive certain benefits upon retirement, death, disability or termination of employment. For the years ended December 31, 1996 and 1997 PEI incurred expense of $4,230 and $6,050, respectively, of which $2,661 and $4,223, respectively, have been allocated to the operations being sold.

(6) Income Taxes:

  PCTV and PEI account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109--Accounting for Income Taxes. SFAS No. 109 requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial and income tax basis of assets and liabilities and to net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

  PCTV and PEI have net operating loss carryforwards ("NOL's") for financial and tax reporting purposes. SFAS 109 requires that the tax benefit of financial reporting NOL's be recorded as an asset to the extent that management assesses the utilization of such NOL's to be "more likely than not". PCTV and PEI recorded a valuation allowance against the entire deferred asset attributable to the NOL's since PCTV and PEI have incurred operating losses since inception.

(7) Commitments and Contingencies:

  There are certain claims against the PCTV and PEI which are incidental to the ordinary course of business. In the opinion of management, the ultimate resolution of these claims will not have a material effect on the financial statements of PCTV or PEI.

                           PEOPLE'S CHOICE TV CORP.

           NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES AND
  RELATED REVENUES AND EXPENSES OF PREFERRED ENTERTAINMENT, INC.--(Concluded)


(8) Service Costs and Selling, General and Administrative Expenses:

  Service costs and selling, general and administrative expenses included in the accompanying financial statements for the years ended December 31, 1996 and 1997 are comprised of the following:

                                                              December 31,
                                                          ---------------------
                                                             1996       1997
                                                          ---------- ----------
      Service Costs:
        Programming...................................... $1,648,359 $1,777,260
        Channel lease and access fees....................    501,558    591,009
        Transmitter site rental..........................    211,169    319,230
        Service calls....................................    420,287    176,750
        Other............................................    100,401    129,977
                                                          ---------- ----------
                                                          $2,881,774 $2,994,226
                                                          ========== ==========
      Selling, General and Administrative:
        Salaries and wages, net.......................... $1,000,644 $  736,638
        Payroll taxes....................................     90,908     83,192
        Employee health and life, net....................     99,701    117,728
        Rent and occupancy...............................    167,026    173,050
        Telephone........................................    143,281    135,848
        Billing..........................................     93,869     59,780
        Management fee...................................    140,562    156,254
        Other............................................    587,043    375,759
                                                          ---------- ----------
                                                          $2,323,034 $1,838,249
                                                          ========== ==========

(9) Subsequent Event

  The interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and the related footnote information are unaudited and have been prepared on a basis consistent with the People's Choice TV Corp.'s audited Statements of Certain Assets and Liabilities and Related Revenues and Expenses of Preferred Entertainment, Inc. as of and for the year ended December 31, 1997 included in this prospectus. These financial statements should be read in conjunction with the audited Statements of Certain Assets and Liabilities and Related Revenues and Expenses of Preferred Entertainment, Inc. and the related notes to such statements as of and for the year ended December 31, 1997. In the opinion of OnePoint Communications-Illinois, LLC's management, the accompanying unaudited Statements of Certain Assets and Liabilities and Related Revenues and Expenses of Preferred Entertainment, Inc. contain all adjustments (consisting of normal recurring adjustments) which management considers necessary to present fairly the financial position of certain assets and liabilities and related revenues and expenses of Preferred Entertainment, Inc. purchased by OnePoint Communications-Illinois LLC at September 30, 1998 and for the nine months then ended.

  On October 1, 1998, OnePoint Communications--Illinois, LLC completed its acquisition of certain assets and liabilities of Preferred Entertainment, Inc. Accordingly, the net assets reflected in the accompanying statement of certain asset and liabilities of Preferred Entertainment, Inc. to be sold as of September 30, 1998 were transferred to OnePoint Communications--Illinois, LLC on October 1, 1998.

                                                                        ANNEX A

                         ONEPOINT COMMUNICATIONS CORP.

                                   GLOSSARY

  CAP (Competitive Access Provider)--A name for a category of local service provider that competes with incumbent local telephony companies in providing originating and/or terminating access to IXCs.

  CLEC (Competitive Local Exchange Carrier)--A category of local telephony service provider (carrier) that offers services similar to the former monopoly local telephony company, as recently allowed by changes in telecommunications law and regulation. A CLEC may also provide other types of communications services (long distance, Internet access, entertainment etc.).

  CLEC certification--Granted by a state public service commission or public utility commission, this certification provides a telecommunications services provider with the legal standing to offer local exchange telephony services in direct competition with ILECs and other CLECs. Such certifications are granted on a state by state basis.

  Communications Act of 1934--Federal legislation that established rules for broadcast and non-broadcast communications, including both wireless and wired telephony service and created the FCC.

  DBS--Direct broadcast satellite television.

  FCC (Federal Communications Commission)--The US Government agency charged with regulating interstate and international communications by radio, television, wire, satellite and cable.

  facilities-based carrier/provider--A telecommunications provider that delivers a significant amount of its services to the end-user via owned and/or leased network equipment.

  ILEC (Incumbent Local Exchange Carrier)--The local exchange carrier that was the monopoly carrier prior to the opening of local exchange services to competition.

  interconnection agreement--A contract between and ILEC and a CLEC for the interconnection of the two networks, for the purpose of mutual passing of traffic between the networks, allowing customers of one of the networks to call users served by the other network. These agreements set out the financial and operational aspects of such interconnection.

  interexchange services--Telecommunications services that are provided between two exchange areas, i.e., long distance.

  IXC (Interexchange Carrier)--A provider of telecommunications services that extend between LATAs or cities.

  LATA (Local Access and Transport Area)--A geographic area inside of which a RBOC can offer long distance service (known as local toll). There are 196 LATAs in the U.S.

  local exchange--An area inside of which telephone calls are generally completed without any toll, or long distance charges. Local exchange areas are defined by the state regulator of telephony services.

  local exchange services--Telephony services that are provided within a local exchange. These usually refer to local calling services (dial tone services). Business local exchange services include Centrex, access lines and trunks and customer owned, coin operated telephone lines.

  Right of Entry--Contractual rights providing preferential rights for on-site marketing of telephony, video and other services.

  RBOC (Regional Bell Operating Company)--One of the remaining ILECs created by the divestiture by AT&T of its local exchange business. These include BellSouth, Bell Atlantic (which acquired NYNEX in 1997), Ameritech, US West Inc. and SBC (which acquired Pacific Telesis in 1997).

  UNEs--Unbundled network elements including switches, local loops, and transmission facilities.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No person has been authorized to give any information or to make any repre-sentation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been au-thorized. This Prospectus does not constitute an offer to sell, or solicita-tion of an offer to buy any securities other than the securities to which it relates, nor does it constitute and offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or so-licitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   12
The Recapitalization......................................................   35
Use of Proceeds...........................................................   36
Dividend Policy...........................................................   36
Capitalization............................................................   37
Selected Historical Financial Data........................................   38
Pro Forma Unaudited Condensed Financial Data..............................   40
Pro Forma Unaudited Condensed Statements of Operations....................   40
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   45
Business..................................................................   59
Management................................................................   89
Certain Relationships and Related Transactions............................   93
Security Ownership of Certain Beneficial Owners and Management............   96
Description of Certain Indebtedness.......................................   97
The Exchange Offer........................................................   98
Description of Notes......................................................  106
Description of Warrants...................................................  132
Description of Capital Stock..............................................  136
Certain United States Federal Income Tax Considerations...................  137
Plan of Distribution......................................................  141
Experts...................................................................  141
Legal Matters.............................................................  142
Index to Financial Statements.............................................  F-1
Glossary..................................................................  A-1

-------------------------------------------------------------------------------
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                               $82,750,000


                         OnePoint Communications Corp.

                             Offer to Exchange its
                        14 1/2% Senior Notes Due 2008,
                           Series B, for any and all
                   outstanding 14 1/2% Senior Notes due 2008

                                ---------------

                            PRELIMINARY PROSPECTUS

                                ---------------


                                          , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 15: Indemnification of Directors and Officers.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

  Each Subsidiary Guarantor is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  The limited liability company agreements of each of the Subsidiary Guarantors provide for broad indemnification of their respective members, managers and persons controlling their managers for losses, claims, damages and liabilities incurred by such persons in connection with the conduct of the business of the Company, except for such persons' fraud, gross negligence or willful misconduct.

  Each of the Subsidiary Guarantors may carry insurance protecting it and potential indemnitees from liabilities to third parties, to the extent practicable.

Item 16. Exhibits.

    Exhibit
      No.     Description
    -------   -----------
     2.1*     Agreement and Plan of Merger dated April 29, 1998 of OnePoint
              Communications, LLC with and into the Company
     3.1*     Amended and Restated Certificate of Incorporation of the Registrant, as of
              April 29, 1998
     3.2*     Bylaws of the Registrant, as amended
     3.3*     Operating Agreement of OnePoint Communications--Georgia, LLC dated as of
              April 7, 1997, as amended
     3.4*     Operating Agreement of OnePoint Communications--Colorado, LLC dated as of
              April 23, 1997, as amended
     3.5*     Operating Agreement of OnePoint Communications--Illinois, LLC, dated as of
              April 23, 1997, as amended
     3.6*     Operating Agreement of OnePoint Communications Holdings, LLC, dated as of
              January 30, 1997, as amended
     3.7*     Operating Agreement of VIC-RMTS-DC, LLC between Mid-Atlantic RMTS
              Holdings, LLC and OnePoint Communications Holdings, LLC dated as of
              February 6, 1997
     4.1*     Purchase Agreement, dated as of May 15, 1998 by and between the Company, the Subsidiary Guarantors, Bear, Stearns and Co., Inc. and NationsBank
              Montgomery Securities LLC
     4.2*     Indenture dated as of May 21, 1998, by and between the Company, the
              Subsidiary Guarantors and Harris Trust and Savings Bank
     4.3*     Form of 14 1/2% Senior Notes due 2008
     4.4*     Registration Rights Agreement dated as of May 21, 1998 by and between the
              Company, Bear, Stearns & Co. Inc. and NationsBank Montgomery Securities,
              as Initial Purchasers relating to the Notes
     4.5*     Warrant Agreement dated as of May 21, 1998 by and between the Company and
              Harris Trust and Savings Bank, as Warrant Agent relating to the warrants to purchase Common Stock of the Company (the "Warrants")
     4.6*     Specimen Certificate for the Warrants of the Company
     4.7*     Warrant Registration Rights Agreement dated as of May 21, 1998 by and between the Company and Harris Trust and Savings Bank
     4.8*     Pledge & Security Agreement, dated May 21, 1998, between the Company and
              Harris Trust and Savings Bank as Collateral Agent and Trustee, relating to the interest reserve account for the Notes
     4.9*     Guarantee of the Subsidiary Guarantors dated May 21, 1998
     4.10*    Registration Agreement dated April 29, 1998 between the Company and
              Ventures in Communications II, LLC
     5.1*     Opinion and Consent of Kirkland & Ellis
    10.1*     Professional Services Agreement dated May 15, 1998 by and between the
              Company and The VenCom Group, Inc.
    10.2*     Letter Agreement by and between the Company and Sprint Communications dated April 23, 1998 electing renewal of the Affiliate Services Agreement
    10.3+*    Affiliate Services Agreement by and between the Company and Sprint
              Communications dated April 4, 1997

    Exhibit
      No.     Description
    -------   -----------
    10.4      (intentionally omitted)
    10.5+*    Asset Purchase and Sale Agreement dated June 8, 1988 by and between the
              Company and People's Choice TV Corp. and Preferred Entertainment, Inc.
    10.6*     Amended and Restated Security Agreement dated April 29, 1998 by and between the Company and The Northern Trust Company
    10.7*     Amended and Restated Call on Term-Term Note dated April 29, 1998 evidencing the Company's indebtedness to The Northern Trust Company
    10.8*     Deed of Lease Agreement dated July 3, 1996 between Mid-Atlantic Cable
              Service Company and LEP/Largo Limited Partnership relating to the property at 1200 Mercantile Lane, Largo, Maryland, as amended
    10.9*     Stock Appreciation Rights program of the Company, effective as of January
              1, 1998
    10.10+*   CSG Master Subscriber Management Agreement dated September 27, 1998 by and between the Company and CSG Systems, Inc.
    10.11+*   End User License Agreement dated March 7, 1997 by and between the Company and BDSI, Inc. D/B/A Beechwood Data Systems
    10.12*    Resale Agreement dated as of May 28, 1997 by and between VIC-RMTS-DC, LLC and Bell Atlantic--Virginia, Inc., as amended
    10.13*    Resale Agreement dated as of August 1, 1997 by and between VIC-RMTS-DC,
              LLC and Bell Atlantic--Washington, D.C., Inc., as amended
    10.14*    Resale Agreement dated as of August 1, 1997 by and between VIC-RMTS-DC,
              LLC and Bell Atlantic--Pennsylvania, Inc., as amended
    10.15*    Resale Agreement dated as of May 7, 1997 by and between VIC-RMTS-DC, LLC and Bell Atlantic--Maryland, Inc., as amended
    10.16*    Resale Agreement dated as of March 25, 1998 by and between VIC-RMTS-DC,
              LLC and Bell Atlantic--Delaware, Inc., as amended
    10.17*    Agreement for Sale of Telecommunications Services dated July 21, 1997 by and between OnePoint Communications--Georgia, LLC and BellSouth
              Telecommunications, Inc.
    10.18*    Agreement for Sale of Telecommunications Services dated February 6, 1998 by and between OnePoint Communications--Colorado, LLC and US WEST
              Communications, Inc.
    21.1*     Subsidiaries of the Registrant
    23.1      Consent of Ernst & Young LLP, independent auditors
    23.2      Consent of Beers & Cutler PLLC, independent auditors
    23.3      Consent of Arthur Andersen LLP, independent auditors
    23.4*     Consent of Kirkland & Ellis (included in Exhibit 5.1)
    23.5*     Consent of Sturgill & Associates LLP, independent appraisers
    24.1*     Powers of Attorney of Directors and Officers of the Company and each
              Subsidiary Guarantor (contained in signature pages)
    25.1*     Statement of Eligibility of Note Trustee
    27.1      Financial Data Schedule
    99.1*     Form of Letter of Transmittal

    Exhibit
      No.     Description
    -------   -----------
    99.2*     Form of Notice of Guaranteed Delivery
    99.3*     Form of Tender Instructions

--------
   *Previously filed

   +Confidential treatment requested

Item 22. Undertakings.

  (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          Onepoint Communications Corp.

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      Chairman, Chief Executive Officer and
___________________________________________   Director (Principal Executive Officer)
            James A. Otterbeck

                     *                      President, Chief Operating Officer and
___________________________________________   Director (Principal Operating Officer)
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer and Director
___________________________________________   (Principal Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
___________________________________________
              William McMoil

                     *                      Director
            ___________________________________________
               Linda L. Pace

        /s/ John D. Stavig
*By _________________________________
            John D. Stavig
           Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, OnePoint Communications Holdings, LLC duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          OnePoint Communications Holdings,
                                           LLC

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                            Officer of OnePoint Communications
                                                    Corp., its manager

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      President (Principal Executive Officer)
___________________________________________
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
            ___________________________________________
              William McMoil

      /s/ John D. Stavig

*By ____________________________

          John D. Stavig

         Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, OnePoint Communications--Georgia, LLC duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          OnePoint Communications--Georgia,
                                           LLC

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                            Officer of OnePoint Communications
                                                    Corp., its manager

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      President (Principal Executive Officer)
___________________________________________
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
            ___________________________________________
              William McMoil

      /s/ John D. Stavig

*By ____________________________

          John D. Stavig

         Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, OnePoint Communications--Illinois, LLC duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          OnePoint Communications--Illinois,
                                           LLC

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                            Officer of OnePoint Communications
                                                    Corp., its manager

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      President (Principal Executive Officer)
___________________________________________
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
            ___________________________________________
              William McMoil

      /s/ John D. Stavig

*By ____________________________

          John D. Stavig

         Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, OnePoint Communications--Colorado, LLC duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          OnePoint Communications--Colorado,
                                           LLC

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                            Officer of OnePoint Communications
                                                    Corp., its manager

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      President (Principal Executive Officer)
___________________________________________
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
            ___________________________________________
              William McMoil

      /s/ John D. Stavig

*By ____________________________

          John D. Stavig

         Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, VIC-RMTS-DC, LLC duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bannockburn, State of Illinois, on the 25th day of June, 1999.

                                          VIC-RMTS-DC, LLC

                                                /s/ James A. Otterbeck
                                          By: _________________________________
                                                    James A. Otterbeck
                                               Chairman and Chief Executive
                                            Officer of OnePoint Communications
                                             Corp., the manager of its manager

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                      President (Principal Executive Officer)
___________________________________________
            William F. Wallace

          /s/ John D. Stavig                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              John D. Stavig

                     *                      Treasurer (Principal Accounting Officer)
            ___________________________________________
              William McMoil

      /s/ John D. Stavig

*By ____________________________

          John D. Stavig

         Attorney-in-fact